================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                Amendment No. 2

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement                   [_]  Confidential,For Use of the Commission Only (as
                                                                     permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-12

                                     Refac
               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

   [_]  No fee required.

   [X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:
           Common stock, par value $0.10 per share

       (2) Aggregate number of securities to which transaction applies:
           3,730,811*

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $4.80 per share**

       (4) Proposed maximum aggregate value of transaction: $17,907,892.80***
       (5) Total fee paid: $1,647.53****
--------
* 3,798,011 shares of common stock issued and outstanding as of November 14, 2002 minus 311,200 shares owned by Palisade Concentrated Equity Partnership, L.P. plus 244,000 shares of common stock issuable upon the exercise of outstanding options.
** $3.60 per share cash consideration plus $1.20 (the book value of one-fifth of one share of surviving corporation common stock).
*** 3,730,811 shares (the aggregate number of shares to which this transaction applies) multiplied by $4.80 (the per unit price).
**** In accordance with the Exchange Act Rule 0-11, the filing fee is determined by multiplying the proposed maximum aggregate value of the transaction by 0.000092.

   [X]  Fee paid previously with preliminary materials:

   [_] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

       (2) Form, Schedule or Registration Statement No.:

       (3) Filing Party:

       (4) Date Filed:

               As filed with the Commission on February 4, 2003

================================================================================

[LOGO] Refac

                                     REFAC
                       The Hudson River Pier - Suite 110
                                115 River Road
                          Edgewater, New Jersey 07020
                           Telephone: (201) 943-4400

                                                               February 5, 2003

Dear Stockholder:

   You are cordially invited to attend a special meeting of stockholders of Refac to be held on Friday, February 28, 2003, at 10:00 a.m., New York City time, at the Board of Governors' Room of the American Stock Exchange, 86 Trinity Place, New York, New York. At the special meeting, we will ask you to consider and vote upon a proposal to adopt the merger agreement that we entered into on August 19, 2002 with Palisade Concentrated Equity Partnership, L.P., as amended.

   If the merger agreement is adopted and the transaction is completed, you will receive for each share of your Refac common stock:

  .   a cash payment of $3.60 for each share, and
  .   0.2 shares of common stock of the surviving corporation.

   As further described in the enclosed proxy statement, you will also receive the right to sell the shares of surviving corporation stock to Refac for a price which will depend upon Refac's liquid distributable assets as of March 31, 2003 and June 30, 2005. This right will be limited to stockholders who continuously hold their shares of surviving corporation stock received in the merger until June 30, 2005.

   Your Board of Directors has carefully considered the merger agreement and has determined that the terms of the merger agreement are fair to and in the best interests of Refac's stockholders. We unanimously recommend that you vote in favor of the adoption of the merger agreement.

   Your vote is very important. We cannot complete the merger unless the merger agreement is adopted by holders of a majority of Refac's outstanding shares. Whether or not you plan attend the special meeting, we urge you to complete, sign, date and return the enclosed proxy card to ensure that your shares are represented at the special meeting.

   This booklet provides you with the detailed information about the proposed transaction and related matters. We urge you to read these documents carefully, including the appendices. If you have any questions about the merger, please call Refac's proxy solicitors, MacKenzie Partners, Inc., toll-free at 1-800-322-2885.

   On behalf of your Board of Directors, I thank you for your support and appreciate your consideration of this matter.

                                                 Very truly yours,

                                                   /s/ Robert L. Tuchman
                                                   Robert L. Tuchman
                                                   Chairman of the Board

This Proxy Statement is first being mailed to Refac stockholders on or about February 5, 2003.

[LOGO] Refac

                                     REFAC
                       The Hudson River Pier - Suite 110
                                115 River Road
                          Edgewater, New Jersey 07020
                           Telephone: (201) 943-4400

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

   Notice is hereby given that a special meeting of stockholders of Refac, a Delaware corporation, will be held at the Board of Governors' Room of the American Stock Exchange, 86 Trinity Place, New York, New York on Friday, February 28, 2003, at 10:00 a.m., New York City time, to:

    1. consider and vote on a proposal to adopt the merger agreement, dated August 19, 2002, as amended, by and among Refac, Palisade Concentrated Equity Partnership, L.P. and Palisade Merger Corp. under which, among other things, Palisade Merger Corp. will merge with and into Refac, as described in the accompanying proxy statement; and

    2. transact any other business that may properly come before the special meeting of stockholders or any adjournment(s) or postponement(s) thereof.

   Only holders of record of shares of Refac common stock at the close of business on January 10, 2003, will be entitled to vote at the special meeting of stockholders or any adjournment or postponement thereof.

                                                   By Order of the Board of
                                                   Directors,

                                                   /s/ Robert L. Tuchman
                                                   Robert L. Tuchman
                                                   Chairman of the Board

                               Table of Contents

                                                                          Page
                                                                          ----
  SUMMARY................................................................   1
     The Parties.........................................................   1
     The Special Meeting.................................................   2
     Background of the Merger............................................   2
     The Merger..........................................................   2
     Purpose and Effects of the Merger...................................   3
     Reasons for the Merger..............................................   3
     Recommendation of the Board of Directors............................   3
     Opinion of Fleet Securities.........................................   4
     Federal Income Tax Considerations...................................   4
     Interests of Certain Persons in the Merger..........................   4
     Appraisal Rights....................................................   5
     Conditions to the Merger............................................   5
     Termination of the Merger Agreement.................................   5
     Fees and Expenses...................................................   6
     Procedures for Receipt of Merger Consideration......................   6
     Certain Federal Securities Law Consequences.........................   7
     Accounting Treatment................................................   7
  SUMMARY FINANCIAL INFORMATION..........................................   7
  QUESTIONS AND ANSWERS ABOUT THE MERGER.................................  12
  RISK FACTORS...........................................................  15
  CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..............  18
  THE PARTIES............................................................  19
     Refac...............................................................  19
     Palisade Concentrated Equity Partnership, L.P.......................  19
     Palisade Capital Management, L.L.C..................................  20
     Palisade Merger Corp................................................  21
  SPECIAL MEETING OF THE COMPANY'S STOCKHOLDERS..........................  21
     Date, Time and Place................................................  21
     Purpose of the Special Meeting......................................  22
     Recommendation of the Board of Directors............................  22
     Record Date; Quorum; Outstanding Shares and Voting..................  22
     Voting Rights; Votes Required.......................................  22
     Voting and Revocation of Proxies....................................  22
     Solicitation of Proxies and Expenses................................  23
     Independent Auditor.................................................  23
     Other Matters.......................................................  23
  PAYMENT OF MERGER CONSIDERATION........................................  24
  THE MERGER.............................................................  25
     Background of the Merger............................................  25
     Purposes of the Merger..............................................  30
     Reasons for the Merger; Recommendation of the Board of Directors....  30
     Opinion of Fleet Securities; Information Regarding Fleet Securities.  33
     Interests of Certain Persons in the Merger..........................  41
     Merger Financing; Source of Funds...................................  45
     Certain United States Federal Income Tax Consequences...............  45
     Certain Federal Securities Law Consequences.........................  48
     Accounting Treatment................................................  48
  APPRAISAL RIGHTS OF STOCKHOLDERS.......................................  49

                                                                                             Page
                                                                                             ----
THE MERGER AGREEMENT........................................................................  52
   The Merger and the Effective Time........................................................  52
   Conversion of Shares; Merger Consideration...............................................  52
   Treatment of Company Stock Options.......................................................  54
   Directors and Officers; Board Observers..................................................  55
   Representations and Warranties...........................................................  55
   Conduct of the Company Prior to the Merger...............................................  56
   No Solicitation..........................................................................  58
   Indemnification and Insurance............................................................  58
   Employee Benefit Plans...................................................................  59
   Recommendation of the Board of Directors; Stockholders' Meeting..........................  59
   Conditions to the Merger.................................................................  59
   Termination..............................................................................  60
   Fees and Expenses........................................................................  60
   Comparison of Rights of Holders of Company Common Stock and Surviving Corporation Stock;
     Amended Charter and By-Laws............................................................  61
   Regulatory Approvals.....................................................................  65
   Rights Agreement.........................................................................  65
   Confidentiality Agreement................................................................  65
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS.............................................................................  66
SECURITY OWNERSHIP..........................................................................  73
   Security Ownership of Certain Beneficial Owners..........................................  73
   Security Ownership of Management.........................................................  74
STOCKHOLDER PROPOSALS.......................................................................  74
DESIGNEES TO THE BOARD OF DIRECTORS.........................................................  74
   Business Experience......................................................................  75
   Other Directorships......................................................................  75
SECURITY OWNERSHIP OF DESIGNEES.............................................................  76
WHERE YOU CAN FIND MORE INFORMATION.........................................................  76
INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE.............................. F-1

ANNEXES

Annex A  -- Agreement and Plan of Merger.....................................................   A-1
Annex A1 -- Amendment No.1 to the Agreement and Plan of Merger...............................  A1-1
Annex A2 -- Amendment No.2 to the Agreement and Plan of Merger...............................  A2-1
Annex A3 -- Amendment No.3 to the Agreement and Plan of Merger...............................  A3-1
Annex B  -- Fairness Opinion of Fleet Securities, Inc........................................   B-1
Annex C  -- Section 262 of the General Corporation Law of the State of Delaware..............   C-1
Annex D1 -- Certificate of Incorporation of Surviving Corporation............................  D1-1
Annex D2 -- Certificate of Amendment of Certificate of Incorporation of Surviving Corporation  D2-1
Annex E  -- By-Laws of Surviving Corporation.................................................   E-1
Exhibit A -- Confidentiality Agreement (incorporated by reference to the Preliminary Proxy
             Statement on Schedule 14A filed on November 27, 2002)
Exhibit B -- Proxy Card



                                    SUMMARY

   This summary, together with the question and answer section, highlights important information discussed in greater detail elsewhere in this proxy statement. This summary may not contain all of the information you should consider before voting on the merger agreement. All references to the "merger agreement" in this proxy statement shall collectively refer to the merger agreement, which is attached to this proxy statement as Annex A, and its amendments, which are attached to this proxy statement as Annexes A1, A2 and A3. To more fully understand the merger, you should read carefully this entire proxy statement and all of its annexes before voting on whether to adopt the merger agreement. You can also refer to "Where You Can Find More Information" on page 76 for additional information about the Company.

The Parties

  Refac
  The Hudson River Pier--Suite 110
  115 River Road
  Edgewater, New Jersey, 07020

   For the past 50 years, Refac (the "Company") has been recognized for its intellectual property licensing activities. In recent years, it has also engaged in product development and graphic design and communications and has invested these creative resources, together with its licensing skills, in certain product development ventures. On March 22, 2002, the Company announced plans to reposition itself for sale or liquidation. Since that date, the Company has disposed of all of its operating segments with the exception of its licensing business and it has limited the operations of that segment to managing certain existing license agreements and related contracts. Today, the Company's assets principally consist of cash, government securities, accounts receivable, notes receivable, contract rights receivable, a claim for a tax refund, agreements related to its licensing business and its leasehold. See "The Parties--Refac" on page 19.

  Palisade Concentrated Equity Partnership, L.P.
  One Bridge Plaza
  Fort Lee, New Jersey 07024

   Palisade Concentrated Equity Partnership, L.P. ("Palisade") is a private equity partnership, managed by Palisade Capital Management, L.L.C. ("Palisade Capital"). Palisade specializes in investments of $5 million or more in special situations, including large ownership positions in public companies, as well as going-private transactions. Palisade has committed capital from its limited partners totaling $204 million. Palisade Capital is an investment advisory firm based in Fort Lee, New Jersey, with over $2 billion in assets under management. The firm's clients include several major U.S. corporate pension funds, as well as smaller institutions and individuals. Investment activities include small-capitalization equities, convertible securities and private equity. In private equity, Palisade Capital is the investment manager for three limited partnerships, including Palisade. See "The Parties--Palisade Concentrated Equity Partnership, L.P." on page 19.

  Palisade Merger Corp.
  c/o Palisade Concentrated Equity Partnership
  One Bridge Plaza
  Fort Lee, New Jersey 07024

   Palisade Merger Corp. (the "Merger Sub") is a Delaware corporation and is wholly-owned by Palisade. Merger Sub was formed solely for the purpose of facilitating the merger. If and when the merger takes place, Merger Sub will be merged with and into the Company and Palisade will own approximately 80% of the Company's outstanding shares. See "The Parties--Palisade Merger Corp." on page 21.

The Special Meeting

  . Date, Time and Place (page 21). The special meeting of Company's stockholders will be held on Friday, February 28, 2003, at 10:00 a.m., New York City time, at the Board of Governors' Room of the American Stock Exchange, 86 Trinity Place, New York, New York.

  . Vote Required (page 22). In order for the merger agreement to be adopted, the holders of a majority of our outstanding common stock, par value $0.10 per share ("Company Common Stock") entitled to vote at the special meeting must vote "FOR" its adoption. Each share of Company Common Stock entitles its holder to one vote.

  . Record Date (page 22). The record date for determining the holders of shares of outstanding Company Common Stock entitled to vote at the special meeting is January 10, 2003. On the record date, 3,798,011 shares of Company Common Stock were outstanding and entitled to vote on the proposal to adopt the merger agreement.

  . Proxies (page 22). Shares of Company Common Stock represented by properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies. If you properly execute your proxy but do not give instructions on how to vote your shares, your shares will be voted "FOR" the adoption of the merger agreement. Your proxy may be revoked at any time before it is voted.

  .   Procedure for Voting (page 22). You may vote in either of two ways:

     .   by completing and returning the enclosed proxy card, or

     .   by appearing at the special meeting.


   If you complete and return the enclosed proxy card but wish to revoke it, you must either file with MacKenzie Partners, Inc., our proxy solicitor, a written, later-dated notice of revocation, send a later-dated proxy card relating to the same shares to the proxy solicitor at or before the special meeting or attend the special meeting and vote in person. Your attendance at the meeting will not, by itself, revoke your proxy. For more detailed information concerning the special meeting, see "Special Meeting of the Company's Stockholders" on page 21.

Background of the Merger

   For a description of events leading to the adoption of the merger agreement by the Company's Board of Directors (the "Board of Directors") and the reasons for such adoption, you should refer to "The Merger--Background of the Merger" on page 25.

The Merger

   Palisade will own approximately 80% of the Company's outstanding shares upon completion of the merger. For each share of Company Common Stock owned at the effective time of the merger, stockholders will receive $3.60 and 0.2 shares of common stock, par value $0.001 per share (the "Surviving Corporation Stock"), of the surviving corporation in the merger (the "Surviving Corporation"). You will also have the right (the "Payment Right") to sell the shares of Surviving Corporation Stock to the Company for a price which will depend upon the Company's liquid distributable assets as of March 31, 2003 and June 30, 2005 (such price, the "Payment Amount"). Following the merger, the Company will continue with the liquidation of its assets announced in March 2002. Liquid distributable assets are the proceeds of the liquidation of the assets of the Company's business as it exists prior to the merger. (See "The Merger Agreement--Conversion of Shares; Merger Consideration" on page 52). This right to sell the shares to the Company for the Payment Amount will be limited to stockholders who (i) hold their shares of Surviving Corporation Stock received in the merger continuously until June 30, 2005 and (ii) tender those shares in accordance with the instructions sent to them following the final calculation of liquid distributable assets. See "The Merger" on page 25.

   Upon completion of the merger, Merger Sub will be merged with and into us, and we will continue as the Surviving Corporation. The merger will occur according to the terms and conditions of the merger agreement and its amendments, which are attached to this proxy statement as Annexes A, A1, A2 and A3. You should carefully read the merger agreement and the description of the merger agreement contained in this proxy statement under "The Merger Agreement" on page 52. If our stockholders vote to adopt the merger agreement, and the other conditions to the merger are satisfied or waived, we expect to complete the merger shortly after the special meeting.

Purpose and Effects of the Merger

   If the merger agreement is adopted by our stockholders and if the other conditions to the merger are either satisfied or waived:

  . For each share of Company Common Stock that you own at the time of the merger, you will receive $3.60 in cash and 0.2 shares of Surviving Corporation Stock.

  . You will have the right to sell the shares of Surviving Corporation Stock received in the merger to the Company for the Payment Amount. This right to sell the shares will be limited to stockholders who (i) hold their shares of Surviving Corporation Stock received in the merger continuously until June 30, 2005 and (ii) tender those shares in accordance with the instructions sent to them following the final calculation of liquid distributable assets.

  .   Palisade will own about 80% of the Company's outstanding shares.

  . We will continue to be a public company required to file reports under the Securities Exchange Act.

  . The American Stock Exchange is currently reviewing whether the Surviving Corporation will be eligible to maintain its listing on the American Stock Exchange.

  . Each option to acquire Company Common Stock that is outstanding at the time of the merger may be exercised prior to June 30, 2005 for $3.60 in cash and the 0.2 shares of Surviving Corporation Stock, with the right to sell such shares of Surviving Corporation Stock to the Company for the Payment Amount. If you exercise such an option after June 30, 2005, you will receive $3.60 in cash and 0.2 shares of Surviving Corporation Stock, but no right to sell the shares of Surviving Corporation Stock to the Company for the Payment Amount.

  . The directors of Merger Sub will be the directors of the Surviving Corporation. Palisade has indicated that it would like Robert L. Tuchman, Mark N. Kaplan and Clark A. Johnson, current directors of the Company, to continue as directors following the merger. The board of directors of the Surviving Corporation will have a classified board of directors. The officers of the Company will be the officers of the Surviving Corporation.

   See "The Merger Agreement" on page 52.

Reasons for the Merger

   For a description of the reasons behind the Board of Directors' determination that the merger is in the best interests of our stockholders, you should refer to "The Merger--Reasons for the Merger; Recommendation of the Board of Directors" on page 30.

Recommendation of the Board of Directors

   The Board of Directors has unanimously voted "FOR," and recommends that the stockholders vote "FOR," the adoption of the merger agreement. See "Special Meeting of the Company's Stockholders--Recommendation of the Board of Directors" on page 22 and "The Merger--Reasons for the Merger; Recommendation of the Board of Directors" on page 30.

Opinion of Fleet Securities

   On January 23, 2003, Fleet Securities, Inc. ("Fleet Securities") delivered its written opinion to the Special Committee of the Board of Directors (the "Special Committee"). The opinion is to the effect that, as of January 23, 2003, and based upon the assumptions made and matters considered in its written opinion, the consideration to be received by the holders of Company Common Stock pursuant to the merger is fair from a financial point of view to such holders (other than Palisade, Merger Sub, their affiliates and any holders who exercise appraisal rights). The full text of Fleet Securities' opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken by Fleet Securities. For a more detailed discussion of the opinion of Fleet Securities, see "The Merger--Opinion of Fleet Securities; Information Regarding Fleet Securities" on page 33.

Federal Income Tax Considerations

   For United States federal income tax purposes, a stockholder of the Company who receives the merger consideration should generally be treated as (i) selling 80% of its Company Common Stock in a taxable transaction in exchange for the amount of cash received in the merger and (ii) exchanging 20% of its Company Common Stock in a transaction upon which taxable gain (but not loss) may be recognized for the Surviving Corporation Stock received in the merger plus the right, under certain circumstances, to sell the Surviving Corporation Stock received in the merger back to the Surviving Corporation. See "The Merger--Certain United States Federal Income Tax Consequences" on page 45. Determining the actual tax consequences of the merger to you is complex and will depend on your specific situation. You should consult your own tax advisor for a full understanding of the merger's tax consequences to you.

Interests of Certain Persons in the Merger

   In considering the recommendation of the Board of Directors, you should be aware that some of our directors and executive officers may be deemed to have interests that are different from, or in addition to, those of our stockholders, including the following:

  . Employment agreements with Robert L. Tuchman, Chairman, President, Chief Executive Officer and General Counsel, and Raymond A. Cardonne, Vice President, Chief Financial Officer, Treasurer and Secretary, under which, among other things, they will be entitled to certain cash bonuses in connection with the merger, including, upon completion of the merger, signing bonuses of $800,000 for Mr. Tuchman and $313,744 for Mr. Cardonne. If the merger does not occur, Messrs. Tuchman and Cardonne would be entitled to cash bonuses based upon the amount of cash and the fair market value (as determined by the Board of Directors in its sole discretion) of securities in excess of $10 million distributed to the Company's stockholders. (See "The Merger--Interests of Certain Persons in the Merger"). Mr. Tuchman and Mr. Cardonne are expected to continue as employees of the Surviving Corporation after the merger.

  . Robert L. Tuchman, Raymond A. Cardonne and the Company's non-employee directors each hold certain previously unvested options to purchase shares of Company Common Stock which became fully vested on the date of the signing of the merger agreement.

  . Palisade has indicated that it would like Robert L. Tuchman, Mark N. Kaplan and Clark A. Johnson, current directors of the Company, to continue to serve as members of the Board of Directors following the merger.

  . Clark A. Johnson, a director of the Company, has a 5% preferred, non-voting equity interest in Palisade Capital. Mr. Johnson is also a director of OptiCare Health Systems, Inc., a company in which Palisade is the controlling shareholder and has the right to designate a majority of the board of directors.

  . Mark N. Kaplan, a director of the Company, is Of Counsel to a law firm which represents the Company in connection with the merger agreement and merger and other matters. Mr. Kaplan and such firm also from time to time represent Palisade and certain of its affiliates.

  . Palisade's agreement to cause the Surviving Corporation to maintain our current officers' and directors' liability insurance, subject to certain limitations, and the Surviving Corporation's agreement to indemnify our executive officers and directors, among others.

   For a more detailed discussion of interests of our directors and officers, see "The Merger--Interests of Certain Persons in the Merger" on page 41.

Appraisal Rights

   If you do not wish to accept the merger consideration, comprised of (i) $3.60 per share, (ii) 0.2 shares of Surviving Corporation Stock (subject to cash in lieu of any fractional shares) and (iii) the right, under certain circumstances, to sell the 0.2 shares of Surviving Corporation Stock to the Company for the Payment Amount, then, if you:

  . make a written demand for appraisal of your shares prior to the vote at the special meeting,

  .   do not vote in favor of the merger,

  . continuously hold your shares of record through the date of the merger, and

  . otherwise comply with the procedures described in "Appraisal Rights of Stockholders,"

you will have the right under Delaware law to seek a judicial appraisal of your shares to determine their "fair value." A proxy received by the Company which is properly executed but does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, if you vote by proxy and wish to exercise appraisal rights, you must vote against the merger agreement or abstain from voting on the merger agreement. For a more detailed discussion of your appraisal rights, see "Appraisal Rights of Stockholders" on page 49.

Conditions to the Merger

   The obligations of the Company and Palisade to complete the merger are subject to several conditions, including:

  . the merger agreement must be adopted by the holders of a majority of the outstanding shares of Company Common Stock entitled to be voted on the adoption of the merger agreement,

  .   there must not be any legal prohibition against the merger,

  . each party's representations and warranties in the merger agreement must generally be accurate and complete in all material respects,

  .   all required governmental consents must have been received, and

  . each party must comply with its obligations under the merger agreement in all material respects.

   In addition, Palisade will not be obligated to complete the merger if stockholders of the Company exercise appraisal rights for more than 10% of the Company's outstanding shares. See "The Merger Agreement--Conditions to the Merger" on page 59.

Termination of the Merger Agreement

   The Company and Palisade may agree in writing to terminate the merger agreement at any time without completing the merger, even after our stockholders have adopted it. The merger agreement may also be terminated at any time prior to the effective time of the merger:

  . by either party if the merger is not completed by March 31, 2003, provided that the party seeking to terminate under this provision did not cause the inability to complete the merger by that date,

  . by either party if our stockholders fail to adopt the merger agreement at the special meeting,

  .   by either party if there is a legal prohibition against the merger,

  . by either party if the other party breaches or fails to perform in any material respect any of its obligations under the merger agreement, provided that if such breach is curable before March 31, 2003 through the reasonable best efforts of the breaching party, then the agreement may not be terminated as long as the breaching party is using such reasonable best efforts,

  .   by Palisade if:

     . the Board of Directors withdraws, modifies or amends its recommendation of the merger agreement or the merger in a manner adverse to Palisade,

     . the Board of Directors approves, or the Company enters into an agreement for, an alternative transaction,

     . there is a tender or exchange offer for the Company and the Board of Directors does not recommend against it, or

  . by the Company if, prior to obtaining stockholder adoption of the merger agreement, we enter into an agreement for, or the Board of Directors recommends, a third party proposal or offer.

   See "The Merger Agreement--Termination" on page 60.

Fees and Expenses

   On the closing date of the merger (the "Closing Date"), we will reimburse Palisade for $125,000 of its legal fees in connection with the merger agreement.

   We have also agreed to pay Palisade a fee of $500,000 if:

  .   Palisade terminates the merger agreement because:

     . the Board of Directors withdraws, or modifies adversely, its recommendation of the merger,

     . the Board of Directors approves or recommends, or the Company enters into a written agreement for, a superior third party proposal or offer to acquire all or substantially all of the business or assets of the Company or 80% or more of the securities,

     . there is a third party tender or exchange offer for the Company Common Stock and the Board of Directors, within 5 days of receiving such offer, does not recommend against it, or

  . we terminate the merger agreement because the Board of Directors recommends a third party proposal or offer.

   We have also agreed to pay Palisade liquidated damages of $300,000 if either party terminates the merger agreement because our stockholders did not adopt the merger agreement or Palisade terminates because we materially breached our representations, warranties or obligations under the merger agreement. See "The Merger Agreement--Fees and Expenses" on page 60.

Procedures for Receipt of Merger Consideration

   You should NOT send your share certificates to us or to the proxy solicitor now. Shortly after the merger is completed, the exchange agent appointed by Palisade will send you written instructions explaining how to exchange your Company Common Stock certificates for cash and shares of Surviving Corporation Stock. In addition, shortly after the amount of liquid distributable assets as of June 30, 2005 is calculated, if you remain eligible, we will send you written instructions about how to sell your shares of Surviving Corporation Stock to the Company.

Certain Federal Securities Law Consequences

   The Surviving Corporation Stock to be issued in the merger will not be registered under the Securities Act of 1933, in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act. As a result, no registration statement concerning the issuance of the Surviving Corporation Stock in the merger has been or will be filed with the Securities and Exchange Commission ("SEC"). See "The Merger--Certain Federal Securities Law Consequences" on page 48.

Accounting Treatment

   The merger will be treated as a recapitalization in accordance with generally accepted accounting principles. The exchange of the merger consideration and Payment Amount for Company Common Stock will be treated as a treasury stock transaction. See "The Merger--Accounting Treatment" on page 48.

                         SUMMARY FINANCIAL INFORMATION

   In order to fully understand the nature and consequences of the merger, holders of Company Common Stock should read this proxy statement in conjunction with the audited financial information for the year ended December 31, 2001 and the unaudited financial information for the nine months ended September 30, 2002, provided at the end of this proxy statement.

   In addition, as of September 30, 2002, the Company's financial statements reflected a capital loss for tax purposes on the sale of Refac International, Ltd. ("RIL"), which generated expected tax benefits of approximately $2,111,000. However, based upon further investigation of the tax basis of RIL (the "RIL Tax Analysis"), which was completed at the end of December 2002, the Company now believes that the capital loss for tax purposes on the sale of RIL is much higher than originally estimated. Accordingly, it now estimates that it will realize an additional net tax benefit of between approximately $1,500,000 and $2,900,000. No assurance can be given, however, as to the extent to which the Company will be able to use this tax benefit because it is dependent upon the applicability of various provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as Treasury regulations promulgated thereunder, including possible future Treasury regulations which may have retroactive effect. In addition, the deductibility of the capital loss on the sale of RIL and the Company's refund claim are likely to be reviewed by the Internal Revenue Service. Moreover, even if the Company receives payment of its refund claim, the Company may be subject to future audits by the Internal Revenue Service which could result in the Company having to return all or a portion of the refund received. Accordingly, the Company is unable to determine the amount and/or the timing of realization of any tax benefit from the sale of RIL.

   The selected financial data set forth below as of December 31, 2001, 2000 and 1999 and for each of three years ended December 31, 2001 was derived from our consolidated financial statements, which appear elsewhere in this proxy statement. The selected financial data set forth below as of December 31, 1998 and 1997 and for each of the two years ended December 31, 1998 and 1997 was derived from the Company's audited financial statements, which are not included in this proxy statement. The selected financial data for the nine month periods ended September 30, 2002 and September 30, 2001 was derived from our unaudited interim financial statements. Our selected historical financial data presented below should be read in conjunction with our financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 66.

                            REFAC AND SUBSIDIARIES

                        SELECTED FINANCIAL INFORMATION

                                                    Twelve months ended December 31,
                                    ---------------------------------------------------------------
                                        2001         2000         1999         1998         1997
                                    -----------  -----------  -----------  -----------  -----------
Operating revenues................. $ 5,489,000  $ 9,754,000  $10,619,000  $11,468,000  $11,244,000
Net income from continuing
  operations....................... $ 2,764,000  $ 4,571,000  $ 4,357,000  $ 5,049,000  $ 6,067,000
Loss from discontinued operations--
  net of taxes..................... $(1,680,000) $(1,642,000) $  (684,000) $  (314,000) $  (876,000)
Net income......................... $ 1,084,000  $ 2,929,000  $ 3,673,000  $ 4,735,000  $ 5,191,000
Earnings per common share from
  continuing operations--basic..... $      0.73  $      1.20  $      1.15  $      1.33  $      1.66
Earnings (loss) per common share
  from discontinued operations--
  basic............................ $     (0.44) $     (0.43) $     (0.18) $     (0.08) $     (0.24)
Earnings per common share on net
  income--basic.................... $      0.29  $      0.77  $      0.97  $      1.25  $      1.42
Earnings per common share from
  continuing operations--diluted... $      0.73  $      1.20  $      1.15  $      1.29  $      1.58
Earnings (loss) per common share
  from discontinued operations--
  diluted.......................... $     (0.44) $     (0.43) $     (0.18) $     (0.08) $     (0.22)
Earnings per common share on net
  income--diluted.................. $      0.29  $      0.77  $      0.97  $      1.21  $      1.36
Total assets....................... $24,387,000  $24,903,000  $27,847,000  $30,565,000  $37,142,000
Dividends..........................          --           --           --           --  $ 2,701,000
Stockholders' Equity............... $22,592,000  $22,754,000  $22,791,000  $24,165,000  $22,623,000

                            REFAC AND SUBSIDIARIES

                        SELECTED FINANCIAL INFORMATION

                                                                                 Nine Months Ended
                                                                                 September 30, 2002
                                                                                 ------------------
Operating revenues..............................................................    $ 6,182,000
Net income from continuing operations...........................................    $ 2,902,000
Loss from discontinued operations, net of taxes.................................    $(3,985,000)
Cumulative effect of change in accounting principle--net of $1,073,000 tax
  benefit.......................................................................    $(2,083,000)
Net loss........................................................................    $(3,166,000)
Earnings per common share from continuing operations--basic and diluted.........    $      0.76
Loss per common share from discontinued operations--basic and diluted...........    $     (1.04)
Loss per common share from cumulative effect of change in accounting principle--
  basic and diluted.............................................................    $     (0.55)
Net loss per common share--basic and diluted....................................    $     (0.83)
Total assets....................................................................    $22,424,000
Dividends.......................................................................             --
Stockholders' equity............................................................    $19,443,000

   The selected quarterly financial data and reconciliation to previously reported data set forth below for each of eleven quarters ended September 30, 2002 was derived from our unaudited interim financial statements.

                            REFAC AND SUBSIDIARIES
                       Selected Quarterly Financial Data
                     (in thousands, except per share data)
                                  (unaudited)

                                          Mar. 31, June 30, Sept. 30, Dec. 31, Mar. 31, June 30, Sept. 30, Dec. 31, Mar. 31,
                                            2000     2000     2000      2000     2001     2001     2001      2001     2002
                                          -------- -------- --------- -------- -------- -------- --------- -------- --------
Total revenues...........................  $2,526   $2,404   $2,227    $2,597   $2,248   $1,708    $ 833    $ 700     $ 627
Cost of revenues.........................     433      348      246       371       46      279      170      178       105
Net income from continuing operations
  before cumulative effect of a change in
  accounting principle...................   1,085    1,105    1,210     1,171    1,251      954      325      234       216
Net income (loss)........................  $  919   $  907   $  819    $  284   $  528   $  305    $  42    $ 209    ($ 135)
Net income from continuing operations
  before cumulative effect of a change in
  accounting principle per diluted
  share..................................  $ 0.29   $ 0.29   $ 0.32    $ 0.30   $ 0.34   $ 0.24    $0.09    $0.06     $0.06
Net income (loss) per diluted share......  $ 0.24   $ 0.24   $ 0.22    $ 0.07   $ 0.14   $ 0.08    $0.01    $0.06    ($0.04)

                                          June 30, Sept. 30,
                                            2002     2002
                                          -------- ---------
Total revenues...........................  $  715   $4,840
Cost of revenues.........................     111       73
Net income from continuing operations
  before cumulative effect of a change in
  accounting principle...................     266    2,420
Net income (loss)........................ ($2,520)  $1,572
Net income from continuing operations
  before cumulative effect of a change in
  accounting principle per diluted
  share..................................  $ 0.07   $ 0.63
Net income (loss) per diluted share...... ($ 0.66)  $ 0.41

Note: Pursuant to SFAS 142, the Company recorded as of January 1, 2002 an impairment loss of $2,083,000 ($0.55 per share), net of expected tax benefit, as a cumulative effect of a change in accounting principle. This impairment loss is not reflected in the above quarterly results.

                            REFAC AND SUBSIDIARIES
              Reconciliation of Selected Quarterly Financial Data
                     (in thousands, except per share data)
                                  (unaudited)

                                          Mar. 31, June 30, Sept. 30, Dec. 31, Mar. 31, June 30, Sept. 30, Dec. 31, Mar. 31,
                                            2000     2000     2000      2000     2001     2001     2001      2001     2002
                                          -------- -------- --------- -------- -------- -------- --------- -------- --------
Revenues from continuing operations......  $2,526   $2,404   $2,227    $2,597   $2,248   $1,708   $  833    $  700   $  627
Revenues from discontinued
  operations.............................   2,537    1,738    1,509     1,476    1,491    1,647    2,681     2,891    1,334
Revenues previously reported.............  $5,063   $4,142   $3,736    $4,073   $3,739   $3,355   $3,514    $3,591   $1,961

Cost of revenues from continuing
  operations.............................  $  433   $  348   $  246    $  371   $   46   $  279   $  170    $  178   $  105
Cost of revenues from discontinued
  operations.............................   1,670    1,071      857     1,247    1,003    1,246    1,850     1,818      945
Cost of revenues previously reported.....  $2,103   $1,419   $1,103    $1,618   $1,049   $1,525   $2,020    $1,996   $1,050

Net income from continuing operations
  before cumulative effect of a change in
  accounting principle...................  $1,085   $1,105   $1,210    $1,171   $1,251   $  954   $  325    $  234   $  216
Loss from discontinued operations--net
  of taxes...............................    (166)    (198)    (391)     (887)    (723)    (649)    (283)      (25)    (351)
Net income (loss) previously reported....  $  919   $  907   $  819    $  284   $  528   $  305   $   42    $  209  ($  135)

                                          June 30,  Sept. 30,
                                            2002      2002
                                          --------  ---------
Revenues from continuing operations......  $   715   $ 4,840
Revenues from discontinued
  operations.............................   Note 1    Note 1
Revenues previously reported.............  $   715   $ 4,840

Cost of revenues from continuing
  operations.............................  $   111   $    73
Cost of revenues from discontinued
  operations.............................   Note 2    Note 2
Cost of revenues previously reported.....  $   111   $    73

Net income from continuing operations
  before cumulative effect of a change in
  accounting principle...................  $   266   $ 2,420
Loss from discontinued operations--net
  of taxes...............................   (2,786)     (848)
Net income (loss) previously reported.... ($ 2,520)  $ 1,572

Note 1: Revenues from discontinued operations for the fiscal quarters ended June 30, 2002 and September 30, 2002 are reported in Note 10 and Note 9 of the respective Forms 10-Q, and were not previously reported on the condensed consolidated statements of operations.

Note 2: Cost of revenues from discontinued operations for the fiscal quarters ended June 30, 2002 and September 30, 2002 were not separately reported in the respective Forms 10-Q.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

What is happening in the proposed transaction?

   Merger Sub, a corporation wholly-owned by Palisade, will merge with and into the Company. As a result of the merger, Palisade will own about 80% of our shares.

What will I receive for my shares if the merger is completed?

   If the merger is completed, and you have not exercised your right to an appraisal of the value of your shares, for each share of Company Common Stock you own at the time of the merger, you will receive a cash payment of $3.60 and
0.2 shares of Surviving Corporation Stock. You will also have the right to sell the shares of Surviving Corporation Stock to the Company for a price which will depend upon the liquid distributable assets held by the Company as of March 31, 2003 and June 30, 2005. This right to sell the shares will be limited to stockholders who (i) hold their shares of Surviving Corporation Stock received in the merger continuously until June 30, 2005 and (ii) tender those shares in accordance with the instructions sent to them following the final calculation of liquid distributable assets. Each option to acquire Company Common Stock that is outstanding at the time of the merger may be exercised prior to June 30, 2005 for the same merger consideration. If you exercise such an option after June 30, 2005, you will receive a cash payment of $3.60 and 0.2 shares of Surviving Corporation Stock, but no right to sell the shares of Surviving Corporation Stock back to the Company.

What specifically am I being asked to vote on?

   You are being asked to vote on whether to adopt the merger agreement.

What is the vote required to adopt the Merger Agreement?

   Under Delaware law and our certificate of incorporation, the standard required to adopt the merger agreement is the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to be voted on the merger agreement. This means that the affirmative vote of at least 1,899,006 shares of Company Common Stock is required for adoption of the merger agreement.

Is the Board of Directors recommending that I vote for the Merger Agreement?

   Yes. After considering a number of factors, including the opinion of Fleet Securities, your Board of Directors unanimously believes that the terms of the merger agreement are fair to and in the best interests of our stockholders.

When and where is the special meeting?

   The meeting will be held on February 28, 2003, at 10:00 A.M., New York City time, at the Board of Governors' Room of the American Stock Exchange, 86 Trinity Place, New York, New York.

When will the proposed merger occur?

   We are working toward completing the merger as quickly as possible. If our stockholders vote to adopt the merger agreement, and the other conditions to the merger are satisfied or waived, we expect to complete the merger prior to the end of the first quarter of 2003.

Will the Company continue with the liquidation it announced in March 2002?

   Following the merger, the Company will continue to manage the remaining license agreements and related contracts, collect its accounts, notes and contract rights receivables, pursue tax refunds and manage its real estate lease. The price at which the Company's stockholders may sell the shares of Surviving Corporation Stock received in the merger back to the Company will depend upon the liquid distributable assets of the Company as of March 31, 2003 and June 30, 2005. (See "The Merger Agreement--Conversion of Shares; Merger Consideration.") The Company believes that its liquid distributable assets will exceed the required minimum of $14 million as of March 31, 2003. Based upon and subject to the successful collection of existing assets, continued positive cash flow from its real estate lease and the realization of the projected tax benefits, the Company expects that its liquid distributable assets will exceed $19 million as of June 30, 2005, but given the uncertainty surrounding these items, the Company can not represent that this amount will actually be achieved. Palisade has agreed to use its reasonable best efforts to continue the management and liquidation of such assets following the merger and to maximize the liquid distributable assets.

What are the United States federal income tax consequences of the merger?

   For United States federal income tax purposes, a stockholder of the Company who receives the merger consideration should generally be treated as (i) selling 80% of its Company Common Stock in a taxable transaction in exchange for the amount of cash received in the merger and (ii) exchanging 20% of its Company Common Stock in a transaction upon which taxable gain (but not loss) may be recognized for the Surviving Corporation Stock received in the merger plus the right, under certain circumstances, to sell the Surviving Corporation Stock received in the merger back to the Surviving Corporation. See "The Merger--Certain United States Federal Income Tax Consequences." Determining the actual tax consequences of the merger to you is complex and will depend on your specific situation. You should consult your own tax advisor for a full understanding of the merger's tax consequences to you.

What do I need to do now?

   We urge you to read this proxy statement, including its annexes, carefully consider how the merger would affect you as a stockholder and vote. After you read this proxy statement, you should complete, sign and date your proxy card and mail it in the enclosed return envelope as soon as possible, even if you plan to attend the special meeting in person, so that your shares may be represented at the special meeting. If you sign, date and send in your proxy card without indicating how you want to vote, all of your shares will be voted "FOR" the adoption of the merger agreement.

If my shares are held in "street name" by my broker, will my broker vote my shares for me?

   Your broker will only be permitted to vote your shares if you provide instructions to your broker on how to vote. You should follow the procedures provided by your broker regarding the voting of your shares and be sure to provide your broker with instructions on how to vote your shares. If you do not give voting instructions to your broker, you will, in effect, be voting against the adoption of the merger agreement.

What if I want to change my vote after I have mailed my signed proxy card?

   You can change your vote by sending in a later dated signed proxy card, or a written revocation to the Company's proxy solicitors, MacKenzie Partners, Inc., who must receive it before your proxy has been voted at the special meeting, or by attending the special meeting in person and voting. Your attendance at the special meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those voting instructions.

Do I have appraisal rights?

   Yes. If you make a written demand for appraisal of your shares prior to the vote at the special meeting, do not vote in favor of the adoption of the merger agreement, continue to hold your shares of record through the date of the merger and otherwise follow the procedural requirements of the Delaware General Corporation Law (the "DGCL"), you will be entitled to have your shares appraised by the Delaware Court of Chancery and receive the fair value of your shares in cash, as determined by the Court. See "Appraisal Rights of Stockholders."

What happens if I do not vote my proxy, do not instruct my broker to vote my shares or abstain from voting?

   If you do not vote your proxy, do not instruct your broker to vote your shares, or abstain from voting, it will have the same effect as a vote against the adoption of the merger agreement.

What if the merger is not completed?

   It is possible the merger will not be completed. For example, the merger may not be completed if our stockholders do not adopt the merger agreement. Should that occur, neither Palisade nor any third party is under any obligation to make or consider any alternative proposals regarding the purchase of the shares of Company Common Stock. If the merger is not completed, the Company intends to continue with its plans to liquidate the Company and distribute the net proceeds to stockholders.

Should I send in my stock certificates now?

   No. If we complete the merger, you will receive written instructions for exchanging your Company Common Stock certificates for your cash payment and shares of Surviving Corporation Stock.

Who can help answer my questions?

   If you have more questions about the merger, or if you would like additional copies of this proxy statement or the proxy card, you should call the Company's proxy solicitor, MacKenzie Partners, Inc., at 1-800-322-2885 or (212) 929-5500.

                                 RISK FACTORS

   In addition to the other information included in this proxy statement (including the matters addressed in "Cautionary Statement Regarding Forward-Looking Statements"), you should carefully consider the matters described below in determining whether to vote in favor of adopting the merger agreement.

  The Amount of Liquid Distributable Assets, which will Determine the Payment Amount, Cannot be Determined at this Time

   Stockholders who properly exercise their Payment Right may sell back to the Company shares of Surviving Corporation Stock received in the merger. The Merger Agreement provides that the Payment Amount will be decreased if the Company's liquid distributable assets do not equal at least $14 million as of March 31, 2003, and will be further adjusted based on the liquid distributable assets as of June 30, 2005. (See "The Merger Agreement--Conversion of Shares; Merger Consideration").

   Although the Company has substantially completed the liquidation announced in March 2002, it is unable to determine the future value of the liquid distributable assets. This value will depend upon the Company's success in managing its remaining licensing assets, collecting money owed to it, realizing projected tax refunds and benefits and managing its real estate lease. With respect to such real estate lease, while the Company's total current cash rent income from its subtenants exceeds its cash outlay to its landlord, one of its subleases, which provides for a rental of $270,000 per annum, expires on May 31, 2005. The other two subleases extend to the end of the term of the Company's lease (November 15, 2009) but no assurance can be given as to the financial ability of such subtenants to meet their obligations under their respective subleases. The commercial real estate market for offices in the locale where the Company is situated is presently depressed and the Company currently has approximately 9,750 square feet that it is trying to rent. Should the Company be unable to sublease these premises and/or to replace future vacancies, the amount of liquid distributable assets could be adversely affected.

   The Company's most significant tax attribute included in determining liquid distributable assets is the expected tax benefit generated from the capital loss on the sale of RIL. As of September 30, 2002, the Company's financial statements reflected a capital loss for tax purposes on the sale of RIL, which generated expected tax benefits of approximately $2,111,000. However, based upon the RIL Tax Analysis, which was completed at the end of December 2002, the Company now believes that the capital loss for tax purposes on the sale of RIL is much higher than originally estimated. Accordingly, it now estimates that it will realize an additional net tax benefit of between approximately $1,500,000 and $2,900,000. No assurance can be given, however, as to the extent to which the Company will be able to utilize this tax benefit because it is dependent upon the applicability of various provisions of the Code, as well as Treasury regulations promulgated thereunder, including possible future Treasury regulations which may have retroactive effect. In addition, the deductibility of the capital loss on the sale of RIL and the Company's refund claim are likely to be reviewed by the Internal Revenue Service. Moreover, even if the Company receives payment of its refund claim, the Company may be subject to future audits by the Internal Revenue Service which could result in the Company having to return all or a portion of the refund received. Accordingly, the Company is unable to determine the amount and/or the timing of realization of any tax benefit from the sale of RIL.

   Subject to these factors, the Company estimates that its liquid distributable assets will exceed the $14 million requirement as of March 31, 2003 but, given uncertainty as to the collectibility of existing assets, the future impact of its real estate lease and the ultimate realization of the projected tax benefits, it cannot determine the amount as of June 30, 2005.

  Stockholders May Derive Less Value in the Merger than they Would Receive in a Liquidation of the Company

   Under the merger agreement, the liquid distributable assets will not be made directly available to stockholders. If the Company were to liquidate instead of proceeding with the Palisade transaction, the liquidation proceeds, less any dissolution and liquidation costs, would be distributed directly to stockholders, subject to the establishment of a contingency reserve to satisfy claims pursuant to Section 280 of the DGCL, which may include, but are not limited to, amounts to cover (i) actual or contingent tax liabilities during the Internal Revenue Service statute of limitations, (ii) the Company's commitments under a commercial real estate lease (currently in excess of $3.6 million) which expires in November 2009 and (iii) an annuity of $100,000 per annum during the life of its former Chief Executive Officer (age 84) as well as medical and health benefits for him and his spouse during their lives.

   As discussed above, the Company is unable to determine the amount of liquid distributable assets as of June 30, 2005. We are also unable to predict the value of the merger consideration, because we cannot predict the value of the Surviving Corporation Stock or the total value of the merger to stockholders who exercise their Payment Right. Therefore, we cannot assure that the merger will provide greater value to stockholders than would a liquidation and dissolution of the Company.

   Assuming the Company is able to realize the entire amount of the tax benefit in connection with the sale of RIL and does not experience any material losses on its real estate lease or the collection of its other assets, the liquidation and dissolution could provide value to stockholders of approximately $5.46 per share (without taking into account the present value of such amount). Taking into account the merger and the Payment Right and the same assumptions, a stockholder who elects to exercise his or her Payment Right would receive consideration of $5.06 for each share of Refac held as of the closing date of the merger (without taking into account the present value of such amount). Accordingly, in such case, a liquidation and dissolution of the Company could ultimately provide greater value to stockholders than the merger. However, the Company is unable to predict the value or timing of payment which would be provided to stockholders in connection with a liquidation and dissolution (in lieu of the merger), because this value will depend upon the Company's success in completing the liquidation of its assets, managing its real estate lease and the realization of the expected tax benefit associated with the sale of RIL. Under applicable law, in connection with a liquidation and dissolution, the Company also would be required to use some of these assets to pay the expenses of the liquidation and dissolution. In addition, a portion of the Company's assets (including a portion of such tax benefit) could not be distributed to stockholders until the Company is assured that there are no claims on such assets (including any claims which may be made by the Internal Revenue Service). Additionally, if the Company determines to pursue a liquidation and dissolution instead of the merger, as the Company continues to dispose of and distribute its assets to stockholders, the Common Stock will no longer be eligible to be listed on the American Stock Exchange, and stockholders would have less liquidity with respect to their shares.

  Stockholders will Permanently Lose their Payment Right if they Sell or Otherwise Transfer For Value their Shares of Surviving Corporation Stock Received in the Merger Before June 30, 2005

   Stockholders (or their estates, heirs or other transferees without value) will be entitled to the Payment Right only if they (i) hold their shares of Surviving Corporation Stock received in the merger continuously until June 30, 2005 and (ii) tender those shares in accordance with the instructions sent to them following the final calculation of liquid distributable assets. If you sell or otherwise transfer for value your shares received in the merger you will permanently lose your Payment Right for those shares and the purchaser of your shares will not have any Payment Right for those shares.

  The Company Cannot Assure Stockholders that the Surviving Corporation will have the Liquidity or Financial Ability to Purchase their Shares in Connection with the Payment Right

   While the merger agreement requires the Surviving Corporation to maintain a fund to be used for the Payment Right, if future operations or investments cause the Surviving Corporation to become insolvent or have insufficient liquid assets, it may not be able to fulfill its obligation regarding the Payment Right.

  The Company Cannot Assure that Surviving Corporation Stock Received in the Merger will have any Market Value, because Palisade has not Determined its Specific Plans for the Surviving Corporation

   The value of the Surviving Corporation Stock depends largely on the activities of the Company following the merger, which will be controlled by Palisade, and the success of the Company's efforts to liquidate its assets, manage its real estate lease and realize the expected tax attributes associated with the sale of RIL. Palisade has informed the Company that it intends to use the Company as a vehicle for making acquisitions following the merger, but is not under any legal obligation to do so. Furthermore, no specific plans regarding the nature of these acquisitions have been developed. The Company cannot assure that Palisade will proceed to use the Company as a vehicle for making acquisitions following the merger or whether any such acquisition will result in increased value to the Company's stockholders. Because Palisade's plans for the Company are undetermined and the remaining assets of the Company will be liquidated, stockholders who choose not to exercise their Payment Right and instead retain their shares of Surviving Corporation Stock will face the risk that such shares will have little or no value.

  The Price of Surviving Corporation Stock is Subject to Change due to Market Fluctuations

   In general, the market price of the Company Common Stock has shown sensitivity to many factors. These factors include overall economic conditions and consumer confidence, general market trends, small market capitalization, legislative or regulatory actions, pricing trends, competition, earnings and acquisition activity. The Company cannot assure the level or stability of the price of the Surviving Corporation Stock at any time or the impact of the foregoing or any other factors on such price.

  Stockholders are Likely to have Decreased Liquidity with respect to the Surviving Corporation Stock Received in the Merger

   The merger consideration paid to stockholders will include 0.2 shares of Surviving Corporation Stock for each share of Company Common Stock held at the effective time of the merger. Following the merger, Palisade will own approximately 80% of the Surviving Corporation Stock and the current stockholders of the Company will own only about 20%. Since fewer shares of Surviving Corporation Stock will be in public hands after the merger, and stockholders may have an incentive to hold those shares in order to take advantage of the Payment Right, the trading volume of the Surviving Corporation Stock is likely to be substantially less than the current trading volume of the Company Common Stock. Accordingly, stockholders who choose to sell their shares are likely to have decreased liquidity with respect to their shares.

  Following the Merger, Stockholders may Lose Liquidity because the Surviving Corporation Stock may not be Listed on the American Stock Exchange

   The Company Common Stock is currently listed on the American Stock Exchange. The American Stock Exchange is currently reviewing whether the Surviving Corporation Stock will continue to meet its listing requirements. The Company and Palisade intend to use their best efforts to cause the continued listing of the Surviving Corporation Stock. However, the listing is beyond the control of the Company and Palisade, and neither the Company nor Palisade can assure that the Surviving Corporation Stock will continue to be listed before or after the merger. If the Surviving Corporation Stock is de-listed from the American Stock Exchange, stockholders who desire to sell their shares (other than pursuant to the Payment Right) may have decreased liquidity with respect to their shares.

  Failure to Complete the Merger Could Have a Negative Impact on the Market Price of the Company Common Stock

   If the merger is not completed, the market price of the Company Common Stock may be affected negatively by the following:

  . The price of Company Common Stock may decline to the extent that the current market price reflects a market assumption that the merger will be completed.

  . The Company may be required to pay Palisade a termination fee of up to $500,000.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

   This proxy statement includes certain statements of the Company that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact, including statements regarding completion of the proposed merger. When used in this document, the words "expects," "anticipates," "estimates," "plans," "intends," "projects," "predicts," "believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events, including the completion of the proposed merger, and are subject to numerous risks, uncertainties, and assumptions. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among other things:

  .   the failure of the Company's stockholders to adopt the merger agreement,

  . a material adverse change in the collectibility of amounts due and to become due under licensing related contracts, accounts receivable, notes receivable and contract rights receivable,

  . the failure of the Company to find a subtenant for the balance of its leased space and/or the failure of its existing three subtenants to meet their obligations to the Company under their respective subleases,

  .   failure to realize expected tax benefits from the sale of RIL, and

  .   the failure of the Company to satisfy conditions to the merger.

   Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company's expectations.

   The forward-looking statements should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and our subsequent Quarterly Reports on Form 10-Q. Our Form 10-K and our Forms 10-Q are on file with the SEC, and copies are available without charge upon written request to the proxy solicitor at the address listed under "Where You Can Find More Information."

   All information contained in this proxy statement with respect to Palisade and Merger Sub has been supplied or confirmed by Palisade.

                                  THE PARTIES

Refac

   For the past 50 years, the Company has been recognized for its intellectual property licensing activities. In recent years, it has also engaged in product development and graphic design and communications and has invested these creative resources, together with its licensing skills, in certain product development ventures. On March 22, 2002, the Company announced plans to reposition itself for sale or liquidation. Since that date, the Company has disposed of all of its operating segments with the exception of its licensing business and it has limited the operations of that segment to managing certain existing license agreements and related contracts and its real estate lease. Today, the Company's assets principally consist of cash, government securities, accounts receivable, notes receivable, contract rights receivable, a claim for a tax refund, agreements related to its licensing business and a real estate lease.

   The Company was incorporated under the laws of the State of Delaware in 1952 and became a public company in 1968. The Company's executive offices are located at The Hudson River Pier--Suite 110, 115 River Road, Edgewater, New Jersey 07020 and its telephone number is (201) 943-4400.

Palisade Concentrated Equity Partnership, L.P.

   Palisade is a private equity partnership which specializes in investments of $5 million or more in equity and equity-related securities in special situations, including, among others, large ownership positions in public companies, as well as going-private transactions. Palisade was formed in 1999 among Palisade Concentrated Holdings LLC, a separate limited liability company whose members are also principals of Palisade Capital, as general partner (the "General Partner"), and several large U.S. corporate pension funds as limited partners and made its first investment in early 2000. The General Partner is financially capable of fulfilling its obligations under the Amended and Restated Agreement of Limited Partnership of Palisade Concentrated Equity Partnership, L.P., dated April 1, 1999, as amended thereafter. As a limited partnership, Palisade is structured with an initial ten-year life, with three additional one-year extensions upon approval of the limited partners.

   Palisade has committed capital from its limited partners totaling $204 million of which Palisade has invested approximately $82 million. Palisade makes controlling or minority investments in common stock, preferred stock and debt of publicly-traded and private companies; the level of Palisade's participation varies from investment to investment with Palisade holding equity interests ranging from less than 5% to more than 80%. Where Palisade's level of ownership is relatively low, Palisade either has no board representation or board observer status. Where Palisade's ownership is more significant, Palisade may have one or more seats on the board of directors, including the possibility of designating a majority of a board of directors. Whether Palisade's ownership interest is relatively low or more significant, Palisade has not taken an active role in operating or financial management of any of the companies in which it has invested.

   In addition to its investment in Refac, Palisade has investments in four other companies and as of January 10, 2003 continues to hold positions in all five. In addition to Refac, Palisade holds investments in:

   Privately-held companies:

  . Genmar--the world's largest manufacturer of motorized recreational boats. Palisade owns 4% of the outstanding common stock of Genmar, through a purchase of convertible preferred stock which was later converted to common stock, and holds observer rights on the board of directors.

  . MicroWarehouse, Inc.--a direct marketer of personal computers, computer software, accessories, peripherals and networking products. Palisade owns 11.5% of the non-voting, non-convertible preferred stock and 8% of the common stock of MicroWarehouse, and holds observer rights on the board of directors.

   Public companies:

  . Kroll Inc.--a leading global risk management company specializing in investigative, intelligence and security services, employee screening, business turnaround consulting and information security consulting. Palisade purchased at face value in November 2001 and continues to own $20 million principal amount of non-voting 6% Senior Secured Convertible Notes of Kroll that are currently convertible into common stock at a price of $10.80 per share, or a total of approximately 1.85 million shares. The Notes are not publicly traded. If Palisade converts all of the Notes, it would own 5% of Kroll's outstanding shares. Kroll's closing price on Nasdaq as of January 28, 2003 was $19.02; at such price, Palisade's investment would be valued at approximately $35.2 million. Palisade held observer rights on the board of directors from November 2001 until September 2002, at which point it waived those rights.

  . OptiCare Health Systems, Inc.--a leading integrated eye care services company, providing managed care and professional eye care services, and business services to eye care practices. Between January 2000 and January 2002, Palisade purchased 48,580,995 common and convertible preferred shares and warrants of OptiCare, giving it a more than 80% equity interest in OptiCare. Palisade's weighted average purchase price for such shares and warrants was approximately $0.27 per share, or an aggregate of $13,432,500. The preferred shares are convertible into shares of common stock on ten-to-one basis, and also accrete a payment-in-kind dividend on an annual basis; as of September 30, 2002, such accrued dividends constituted 2,492,857 shares. OptiCare's closing price on the American Stock Exchange as of January 28, 2003 was $0.32 per share; at such price, Palisade's investment in OptiCare equity securities would be valued at approximately $16.3 million. Palisade also purchased at face value and continues to own $13.9 million principal amount of subordinated non-convertible notes, and, as of September 30, 2002, interest of $1,135,000 had accrued on such notes. As long as Palisade owns a majority of OptiCare's voting power, it also has a right to designate a majority of OptiCare's board of directors. Accordingly, six of OptiCare's eight directors were nominated on the recommendation of Palisade.

   In all of its investment decisions, Palisade uses as its primary criteria the potential for significant increases in value over the long-term and an identifiable exit strategy. Given the wide range of possible types of investment, exit strategies may also vary. Palisade may choose to exit through registered offerings, sales under Rule 144, private offerings or sale of the company. Kroll Inc., OptiCare Health Systems, Inc. and Refac were each already public companies at the time of Palisade's investment and Genmar and MicroWarehouse, Inc. were private companies at the time of Palisade's investment and continue to be private at this time.

   Palisade values all of its held investments, both public and private, at cost on its financial statements. Investments in public companies fluctuate with market prices, and current valuations for these companies are noted above. Palisade does not track the values or appreciation of its investments in private companies.

   Palisade is a Delaware partnership, its offices are located at One Bridge Plaza, Fort Lee, New Jersey 07024 and its telephone number is (201) 585-7733.

Palisade Capital Management, L.L.C.

   Palisade Capital acts as investment manager to Palisade and to two other private equity partnerships, Palisade Private Partnership, L.P. (formed in
1997) and Palisade Private Partnership II, L.P. (formed in 2000), which both focus on smaller private equity investments. Palisade Capital is a registered investment adviser based in Fort Lee, New Jersey with over $2 billion of assets under management, specializing in small-capitalization equities and convertible securities as well as private equity through the above partnerships. Palisade Capital's clients include several major U.S. corporate pension funds, as well as smaller institutions and individuals.

   In Palisade and each of the two other partnerships managed by Palisade Capital, all investment decisions are made by the principals of Palisade Capital, who include:

  Martin L. Berman, Chairman and Chief Executive Officer

   Mr. Berman joined Burnham and Company in 1970 and was later named a Managing Director. In 1981, he founded its Broad Street Investment Management division. From 1990 to 1995, he was a Senior Managing Director at Smith Barney. Mr. Berman joined Palisade Capital upon its formation in 1995.

  Jack Feiler, President and Chief Investment Officer

   Mr. Feiler joined Burnham and Company as an Account Executive and was promoted to Senior Executive Vice President of its Broad Street Investment Management division in 1981. In 1990, he joined Smith Barney as Senior Vice President of Investments. Mr. Feiler joined Palisade Capital upon its formation in 1995.

  Steven E. Berman, Chief Operating Officer

   Mr. Berman joined Drexel Burnham Lambert, Inc. in 1986 as Executive Vice President of its Broad Street Investment Management division, after years of experience as a practicing attorney and CEO for a manufacturing company. Mr. Berman joined Smith Barney in 1990 as Senior Vice President of Investments and Palisade Capital upon its formation in 1995.

  Richard Meisenberg, Managing Director and Co-Investment Officer

   Mr. Meisenberg was First Vice President at Drexel Burnham Lambert, Inc. from 1985 to 1989. Mr. Meisenberg joined Smith Barney as Senior Vice President of Investments in 1989 and Palisade Capital upon its formation in 1995.

  Mark S. Hoffman, Managing Director

   Mr. Hoffman began his career at Lehman Brothers Kuhn Loeb, Inc. in 1983, where he worked as an analyst. In 1987, Mr. Hoffman joined Drexel Burnham Lambert, Inc. and was named Vice President. In 1990, he joined Commonwealth Associates and directed its corporate finance activities until 1992. From 1992 to 1995, he was Chief Financial Officer of a medical imaging equipment manufacturer. Mr. Hoffman joined Palisade Capital upon its formation in 1995.

Palisade Merger Corp.

   Merger Sub is wholly owned by Palisade and was formed solely for the purpose of merging into the Company. Merger Sub has not engaged in any business activity other than in connection with the merger and the related transactions. Merger Sub is a Delaware corporation and was incorporated in August 2002. The principal executive offices of Merger Sub are located at 1209 Orange Street, Wilmington, Delaware 19801, its mailing address is c/o Palisade Capital, One Bridge Plaza, Fort Lee, New Jersey 07024 and its telephone number is (201) 585-7733.

                 SPECIAL MEETING OF THE COMPANY'S STOCKHOLDERS

Date, Time and Place

   This proxy statement is being furnished to the Company's stockholders as part of the solicitation of proxies by the Board of Directors for use at a special meeting to be held on Friday, February 28, 2003 at 10:00 a.m., New York City time, at the Board of Governors' Room of the American Stock Exchange, 86 Trinity Place, New York, New York.

Purpose of the Special Meeting

   The purpose of the special meeting is for the Company's stockholders to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of August 19, 2002, by and among Palisade, Merger Sub and the Company, and the merger pursuant thereto. A copy of the merger agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to the Company's stockholders on or about February 5, 2003.

Recommendation of the Board of Directors

   The Board of Directors has unanimously adopted the merger agreement and recommends that you vote "FOR" the adoption of the merger agreement. See "The Merger--Reasons for the Merger; Recommendations of the Board of Directors."

Record Date; Quorum; Outstanding Shares and Voting

   Only holders of record of shares of Company Common Stock at the close of business on January 10, 2003 (the "Record Date"), are entitled to receive notice of, and to vote at, the special meeting. Each share will be entitled to one vote. On the Record Date, there were 3,798,011 shares of Company Common Stock outstanding.

   In order to carry on the business of the meeting, we must have a "quorum," or a majority of the outstanding shares of Company Common Stock represented at the meeting. The person with the right to vote the shares must be present at the meeting or represented by proxy. Shares owned by the Company (treasury shares) are not voted and do not count for this purpose. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. If we do not have a quorum at the meeting, stockholders entitled to vote have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a quorum is represented; however, if a new record date is set for an adjourned meeting, then a new quorum will have to be established.

Voting Rights; Votes Required

   Completion of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock, or 1,899,006 shares. Each share of Company Common Stock outstanding on the Record Date entitles the holder to one vote at the special meeting. You may vote by signing, dating, and completing the enclosed proxy card and returning it in the enclosed self-addressed envelope by mail or by attending the meeting and voting in person. We recommend you vote by proxy even if you plan to attend the meeting; you can always change your vote at the meeting if you desire. As of January 10, 2003, the directors and executive officers of the Company beneficially owned, in the aggregate, 139,841 shares of Company Common Stock entitled to be voted at the special meeting, or approximately 3.68% of the outstanding shares of the Company on that date. The directors and executive officers of the Company have informed the Company that they intend to vote all of their shares of Company Common Stock "FOR" the adoption of the merger agreement.

Voting and Revocation of Proxies

   All properly executed proxies that are received prior to the special meeting and not revoked will be voted in the manner specified in the proxy. If you properly execute and return a proxy and do not specify how the proxy is to be voted, the shares represented by your proxy will be voted "FOR" the adoption of the merger proposal.

   You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you also hold shares through a broker or someone else, you may also get material from them asking how you want to vote. Please respond to all of these requests.

   You may revoke your proxy at any time before the special meeting. A proxy may be revoked prior to the vote at the special meeting by:

  . submitting a written revocation to the Company's proxy solicitors, MacKenzie Partners, Inc., at the address set forth at the end of this proxy statement, dated after the date of the proxy that is being revoked,

  . submitting a new proxy dated after the date of the proxy that is being revoked, or

  .   voting in person at the special meeting.

   Please note that simply attending the special meeting without voting will not revoke your proxy.

   If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those voting instructions. If you do not give voting instructions to your broker, you will, in effect, be voting against the adoption of the merger agreement.

   If you do not vote your proxy, do not instruct your broker to vote your shares, or abstain from voting, it will have the same effect as a vote against the adoption of the merger agreement.

   The Board of Directors is not currently aware of any other business to be brought before the special meeting. If, however, other matters are properly brought before the special meeting or there is any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

Solicitation of Proxies and Expenses

   The cost of preparing, assembling and mailing this proxy statement, the notice of special meeting of stockholders and the enclosed proxy is being borne by the Company.

   To assist in the solicitation of proxies, the Company has retained MacKenzie Partners, Inc. ("MacKenzie"), for a fee of $4,500 plus additional charges for telephone calls and the reimbursement of reasonable out-of-pocket expenses. The Company and MacKenzie will also request banks, brokers and other intermediaries holding shares of Company Common Stock beneficially owned by others to send this document to, and obtain proxies from, the beneficial owners and will reimburse holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, advertisements and personal solicitation by MacKenzie and the directors, officers and employees of the Company. No additional compensation will be paid to directors, officers or employees for such solicitation. The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. The Company has also agreed to indemnify MacKenzie against certain liabilities which may arise in connection with their solicitation of proxies.

Independent Auditor

   A representative of the Company's independent auditor, Grant Thornton LLP, will be present at the special meeting to answer questions by stockholders concerning the Palisade transaction and will have the opportunity to make a statement, if such representative desires to do so.

Other Matters

   Although it is not expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies or for other reasons as determined by the Board of Directors. Any adjournment or postponement may be made without notice, including by an announcement made at the special meeting, by approval of the holders of a majority of the voting power represented by the outstanding shares of Company Common Stock present in person or represented by proxy at the special meeting. Any signed proxies received by the Company will be voted in favor of an adjournment or postponement in these circumstances unless a written note on the proxy by the stockholder directs otherwise. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies or for other reasons will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use.

                        PAYMENT OF MERGER CONSIDERATION

   The merger will become effective at the date and time when a properly executed certificate of merger is filed with the Secretary of State of the State of Delaware. We expect the filing of the certificate of merger and the effective time of the merger to occur as soon as practicable after the special meeting, subject to adoption of the merger agreement by our stockholders and the satisfaction or waiver of the other conditions to completing the transactions provided in the merger agreement.

   We currently expect to complete the merger promptly following the special meeting, although there can be no assurance of the date by which the merger will be completed. See "The Merger Agreement--Conditions to the Merger." Detailed instructions with respect to the surrender of your stock certificates, together with a transmittal form, will be forwarded to you promptly following the effective time of the merger by the exchange agent.

   YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE A TRANSMITTAL FORM. The exchange agent will send transmittal forms and other related documents to stockholders shortly after the merger is completed. You should only send your stock certificates pursuant to the instructions that will be set forth in the transmittal form. Along with the transmittal form, you will receive an address form, so that the Company can keep track of your address in order to mail you the documentation in connection with the Payment Amount. The exchange agent will send the merger consideration to you as promptly as practicable following receipt of your certificates and other required documents. No interest will be paid on the merger consideration or the cash that will be paid in lieu of fractional shares.

   We strongly recommend that stock certificates and transmittal forms be transmitted only by registered U.S. mail, return receipt requested, appropriately insured for the risk of loss. Title to the certificates will pass only upon delivery of the certificates to the exchange agent. Prior to receiving payment for their shares of Company Common Stock, stockholders whose certificates are lost, wrongfully taken or destroyed will be required to supply an affidavit or other evidence that the certificate has been lost, wrongfully taken or destroyed, evidence that the person is the beneficial owner of the certificate claimed to be lost, wrongfully taken or destroyed and reasonable indemnity against the claims of any third party.

   In addition to the merger consideration you will be entitled to receive following the effective time of the merger, you will have the right to sell your shares of Surviving Corporation Stock received in the merger to the Company at a price to be determined based upon the Company's liquid distributable assets as of March 31, 2003 and June 30, 2005. This right to sell the shares will be limited to stockholders (or their estates, heirs or other transferees without value) who (i) hold their shares of Surviving Corporation Stock received in the merger continuously until June 30, 2005 and (ii) tender those shares in accordance with the instructions sent to them following the final calculation of liquid distributable assets. If you are eligible to sell your shares of Surviving Corporation Stock to the Company, the Company will send you instructions on how to do so after the calculation of the Company's liquid distributable assets as of June 30, 2005.

                                  THE MERGER

Background of the Merger

  The Company's Business Strategy

   Since its formation in 1952, the Company has been recognized for its intellectual property licensing activities. The Company became a public company in 1968 and its shares were listed on the American Stock Exchange in 1994.

   At December 31, 1997, the Company held 700,000 shares of KeyCorp (NYSE: KEY) common stock with a market value of $24,784,375. In order to minimize the Company's exposure to a decline in the value of KeyCorp, the Company entered into certain derivative contracts with Union Bank of Switzerland covering 600,000 of these shares. The contracts provided for both put options and call options. As a result of this planned liquidation, 200,000 shares were sold pursuant to these derivative contracts in each of the Company's fiscal years ended December 31, 1998, 1999 and 2000. Of the remaining 100,000 shares not covered by the derivative contracts, 20,000 were sold in 1998, 5,000 were sold in 1999 and 75,000 were sold in 2001.

   The Company had gains and dividends before taxes from the sale of licensing-related securities during the six year period ending December 31, 2001 as follows:

                                 Gains and Dividends
                                on Licensing-Related
                          Year Securities before Taxes
                          ---- -----------------------
                          1996       $5,402,000
                          1997        7,564,000
                          1998        7,013,000
                          1999        6,010,000
                          2000        5,054,000
                          2001        1,828,000

   In 1997, we recognized that the income from licensing-related securities and our other matured licensing programs would assure profitability for a limited period of time. We were concerned about the increasing costs and the associated litigation risks in pursuing patent enforcement licensing projects and did not have the staffing or in-house expertise to attract or handle emerging technologies. Accordingly, we broadened our investment interest to include new product development ventures involving well-known brands. We made strategic acquisitions of creative firms specializing in industrial design (Human Factors Industrial Design, Inc. ("HFID") in November 1997) and graphic design and communications (David Morris Creative in November 1999). We also formed new businesses, including Refac Licensing, Inc. ("RL"), a trademark licensing agency, in January 1998 and Refac Consumer Products, Inc. ("RCP"), a manufacturer and marketer of consumer electronics products, in September 1999.

   While the planned liquidation of our licensing-related securities enabled us to realize income during the past five years, our investments in creative services, trademark licensing and MTV-branded consumer electronics products proved to be unprofitable. By the end of June 2001, our liquidation of licensing-related securities was completed and we could no longer count on this source of income to subsidize operations in other business segments.

   From March 2001 through March 2002, the market value of Company Common Stock ranged from $1.88 to $3.95.

   From time to time during 2001, the Board of Directors expressed concern about the operating losses in, and the capital requirements of, its consumer products and creative services business segments, but determined not to make any decision regarding strategic alternatives pending the Company's 2001 financial results. At its November 12, 2001 meeting, the Board of Directors scheduled a meeting for January 18, 2002 to review the results of its RCP subsidiary and the retail sell-through of its consumer electronics products during the fourth quarter of 2001.

  Determination to Liquidate

   At the January 18, 2002 meeting, the Board of Directors also reviewed the Company's preliminary earnings for the fourth quarter of 2001 and, specifically, the results and prospects of its consumer electronics and creative services businesses. The Board of Directors determined that, in light of such results, the prospects for 2002 and the capital that would be required to continue to operate the current businesses, the Company should consider pursuing other strategic alternatives. At the meeting, the Board of Directors also directed the Compensation Committee of the Board of Directors (the "Compensation Committee") to develop an appropriate incentive arrangement for the Company's officers in connection with any such strategic alternative.

   On March 21, 2002, the Board of Directors met to review the Company's earnings for the year 2001 and to discuss strategic alternatives. At the meeting, the Board of Directors considered the Company's financial results, the market performance of the Company Common Stock and various other factors, including, but not limited to: the business segments in which it operates, its market capitalization, the current economic climate, its level of operating costs and expenses, the substantial expenditures required to remain competitive, the increasingly competitive nature of the markets in which the Company operates and the lack of assurance that it would be able to achieve or sustain revenue growth and profitability or positive cash flow. Upon review of these factors, the Board of Directors concluded that the Company's stockholders would likely derive more value if the Company were to be sold or liquidated than they might if the Company were to continue to operate in its current business segments.

   On March 21, 2002, the Company amended its employment agreement with Robert
L. Tuchman, Chairman and Chief Executive Officer, and entered into an employment agreement with Raymond A. Cardonne, Vice President and Chief Financial Officer, to provide such executives with additional incentives to seek buyers for the Company's businesses and assets on terms that would maximize stockholder value. Among other things, the agreements, as amended, provide that Messrs. Tuchman and Cardonne would be entitled to 16% and 4%, respectively, of the excess assets available for distribution to stockholders over and above $10,000,000. (See "The Merger--Interests of Certain Persons in the Merger" below.)

   On March 22, 2002, the Company issued a press release announcing that it was repositioning itself for sale or liquidation. At the time of the announcement, the Company estimated that it could take up to two years to complete the sale or liquidation. The Company indicated that it viewed all its business segments as viable and intended to continue to operate all of them pending the sale.

   From and after April 2002, the Board of Directors was kept continuously informed of management's efforts to consummate the sale or liquidation of the Company.

  Contacts with Palisade

   From April 1997 to April 1999, Palisade Capital acted as a financial advisor to the Company under a written agreement which provided for a monthly retainer of $5,000 and the sale, for $103,320, of five-year warrants to purchase 200,000 shares of Company Common Stock at $8.25 per share. The warrants expired on April 7, 2002 without being exercised. In May 1999, after the termination of the financial advisor agreement, the Company invited Palisade Capital to visit and tour its new corporate headquarters and creative studios and also jointly considered an investment in an early stage technology company.

   During and after the Company's retention of Palisade Capital as its financial advisor, Mr. Tuchman, the Company's CEO, asked Martin L. Berman, the Chairman of Palisade Capital, for recommendations as to qualified candidates that the Company might consider for membership on its Board of Directors. In February 2000, Mr. Berman helped arrange a meeting between Mr. Tuchman and Clark A. Johnson at the Company's offices. Mr. Johnson was added to the Company slate of nominees for its May 2000 Annual Meeting of Stockholders and has served as a director since that date. Mr. Johnson holds a 5% preferred non-voting equity interest in Palisade Capital.

   After the November 2001 meeting of the Board of Directors, Mr. Tuchman called Mr. Berman to generally discuss the Company's position and strategic alternatives. Subsequently, Palisade Capital introduced the Company to an opportunity to invest in a small private company. At the January 18, 2002 Board of Directors' meeting, Mr. Berman and Richard Meisenberg, Managing Director of Palisade Capital, were given the opportunity to address the Board of Directors and to explain the merits of this investment opportunity. The investment was considered and declined by the Board of Directors.

   At the request of Palisade Capital, the parties met on April 9, 2002. At this meeting, the Company was informed that, subsequent to the Company's March 22, 2002 announcement, Palisade Capital and its affiliate, Palisade, had acquired a stock position in the Company and that they would soon be filing a
Schedule 13D. The Company was informed that Palisade and Palisade Capital viewed the Company Common Stock as an attractive investment and that such companies were considering the possibility of acquiring a controlling interest in the Company.

   On April 12, 2002, Palisade Capital, an affiliate of Palisade, filed a
Schedule 13D announcing that it and its affiliates had acquired 217,800 shares of Company Common Stock, or 5.74% of the then outstanding shares. The Schedule 13D indicated that such companies were exploring the possibility of acquiring a controlling interest in the Company. Between April 12 and April 29, Palisade acquired an additional 102,600 shares, for a total of 320,400, or 8.45%, of the shares by April 29.

   On April 26, 2002, following approval by the Board of Directors, the Company entered into a stockholder rights agreement and issued stockholder rights to protect stockholders from coercive or otherwise unfair takeover tactics.

   During the period from April 9, 2002 until June 7, 2002, the Company and Palisade had various telephone communications and one meeting to generally discuss a possible transaction. During this period, the Company continued to explore its other strategic alternatives.

   On June 5, 2002, the Company and Palisade Capital entered into a confidentiality agreement in connection with their negotiations. During the same week, Palisade began a comprehensive due diligence review of the Company and its subsidiaries, which continued until the execution of the merger agreement.

   On June 7, 2002, the Board of Directors formed the Special Committee, comprised of Neil Austrian and Ira T. Wender, to manage the sale or liquidation transaction process, negotiate with third parties, evaluate potential transactions and make recommendations to the Board of Directors.

   During the period between June 5, 2002 and August 19, 2002, the Company, Palisade and their advisors had various meetings and conference calls to discuss the terms of a potential transaction. During these discussions, Palisade indicated that it intended to use the Company as a vehicle for acquisition and the Company's officers expressed a desire to allow stockholders to participate in the liquidation of the Company's assets. On July 10, 2002, the parties agreed to a non-binding term-sheet setting forth the basic terms of the proposed transaction.

   On July 24, 2002, the Company retained Fleet Securities to render an opinion regarding the fairness, from a financial point of view, of the consideration proposed by Palisade to be paid to stockholders of the Company (other than Palisade, Merger Sub, their affiliates and any holders who exercise appraisal rights).

   Between July 10 and August 19, the parties and their advisors negotiated definitive documentation for the transaction.

   A meeting of the Special Committee was held on August 19, 2002, to consider the terms of Palisade's proposal, including the terms contained in the proposed merger agreement. On such date, Fleet Securities reviewed with the Special Committee and the Board of Directors its financial analysis of the merger consideration and rendered an oral opinion (which opinion was confirmed by delivery of a written opinion dated August 19, 2002) to the effect that, as of the date of the opinion and based upon, and subject to certain matters stated in such opinion, the consideration to be received in the merger by holders of shares of Company Common Stock (other than Palisade, Merger Sub, their affiliates and any holders who exercise appraisal rights) was fair, from a financial point of view, to such holders. The Special Committee then unanimously adopted, and determined to recommend to the Board of Directors that the Board of Directors adopt, Palisade's proposal, including the merger agreement.

   The full Board of Directors met immediately following the Special Committee meeting. Based upon its review of the Palisade proposal and the merger agreement, the Special Committee's recommendation and Fleet Securities' presentation and opinion, the Board of Directors unanimously adopted Palisade's proposal and determined to recommend that the Company's stockholders adopt the merger agreement at the special meeting.

   Following the recommendation and approval of its Compensation Committee, the Board of Directors also approved certain amendments to the employment contracts of Messrs. Tuchman and Cardonne required in connection with the Palisade transaction. Such amendments made certain technical corrections and also restructured the timing of the payments to Mr. Tuchman. (See "The
Merger--Interests of Certain Persons in the Merger" below).

   The Company, Palisade and Merger Sub then executed the merger agreement, and Messrs. Cardonne and Tuchman and the Company executed the amendments to their employment agreements.

  RIL Tax Analysis; Merger Agreement Amendment

   In December 2002, the Company completed the RIL Tax Analysis. As a result, the Company estimates that it will realize an additional net tax benefit of between $1,500,000 and $2,900,000. At a meeting on January 15, 2003, the Board of Directors determined that the Company's liquid distributable assets were likely to exceed $18 million, the maximum amount which would be included in the calculation of the Payment Amount as it was calculated in the merger agreement as executed on August 19, 2002. Accordingly, the Board of Directors determined that it would be desirable for stockholders to participate in such excess. After discussions with Palisade, the parties determined that the merger agreement should be amended to provide that the aggregate Payment Amount should be increased by an amount equal to 60% of any liquid distributable assets in excess of $18 million (the "Payment Amount Amendment").

   On January 18, 2003, the Company retained Fleet Securities to render an opinion regarding the fairness, from a financial point of view, of the consideration proposed by Palisade to be paid to stockholders of the Company (other than Palisade, Merger Sub, their affiliates and any holders who exercise appraisal rights), pursuant to the merger agreement, as amended by the Payment Amount Amendment.

   The Special Committee held a meeting on January 23, 2003, at which Fleet Securities reviewed its financial analysis of the merger consideration to be paid pursuant to the merger agreement, as amended by the Payment Amount Amendment, and rendered an oral opinion (which opinion was confirmed by delivery of a written opinion dated January 23, 2003) to the effect that, as of the date of the opinion and based upon, and subject to certain matters stated in such opinion, the consideration to be received in the merger by holders of shares of Company Common Stock (other than Palisade, Merger Sub, their affiliates and any holders who exercise appraisal rights) was fair, from a financial point of view, to such holders. The Special Committee then unanimously adopted, and determined to recommend to the Board of Directors that the Board of Directors adopt, the Payment Amount Amendment. The Payment Amount Amendment was then adopted by the full Board of Directors and executed by the parties. On January 23, 2003, the Compensation Committee and the full Board of Directors also approved certain changes to the Company's 1998 Stock Incentive Plan and the employment agreements with Robert Tuchman and Raymond Cardonne.

  Continued Liquidation Efforts

   From March 21, 2002 to the present, the Company's management has continued with its liquidation efforts. The Company has disposed of all of its operating segments with the exception of its licensing business and it has limited the operations of that segment to managing certain existing license agreements and related contracts. Today, the Company's assets principally consist of cash, government securities, accounts receivable, notes receivable, contract rights receivable, a claim for a tax refund, agreements related to its licensing business and its real estate lease, all of which are held by the Company. It has no subsidiaries. Specifically, it has accomplished the following:

  . On August 5, 2002, RIL sold its graphic design business to a company formed by its former employee, David Annunziato, for $272,000, settled our remaining obligations of $604,831 under his employment agreement for $96,097 and sublet such company 3,492 square feet of its office space with a term commencing November 1, 2002 and terminating November 15, 2009, the date that the Company's lease for its premises terminates.

  . On August 19, 2002, RIL sold its Gough licensing property and accounts receivable to Gough Holdings (Engineering), Ltd. for $450,000, payable in five semi-annual installments, without interest, commencing September 30, 2002.

  . On August 19, 2002, RIL sold its Heli-Coil and Dodge licensing rights, related sublicense agreements and payments due thereunder after June 30, 2002 to Emhart LLC for $4,000,000.

  . On September 20, 2002, RIL sold its product design business to Product Genesis, LLC for a variable purchase price based upon 2.5% of net revenues with a maximum of $300,000 and sublet such company 8,769 square feet of its office space with a term commencing November 1, 2002 and terminating November 15, 2009, the date that the Company's lease for its premises terminates. On November 25, 2002, the Company and Product Genesis amended such leasehold to increase the leased premises by 805 square feet.

  . On September 20, 2002, RIL amended its agreement with OXO International ("OXO"), a division of World Kitchen, Inc. This amendment, which was approved by the court overseeing OXO's bankruptcy, provides that the Company will receive $550,000 from OXO of which $10,000 is for past due royalties; $180,000 for royalties for the six month period ending December 31, 2002 and $360,000 for royalties for the year ending December 31, 2003. The Company is required to perform certain services, the remainder of which the acquirer of its product design business has agreed to perform.

  . On September 30, 2002, the Company completed the transfer of the assets and liabilities of its subsidiary, RIL, to Refac, excluding the capital stock of RCP (which manufactures a line of consumer electronics products) and certain trademarks, patents and a patent application relating to RCP's business. After such transfer, Refac sold RIL to RCP Products, LLC, a limited liability company established by a former employee, for $50,000 plus a variable purchase price based upon 21/2% of the revenues received in excess of $1 million from the sale of its consumer electronics products during the eight year period commencing January 1, 2003, up to a maximum of $150,000 in any given year and a cumulative total of $575,000.

   Palisade has been kept aware of all of these transactions, and, where required by the merger agreement, Palisade has approved the transactions which occurred following the signing of the merger agreement.

Purposes of the Merger

   The principal purposes of the merger are to (1) enable Palisade to acquire approximately 80% of the Company's outstanding shares, (2) deliver value to the Company's stockholders which the Board of Directors believes represents a significant premium over the market price for our shares prevailing before the public announcement of the merger and (3) deliver greater value to stockholders than they are likely to have if the Company continues with its announced liquidation or continues to operate in its remaining business segment (the licensing of intellectual property rights).

   Palisade will own approximately 80% of the Company's outstanding shares as a result of the merger, and will thus be the primary beneficiary of any future earnings or growth. However, the Company's current stockholders will continue to own approximately 20% of the Company's outstanding shares after the merger. To the extent they continue to hold their shares, they will have continued equity interest in the Company and will continue to benefit from any post merger earnings or growth. Although the Company Common Stock is listed on the American Stock Exchange, the American Stock Exchange is currently reviewing whether the Surviving Corporation Stock will continue to meet its listing requirements. Although the Company and Palisade intend to use their best efforts to cause the continued listing of our common stock, we cannot assure this result. If we are de-listed from the American Stock Exchange, stockholders who desire to sell their shares (other than pursuant to the Payment Right) may have decreased liquidity with respect to their shares.

   Following the merger, the Company will continue to manage the remaining license agreements and related contracts, collect its accounts, notes and contract rights receivables, pursue tax refunds and manage its real estate lease. In the merger agreement, Palisade has agreed to use its reasonable best efforts to continue the management and liquidation of such assets following the merger and to maximize the liquid distributable assets. Palisade intends to use the Company as a vehicle for making acquisitions.

Reasons for the Merger; Recommendation of the Board of Directors

   In reaching its decision on August 19, 2002 to adopt the merger agreement and to recommend that holders of Company Common Stock vote to adopt the merger agreement, the Board of Directors considered a number of factors, including, but not limited to, the following:

    1. The Board of Directors' determination in March 2002 that the Company should reposition itself for sale or liquidation, because the Company's stockholders would likely derive more value if the Company were to be sold or liquidated than they would be likely to derive if the Company were to continue to operate in its current business segments.

    2. The historical market prices, recent trading activity and range and public trading multiples of the Company Common Stock, including the fact that the cash portion of the merger consideration represents a premium of approximately 37.40% over the $2.62 closing price of the shares on the American Stock Exchange on August 16, 2002, the last full trading day prior to the meeting of the Board of Directors to adopt the merger agreement and that stockholders will continue to hold 20% of the shares of Surviving Corporation Stock, with a right to require the Surviving Corporation to repurchase them.

    3. The fact that the income and cash from the planned liquidation of the Company's licensing-related securities had been completed in the second quarter of 2001 and would no longer be available to subsidize losses in its Creative Consulting and Manufacturing and Marketing of Consumer Products business segments. Moreover, the income from the Company's agreement with Patlex Corporation, which accounted for approximately 13% of the Company's total revenues in 2001, is based upon two laser patents, the most commercially significant of which expires in November 2004 and the second of which expires in May 2005.

    4. The Company's continuing losses in its consumer electronics and creative services segments, the poor retail sell-through of its consumer electronics products and the capital required to continue such operations. Reported segment losses for the year ended December 31, 2001 for the Creative Consulting Services and the Manufacturing and Marketing of Consumer Products were $991,000 and $866,000, respectively.

    5. The Company's consolidated net income for the year ended December 31, 2001 was $1,084,000 or $0.29 per share, on a diluted basis, as compared with $2,929,000 or $0.77 per share reported for the same period of 2000 and $5,191,000 or $1.36 per share in 1997. Total revenues as reported declined by $2,815,000, or 17%, from $17,014,000 in 2000 to $14,199,000 in 2001. The Company recorded a net loss of $135,000 for the first quarter of 2002, as compared to net income of $528,000 for the same period in 2001. The Company's revenues declined 47.6% during the same period, from $3,739,000 to $1,961,000. From March 2001 through March 2002, the market value of Company Common Stock ranged from $1.88 to $3.95, with the price being lower than $3.00 per share during most of that period.

    6. The Board of Directors' belief that it was unlikely that any person other than Palisade would be interested in acquiring all or substantially all of the securities or assets of the Company, based upon
       (a) the Company's disparate operations and revenue stream assets, (b) the Board of Directors' business experience and familiarity with the Company, its operations and financial results and (c) the fact that, following the Company's announcement in March 2002 that the Company was repositioning itself for sale or liquidation, the Company continued to explore its strategic alternatives and speak with third parties, but no third party other than Palisade made an offer to the Company regarding a strategic transaction regarding all or substantially all of the securities or assets of the Company.

    7. The nature of the industries in which the Company competed, and the general industry, economic and market conditions in industries similar to those in which the Company operated.

    8. The Company's strengths, including its reputation, and weaknesses, including its financial resources and the market shares of its various businesses.

    9. The amount and nature of the consideration per share to be received by stockholders under the merger agreement, in the form of (a) $3.60 in cash without interest thereon, (b) 0.2 shares of Surviving Corporation Stock and (c) the right of stockholders who hold such shares continuously until June 30, 2005, to sell these shares to the Company for a price which will depend upon the Company's liquid distributable assets as of March 31, 2003 and June 30, 2005.

   10. The financial presentation by Fleet Securities on August 19, 2002, including the opinion of Fleet Securities that, based on and subject to the matters set forth in that opinion, the merger consideration was fair from a financial point of view to our stockholders.

   11. The negotiations which took place between Palisade, on the one hand, and the Company and the Special Committee, on the other hand, with respect to the merger consideration and the belief by the members of the Special Committee and the Board of Directors that the merger consideration was the highest price for the Company that Palisade would agree to pay or that could be obtained from another source.

   12. The terms of the merger agreement, including:

      . the fact that Palisade's obligations under the merger agreement are not conditioned on its obtaining financing;

      . our ability, should we receive a superior third party proposal, to furnish information to and conduct negotiations with a third party and enter into an agreement relating thereto; and

      . the representations and warranties, the closing conditions of the parties to the merger and the restrictions imposed on the conduct of our business prior to completion of the merger, which were extensively negotiated.

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

   13. The aggregate amount of the termination fee and the expense reimbursement fee, and the circumstances under which such fees would be payable to Palisade pursuant to the merger agreement, appear reasonable taking into account that: (a) Palisade was only willing to make its proposal on the express condition that the Company agree to such a termination fee and expense reimbursement fee upon the terms set forth in the merger agreement; and (b) the belief of the Board of Directors that the aggregate amount of the termination fee and the expense reimbursement fee would not be likely to deter potentially interested third parties from pursuing a strategic transaction with the Company.

   14. The potential stockholder value that might result from continuing with the liquidation of the Company's assets announced in March 2002 in lieu of the Palisade transaction, as well as the risks and uncertainties associated with such plan.

   15. The uncertainty of the time at which such liquidation could be completed.

   16. The difficulty encountered in finding buyers for its creative consulting and consumer electronics businesses and the premise that any sale would include a purchase price payable over several years, with uncertainty as to whether all of the payments would be received.

   17. The fact that the Company would continue with its announced liquidation following the merger, and the fact that the amount of merger consideration is in part based upon the amount of proceeds realized in the liquidation.

   18. The availability of appraisal rights under the DGCL to stockholders who dissent from the merger, which provides stockholders who dispute the fairness of the merger consideration with an opportunity to have a court determine the fair value of their shares.

   19. The high likelihood that the proposed transaction would be consummated, because there are no unusual requirements or conditions to the merger, the merger is not subject to any regulatory approval requirements or financing contingencies and Palisade has the financial resources to consummate the merger expeditiously.

   The Board of Directors also considered possible negative factors in its deliberations concerning the merger agreement. Among other factors, the Board of Directors considered the following:

    1. Because Palisade would own approximately 80% of the Company's shares following the merger and control its operations and investments, if such operations or investments proved to be unsuccessful, the Company's stockholders could receive less value in the merger than if the Company liquidated.

    2. Under the terms of the merger agreement, the Company cannot solicit other acquisition proposals and must pay Palisade a termination fee if the merger agreement is terminated under certain circumstances, which might potentially discourage other parties from proposing an alternative transaction that might be more advantageous to stockholders.

    3. The actual or potential conflicts of interest that certain Company officers and directors have in connection with the merger, including, but not limited to, the employment agreements with Robert L. Tuchman and Raymond A. Cardonne and the ownership of 5% of the preferred, non-voting equity interest of Palisade Capital by Clark A. Johnson, a director of the Company.

    4. The possibility that the merger will not be consummated and the resulting effects to the stockholders.

    5. The fact that to exercise their Payment Right, stockholders must (i) hold their shares of Surviving Corporation Stock received in the merger continuously until June 30, 2005 and (ii) tender those shares in accordance with the instructions sent to them following the final calculation of liquid distributable assets.

    6. The likelihood that trading volume and liquidity of the Company's shares will decrease following the merger because Palisade will own approximately 80% of the outstanding shares of Surviving Corporation Stock and only 20% of the shares will remain in public hands as well as a possible de-listing of the shares on the American Stock Exchange.

   In considering the Payment Amount Amendment approved by the Board of Directors on January 23, 2003 (see "Background of the Merger--RIL Tax Analysis; Merger Agreement Amendment"), the Board of Directors considered a number of factors, including, but not limited to, the following:

    1. The likelihood that the stockholders of the Company might disapprove the merger if a liquidation of the Company could present a significantly more attractive opportunity.

    2. The uncertainties inherent in a liquidation of the Company, including the timing of possible distributions and the need to reserve substantial amounts to account for actual and potential liabilities.

    3. The fact that the Company does not have the right to terminate the merger agreement if it were to determine that a liquidation is a more attractive opportunity for stockholders.

    4. The agreement of Palisade to share with Refac's stockholders 60% of liquid distributable assets in excess of $18 million will substantially reduce the difference between the previously agreed merger consideration and the maximum amount which may be achievable in a liquidation, with greater certainty of result and with payments to be made to stockholders on a faster timetable than in a liquidation.

    5. Stockholders who do not exercise their Payment Right will have the opportunity to participate in the growth of the Company, under the direction of Palisade after the merger.

    6. The financial presentation by Fleet Securities on January 23, 2003, including the opinion of Fleet Securities that, based on and subject to the matters set forth in that opinion, the merger consideration was fair from a financial point of view to our stockholders.

   The foregoing discussion addresses the material information and factors considered by the Board of Directors in its consideration of the merger agreement. After considering these factors, the Board of Directors concluded that the positive factors described above substantially outweigh the negative factors described above. In view of the variety of factors and the amount of information considered, the Board of Directors did not assign relative weights to the specific factors and analyses considered in reaching its determination. The determination to adopt the merger agreement was made after consideration of all of the factors and analyses as a whole. In addition, individual members of the Board of Directors may have given different weights to different factors.

Opinion of Fleet Securities; Information Regarding Fleet Securities

   At a meeting of the Board of Directors on August 19, 2002, Fleet Securities reviewed its financial analysis and delivered its oral and written opinion that, as of the date of such opinion and based upon and subject to various considerations therein, the merger consideration payable in the proposed transaction was fair to the stockholders of the Company (other than Palisade, Merger Sub, their affiliates and any holders who exercise their appraisal rights) from a financial point of view.

   At the meeting of the Board of Directors on January 23, 2003 at which the Payment Amount Amendment was approved, Fleet Securities reviewed its financial analysis and delivered its oral and written opinion that, as of the date of such opinion and based upon and subject to various considerations therein, the merger consideration payable in the proposed transaction, including the Payment Amount Amendment, is fair to the stockholders of the Company (other than Palisade, Merger Sub, their affiliates and any holders who exercise their appraisal rights) from a financial point of view.

   The full text of the opinion of Fleet Securities delivered on January 23, 2003, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex B and is incorporated herein by this reference. The summary of the Fleet Securities opinion set forth herein is qualified in its entirety by reference to the full text of the Fleet Securities opinion. Stockholders are urged to and should read the opinion in its entirety.

   The opinions of Fleet Securities are directed to the Special Committee and relate only to the fairness of the merger consideration payable in the proposed transaction from a financial point of view, do not address any other aspect of the proposed transaction and do not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to matters relating to the merger. The consideration to be received by stockholders of the Company in the merger was determined on the basis of negotiations between the Company and Palisade and was approved by the Special Committee and the Board of Directors.

   In connection with the opinion, Fleet Securities, among other things:

   (i) reviewed certain publicly available financial statements and other business and financial information of the Company,

   (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the Company's management,

  (iii) reviewed certain forecasts and other forward looking financial information prepared by the Company's management, and tax analyses performed by and/or on behalf of the Company's management,

   (iv) held discussions with the management of the Company concerning the business, past and current operations, financial condition and future prospects of the Company,

   (v) reviewed the financial terms and conditions set forth in the merger agreement,

   (vi) reviewed the stock price and trading history of the Company,

  (vii) compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other publicly traded companies that Fleet Securities deemed comparable to the Company,

 (viii) compared the financial terms of the proposed transaction with the financial terms, to the extent publicly available, of other transactions that Fleet Securities deemed relevant,

   (ix) prepared a discounted cash flow analysis of the Company,

   (x)  participated in discussions with representatives of the Company,
   (xi) reviewed the terms of certain agreements for the disposition of certain of the Company's assets,

  (xii) reviewed the employment and incentive compensation agreements between the Company and Robert L. Tuchman and Raymond A. Cardonne, Jr., and

 (xiii) reviewed such other materials, made such other studies and inquiries, and took into account such other matters as Fleet Securities deemed relevant, including their assessment of general economic, market and monetary conditions.

   In its review and analysis, and in arriving at its opinion, delivered on January 23, 2003, Fleet Securities assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it (including information furnished to it orally or otherwise discussed with it by the Company's management) or publicly available and neither attempted to verify, nor assumed responsibility for verifying, any of such information. Fleet Securities relied upon the assurances of the Company's management that it is not aware of any facts that would make such information inaccurate or misleading. Furthermore, Fleet Securities did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company, nor was it furnished with any such evaluation or appraisal, with the exception of analyses prepared by the Company's management with respect to liquidation values on which Fleet Securities relied in preparing its analysis without independent verification for purposes of their opinion. With respect to the financial forecasts and projections (and the assumptions and bases therefor) for the Company that Fleet Securities reviewed, upon the advice of the Company's management, Fleet Securities assumed that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments as to the future financial condition and performance of the Company, and Fleet Securities further assumed that such projections and forecasts will be realized in the amounts and in the time periods currently estimated. Fleet Securities assumed that the proposed transaction will be consummated upon the terms set forth in the merger agreement without material alteration thereof. In addition, Fleet Securities assumed that the historical financial statements of the Company reviewed by it have been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied. Fleet Securities relied as to all legal matters relevant to rendering its opinion on the advice of counsel.

   The preparation of a fairness opinion is a complex process that is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Fleet Securities did not attribute any particular weight to any analysis or factor considered, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, Fleet Securities believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create an incomplete view of the processes underlying its opinion.

   Fleet Securities' opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to Fleet Securities as of, the date of the opinion. It should be understood that subsequent developments may have affected the conclusion expressed in the opinion and that Fleet Securities disclaims any undertaking or obligation to advise any person of any change in any matter affecting the opinion which may come or be brought to its attention after the date of the opinion. Fleet Securities' opinion is limited to the fairness, from a financial point of view and as to the date of the opinion, to the stockholders of the Company of the consideration payable in connection with the proposed transaction. Fleet Securities does not express any separate opinion as to the fairness of either the cash payment or the Surviving Corporation Stock consideration, and does not express any opinion as to the price at which the Surviving Corporation Stock will trade following the consummation of the proposed transaction. Fleet Securities does not express any opinion as to the value of any employee agreement or other arrangement entered into in connection with the proposed transaction or any tax or other consequences that might result from the proposed transaction (including consequences to the Company and to holders of Company Common Stock). Fleet Securities was not asked to and did not participate in the negotiations between the Company and Palisade, solicit third party offers to acquire the Company, or propose any other alternatives available to the Company. Fleet Securities' opinion and analyses were only one of several factors considered by the Board of Directors in its evaluation of the proposed transaction and should not be viewed as determinative of the views of the Board of Directors or management with respect to the consideration to be received by the Company's stockholders in the proposed transaction. Fleet Securities' opinion does not address the relative merits of the proposed transaction or the other business strategies that the Board of Directors or the Special Committee has considered or may be considering, nor does it address the decision of the Board of Directors or the Special Committee to proceed with the proposed transaction. The following is a summary of the material financial and comparative analyses performed by Fleet Securities in arriving at its opinion, delivered on January 23, 2003. Some of the summaries of financial analyses include information presented in tabular format. In order to more fully understand the financial analyses used by Fleet Securities, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Fleet Securities' financial analyses.

  Historical Stock Price Analysis

   Fleet Securities analyzed the prices at which the Company's shares traded over various periods of time. Fleet Securities analyzed such data over the three-year period beginning August 12, 1999, over the one-year period from August 2001 to August 2002, for the period from February 2002 to August 2002, and for the period from March 22, 2002, the date of the Company's announcement to position itself for sale or liquidation, through August 20, 2002. Fleet Securities observed that, for the one-year period from August 2001 to August 2002, the average closing price for the common stock was $2.94 per share, and the high and low closing prices were $3.67 per share and $2.16 per share, respectively. The average closing prices per share for the periods ending 30, 60, 90 and 180 days prior to August 20, 2002 were $2.70, $2.94, $3.06 and
$2.89, respectively. The closing price per share on August 16, 2002, the latest date for which trading data exists prior to the announcement of the Transaction, was $2.62.

  Analysis of Expected Transaction Proceeds

   Under the terms of the proposed transaction, the Company's stockholders will receive $3.60 per share in cash and 0.2 of a share of Surviving Corporation Stock for each share of the Company. Fleet Securities defined each 0.2 of a share of Surviving Corporation Stock as being a "Stub Share" representing the equity component of merger consideration attributable to Refac shares surrendered by stockholders in the merger. Fleet Securities estimated the value of a Stub Share to be between $0.84 and $1.20 per share, bringing the total expected transaction proceeds to between $4.44 and $4.80 per share.

   In analyzing the value of a Stub Share, Fleet Securities first estimated a Stub Share's pro rata share of the liquid assets on the Company's projected unaudited balance sheets as of March 31, 2003, April 30, 2003, May 31, 2003, and June 30, 2003. Adding the balance sheet amounts of between $1,049,969 and $1,283,129 of cash and cash equivalents, and $13,713,800 of investments, Fleet Securities determined aggregate liquid asset amounts of between $14,763,769 and $14,996,929. Dividing these amounts by the expected number of shares of Surviving Corporation Stock post-transaction, 3,534,062, Fleet Securities calculated liquid asset values of between $4.18 and $4.24 per share of Surviving Corporation Stock, or between $0.84 (0.2 x $4.18) and $0.85 (0.2 x $4.24) per Stub Share.

   Fleet Securities then estimated the book value per Stub Share, again based on the Company's projected unaudited balance sheets as of March 31, 2003, April 30, 2003, May 31, 2003, and June 30, 2003, and two possible outcomes of a certain tax matter. As more fully described below, the Company hopes to realize tax benefits in connection with its sale of RIL. The Company has advised Fleet Securities that the actual amount is dependent upon, among other things, the applicability of various provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as Treasury regulations promulgated thereunder, including possible future Treasury regulations which may have retroactive effect. In addition, the deductibility of the capital loss on the sale of RIL and the Company's refund claim are likely to be reviewed by the Internal Revenue Service. Moreover, even if the Company receives payment of its refund claim, it may be subject to future audits by the Internal Revenue Service which could result in the Company having to return all or a portion of the refund received.

   According to the Company's management, application of IRS consolidated return regulations are uncertain and complex, and there is some uncertainty as to the ability of the Company to fully utilize the tax benefits. Therefore, Fleet Securities adjusted the Company's projected book value per share to reflect two possible outcomes: (1) that the Company would be able to utilize all possible RIL-related tax benefits, including tax benefits depending on a favorable characterization of certain 2002 income as capital gains; and (2) that the Company would be unable to utilize any of the tax benefits with respect to its sale of RIL. According to this methodology, Fleet Securities estimated the book value per share to be between $4.51 and $6.01, or between $0.91 (0.2 x $4.51) and $1.20 (0.2 x $6.01) per Stub Share.

   The shares of Surviving Corporation Stock issued to the Company's stockholders give such holders a conditional right to a payment that is dependent upon the Company's liquid distributable assets as of June 30, 2005. The Payment Amount is a function of the Company's success in the liquidation of its assets over a time period ending June 30, 2005, including its degree of success in realizing tax benefits in connection with its sale of RIL.

  Liquidation Analysis

   In the ten months since the Company's March 22, 2002 announcement that it was repositioning itself for sale or liquidation, Palisade had made the only offer to purchase control of the Company, and management did not expect to receive any other credible offers. Accordingly, Fleet Securities analyzed a winding down of the Company's business, assuming a continuation of the liquidation that was already underway at the time the Company received the Palisade offer. Relying on information provided by management, Fleet Securities utilized a discounted cash flow analysis assuming a winding down of the Company's business through a continuation of ongoing liquidation activities, spanning a time period terminating in 2009.

   The liquidation analysis contained many assumptions regarding future outcomes of the continued liquidation. The two most significant financial events identified by management were the management of the Company's continuing lease obligations with respect to its premises in Edgewater, NJ and the Company's utilization of an anticipated tax benefit of nearly $5 million which stems from the capital loss on the sale of RIL to a third party. Fleet Securities relied on the projections of Company's management with respect to future cash flows relating to its winding-down and lease management activities. Because there was some uncertainty as to the ability of the Company to fully utilize the anticipated tax benefit of nearly $5 million, Fleet Securities considered two separate scenarios to reflect both optimistic and pessimistic outcomes of the liquidation. Under the Utilization Case, the Company was assumed to be able to utilize tax benefits of nearly $5 million, whereas under the Non-Utilization Case, the Company was assumed to be unable to utilize any of the $5 million of tax benefits. Using discount rates between 20% and 30%, based on long-term rates of return on investments in the smallest market capitalization public companies, Fleet Securities determined values per share in liquidation of between $3.67 and $3.78 in the Non-Utilization Case, and between $4.07 and $4.33 in the Utilization Case.

   The Payment Amount is determined formulaically and depends on the success of the Company in liquidating its assets. The Payment Amount is payable ten (10) business days after the calculation of the fair market value of the liquid distributable assets as at June 30, 2005. Accordingly, Fleet Securities calculated the value of the Payment Right by calculating the present value of the Payment Amount under both optimistic ("Upside") and pessimistic ("Downside") post-merger scenarios constructed by the Company's management, again using discount rates between 20% and 30%. Fleet Securities calculated the value of the Payment Right to be between $0.95 and $1.15 per share of Surviving Corporation Stock (or between $0.19 (0.2 x $0.95) and $0.23 (0.2 x $1.15) per Stub Share) under the Downside scenario, and between $3.85 and $4.70 per share of Surviving Corporation Stock (or between $0.77 (0.2 x $3.85) and $0.94 (0.2 x $4.70) per Stub Share) under the Upside Scenario.

   On the basis of this liquidation analysis, Fleet Securities estimated that the value of the proceeds payable to a Company stockholder who was to hold Stub Shares until June 30, 2005 and then exercise his or her Payment Right would be between $3.79 and $4.54 per share, reflecting both the $3.60 cash consideration and the $0.19 to $0.94 value of the Payment Right per Stub Share.

  Comparable Public Company Analysis

   Fleet Securities reviewed and compared selected publicly available financial data, market information and valuation multiples of the Company with those of other selected publicly-traded companies in the consumer products, design and intellectual property industries which Fleet Securities deemed comparable to the Company. The selected publicly-traded companies were the following:

  .   Applica, Inc.
  .   Competitive Technologies, Inc.
  .   Kupper Parker Communications, Inc.
  .   Salton, Inc.

   For the comparable public companies, Fleet Securities compared, among other things, total capitalization (defined as market value of equity plus debt less cash and cash equivalents) as a multiple of latest twelve months ("LTM") revenues, LTM EBITDA (earnings before interest, taxes, depreciation and amortization), and LTM EBIT (earnings before interest and taxes), and equity value as a multiple of LTM earnings, book value, and tangible net worth. All multiples were based on closing stock prices as of January 17, 2003. Revenues, EBITDA and EBIT, earnings, book value, and tangible net worth results for the comparable companies were based on historical financial information available in public filings of the comparable companies. The following tables set forth the mean, median, high and low multiples indicated by this analysis of the comparable companies as of January 17, 2003:

                                         MEAN  MEDIAN HIGH  LOW
                                         ----  ------ ----  ---
                Total Capitalization to:
                LTM Revenues............  1.4x   0.5x  4.4x 0.2x
                LTM EBITDA..............  8.2    6.8  12.9  5.0
                LTM EBIT................ 12.5   12.5  18.4  6.6

                Price to:
                LTM Net Income.......... 13.7x  13.7x 23.5x 3.9x
                Stockholder Equity......  1.3    0.6   3.7  0.4
                Tangible Net Worth......  2.8    3.0   4.5  0.9

   Fleet Securities compared these valuation ratios with those of the Company, calculating the Company's valuation ratios on the basis of the Company being valued at $4.44 per share, which represents the low end of Fleet Securities' value estimates of the consideration payable under the terms of the proposed transaction. Accordingly, Fleet Securities calculated the Company's equity value and total capitalization to be $15,481,000 ($4.44 per share x 3,486,811 shares of Company Common Stock) and $481,000 ($15,481,000 less cash and cash equivalents of $15,043,000), respectively. Fleet Securities reviewed Refac's draft unaudited financial statements for the year ended December 31, 2002 and eliminated what it considered to be one-time gains and losses on the sale of Company assets. Based on Refac's draft unaudited income statements and these adjustments, the Company had negative EBITDA and EBIT, and a net loss in 2002. Fleet Securities noted that the only positive valuation ratios for the Company were:

                   Total Capitalization to LTM Revenues 0.2x
                   Price to Stockholders' Equity....... 0.7
                   Price to Tangible Net Worth......... 0.7

   Fleet Securities noted that each of the comparable companies was a going concern on January 17, 2003, whereas the Company was well through the process of winding down its business through asset liquidations. Fleet Securities noted that the valuation ratios of the comparable companies were less meaningful to its analysis, since the comparable companies' ratios all reflect going-concern value, and are therefore inapplicable to any analysis of the Company.

  Precedent Transactions Analysis

   Fleet Securities reviewed and analyzed the consideration paid in 22 selected completed merger and acquisition transactions involving targets participating in industries defined by SICs 7311, 3634, 7336, 7389, 8742, and 8711 since April 5, 2000. The transactions reviewed were:

DATE ANNOUNCED             TARGET NAME                       ACQUIROR NAME
--------------             -----------                       -------------
01/06/03                   Thompson Associates               MapInfo Corporation
12/19/02                   Consolidated Engineering Services EMCOR Group Inc.
12/16/02                   IBid America Inc.                 Care Concepts Inc.
11/25/02                   General Technology Corporation    Crane Co.
10/07/02                   GetRelevant                       Terra Lycos Inc.
09/24/02                   Hunter Group                      Navigant Consulting Inc.
09/12/02                   BEN Marketing Group               Ogilvy & Mather Worldwide
06/27/02                   Boron, LePore & Associates, Inc.  Cardinal Health, Inc.
06/20/02                   MedGrup Corp                      Provider HealthNet
                                                             Services Inc.
05/23/02                   Be Free, Inc.                     Valueclick
11/20/01                   Troy Systems                      PEC Solutions, Inc.
11/12/01                   Sylva Engineering Corp.           Reynolds, Smith & Hills,
                                                             Inc.
11/04/01                   EA Engineering, Science,          Investor Group
                           Technology, Inc.
09/28/01                   Unigraphics Solutions, Inc.       Electronic Data Systems,
                                                             Corp.
08/31/01                   Peapod. Inc.                      Koninklijke Ahold N.V.
08/24/01                   Lockheed Martin Corp.             Affiliated Computer
                                                             Services Inc.
08/15/01                   Autoweb.com, Inc.                 Autobytel Inc.
08/13/01                   NBC Internet, Inc.                National Broadcasting
                                                             Corporation
08/06/01                   Interland, Inc.                   Micron Electronics, Inc.
06/27/01                   Circle.com                        Havas Advertising SA
06/07/01                   Mainspring, Inc.                  International Business
                                                             Machines Corporation
03/19/01                   Egreetings Network, Inc.          AmericanGreetings.com,
                                                             Inc.
02/22/01                   CrediTrust Corp.                  NCO Portfolio Management,
                                                             Inc.
12/20/00                   Newgen Results Corp.              TeleTech Holdings, Inc.
09/11/00                   ClickZ Corp                       internet.com Corp
08/22/00                   Canisco Resources, Inc.           Kenny Industrial
                                                             Services, L.L.C.
08/18/00                   Key3Media Group, Inc.             Shareholders
06/02/00                   Harding Lawson Associates         MACTEC, Inc.
04/05/00                   Precision Response Corp.          USA Networks, Inc.

   For the selected transactions, Fleet Securities compared, among other things, total capitalization as a multiple of LTM revenues, LTM EBITDA, and LTM EBIT and equity value as a multiple of LTM net income and book value. Revenues, EBITDA, EBIT, net income and book values were based on historical financial information available in public filings of the target companies involved in the selected transactions.

   The following table sets forth the mean, median, high and low multiples indicated by the selected completed merger and acquisition transactions in the referenced SICs since April 5, 2000:

                                        MEAN  MEDIAN HIGH   LOW
                                        ----  ------ ----  ----
               Total Capitalization to:
                  LTM Revenues.........  1.2x   0.9x  4.0x  0.1x
                  LTM EBITDA........... 11.3    9.7  17.6   7.4
                  LTM EBIT............. 19.8   18.1  26.0  15.0
               Equity Value to:
                  LTM Net Income....... 21.5x  20.6x 42.4x  6.4x
                  Book Value...........  2.7    2.2   5.7   0.9

   Fleet Securities compared these valuation ratios with those of the Company, calculating the Company's valuation ratios on the basis of the Company being valued at $4.44 per share, which represents the low end of Fleet Securities' value estimates of the consideration payable under the terms of the proposed transaction. Accordingly, Fleet Securities calculated the Company's equity value and total capitalization to be $15,481,000 ($4.44 per share x 3,486,811 shares of Company Common Stock) and $438,000 ($15,481,000 less cash and cash equivalents of $15,043,000), respectively. Fleet Securities eliminated what it considered to be one-time gains and losses to the Company's results for the year ended December 31, 2002. After these adjustments, the Company had negative EBITDA and EBIT, and a net loss in 2002. Fleet Securities noted that the only positive valuation ratios for the Company were:

                   Total Capitalization to LTM Revenues 0.2x
                   Price to Stockholders' Equity....... 0.7

   Fleet Securities noted an absence of detailed financial and other information on the target companies that, if available, would allow a determination of their being going concerns on the effective dates of their acquisitions. The Company was in the process of winding down its business through asset liquidations. Fleet Securities concluded that the valuation ratios of the comparable companies were less meaningful to its analysis since, to the extent that the target companies were going concerns, the target companies' valuation ratios reflect going-concern value at a minimum and strategic value at a maximum, and are therefore inapplicable to any analysis of the Company.

   Fleet Securities analyzed the transaction premiums paid in the 29 selected merger and acquisition transactions, based on the target company's stock price one day, one week, and four weeks prior to public announcement of the transaction. This analysis indicated the following premiums paid in the selected transactions:

                                    MEAN  MEDIAN HIGH   LOW
                                    ----  ------ ----  ----
                    1-DAY PREMIUM.. 23.0%  23.0% 25.9% 20.0%
                    1-WEEK PREMIUM. 29.9   29.9  32.2  27.5
                    4-WEEKS PREMIUM 40.6   41.8  94.3  -9.3

   Fleet Securities compared these premiums with those of the Company, calculating the Company's premiums on the basis of the Company being valued at $4.44 per share, which represents the low end of Fleet Securities' value estimates of the consideration payable under the terms of the proposed transaction. The corresponding premiums for the Company were:

                             1-DAY PREMIUM.. 69.5%
                             1-WEEK PREMIUM. 76.9
                             4-WEEKS PREMIUM 66.9

  Information Regarding Fleet Securities

   The Special Committee selected Fleet Securities to render a fairness opinion because Fleet Securities is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. Fleet Securities is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

   In June 2002, the Company retained Fleet Securities to render opinions regarding (i) the fair market value of its Product Design and Graphic Design business reporting units and (ii) the fair market value attributable to goodwill and other intangible assets of these units as of January 1, 2002. The sole purpose of these opinions was to assist the Company in adopting the provisions of Financial Accounting Standards Board Pronouncement No. 142. The Company paid Fleet Securities a fee of $20,000 for these services.

   Pursuant to an engagement letter dated July 24, 2002, the Special Committee retained Fleet Securities to render an opinion with respect to the fairness, from a financial point of view, to the Company's stockholders (other than Palisade and its affiliates) of the consideration payable in connection with the proposed transaction. Pursuant to the terms of the engagement letter, the Company paid Fleet Securities a fee of $200,000, half of which was payable upon Fleet Securities' retention and half of which was payable upon notice that Fleet Securities was prepared to deliver its opinion. The fees paid to Fleet Securities were not contingent upon the contents of the opinion delivered. On August 19, 2002, Fleet Securities delivered its opinion that the consideration payable in connection with the then-proposed Transaction was fair, from a financial point of view, to the Company's stockholders (other than Palisade, Merger Sub, their affiliates and any holders who exercise appraisal rights). Pursuant to an engagement letter dated January 18, 2003, the Special Committee again retained Fleet Securities to render a new opinion with respect to the fairness, from a financial point of view, to the Company's stockholders (other than Palisade, Merger Sub, their affiliates and any holders who exercise appraisal rights) of the consideration payable in connection with the currently proposed transaction. Pursuant to the terms of this engagement letter, the Company has agreed to pay Fleet Securities a fee of $125,000, half of which was payable upon Fleet Securities' retention and half of which was payable upon notice that Fleet Securities was prepared to deliver its opinion. The fees paid to Fleet Securities were not contingent upon the contents of the opinion delivered. In addition, the Company has agreed to reimburse Fleet Securities for its reasonable out-of-pocket expenses, subject to certain limitations, and to indemnify Fleet Securities and certain related persons against certain liabilities arising out of or in conjunction with its rendering of services under its engagement, including certain liabilities under the federal securities laws. In the ordinary course of its business, Fleet Securities and its affiliates may actively trade in the securities of the Company for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Interests of Certain Persons in the Merger

   In considering the recommendation of the Board of Directors, you should be aware that some of our directors and executive officers may be deemed to have interests in the merger that are different from, or in addition to, those of our stockholders.

  Employee Benefits and Employment Agreements

   General. Currently, the Company has six (6) employees. Following the merger, the Surviving Corporation will provide employee benefits to the Company's employees, including the Company's officers, that are no less favorable, in the aggregate, than the benefits provided to such employees prior to the completion of the merger. The Surviving Corporation will also assume the Company's employment and severance agreements, including employment agreements with Robert L. Tuchman, Chairman, President, Chief Executive Officer and General Counsel of the Company, and Raymond A. Cardonne, Vice President, Chief Financial Officer, Treasurer and Secretary of the Company. (See "The Merger Agreement--Employee Benefit Plans")

   Tuchman Employment Agreement. The Company is party to an employment contract with Mr. Tuchman which was amended and restated concurrently with the signing of the merger agreement to make certain technical corrections and restructure the nature and timing of certain payments under the prior agreement to provide him with further incentives to continue his efforts to complete the liquidation following the merger. Mr. Tuchman's amended and restated employment agreement (the "Tuchman Employment Agreement") will become effective only upon the completion of the merger.

   The Tuchman Employment Agreement has a term beginning at the completion of the merger and ending on March 31, 2004. During the term, Mr. Tuchman will be entitled to an annual base salary of $300,000. Upon completion of the merger, Mr. Tuchman will be entitled to a signing bonus of $800,000. Mr. Tuchman will also be entitled to retention payments of $200,000 on the earlier of March 31, 2004 or the first anniversary of the merger, $100,000 on January 1, 2004 and $200,000 on March 31, 2004, provided that he is employed by the Company at the time such payments become due.

   In addition to these salary and retention payments, the Tuchman Employment Agreement provides for the payment of incentive compensation based on Mr. Tuchman's success in repositioning the Company for liquidation. Such incentive compensation is payable when the Payment Amount is determined. At the time of such payment, Mr. Tuchman will be entitled to an aggregate of 16% of the "eligible consideration" over and above $17,843,602. "Eligible consideration" is defined as the sum of the following:

  . the liquid distributable assets of the Company as of June 30, 2005, as calculated under the merger agreement, plus

  . the signing bonus and retention payments paid or payable to Mr. Tuchman and the incentive compensation paid or payable to Mr. Cardonne as a result of the merger.

   In the event there is a qualifying termination (described below) of Mr. Tuchman's employment or the term of his agreement expires, he shall continue to be eligible to receive the incentive compensation.

   In addition to the incentive compensation payment, in the event of a qualifying termination, Mr. Tuchman is entitled to receive a lump sum equal to his full salary through March 31, 2004, plus any unpaid retention payments. Mr. Tuchman is also entitled to receive life, health and similar benefits (other than incentives such as stock options) to which he would otherwise have been entitled through March 31, 2004, except to the extent that he receives similar benefits from a subsequent employer. A qualifying termination is a termination by the Company (or any successor thereto) because of a permanent disability, death or without cause (as each such term is defined in the Tuchman Employment Agreement) or by Mr. Tuchman for good reason (as defined in the Tuchman Employment Agreement).

   The Tuchman Employment Agreement provides that Mr. Tuchman will not engage in any competitive activity (as defined in the Tuchman Employment Agreement) during the term of his agreement and that, for a period of two years following the termination of his employment, he will not solicit the business of any client or prospective client of the Company or the employment of any present or future employee of the Company.

   If the merger does not occur, the amendment in connection with the merger agreement will have no effect and the Company will continue to employ Mr. Tuchman pursuant to the employment agreement which is currently effective, which was described in the Company's proxy statement, dated May 20, 2002, and was included in its entirety as an exhibit to the Company's 2001 Annual Report on Form 10-K filed with the SEC. On January 23, 2003, Mr. Tuchman's currently effective employment agreement was amended to provide that, in the case of a liquidation and dissolution of the Company, Mr. Tuchman's incentive compensation would be measured by, and paid at the same time as, any liquidating distributions made to the Company's stockholders. A copy of such amendment was attached as an exhibit to the Current Report on Form 8-K filed with the SEC on January 24, 2003.

   Under Mr. Tuchman's prior employment agreement, Mr. Tuchman was granted options to purchase 100,000 shares of common stock pursuant to the Company's 1990 Stock Option Plan. In 1996, Mr. Tuchman exercised these previously granted options to purchase 100,000 shares of common stock. In connection with such exercise, the Company provided Mr. Tuchman with a loan of $375,000 (which was reduced to $365,000 after Mr. Tuchman paid back $10,000). The note, as modified in March 2002, bears interest at the rate of 6% per annum and is payable in ten (10) equal annual installments commencing on December 31, 2004.

   Cardonne Employment Agreement. The Company is also party to an employment contract with Mr. Cardonne (the "Cardonne Employment Agreement"), which was amended in connection with the execution of the merger agreement to make certain technical corrections. The amendment to Mr. Cardonne's employment agreement will only become effective upon the completion of the merger.

   The Cardonne Employment Agreement has a term ending on March 31, 2004. During the term, Mr. Cardonne will be entitled to an annual base salary of $175,000. Upon completion of the merger, Mr. Cardonne will be entitled to a signing bonus of $313,744.

   In addition, the Cardonne Employment Agreement provides for the payment of incentive compensation based on Mr. Cardonne's success in repositioning the Company for liquidation. Such incentive compensation is payable when the Payment Amount is determined. At the time of such payment, Mr. Cardonne will be entitled to an aggregate of 4% of the "eligible consideration" over and above $17,843, 602. "Eligible consideration" is determined in the same manner as the Tuchman Employment Agreement (described above).

   Mr. Cardonne will remain eligible to receive the incentive compensation in the event that his employment is terminated due to disability (as defined in the Cardonne Employment Agreement), death, by the Company without cause (as defined in the Cardonne Employment Agreement) or the expiration of the term of his agreement.

   In addition to the incentive compensation payments described above, if the Company terminates Mr. Cardonne's employment for any reason other than because of a permanent disability, death or for cause, Mr. Cardonne is entitled to receive a lump sum equal to his full salary through March 31, 2004. Mr. Cardonne is also entitled to receive life, health and similar benefits (other than incentives such as stock options) to which he would otherwise have been entitled through March 31, 2004, except to the extent that he receives similar benefits from a subsequent employer.

   The Cardonne Employment Agreement provides that Mr. Cardonne will not engage in any competitive activity (as defined in the Cardonne Employment Agreement) during the term of his agreement and that, for a period of two years following his termination of employment, he will not solicit the business of any client or prospective client of the Company or the employment of any present or future employee of the Company.

   If the merger does not occur, the amendment in connection with the merger agreement will have no effect, and the Company will continue to employ Mr. Cardonne pursuant to the employment agreement which is currently effective, which was described in the Company's proxy statement, dated May 20, 2002, and was included in its entirety as an exhibit to the Company's 2001 Annual Report on Form 10-K filed with the SEC. On January 23, 2003, Mr. Cardonne's currently effective employment agreement was amended to provide that, in the case of a liquidation and dissolution of the Company, Mr. Cardonne's incentive compensation would be measured by, and paid at the same time as, any liquidating distributions made to the Company's stockholders. A copy of such amendment was attached as an exhibit to the Current Report on Form 8-K filed with the SEC on January 24, 2003.

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

  Stock Options

   As of the date hereof, Company management held the following stock options:

  . Mr. Tuchman held stock options to purchase 150,000 shares of Company Common Stock.

  . Mr. Cardonne held stock options to purchase 42,500 shares of Company Common Stock.

  . Each non-employee director of the Company held stock options to purchase 10,000 shares of Company Common Stock.

   All of the options held by Mr. Tuchman, Mr. Cardonne and the Company's non-employee directors are fully vested and exercisable, due in part to the accelerated vesting of certain options in connection with the merger. Pursuant to the terms of the Company's option plans, each unvested option held by Mr. Tuchman, Mr. Cardonne and the Company's non-employee directors on the date of the signing of the merger agreement became fully vested and exercisable as a result thereof.

   On January 23, 2003, the Board of Directors adopted an amendment to the Company's stock option plan to provide that options held by each non-employee director shall not terminate upon the termination of such director's service, but will continue in effect for the remainder of the terms of such options.

  Directors

   Palisade has indicated that it would like Robert L. Tuchman, Mark N. Kaplan and Clark A. Johnson, current directors of the Company, to continue as directors following the merger. In addition, the Surviving Corporation will have a classified board of directors. For more information on the classified board, see "The Merger Agreement--Comparison of Rights of Holders of Company Common Stock and Surviving Corporation Stock; Amended Charter and By-Laws--Classified Board."

  Indemnification of the Directors and Officers

   The merger agreement provides that the Surviving Corporation will indemnify the Company's current directors and officers for acts occurring before the completion of the merger. The Surviving Corporation must also maintain for six years following the completion of the merger the Company's current directors' and officers' liability insurance policies. For a more detailed discussion on the indemnification of directors and officers, see "The Merger Agreement--Indemnification and Insurance."

  Company Share Ownership

   Certain of our directors and executive officers own shares of, and options to acquire, Company Common Stock, as set forth under "Security Ownership of Certain Beneficial Owners and Management." These shares and options will be exchanged for consideration in the merger, as described under "The Merger Agreement --Conversion of Shares; Merger Consideration."

  Clark A. Johnson

   Clark A. Johnson, a director of the Company, owns a 5% preferred, non-voting equity interest in Palisade Capital. The Board of Directors was aware of such interest in adopting the merger agreement. Mr. Johnson is also a director of OptiCare Health Systems, Inc., a company in which Palisade is the controlling shareholder and has the right to designate a majority of the board of directors.

  Mark N. Kaplan

   Mark N. Kaplan is Of Counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, which has provided legal services to the Company since 1982 and represents the Company in connection with the merger agreement and the merger. Mr. Kaplan and Skadden, Arps, Slate, Meagher & Flom LLP have also from time to time represented, and continue to represent, Palisade and certain of its affiliates, although Palisade has retained separate legal counsel to advise it on the merger and the merger agreement.

Merger Financing; Source of Funds

   The Company and Palisade estimate that the total amount of funds required for Palisade to complete the merger, and to pay the related fees and expenses, will be approximately $13,400,000. The funds for the Payment Amount will be paid from the Company's liquid distributable assets. The Company will also reimburse Palisade for $125,000 of its legal expenses incurred in connection with the merger agreement. The remaining $13,275,000 of financing will come from Palisade's committed capital, which will be contributed to Palisade by its limited partners. Palisade has sufficient committed capital available to complete the merger and pay expenses. Palisade has also represented in the merger agreement that on the Closing Date it will have sufficient funds to complete the merger and to pay such related fees.

Certain United States Federal Income Tax Consequences

   The following is a summary of certain material U.S. federal income tax consequences of the merger to holders of Company Common Stock who hold such Company Common Stock as a capital asset. This summary is based on the Code, Treasury regulations, administrative rulings and court decisions, all as in effect as of the date hereof and all of which are subject to change at any time (possibly with retroactive effect). This summary is not a complete description of all of the U.S. federal income tax consequences of the merger and, in particular, may not address U.S. federal income tax considerations applicable to holders of Company Common Stock who are subject to special treatment under U.S. federal income tax law (including, for example, non-U.S. persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities, holders who acquired Company Common Stock in connection with the exercise of an employee stock option or right or otherwise as compensation, holders who hold Company Common Stock as part of a hedge, straddle or conversion transaction, and corporations with respect to the dividends received deduction). In addition, no information is provided herein with respect to the tax consequences of the merger under applicable foreign, state, or local laws. YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISORS REGARDING THE PRECISE FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE EFFECTS OF STATE, LOCAL AND FOREIGN TAX LAWS.

   For the purposes of this section, "Refac" shall mean the Company with respect to periods prior to the effective time of the merger and the Surviving Corporation from and after such effective time.

  Taxation of the Receipt of the Merger Consideration

   A Refac stockholder who receives the merger consideration should generally be treated as (i) selling 80% of its Company Common Stock in a taxable transaction in exchange for the amount of cash received in the merger (the "Taxable Sale Transaction") and (ii) exchanging 20% of its Company Common Stock in a recapitalization exchange ("Recapitalization Exchange") for the Surviving Corporation Stock received in the merger plus the Payment Right.

   Taxable Sale Transaction--A Refac stockholder should generally recognize gain or loss equal to the difference, if any, between the amount of cash received by the stockholder in the merger and the holder's adjusted tax basis in the 80% of the Company Common Stock treated as sold in exchange for cash in the Taxable

Sale Transaction. For this purpose, a Refac stockholder must calculate gain or loss separately for each identifiable block of Company Common Stock treated as sold in exchange for cash in the Taxable Sale Transaction. Any such gain or loss should be treated as long-term capital gain or loss, provided that the holder's holding period for the Company Common Stock is greater than one year at the effective time of the merger. The deductibility of capital losses, if any, realized on the disposition of the 80% of the Company Common Stock treated as sold in exchange for cash in the Taxable Sale Transaction may be subject to certain limitations.

   Recapitalization Exchange--A Refac stockholder should generally recognize gain (but not loss) equal to the lesser of (i) the amount of gain realized (i.e., the excess of the sum of the fair market value of the Surviving Corporation Stock and the Payment Right received in the merger over the stockholder's adjusted tax basis in the 20% of its Company Common Stock treated as exchanged in the Recapitalization Exchange) and (ii) the fair market value of the Payment Right received in the merger. For this purpose, a Refac stockholder must calculate gain or loss separately for each identifiable block of Company Common Stock treated as exchanged in the Recapitalization Exchange, and the Refac stockholder cannot utilize a loss realized on one block of its Company Common Stock to offset a gain realized on another block of its Company Common Stock. Any gain recognized by a Refac stockholder on the Recapitalization Exchange should be treated as long-term capital gain, provided that the holder's holding period for the Company Common Stock treated as exchanged in the Recapitalization Exchange is greater than one year at the effective time of the merger. A Refac stockholder should take an aggregate initial tax basis in the Surviving Corporation Stock received in the merger equal to the stockholder's adjusted tax basis in the 20% of such holder's Company Common Stock treated as exchanged in the Recapitalization Exchange, increased by the amount of any gain recognized by such stockholder in the Recapitalization Exchange, and decreased by the fair market value of the Payment Right received in the Recapitalization Exchange. The holding period of the Surviving Corporation Stock received in the merger will include the holding period of the Company Common Stock treated as exchanged in the Recapitalization Exchange. A Refac stockholder should take an aggregate initial tax basis in the Payment Right received in the merger equal to its fair market value at the effective time of the merger.

   Cash Received in Lieu of a Fractional Share--A Refac stockholder who receives cash instead of a fractional share of Surviving Corporation Stock will generally recognize capital gain or loss based on the difference between the amount of cash received instead of a fractional share and the stockholder's tax basis allocable to such fractional share.

  Exercise or Lapse of the Payment Right

   Exercise of the Payment Right--A Refac stockholder who exercises the Payment Right received in the merger to sell its Surviving Corporation Stock to Refac will be treated as having such Surviving Corporation Stock redeemed for the amount of cash paid by Refac as a result of the exercise of the Payment Right reduced by the stockholder's adjusted tax basis in such Payment Right ("Net Payment Amount"). Such redemption will generally be treated as a sale or exchange by the Refac stockholder of the shares of Surviving Corporation Stock provided such redemption (x) results in a "complete termination" of the stockholder's stock interest in Refac under Section 302(b)(3) of the Code, (y) results in "substantially disproportionate" reductions in the stockholder's stock interest in Refac under Section 302(b)(2) of the Code, or (z) is "not essentially equivalent to a dividend" with respect to the stockholder under
Section 302(b)(1) of the Code. If any of the Section 302(b) tests is satisfied, the stockholder will recognize gain or loss equal to the difference between the Net Payment Amount and the stockholder's adjusted tax basis in the Surviving Corporation Stock sold to Refac. Any such gain or loss will be treated as long-term capital gain or loss, provided that the holder's holding period for the Surviving Corporation Stock sold to Refac is greater than one year as of the date of the stockholder's exercise of the Payment Right. The deductibility of capital losses, if any, realized on the redemption may be subject to certain limitations.

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

   A redemption of Surviving Corporation Stock as a consequence of the stockholder's exercise of the Payment Right generally will result in "substantially disproportionate" reductions in the stockholder's interest in Refac under Section 302(b)(2) of the Code if, following such redemption, (x) the stockholder owns less than 50 percent of the total combined voting power of Refac and (y) the stockholder's proportionate ownership of Refac's total combined voting stock which is outstanding immediately after the stockholder's exercise of the Payment Right is less than 80 percent of such stockholder's proportionate ownership of Refac's total combined voting stock which is outstanding immediately prior to the stockholder's exercise of the Payment Right. A redemption of Surviving Corporation Stock will be "not essentially equivalent to a dividend" under Section 302(b)(1) of the Code if it results in a "meaningful reduction" in the stockholder's proportionate stock interest in Refac (e.g., a meaningful reduction in liquidation preference, dividend participation and voting rights).

   The ownership attribution rules of Section 318(a) of the Code will apply for purposes of applying the "complete termination" test of Section 302(b)(3) of the Code, the "substantially disproportionate" test of Section 302(b)(2) of the Code, and the "not essentially equivalent to a dividend" test of Section 302(b)(1) of the Code. Because the ownership attribution rules are complex, a Refac stockholder who is considering exercising the Payment Right should consult such holder's tax advisor with respect to satisfying these tests. The Internal Revenue Service ("IRS") has ruled that a minority stockholder in a publicly traded corporation whose relative stock interest is minimal and that exercises no control with respect to corporate affairs is considered to have a "meaningful reduction" if such stockholder has a relatively minor reduction in such stockholder's percentage stock ownership.

   If the redemption resulting from the exercise of the Payment Right does not satisfy any of the Section 302(b) tests described above, the Refac stockholder will generally be treated as receiving a distribution from Refac in the amount of the Net Payment Amount. Such distribution will generally be taxable as a dividend to the extent of the stockholder's allocable share of current or accumulated earnings and profits. Any excess of the Payment Amount over the amount that is taxable as a dividend will be treated as a non-taxable return of capital to the extent of the stockholder's adjusted tax basis in the redeemed stock, and any remaining portion of the Payment Amount will be treated as taxable capital gain which will constitute long-term capital gain if the redeemed stock has been held for more than one year.

   Lapse of the Payment Right--If the Payment Right received in the merger is allowed to expire unexercised, the expiration of the Payment Right should be treated as a sale or exchange of the Payment Right on the expiration date. The resultant loss should be treated as a long-term capital loss.

  Temporary Regulations with Respect to Reportable Transactions

   New temporary Treasury regulations (the "Regulations") dealing with "reportable transactions" were recently published, which require each taxpayer that has participated, directly or indirectly, in a reportable transaction to disclose its participation in its tax returns. Under the Regulations, the transactions described herein may qualify as reportable transactions. As a result, Refac stockholders may be required to disclose certain information to the IRS on IRS Form 8886 (not yet available) along with their tax returns and retain information relating to the transactions. Additionally, a list identifying both the transactions described herein and the Refac stockholders may be maintained and furnished to the IRS upon request. Legislative proposals may be enacted that would impose significant penalties for failure to comply with the Regulations. Stockholders should consult their own tax advisors concerning any possible disclosure obligations arising from the transactions described herein and should be aware that the parties to the transactions (including their advisors) intend to comply with all of the requirements of the Regulations (including the possibility of registering the transactions) as they determine may apply.

THE FOREGOING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED HEREIN FOR GENERAL INFORMATION PURPOSES ONLY. ACCORDINGLY, EACH REFAC STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE MERGER.

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

Certain Federal Securities Law Consequences

   The Surviving Corporation Stock to be issued to in the merger will not be registered under the Securities Act of 1933, in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

   As a result, no registration statement concerning the issuance of Surviving Corporation Stock in the merger has been or will be filed with the SEC. Shares of Surviving Corporation Stock issued to a shareholder of the Company deemed to be an "affiliate" (as the term is defined in SEC Rule 144 of the Securities Act and which includes the Company's officers and directors), will not be freely tradable under the Securities Act. Those affiliates may not resell the shares of Surviving Corporation Stock that they acquire in the merger except pursuant to:

  . an effective registration statement under the Securities Act covering such shares;

  .   the resale provisions of SEC Rule 145; or

  . any other applicable exemption from the registration requirements of the Securities Act.

   Shares of Surviving Corporation Stock issued in the merger to persons that are not affiliates will be freely tradable under the Securities Act. However, if current holders of Company Common Stock sell or otherwise transfer for value the shares of Surviving Corporation Stock that they receive in the merger, they will permanently lose their Payment Right for those shares and the purchaser of such shares will not have any Payment Right for those shares.

Accounting Treatment

   The Company expects to treat the merger as a recapitalization for accounting purposes, because the Company will become a subsidiary of Palisade and, following the merger, minority shareholders will hold approximately 20% of the Company's outstanding shares. The difference in the par value of the Company Common Stock and Surviving Corporation Stock will be adjusted from common stock to additional paid-in capital. At or near the effective time of the merger (1) a cash payment by Merger Sub and (2) 0.2 shares of Surviving Corporation Stock, with an associated Payment Right issued by the Company, will be placed with an exchange agent for each eligible share of Company Common Stock . The exchange agent will exchange this consideration with shareholders who properly tender their stock certificates. The substance of the exchange is that of a treasury stock transaction. Accordingly, the Company will need to determine, as of the date all conditions to the merger have been satisfied or waived (the "Closing Date"), the fair value of the consideration used to purchase the Company Common Stock ((1) and (2) above) in order to determine if such consideration exceeds the fair value of the Company Common Stock. The excess, if any, of the fair value of the consideration over such fair value, will be charged as an expense.

   As the Payment Right represents a right of shareholders to sell to the Surviving Corporation their shares of Surviving Corporation Stock for cash, the estimated value of the Payment Right will be reflected on the balance sheet as temporary equity, which is not a component of liabilities or shareholders' equity. A similar amount will reduce additional paid-in capital. The estimated value of the Payment Right will be reduced in the event shareholders sell their
0.2 shares of Surviving Company Stock received in the exchange prior to June 30, 2005.

   The estimated value will initially be reflected on the date of the merger closing and will be based upon the computed amount of the liquid distributable assets, subject to the maximum amount payable to shareholders. Subsequent changes in the estimated value through June 30, 2005, computed on a quarterly basis, will increase or decrease the temporary equity amount with an offsetting increase or decrease in additional paid-in capital.

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                       APPRAISAL RIGHTS OF STOCKHOLDERS

   If the merger is consummated, stockholders who do not vote "FOR" the adoption of the merger agreement, who hold shares of common stock of record on the date of making a written demand for appraisal as described below, who continuously hold shares of common stock through the closing of the merger, and who otherwise comply fully with Section 262 of the DGCL ("Section 262"), will be entitled to a judicial determination of the fair value of their shares of common stock exclusive of any element of value arising from the accomplishment of the merger in accordance with the provisions of Section 262 and to receive from us payment of such fair value in cash together with a fair rate of interest, if any, as determined by such court. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement.

   Under Section 262, not less than 20 calendar days prior to the special meeting, we must notify each of the holders of our stock who was such on the record date for the meeting that such appraisal rights are available and include in each such notice, a copy of Section 262. This proxy statement constitutes such notice to the holders of record of common stock.

   The following is a summary of the procedures to be followed under Section 262, the full text of which is attached as Annex C to this proxy statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex C. Stockholders should read carefully the full text of Section 262 because failure to follow any Section 262 procedure may result in the loss of appraisal rights. Any stockholder who desires to exercise appraisal rights should carefully review Section 262 before electing or attempting to exercise appraisal rights.

   Holders of record of shares of common stock who desire to exercise appraisal rights must not vote in favor of the merger or consent to the merger in writing (including by returning a signed proxy card without indicating any voting instructions as to the proposal) and must deliver a separate written demand for appraisal of such shares to us prior to the taking of the vote on the merger agreement. A holder of shares of common stock wishing to exercise appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares of record through the effective time of the merger. The demand for appraisal will be sufficient if it reasonably informs us of the identity of the stockholder and that the stockholder intends to demand an appraisal of the fair value of shares of common stock.

   If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by or for the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be made by or for all owners of record. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a holder of record provided the agent identifies the record owner or owners and expressly discloses in such demand that the agent is acting as agent for the record owner or owners of such shares.

   A record holder, such as a broker, who holds shares of common stock as a nominee for beneficial owners, some or all of whom desire to demand appraisal, must exercise appraisal rights on behalf of such beneficial owners with respect to the shares held for such beneficial owners. In such case, the written demand for appraisal should set forth the number of shares covered by such demand. Unless a demand for appraisal specifies a number of shares, the demand will be presumed to be applicable to all shares outstanding in the name of such record owner. If a stockholder holds shares of common stock through a broker which in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. BENEFICIAL OWNERS WHO ARE NOT RECORD OWNERS AND WHO INTEND TO EXERCISE APPRAISAL RIGHTS SHOULD INSTRUCT THE RECORD OWNER TO COMPLY STRICTLY WITH THE

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

STATUTORY REQUIREMENTS WITH RESPECT TO THE DELIVERY OF WRITTEN DEMAND FOR APPRAISAL. A DEMAND FOR APPRAISAL SUBMITTED BY A BENEFICIAL OWNER WHO IS NOT THE RECORD OWNER WILL NOT BE HONORED.

   A proxy or vote against the adoption of the merger agreement will not constitute a demand for appraisal. Stockholders should not expect to receive any additional notice with respect to the deadline for demanding appraisal rights.

   Any holder of record of common stock must deliver the written demand for appraisal prior to the taking of the vote on the merger agreement. All demands for appraisal should be addressed to Refac, The Hudson River Pier-Suite 110, 115 River Road, Edgewater, New Jersey 07020, Attention: Secretary.

   If the merger agreement is adopted, then within 10 days after the effective date of the merger, we will provide notice of the effective date of the merger to all stockholders who have complied with Section 262 and who have not voted in favor of or consented to the merger.

   A stockholder may withdraw a demand for appraisal in writing within 60 days after the effective time of the merger and accept the terms of the merger. Thereafter, our approval will be needed for such a withdrawal. In all events, if a petition for appraisal has been filed in the Delaware Court of Chancery, a stockholder may not withdraw without the approval of the Court.

   Within 120 days after the effective date of the merger, in compliance with
Section 262, any stockholder who has properly demanded an appraisal and who has not withdrawn his or her demand as provided above and the Company, each has the right to file in the Delaware Court of Chancery a petition, with a copy served on us in the case of a petition filed by a dissenting stockholder, demanding a determination of the fair value of the shares held by all dissenting stockholders. If, within the 120-day period following the effective time of the merger, no petition shall have been filed as provided above, all rights to appraisal will cease and all dissenting stockholders who owned shares of common stock will become entitled to receive the merger consideration for each share of common stock held, without interest. We are not obligated, and do not currently intend, to file such a petition.

   Any dissenting stockholder is entitled, within the 120-day period following the effective time of the merger and upon written request to us, to receive from us a statement setting forth:

  . the aggregate number of shares of common stock which have not voted to adopt the merger agreement and with respect to which demands for appraisal have been received; and

  .   the aggregate number of dissenting stockholders.

Such statement must be mailed within ten days after a written request for such statement has been received by us, or within ten days after the expiration of the period for delivery of demands for appraisal, as described above, whichever is later.

   Upon the filing of a petition, the Delaware court is empowered to determine which dissenting stockholders have complied with the provisions of Section 262 and are entitled to an appraisal of their shares. The Delaware court may require that dissenting stockholders submit their share certificates for notation thereon of the pendency of the appraisal proceedings and the Delaware court may dismiss the proceedings as to any dissenting stockholder who does not comply with such requirement.

   After determining the stockholders entitled to appraisal, the Delaware court will appraise shares of common stock owned by the dissenting stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger. In determining the fair value, the Delaware court is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court

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discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air" price obviously requires consideration of all relevant factors involving the value of a company. The Delaware Supreme Court has stated, that in making this determination of fair value, the Delaware courts must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger and which "throw any light on future prospects of the merged corporation."

   The Delaware Supreme Court noted that Section 262 provides that fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value" but which applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court held that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

   Stockholders considering seeking appraisal should consider that the fair value of their shares determined by the Delaware court under Section 262 could be more than, the same as, or less than, the consideration payable pursuant to the merger agreement. We reserve the right to assert in any appraisal proceedings that, for purposes of Section 262, the "fair value" of a share of common stock is less than the consideration payable pursuant to the merger agreement.

   The Delaware court may also:

  . determine a fair rate of interest, if any, to be paid to dissenting stockholders in addition to the fair value of the shares;

  . determine the costs of the proceeding and assess such costs against the parties as the Delaware court deems equitable (however, costs do not include attorneys' and expert witnesses' fees); and

  . upon application of a dissenting stockholder, order all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

   No appraisal proceedings in the Delaware court will be dismissed as to any dissenting stockholder without the approval of the Delaware court, and this approval may be conditioned upon terms which the Delaware court deems just.

   From and after the effective date of the merger, stockholders who have demanded appraisal rights in accordance with Section 262 will not be entitled to vote or consent by written action to vote any shares subject to demand for appraisal for any purpose and will not be entitled to receive payment of any dividends or other distributions payable to stockholders except dividends or distributions payable to stockholders of a record date prior to the effective date of the merger.

   Failure to take any required step in connection with appraisal rights may result in the loss of such rights. Any stockholder who loses such rights will only be entitled to receive the consideration offered in the merger without interest.

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                             THE MERGER AGREEMENT

   The following is a summary of the material provisions of the merger agreement, as amended. This summary is qualified in its entirety by reference to the full text of the merger agreement, a copy of which is attached as Annex A to this proxy statement, and to the amendments to the merger agreement, copies of which are attached as Annexes A1, A2 and A3, each of which is incorporated herein by reference. We encourage you to read the merger agreement as amended because it, and not this summary, is the legal document that governs the merger. Any capitalized terms used and not defined below have the meanings given to them in the merger agreement.

The Merger and the Effective Time

   The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms and subject to the conditions of the merger agreement. Following the merger, the separate corporate existence of Merger Sub will cease, and all outstanding shares of the Company's capital stock will be cancelled or converted in the manner described below under "--Conversion of Shares; Merger Consideration." The Company will survive the merger and continue to exist thereafter, with Palisade owning approximately 80% of the Company's outstanding shares. Following the merger, the Company will continue to be a public company required to file reports under the Exchange Act. For the purposes of this section, "Surviving Corporation" will refer to the post-merger corporate existence of the Company.

   The Closing Date will occur no later than 10:00 a.m. on the third business day after the satisfaction or waiver of all of the conditions in the merger agreement. The parties will file a certificate of merger with the Secretary of State of the State of Delaware on the Closing Date. The merger will become effective at the time the certificate of merger is filed with the Secretary of State (the "Effective Time").

   We cannot assure you when, or if, all the conditions for the completion of the merger will be satisfied or waived. See "--Conditions to the Merger." We intend to complete the merger as promptly as practicable subject to stockholder adoption of the merger agreement.

Conversion of Shares; Merger Consideration

   The merger agreement provides that at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by stockholders who exercise their appraisal rights) will be converted at the Effective Time into the right to receive (1) $3.60 in cash (without interest) and (2) 0.2 shares of Surviving Corporation Stock (collectively, the "Merger Consideration"). In addition, each stockholder will also have the right to sell the shares of Surviving Corporation Stock to the Company for the Payment Amount. Cash will be paid in lieu of fractional shares of Surviving Corporation Stock.

   The Payment Amount is subject to the following adjustments:

   (i) If the Liquid Distributable Assets are less than $14 million as of March 31, 2003, then the price will be equal to (A) $5.50 minus (B) an amount equal to the product of (x) the difference between $14 million and the amount of Liquid Distributable Assets and (y) 1.25, divided by (z) the sum of (1) 697,062 and (2) 20% of the number of Company options exercised between August 19, 2002 and the Closing Date.

  (ii) If the Liquid Distributable Assets are less than $18 million as of June 30, 2005, then the price will be equal to (A) the lesser of $5.50 and the number calculated in (i) above, minus (B) an amount equal to the June 30, 2005 Deficiency (as discussed below) divided by the sum of (1) 697,062 and (2) 20% of the number of Company options exercised between August 19, 2002 and the Closing Date.

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 (iii) If the Liquid Distributable Assets as of June 30, 2005 are in excess of
       $18 million, then the price will be equal to the lesser of $5.50 and the number calculated in (i) above, plus a number equal to (1) 60% of such excess divided by the sum of (2) 697,062 and 20% of the number of Company options exercised between August 19, 2002 and the Closing Date.

   The June 30, 2005 Deficiency will be the difference between $18 million and the sum of (x) the Liquid Distributable Assets as of June 30, 2005 and (y) the shortfall, if any, between $14 million and the Liquid Distributable Assets as of March 31, 2003.

   The Company estimates that its Liquid Distributable Assets as of March 31, 2003 will exceed the $14 million requirement but, given uncertainty as to the collectibility of existing assets and the determination of available tax benefits, it cannot determine the amount as of June 30, 2005. See "Risk Factors."

   The Payment Right will be limited to stockholders who (i) hold their shares of Surviving Corporation Stock received in the merger continuously until June 30, 2005 and (ii) tender those shares in accordance with the instructions sent to them following the final calculation of the Liquid Distributable Assets. If you sell or otherwise transfer for value your shares received in the merger:
(i) you will permanently lose your Payment Right with respect to such shares; and (ii) the purchaser of your shares will not have any Payment Right with respect to such shares.

   At the Effective Time, all shares of Company Common Stock will automatically be cancelled and cease to exist. Therefore, any person holding a certificate representing shares in Company Common Stock will no longer have any rights with respect to such shares, except for the right to receive the Merger Consideration.

   Shares of Company Common Stock that are outstanding immediately prior to the merger and held by any dissenting stockholder who (a) has not voted in favor of the merger and (b) properly perfects his or her appraisal rights will not be converted into the right to receive the Merger Consideration, but rather the dissenting stockholder will be entitled to payment of the fair value of his or her dissenting shares in accordance with and subject to Section 262. See "Appraisal Rights of Stockholders."

   Liquid Distributable Assets

   Following the merger, the Company will continue with the liquidation of its assets announced in March 2002, and Palisade has agreed to use its reasonable best efforts to cause the liquidation to continue and to maximize the amount realized in connection with the liquidation. For the purposes of determining the price at which stockholders may sell their shares of Surviving Corporation Stock back to Company, the term "Liquid Distributable Assets" means an amount of assets generated through:

  . the sale of the Surviving Corporation's business segments and assets existing as of the Closing Date, Receivables (as defined below) and tax refunds collected after the Closing Date for taxes paid prior to the Closing Date ("Tax Refunds") plus the value of Tax Attributes (as defined below), and interest earned on any of the above, plus

  . the Company's cash and cash equivalents as of the Closing Date and interest earned thereon.

   Liquid Distributable Assets will be calculated net of (1) taxes paid, (2) actual operating expenses and liabilities incurred through March 31, 2003 or June 30, 2005, as applicable, (3) any incentive payment paid or payable to Messrs. Tuchman or Cardonne, net of related tax benefits, and (4) any reserve necessary to cover future costs of completing the sale of business segments and assets of the Surviving Corporation. In calculating such reserves, future expectancies of additional Liquid Distributable Assets will be taken into account, and any possible claim by the Internal Revenue Service that has neither been asserted nor threatened shall not be taken into account. Asserted or threatened claims by the Internal Revenue Service will be taken into account only if

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

asserted in writing or, if oral, reduced to writing within 20 days, and only to the extent of a reasonable estimate of the ultimate liability, after discussion with the Board Observers. Liquid Distributable Assets will not include the Company's reimbursement of legal fees to Palisade in connection with the merger agreement or proceeds from the exercise of stock options.

   To the extent the Surviving Corporation incurs debt, pays interest on such debt, acquires any assets, incurs any expenses or takes any other action not directly related to the Company's liquidation efforts or to the operation of the Company's business as it existed on the Closing Date, these actions will not be taken into account when determining the amount of Liquid Distributable Assets and Tax Attributes.

   The Surviving Corporation will maintain a separate accounting for the Liquid Distributable Assets, and the costs of the accounting will be excluded in determining the amount of Liquid Distributable Assets. The Surviving Corporation will calculate the Liquid Distributable Assets, but the calculation must be approved by two representatives designated by the Company prior to the Closing Date to represent your interests. (See "--Directors and Officers; Board Observers" below.) If the board observers do not agree with the Surviving Corporation's calculation, the Liquid Distributable Assets will be calculated by an independent accounting firm or financial advisor. After the calculation of Liquid Distributable Assets is final, the Surviving Corporation will send you instructions about how to sell your shares of Surviving Corporation Stock back to the Company, including information about the sale price.

   Tax Attributes

   For the purpose of determining Liquid Distributable Assets, "Tax Attributes" as of March 31, 2003 will include any item of loss, deduction, expense, credit or other tax attribute held by the Surviving Corporation or its subsidiaries immediately after March 31, 2003 that is available to offset taxable income of the Company (or, after the Effective Time, the Surviving Corporation) or its subsidiaries attributable to any taxable period (whether such taxable period begins before, on or after the Closing Date), to the extent not already used to obtain a Tax Refund. The amount of any Tax Attribute held by the Surviving Corporation and its subsidiaries immediately after March 31, 2003 will be determined as if the taxable period of the Surviving Corporation and its subsidiaries that includes March 31, 2003 ended on March 31, 2003.

   Tax Attributes as of June 30, 2005 will include any item of loss, deduction, expense, credit or other tax attribute held by the Surviving Corporation or its subsidiaries immediately after March 31, 2003 that is actually used (or can be used, upon filing of a tax return for any taxable period ending before, on, or which includes June 30, 2005) to offset taxable income of the Company (or, after the Effective Time, the Surviving Corporation) or its subsidiaries attributable to any taxable period ending on or before June 30, 2005, or, in the case of a taxable period that includes June 30, 2005, the portion of such taxable period that ends on June 30, 2005, to the extent not already used to obtain a Tax Refund. With respect to any taxable period that includes but does not end on June 30, 2005, the amount of taxable income attributable to such taxable period that may be offset by Tax Attributes will be the amount of taxable income which would be offset if the relevant taxable period had ended on June 30, 2005.

   Receivables

   In determining Liquid Distributable Assets, "Receivables" will include (1) as of March 31, 2003, the collection of revenue streams existing as of the Closing Date and the collection, maturity or conversion of the Surviving Corporation's assets existing as of the Closing Date (including, but not limited to, note payments and accounts receivable), and (2) as of June 30, 2005, the amounts actually collected pursuant to clause (1) by the Surviving Corporation through such date.

Treatment of Company Stock Options

   All of the outstanding options to purchase Company Common Stock are vested and will continue in accordance with their existing terms following the merger. Upon the exercise of any option between the Effective Time and June 30, 2005, an option holder will receive the Merger Consideration and the Payment Right for each

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

share represented by the option. Upon the exercise of any option after June 30, 2005, an option holder will receive only the Merger Consideration for each share represented by the option. Incentive stock options will be adjusted as necessary under applicable law.

Directors and Officers; Board Observers

   Directors and Officers. The merger agreement provides that the directors of Merger Sub and the officers of the Company immediately prior to the Effective Time of the merger will be the directors and officers of the Surviving Corporation following the merger. Palisade has informed the Company that it intends to nominate Mark S. Hoffman, Richard S. Meisenberg, Melvin Meskin and Jeffrey D. Serkes as new directors.

   Palisade has indicated that it would like Robert L. Tuchman, Mark N. Kaplan and Clark A. Johnson, current directors of the Company, to continue as directors following the merger. Messrs. Tuchman, Kaplan and Johnson have been directors of the Company since 1991, 1967 and 2000, respectively. Mr. Tuchman, Chairman, President, Chief Executive Officer and General Counsel of the Company and Raymond A. Cardonne, Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, have been officers of the Company since 1991 and 1997, respectively. You can find further information regarding Palisade's designees in the section entitled "Designees to the Board of Directors."

   In addition, the board of directors of the Surviving Corporation will be divided into three separate classes. Palisade has advised the Company that the first class of directors will consist of Clark A. Johnson and Mark N. Kaplan, the second class of directors will consist of Richard S. Meisenberg and Robert
L. Tuchman and the third class of directors will consist of Mark S. Hoffman, Melvin Meskin and Jeffrey D. Serkes. For more information on the classified board, see "--Comparison of Rights of Holders of Company Common Stock and Surviving Corporation Stock; Amended Charter and By-Laws--Classified Board."

   Board Observers. The Company will designate two representatives to attend and observe (in a non-voting capacity) all meetings of the Surviving Corporation's board of directors (the "Board Observers"). The Board Observers will be entitled to receive notices of and to attend meetings of the Surviving Corporation's board of directors, in the same manner as the members of the Surviving Corporation's board of directors. The Board Observers will approve the Surviving Corporation's calculation of Liquid Distributable Assets. Until such calculation is finalized, there will be two Board Observers. The Board Observers will be paid $1,000 and reimbursed for their reasonable expenses for each board meeting attended, and will be indemnified by the Company to the extent permitted by applicable law and the Company's organizational documents. Neil R. Austrian and Ira T. Wender, who currently serve as directors of the Company, are expected to serve as the Board Observers. Messrs. Austrian and Wender have been directors of the Company since 1980 and 1981, respectively.

Representations and Warranties

   The merger agreement contains certain customary representations and warranties by the Company that cover, among other things:

  .   organization and qualification,
  .   capital stock,
  .   authorization,
  .   non-contravention, approvals and consents,
  .   SEC reports and financial statements,
  .   absence of certain changes or events,
  .   absence of undisclosed liabilities,
  .   legal proceedings,
  .   proxy statements and other filings,

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

  .   compliance with laws and orders,
  .   compliance with agreements and material contracts,
  .   taxes,
  .   employee benefit plans,
  .   ERISA compliance,
  .   environmental matters,
  .   real property,
  .   intellectual property rights,
  .   non-competition agreements,
  .   agreements with regulatory agencies,
  .   amendment of the rights agreement,
  .   opinion of the financial advisor,
  .   voting requirements,
  .   state takeover statues,
  .   brokers and finders,
  .   insurance,
  .   certain business practices,
  .   investment company status,
  .   employees, and
  .   related party transactions.

   The merger agreement also contains certain customary representations and warranties by Palisade and Merger Sub that cover, among other things:

  .   organization and qualification,
  .   capital stock of Merger Sub,
  .   authorization,
  .   non-contravention, approvals and consents,
  .   proxy statement,
  .   legal proceedings,
  .   sufficiency of funds,
  .   brokers and finders, and
  .   ownership of Company Common Stock.

   No representations or warranties of the Company, Palisade or Merger Sub will survive beyond the Effective Time.

Conduct of the Company Prior to the Merger

   The merger agreement provides that, with certain exceptions, prior to the Effective Time, the Company and its subsidiaries will continue their business activities and not take certain actions without the prior written consent of Palisade. The Company and its subsidiaries are required to carry on the current business in the ordinary course consistent with past practice and in compliance in all material respects with applicable law and

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

use their best efforts to preserve intact the business organization of the Company and each of its subsidiaries. The Company has also agreed that, until the Closing Date, it and its subsidiaries will not without the prior consent of
Palisade:

  .   amend or propose to amend their organization documents,
  .   declare, set aside or pay any dividends or make other distributions on any of their capital stock,
  . split, combine, reclassify or take similar action with respect to any of their capital stock,
  .   adopt a plan of liquidation or authorize such liquidation,
  .   redeem or repurchase any shares of its capital stock,
  . issue, sell, grant, pledge or otherwise encumber, any shares of its capital stock or option (other than allowing the exercise of existing options),
  . adopt or amend any plan for the benefit or welfare of any director, officer or employee,
  .   increase the compensation of any director, officer or employee (other than retention bonus arrangements or agreements for less than $15,000),
  . increase the fringe benefits of or pay any benefit to any director, officer or employee (other than fees and expenses of the Special Committee),
  . enter into or modify any employment or similar agreement with any director, officer, or employee (other than severance arrangements for less than $15,000),
  . acquire any interest in, make any investment in or make any capital contribution to any person, business or entity,
  .   acquire or lease any properties or material assets of any person, business or entity,
  . (i) incur or assume any debt or guarantee any debt of another person, business or entity, (other than between the Company and its subsidiaries), (ii) issue or sell any debt securities, (iii) make any loans, advances or capital contributions or (iv) enter into any interest rate cap, interest rate collar, interest rate swap or currency hedging transaction,
  .   pay, discharge, settle or satisfy any extraordinary claims, liabilities or obligations,
  .   waive any claims or rights,
  .   make any change in any method of accounting or accounting practice or policy,
  .   create or incur any lien on any property or assets,
  . amend or materially modify the terms of any indebtedness, guarantees of indebtedness or any other securities,
  . execute any definitive or binding agreement relating to Heli-Coil and Dodge licensing rights, other than as previously disclosed to Palisade, or
  . take any action that would be reasonably expected to cause the Company's representations and warranties to be materially untrue at the Effective Time.

   The above covenants provide certain exceptions which enable the Company to continue with the liquidation of its assets announced in March 2002. Until the Closing Date, the Company and its subsidiaries may not directly or indirectly take any other action (or fail to take any required action) that would be materially inconsistent with, materially delay or materially adversely affect the consummation of the merger.

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No Solicitation

   The merger agreement provides that, until the Closing Date, the Company and its subsidiaries and affiliates may not directly or indirectly (i) solicit or consider any proposals or offers relating to, (ii) provide any information to any third party in response to, (iii) engage in any negotiations or discussions with any person, business or entity relating to, or (iv) otherwise cooperate in any way with any person in connection with, any acquisition, merger, recapitalization, dissolution or any similar transaction involving all or substantially all of the Company, its business or assets (other than in connection with the liquidation announced on March 27, 2002) or 80% or more of the Company Common Stock (an "Alternative Transaction"), other than the merger.

   However, if a third party proposes an Alternative Transaction to the Company, the Board of Directors may participate in negotiations or discussions with, or provide information to, such third party if it determines in good faith that it has a fiduciary duty to do so, provided that (a) the Board of Directors determines that such third party is capable of making a Superior Offer (as defined below) and (b) the Company promptly notifies Palisade of the terms of any such offer, the status of the Company's consideration of the offer and of any actions taken by the Company in response to the offer.

   A "Superior Offer" is a written offer made by a third party (x) to purchase the Company or its business or assets or 80% or more of the Company's capital stock or other equity that the Board of Directors, after consultation with its outside financial advisor, determines in good faith to be more favorable economically to the Company and its stockholders than the Palisade transaction and (y) that the Board of Directors determines in good faith is likely to result in a transaction that will actually be consummated.

   Upon signing the merger agreement, the Company was required to immediately cease any existing discussions or negotiations with respect to any Alternative Transaction.

   The Board of Directors also may not, except as expressly provided in the merger agreement,

  . withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Palisade or Merger Sub, its approval or recommendation of the merger or the merger agreement,

  . approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or

  . cause the Company to enter into any letter of intent or agreement related to an Alternative Transaction.

   However, upon receipt of a Superior Offer, the Board of Directors may take any of these actions if the Company first (i) provides written notice to Palisade of its intent to do so and (ii) if, within five business days of receipt, Palisade does not make an offer that the Board of Directors determines in good faith to be at least as favorable to the Company's stockholders from a financial point of view as the Superior Offer, and (iii) terminates the merger agreement and pays Palisade a termination fee. See "--Fees and Expenses" below.

   The merger agreement also permits the Company to take or disclose to its stockholders a position contemplated by Rule 14e-9 or Rule 14e-2(a) of the Exchange Act or make any disclosure to stockholders which, in the good faith judgment of the Board of Directors, is necessary under applicable law.

Indemnification and Insurance

   The merger agreement provides that the Company's current and former directors, officers, employees and agents will be indemnified by the Surviving Corporation for acts occurring before the merger, to the fullest extent possible under Delaware law, our current charter and by-laws and any existing indemnification contracts. For six years following the merger, the Surviving Corporation will maintain the Company's current directors' and officers' liability insurance policies. If the cost of this insurance exceeds 200% of the Company's current premium, the Surviving Corporation will provide the maximum amount of insurance available for such 200%. Any company which merges with or acquires the Company after the merger will be required to honor the indemnification obligations under the merger agreement.

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Employee Benefit Plans

   For two years after the completion of the merger, the Company's employees will be provided with benefits not less favorable taken as a whole than the benefits provided to employees before the Effective Time, although the Surviving Corporation is not required to continue any specific Company benefit plan. The Surviving Corporation will honor all severance plans and employment and severance agreements of the Company and its subsidiaries and provide severance pay under the Company's benefit plans to any employee without an employment or severance agreement who is terminated within the first year following the merger. In addition, it will honor all obligations under the change in control provisions of the Company's benefit plans which will be triggered by the merger. The Company's employees will receive full credit under the Surviving Corporation's benefit plans for their service with the Company and for any co-payments or deductibles paid prior to the merger. The Surviving Corporation will also waive all limitations on preexisting conditions, exclusions and waiting periods under benefit plans occurring due to the change in benefit plans in connection with the merger.

Recommendation of the Board of Directors; Stockholders' Meeting

   The merger agreement requires us to call, give notice of, convene and hold a special meeting of our stockholders for the purpose of voting on the adoption of the merger agreement. The merger agreement provides that the Board of Directors will recommend that our stockholders vote in favor of the adoption of the merger agreement. However, the Board of Directors may withdraw or modify its recommendation under certain circumstances. (See "--No Solicitation" above.) If Palisade then terminates the merger agreement, it may be entitled to a termination fee of $500,000. See "--Termination" and "--Fees and Expenses" below.

Conditions to the Merger

   The completion of the merger depends on a number of conditions being satisfied, including the conditions described below.

   Each party's obligation to complete the merger is subject to the following conditions on the Closing Date, which it may waive in its sole discretion:

  . the Company's stockholders have adopted the merger agreement by a majority vote at the special meeting, and

  . no court or government agency may issue a law or judgment prohibiting the merger or the other transactions contemplated by the merger agreement.

   Palisade's obligation to complete the merger is also subject to the following conditions on the Closing Date, which may be waived by Palisade in its sole discretion:

  . the Company's representations and warranties concerning organization and qualification, capital stock, authorization and brokers and finders must be true as of the Closing Date,

  . all of the Company's other representations and warranties must be accurate (without regard to any materiality qualifications) as of the Closing Date, except to the extent such inaccuracies do not in the aggregate both result in a liability of more than $100,000 to the Company and have a material adverse effect on the Company and its subsidiaries,

  . the Company and its subsidiaries have obtained all consents and approvals required for the merger,

  . the Company has performed all of its obligations under the merger agreement,

  . the Company has delivered to Palisade all certificates and resolutions required under the merger agreement, and

  . appraisal rights are exercised for no more than 10% of the Company's outstanding shares (excluding Palisade's shares and treasury shares).

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   The Company's obligation to effect the merger is also subject to the following conditions on the Closing Date, which may be waived by the Company in its sole discretion:

  . the representations and warranties made by Palisade and Merger Sub concerning organization and qualification, capital stock of Merger Sub, authorization and sufficient funds must be true as of the Closing Date,

  . all other representations and warranties made by Palisade and Merger Sub must be accurate (without regard to any materiality qualifications) as of the Closing Date, except to the extent such inaccuracies do not in the aggregate have a material adverse effect on the merger agreement, Palisade or Merger Sub and their ability to perform their obligations under the merger agreement,

  . Palisade and Merger Sub have performed all of their obligations under the merger agreement, and

  . Palisade and Merger Sub have delivered to the Company all certificates and resolutions required under the merger agreement.

Termination

   The merger agreement may be terminated:

  .   by mutual consent of Palisade and the Company, or

  . by either Palisade or the Company: if (i) the merger has not occurred by March 31, 2003, (ii) the merger agreement was not adopted by a majority of our stockholders at the special meeting; or (iii) any court or government agency has issued a law or judgment prohibiting the merger, by Palisade, if:

  . the Board of Directors withdraws, or adversely modifies its recommendation of, the merger,

  . the Board of Directors approves or recommends, or the Company enters into an agreement for, an Alternative Transaction,

  . there is a tender offer for the Company Common Stock and the Board of Directors within five days does not recommend against it,

  . the Company materially breaches any of its representations, warranties or obligations under the merger agreement, or by the Company:

  . if before our stockholders adopt the merger agreement at the special meeting, the Board of Directors determines to recommend to stockholders, or the Company enters into an agreement for, a Superior Offer, or

  . Palisade or Merger Sub materially breaches any representations, warranties or obligations under the merger agreement.

Fees and Expenses

   If the merger is consummated, on the Closing Date, the Company must reimburse Palisade $125,000 for its legal fees and expenses.

   The Company must pay Palisade a break-up fee of $500,000 if the Company terminates the merger agreement because the Board of Directors recommends a Superior Offer or Palisade terminates the merger agreement because:

  . the Board of Directors withdraws, or modifies adversely its recommendation of, the merger,

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

  . the Board of Directors approves or recommends to stockholders, or the Company enters into a written agreement for, an Alternative Transaction, or

  . there is a tender offer or exchange offer for the Company Common Stock and the Board of Directors within five days does not recommend against it.

   The Company must pay Palisade liquidated damages of $300,000 if either party terminates the merger agreement because our stockholders did not adopt the merger agreement at the special meeting or Palisade terminates the merger agreement because the Company materially breaches any of its representations, warranties or obligations under the merger agreement.

Comparison of Rights of Holders of Company Common Stock and Surviving Corporation Stock; Amended Charter and By-Laws

   The certificate of incorporation and by-laws of Merger Sub existing immediately prior to the Effective Time will become the certificate of incorporation and by-laws of the Surviving Corporation, but the Surviving Corporation will continue under the name Refac. Consequently, rights of holders of Surviving Corporation Stock will be governed by the Surviving Corporation's certificate of incorporation and by-laws. Copies of the certificate of incorporation, as amended, and by-laws of Merger Sub are attached to this proxy statement as Annexes D1, D2 and E, respectively.

   This section of this proxy statement compares the rights of holders of Company Common Stock and holders of Surviving Corporation Stock. This section does not include a complete description of all differences among the rights of these stockholders, nor does it include a complete description of the specific rights of these stockholders. In addition, the identification of some differences in the rights of these stockholders as material is not intended to indicate that other differences that are equally important or that you deem important do not exist. This summary, therefore, is qualified in its entirety by reference to the DGCL, the Company's current certificate of incorporation and by-laws and the Surviving Corporation's certificate of incorporation and by-laws. You should carefully read this entire proxy statement and any other documents to which we refer for a more complete understanding of the differences between the rights of holders of Company Common Stock and holders of Surviving Corporation Stock.

   The Company and Merger Sub are both incorporated under the laws of the State of Delaware. Any differences, therefore, in the rights of holders of Company Common Stock and Surviving Corporation Stock arise primarily from differences in their respective certificates of incorporation and by-laws.

   Following is a summary of the primary differences between the shares of Company Common Stock and the shares of Surviving Corporation Stock, which differences are reflected in the new certificate of incorporation and by-laws:

  Authorized Capital Stock

   The total authorized stock of the Company consists of 20,000,000 shares of common stock, par value $0.10 per share, 100,000 shares of serial preferred stock, par value $5.00 per share, and 5,000 shares of 6% preferred stock, par value $100.00 per share.

   The total authorized stock of Merger Sub consists of 20,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.

  Preferred Stock

   The Company's certificate of incorporation states that the preferred stock of the Company entitles its holders to receive non-cumulative cash dividends at the rate of 6% per annum per share on the par value thereof, to be paid before any dividends on the common stock, as and when a dividend is declared by the Board of Directors. In the event of liquidation, the holders of preferred stock are entitled to receive $100 per share, plus any declared and unpaid dividends, before any distribution or payment to the holders of common stock. The Board of Directors may also elect to redeem preferred stock (either by total redemption or pro rata) at the price of $105 per share, plus any declared and unpaid dividends, upon not less than 10 days and not more than 40 days notice. Holders of preferred stock have no voting rights other than those provided by law, nor are holders of preferred stock entitled to pre-emptive rights with regard to new issues of Company securities.

   Merger Sub's certificate of incorporation states that the Board of Directors is authorized to divide and issue shares of preferred stock in classes or series and to fix voting powers and such other rights as the Board of Directors may determine. The Board of Directors is also authorized to (i) increase or decrease the stated number of shares of preferred stock (but not below the number of shares then outstanding) and (ii) unless stockholder approval is otherwise required by Delaware law, modify or adjust the voting powers, stated value, dividend rate, the cumulative or non-cumulative nature of the dividends, liquidation preferences and rights, redemption price and conversion price and form of consideration of such preferred shares.

  Meetings of Stockholders

   The Company by-laws provide that, unless prescribed by statute, special meetings of the stockholders may be called at any time by the Board of Directors or the President. Notice of all stockholders meetings shall be given to each stockholder of record at least 10 days and not more than 50 days in advance of the meeting. Meetings shall be chaired by the President, or in the President's absence, a Vice President, or in a Vice President's absence, any person elected by a majority of stockholders. Only that business specified by the notice of meeting or properly brought before the annual meeting by the Board of Directors or a stockholder of record may be transacted. To properly bring business before an annual meeting, stockholders must give written notice to the Secretary not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting.

   Merger Sub's by-laws state that special meetings of the stockholders, unless prescribed by statute, (i) may be called by the Board of Directors, the President or the Secretary and (ii) shall be called by the President or Secretary at the request of stockholders holding a majority of the outstanding common stock. Notice of all such meetings shall be given to stockholders at least 10 days and not more than 60 days in advance of such meeting, except where the matter to be voted on concerns a merger or consolidation, or a sale, lease or exchange of all or substantially all of the corporation's assets, in which case notice shall be given at least 20 days and not more than 60 days in advance of the meeting. Merger Sub's by-laws do not specify a procedure for stockholders to bring business before any meeting.

  Quorum for Stockholder Meetings

   The Company's by-laws state that at all meetings of the stockholders, the holders of a majority of the votes of the shares of stock issued and outstanding and entitled to vote shall constitute a quorum, except where stockholder are required to vote by class, in which case a majority of the issued and outstanding shares of the appropriate class shall constitute a quorum.

   Merger Sub's by-laws state that the holders of 55% of the shares of capital stock issued and outstanding and entitled to vote shall constitute a quorum for all business, except as otherwise provided in the certificate of incorporation.

  Requisite Stockholder Vote

   The Company's by-laws state that, except as otherwise provided by statute or in the certificate of incorporation or the by-laws, any corporate action taken by vote of the stockholders shall be authorized by a majority of the votes cast at any meeting at which a quorum is present, except for the election of directors, which shall be by a plurality.

   Merger Sub's by-laws state that, except as otherwise provided by statute or the certificate of incorporation, all matters shall be authorized by a vote of 55% of the votes cast at any meeting at which a quorum is present, except for the election of directors, which shall be by a plurality.

  Stockholder Consents

   The Company's by-laws provide that, in order to determine the stockholders entitled to consent to a corporate action in writing without a meeting, the Board of Directors may fix a record date which must not precede, nor be more than 10 days after, the date on which the record date resolution is adopted. Any stockholder of record who wishes to have stockholders take action by written consent must request that the Board of Directors fix a record date, which the Board of Directors must fix promptly and within 10 days of receiving such request. In either case, if the Board of Directors does not fix a record date within the required time, and no prior action is legally required of the Board of Directors, the record date will be the first date on which a signed, written consent setting out the action to be taken is properly delivered to the offices of the Company or to the Secretary. If the Board of Directors does not set a record date within the required time, and prior action is legally required of the Board of Directors, the record date will be the close of business on the day that the resolution adopting the prior action is adopted.

   Merger Sub's by-laws provide no procedure for determining the record date for stockholder consents.

  Number of Directors

   The certificate of incorporation of the Company states that the number of directors shall be as provided in the by-laws, so long as the number of directors is not less than three. The by-laws state that the number of directors shall not be less than three nor more than 11. Vacancies may be filled by a majority of the directors then in office (even if less than a quorum) or by the sole remaining director.

   Merger Sub's by-laws state that the number of directors shall be set by the incorporator of the company and may be increased thereafter by the stockholders or the Board of Directors, or decreased by the stockholders. Vacancies may be filled by may be filled by a vote of the majority of the directors then in office (even if less than a quorum), or by the sole remaining director or by the stockholders.

  Classified Board

   The Company's certificate of incorporation does not provide for a classified board of directors. Currently, all of the Company's directors are elected each year for a one-year term.

   Merger Sub's certificate of incorporation provides for the classification of its board of directors into three classes, with each class to be as nearly equal in number as reasonably possible. The initial term of office of the first class of directors will expire at the 2003 annual meeting of stockholders, the initial term of office of the second class of directors will expire at the 2004 annual meeting and the initial term of office of the third class of directors will expire at the 2005 annual meeting, in each case upon the election and qualification of their successors. Commencing with the 2003 annual meeting of stockholders, directors elected to succeed the first class of directors shall be elected to a term of office to expire at the third succeeding annual meeting of stockholders after their election, and upon the election and qualification of their successors. Each future election of directors will be for a three year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain the number of directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

   Palisade and the Company believe that the classified board will promote continuity and stability in the Company's management and policies, facilitate long-range planning and have a beneficial effect on employee loyalty. However, because of the additional time that will be required to change control of our board of directors, the classified board will make it more difficult for our stockholders to change the composition of the board of directors even if our stockholders believe such a change would be desirable.

   Pursuant to Section 141 of the DGCL, unless a company's certificate of incorporation provides otherwise, members of a classified board of directors may only be removed for cause. Merger Sub's certificate of incorporation does not provide that directors may be removed without cause.

  Special Meetings of Directors

   The Company's by-laws provide that special meetings may be called by two or more directors or by the President on three days notice by mail or 24 hours notice by telephone or facsimile. The chairman of the meeting shall be a director chosen by a majority of directors present and the secretary shall be appointed by the chairman to keep the minutes thereof.

   Merger Sub's by-laws provide that special meetings may be held by resolution of the Board of Directors or at the call of the President, secretary or any director on two days notice by mail or one day notice by facsimile.

  Stockholder Nomination of Directors

   The Company's by-laws provide that nominations for election to the Board of Directors may be made at any annual meeting of stockholders (or any special meeting called for such purpose) at the direction of the Board of Directors or by any stockholder of record who gives proper notice. Such stockholder notice must be properly delivered to the Company, (i) in the case of an annual meeting, not more than 90 and not less than 60 days prior to the anniversary of the immediately-preceding annual meeting, or (ii) in the case of a special meeting, not later than the 10/th/ day following notice of the special meeting. Stockholder notice must set forth all of the required information concerning the director-nominee and the stockholder making the nomination, and be accompanied by the written consent of the director-nominee concerning the nomination.

   The Merger Sub by-laws do not specify a procedure for stockholders to nominate directors.

  Officers

   The Company's by-laws provide that the officers of the Company shall include the President, one or more Vice Presidents, the Treasurer, the Controller and the Secretary. Any two or more offices may be held by the same person. Any officer of the Company may be removed with or without cause by a vote of the majority of the entire Board of Directors or, if such officer was not elected or appointed by the Board of Directors, by the President.

   The Merger Sub by-laws state that the officers shall include a President, a Secretary, a Treasurer, and may include one or more Vice Presidents or assistant officers, or other officers and agents as the Board of Directors directs or the business of the company requires. Only the Chairman of the Board must be a director. Any number of offices may be held by the same person, except that the Secretary may not be the Chairman of the Board or the President. Any officer can be removed by the Board of Directors with or without cause, but without prejudice to the rights of such officer under any employment contract or other agreement with the Company.

  Compromise with Creditors

   Merger Sub's certificate of incorporation provides that in the event of a proposed compromise or arrangement between Merger Sub and its creditors and/or stockholders, any Delaware court of equity may, on the summary application of Merger Sub or any creditor, stockholder, or receiver of Merger Sub, order a meeting of such persons. If a 3/4 majority of the creditors and/or stockholders, as the case may be, agree to the compromise or arrangement, then, if sanctioned by the court, the compromise or arrangement will be binding on all such creditors or stockholders, as the case may be, and on Merger Sub. This is not addressed in the Company's certificate of incorporation and by-laws.

  Section 203 of the Delaware General Corporation Law

   Merger Sub's by-laws provide that Merger Sub is not subject to Section 203 of the DGCL, entitled "Business Combinations with Interested Stockholders."

Regulatory Approvals

   As of the date hereof, neither Palisade nor the Company is aware of any government or regulatory consents or approvals required to be obtained in connection with the merger agreement or the consummation of the merger.

Rights Agreement

   The Company is party to a rights agreement, dated as of April 30, 2002, with American Stock Transfer and Trust Company. After our March 2002 announcement that the Company was repositioning itself for sale or liquidation, the Board of Directors adopted the rights agreement and issued the rights to protect our stockholders from coercive or otherwise unfair takeover tactics. In general, the rights plan works by imposing a significant penalty upon any person or group that acquires 15% or more of any outstanding shares of Company Common Stock without approval of the Board of Directors.

   As required under the merger agreement, we have amended our rights agreement to ensure that the rights will not become exercisable as a result of our merger with Palisade.

   Additionally, the Board of Directors has taken all action necessary to render the provisions of the DGCL that restrict business combinations with interested stockholders, and any other applicable state anti-takeover laws, inapplicable to the merger, to the extent permitted by law.

Confidentiality Agreement

   In connection with its negotiations regarding a potential transaction, the Company entered into a confidentiality agreement, dated June 5, 2002, with Palisade Capital. A copy of this agreement was filed with the SEC as Exhibit A to this proxy statement and is incorporated herein by reference.

   In the confidentiality agreement, Palisade Capital agreed that it and its affiliates and representatives will not (i) disclose any information provided by the Company in connection with its negotiations or (ii) use such information for any purpose other than to evaluate the potential transaction with the Company. Palisade Capital also agreed that it and its affiliates and representatives will not disclose the fact that any relevant information exists or has been made available, including the content, existence, terms or status of the negotiations and the transaction. If Palisade Capital is required to disclose such information by applicable law, regulation or legal process, it will (i) promptly notify the Company so that the Company may take any legal or other action as it deems appropriate, (ii) in advance of the disclosure and to the extent legally permissible, provide the Company with copies of the information to be disclosed and (iii) reasonably cooperate with the Company in the Company's attempt to limit disclosure.

   Palisade Capital acknowledged that the Company does not make any warranty or representation as to the accuracy or completeness of the information provided to Palisade Capital or its representatives in connection with their negotiations.

   Palisade Capital also agreed to inform the Company if it determined not to proceed with the transaction, and to destroy or return to the Company all copies of the information. However, Palisade Capital's duties and obligations under the confidentiality agreement would continue following such return or destruction.

   Until June 4, 2004, Palisade Capital agreed that, unless specifically requested by the Company, it and its affiliates will not directly or indirectly (by forming a group or otherwise): (i) acquire, offer to acquire, or agree to acquire any securities or assets of the Company; (ii) solicit proxies to vote the Company's shares or seek to advise or influence any person on the voting of Company shares; (iii) submit any stockholder proposal; or (iv) announce or propose any extraordinary transaction involving the Company or its securities or assets.

   In addition, until June 4, 2003, Palisade Capital agreed not to solicit or hire any employee of the Company or its subsidiaries, provided that Palisade may do so if the employee acted wholly on his or her own initiate without any solicitation or encouragement from Palisade.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  Results of Continuing Operations--Year Ended December 31, 2001

   Revenues were $5,489,000 in 2001 as compared to $9,754,000 in 2000 and $10,619,000 in 1999. The decrease in the 2001 revenues of $4,265,000 is due to a decrease of $938,000 in licensing-related activities, $3,226,000 in gains and dividends from licensing-related securities (KeyCorp) and a decrease in interest and dividends of $101,000. With respect to the decline in revenues of gains and dividends related to licensing-related securities, the Company's planned liquidation of licensing-related securities (KeyCorp) was completed during the second quarter of 2001. During 2000, such gains and dividends accounted for revenues and net income of $5,054,000 and $3,386,000, respectively, as compared to only $1,828,000 and $1,210,000, respectively, in 2001.

   The decrease in revenues from 1999 to 2000 of $865,000 is due to decreases of $178,000 in licensing-related activities and $956,000 in realized gains on sales and dividends from licensing-related securities, offset by an increase of $269,000 in dividends and interest income.

   Revenues are summarized as follows:

                                                               2001 2000 1999
                                                               ---- ---- ----
  Revenues from licensing-related activities..................  55%  40%  39%
  Realized gains on sales and dividends from licensing-related securities................................................  33%  52%  57%
  Dividend, interest and other income.........................  12%   8%   4%
                                                               ---  ---  ---
  Total....................................................... 100% 100% 100%
                                                               ---  ---  ---

Licensing-Related Activities

   Revenues from licensing-related activities consist of recurring royalty payments for the use of licensed patents and trademarks; non-recurring, lump sum license payments; agency fees; and service fees. Licensing-related income declined in 2001 by $938,000, which was mainly attributable to decreases in trademark agency fees of $498,000 and patent and technology licensing income of $441,000. Revenues from licensing-related activities decreased in 2000 by $178,000. The decline was primarily attributable to a decrease in patent and technology licensing income of $519,000, offset by an increase in trademark agency fees of $340,000. The decline in the patent and technology licensing income was primarily attributable to the fact that Company did not have any non-recurring licensing revenues in 2001, as compared to $415,000 in 2000 and $880,000 in 1999.

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

   Expenses from licensing-related activities consist principally of amounts paid to licensors at contractually stipulated percentages of the Company's related revenues and, in addition, include expenses related to the investigation, marketing, administration, enforcement, maintenance and prosecution of patent, trademark and license rights and related licenses. Licensing-related expenses for 2001 decreased by $726,000 from 2000, and 2000 expenses decreased by $727,000 from 1999. As a percentage of licensing-related revenues, these expenses were 22%, 35% and 51% in 2001, 2000 and 1999, respectively. The decrease in both 2001 and 2000 is principally due to a decline in client expenses related to the revenue decrease and a decrease in licensing-related salaries and benefits as the Company focused on managing existing relationships.

Licensing-Related Securities

   Income from licensing-related securities consist of gains on sales and dividends received on securities (KeyCorp) acquired by the Company in connection with its licensing-related activities. Gains and dividends decreased by $3,226,000 and $956,000 for the years ended December 31, 2001 and 2000, respectively. As mentioned above, the planned liquidation of the KeyCorp stock position was completed during the quarter ended June 30, 2001. See Notes to the Consolidated Financial Statements for additional details concerning such securities.

   Selling, general and administrative expenses from continuing operations decreased by $744,000 for the year ended December 31, 2001 over 2000. The decrease is primarily attributable to a reduction in payroll and payroll related expenses. Selling, general and administrative expenses decreased $746,000 for the year ended December 31, 2000 versus the comparable period in 1999.

   Income Tax Provision--The Company's federal and state income tax provision of $1,464,000 in 2001 reflected an effective tax rate of 35%, compared with effective tax rates of 35% and 32% in the two previous years.

   Inflation--The Company's income from licensing-related operations has not in the past been materially affected by inflation. Likewise, while currency fluctuations can influence licensing-related revenues, the diversity of foreign income sources tends to offset individual income changes in currency valuations.

  Results of Discontinued Operations

   The Company has reported the results of operations for the Creative Consulting Services and Refac Consumer Products Groups as discontinued operations, net of taxes. The following table summarizes the revenues and pretax losses of the reported discontinued operations for the twelve-month periods ended December 31, 2001, December 31, 2000 and December 31, 1999:

                           Graphic                  Consumer      Total
     Twelve Months Ended   Design      Product      Products   Discontinued
      December 31, 2001     Group    Design Group    Group      Operations
     -------------------  ---------- ------------ -----------  ------------
     Revenues............ $2,500,000 $ 2,679,000  $ 3,531,000  $ 8,710,000
     Pretax income (loss)    201,000  (1,268,000)  (1,369,000)  (2,436,000)

                           Graphic                  Consumer      Total
     Twelve Months Ended   Design      Product      Products   Discontinued
      December 31, 2000     Group    Design Group    Group      Operations
     -------------------  ---------- ------------ -----------  ------------
     Revenues............ $2,602,000 $ 3,834,000  $   824,000  $ 7,260,000
     Pretax income (loss)    681,000  (1,090,000)  (2,053,000)  (2,462,000)

                           Graphic                  Consumer      Total
     Twelve Months Ended   Design      Product      Products   Discontinued
      December 31, 1999     Group    Design Group    Group      Operations
     -------------------  ---------- ------------ -----------  ------------
     Revenues............ $  445,000 $ 2,899,000  $   489,000  $ 3,833,000
     Pretax income (loss)    119,000  (1,056,000)    (148,000)  (1,085,000)

   Creative consulting services consist of product development and graphic design services provided by the Product Design Group and the Graphic Design Group. Creative consulting income decreased by $1,257,000 in 2001 as compared to 2000 with $1,155,000 of such decline being attributable to the Product Design Group and the balance of $102,000 being attributable to the Graphic Design Group. The decrease in the Product Design Group's revenue was principally due to a sharp drop in new consumer products projects as a result of the soft economy. Creative consulting revenues increased $3,092,000 in 2000 as compared to 1999 with $935,000 attributable to the Product Design Group and $2,157,000 attributable to the Graphic Design Group. The sharp increase in the Graphic Design Group's revenues is due to reporting twelve months of revenue in 2000 as compared to two months in 1999, the year in which the Graphic Design Group was acquired.

   Expenses decreased by $948,000 in 2001 as compared to 2000 of which $761,000 related to the Product Design Group and $187,000 related to the Graphic Design Group. The decrease in expenses is mainly due to reductions in creative staff to properly align capacity as a result of (i) lower external client revenue and
(ii) less inter-company work under the Company's Intellectual Venture Capital program. Creative consulting expenses increased by $1,436,000 in 2000 as compared to 1999 of which $190,000 related to the Product Design Group and $1,246,000 related to the Graphic Design Group. The increase in Graphic Design Group's expenses is due to comparing twelve months of expenses in 2000 to two months in 1999, the year the Graphic Design Group was acquired.

   Manufacturing and Marketing of Consumer Products--In September 1999, the Company acquired Funatik, Inc. and merged it into the newly formed Refac Consumer Products, Inc. ("RCP"). Sales and cost of goods sold increased by $2,707,000 and $2,021,000, respectively, from 2000 to 2001. Gross profit decreased by 7%, from 35% in 2000 to 28% in 2001. The 2001 increases in sales and cost of goods sold are mainly attributable to sales of the MTV: Music Television(TM) product line to major retailers such as Toys "R" Us, Inc. and Musicland Retail, Inc. The sales in 2000 primarily related to the sourcing of OEM products for a retailer. Sales and gross profit increased $335,000 and $270,000 in 2000 over 1999. Gross margin remained constant at 35% for 2000 and 1999.

  Results of Continuing Operations--Nine Months Ended September 30, 2002

   Revenues from continuing operations for the nine months ended September 30, 2002 were $6,182,000 as compared to $4,789,000 for the same period in 2001. The $1,393,000 revenue increase was due primarily to the gains on the sale of the Heli-Coil and Dodge and Gough licensing properties of $4,374,000, offset by declines in realized gains and dividends on licensing-related securities of $1,828,000, recurring patent license fees of $650,000, trademark agency fees of $117,000 and interest and dividends of $386,000.

   As of March 31, 2001, licensing-related securities consisted of 25,000 shares of KeyCorp common stock, all of which was sold during the second quarter of 2001. Accordingly, as of June 30, 2001, the Company no longer owned any licensing-related securities.

   Revenues from continuing operations for the nine months are summarized as follows:

                                                                  For the Nine Months
                                                                  Ended September 30,
                                                                  ------------------
     Description                                                  2002      2001
     -----------                                                  ----      ----
     Revenues from licensing-related activities..................  26%       49%
     Realized gains on sales and dividends from licensing-related
       securities................................................  --        38%
     Gains on sale of licensing rights...........................  71%       --
     Dividends and interest......................................   3%       13%
                                                                  ---       ---
     Total....................................................... 100%      100%
                                                                  ---       ---

   With the sale of the Heli-Coil, Dodge and Gough properties during the quarter ended September 30, 2002, the Company's significant licensing properties are its agreements with Patlex Corporation ("Patlex") and OXO

International ("OXO"). The Company's income from its contract with Patlex is variable and is based upon revenues derived by Patlex from the licensing of two laser patents, the first of which expires in November, 2004 and the second of which expires in May, 2005. While the amount of the income is uncertain and Patlex has not provided the Company with any projections, the Company currently estimates that it will have quarterly revenues of $270,000 through 2004 and $135,000 in 2005. The OXO Agreement provides for a royalty of $90,000 during the fourth quarter of 2002 and $360,000 during 2003, after which no further royalties shall be payable. Other license agreements are expected to provide revenues of approximately $159,000 during the fourth quarter, $229,000, $213,000 and $211,000 during 2003, 2004 and 2005, respectively, after which the revenues will decrease significantly.

   Expenses from the licensing of intellectual property rights consist principally of amounts paid to licensors at contractually stipulated percentages of the Company's specific patent and product revenues and, in addition, includes expenses related to the administration, enforcement, maintenance and prosecution of patents, trademarks and license rights and related licenses. These expenses decreased by $205,000 for the nine months ended September 30, 2002, due to a decrease in revenues. As a percentage of licensing revenues, these expenses were 18% and 21% in 2002 and 2001, respectively.

   Selling, general and administrative expenses increased by $769,000 in the nine month period ended September 30, 2002 as compared to the previous year. The increase is primarily due to expenses associated with the repositioning of the Company, which totaled approximately $683,000.

   Income Tax Provision--The Company had a claim for a net tax refund of $1,305,000 as of September 30, 2002, which is based upon the capital loss that it realized upon the sale of RIL on September 30, 2002. This capital loss can be carried back against capital gains recognized by the Company during the preceding three tax years. In addition, the Company expects to use a portion of the capital loss realized upon the sale of RIL to offset capital gains realized in 2002. The tax savings from this offset is estimated to be $805,000. The deductibility of the capital loss on the sale of RIL and the refund claim are likely to be reviewed by the Internal Revenue Service.

   Based upon further investigation of the tax basis of RIL, which was completed at the end of December 2002, the Company now believes that the capital loss for tax purposes on the sale of RIL is much higher than originally estimated. Accordingly, it now estimates that it will realize an additional net tax benefit of between approximately $1,500,000 and $2,900,000. No assurance can be given, however, as to the extent to which the Company will be able to utilize this tax benefit because it is dependent upon the applicability of various provisions of the Code, as well as Treasury regulations promulgated thereunder, including possible future Treasury regulations which may have retroactive effect. In addition, the deductibility of the capital loss on the sale of RIL and the Company's refund claim are likely to be reviewed by the Internal Revenue Service. Moreover, even if the Company receives payment of its refund claim, the Company may be subject to future audits by the Internal Revenue Service which could result in the Company having to return all or a portion of the refund received. Accordingly, the Company is unable to determine the amount and/or the timing of realization of any tax benefit from the sale of RIL.

   In connection with the repositioning of the Company, the Company is required to pay taxes on the built-in gains of assets transferred to it from subsidiaries that are no longer members of the Company's consolidated tax group. In addition, because of the uncertainty of collection of the variable purchase price relating to the sale of RIL, it has not allocated any cost basis to this contract right for financial reporting basis but has estimated the value for tax purposes. Such built-in gains, which are based upon the excess of the fair market value of the assets transferred over their tax basis, and the estimated value of the RIL sale contract constitute taxable income and are in the Company's tax provision and deferred tax assets.

   The effective tax rate on continuing operations for the nine months ended September 30, 2002 and 2001 was 38% and 34%, respectively.

   Inflation--The Company's income from licensing operations has not in the past been materially affected by inflation. Likewise, while currency fluctuations can influence licensing-related revenues, the diversity of foreign income sources tends to offset individual changes in currency valuations.

  Results of Discontinued Operations

   In furtherance of its plan to reposition itself for sale or liquidation, the Company sold its Creative Consulting Services and Manufacture and Marketing of Consumer Products groups in the third quarter of 2002.

  Liquidity and Capital Resources

   Cash and the current portion of cash equivalents, corporate bonds and U.S. Treasury Notes increased $5,456,000 from $8,887,000 at December 31, 2001 to $14,343,000 at September 30, 2002. The Company believes its liquidity position is adequate to meet all current and projected financial needs.

   Cash provided by operations was $5,429,000 for the nine months ended September 30, 2002 as compared to cash used in operations of $3,136,000 for the same period of 2001, reflecting an increase of $8,565,000. Principal sources of net cash flows from operating activities for the nine months ended September 30, 2002 were the liquidation of assets such as accounts receivable and inventory and the sale of the Company's Heli-Coil and Dodge licensing property. Most of the cash used in operations during the three months ended September 30, 2002 was applied to reductions in accounts payable, accrued expenses and amounts payable under service agreements.

   Net cash was used to increase investments by $8,906,000 during the nine months ended September 30, 2002 as compared to the same period in 2001 when investments decreased by $4,995,000.

   The Company has commitments under leases covering its facilities and under a Retirement Agreement with its founder and former Chief Executive Officer (which has been provided for in the financial statements). The following table represents the Company's future material, long-term contractual obligations:

                                                   Payments Due By Period
                                  --------------------------------------------------------
                                             Less than
     Contractual Obligations        Total    one year  1-3 years  4-5 years  After 5 years
     -----------------------      ---------- --------- ---------- ---------- -------------
Operating lease obligations...... $4,420,000 $176,000  $1,929,000 $1,266,000  $1,049,000
Other long-term obligations......    138,000   27,000     111,000         --          --
Management incentive compensation $1,600,000       --   1,600,000         --          --

   The Company's long-term investment being held to maturity consists of a corporate bond that matures in November 2003, the market value of which is affected by changes in interest rates. Historically, the Company has not experienced material gains or losses due to interest rate changes when selling long-term investments.

  Critical Accounting Policies

   The Company has historically estimated the recoverability of its long-term assets, including goodwill, by consideration of the estimated future undiscounted cash flow from the operations of the business segments to which those long-term assets relate. The Company's prior period goodwill primarily related to its Creative Consulting Services segment.

   As of January 1, 2002, the Company adopted the provisions of SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

   The Company now evaluates the recoverability of its long-term assets under the provisions of SFAS 144. While such provisions retain the considerations the Company has previously made in evaluating the recoverability of its long-term assets as discussed above, SFAS 144 provides an additional triggering event to require an impairment test--a current expectation that, more likely than not, a long-term asset or asset group will be sold or disposed of significantly before the end of its previously estimated useful life. Assets that are considered to be "held for sale" are now measured at the lower of carrying amount or fair value, less the costs to sell. Once an asset is determined to be "held for sale," depreciation on such asset ceases. Long-term assets to be disposed of by sale may not be classified as held for sale, however, until the period in which all of the following criteria are met:

  .   management commits to a plan to sell the asset or group,

  . the asset or group is available for immediate sale in its present condition,

  .   actions to complete the plan to sell have been initiated,

  .   it is probable the sale will be completed within one year,

  .   the asset or group is being actively marketed at a reasonable price, and

  . it is unlikely that significant change will be made to the plan or that it will be withdrawn.

   Based upon the above criteria, the assets of the Creative Consulting Services and the Manufacture and Marketing of Consumer Products Groups became considered held for sale during the second quarter of 2002 and have been evaluated under SFAS 144. In such valuation, the actual terms of the sale of the Graphic Design Group were used and terms that were discussed with a nonaffiliated potential purchaser for the Product Design Group were used.

   In June 2002, the Financial Accounting Standards Board issued SFAS 146, "Accounting for Exit or Disposal Activities." SFAS 146 addresses the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including costs related to termination of a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS 146 requires liabilities associated with exit and disposal activities to be expensed as incurred. SFAS 146 is effective for exit or disposal activities of the Company that are initiated after December 31, 2002.

  Forward Looking Statements

   This document includes certain statements of the Company that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact, including statements regarding completion of the proposed merger. When used in this document, the words "expects," "anticipates," "estimates," "plans," "intends," "projects," "predicts," "believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events, including the completion of the proposed merger with a subsidiary of Palisade Concentrated Equity Partnership, LP, and are subject to numerous risks, uncertainties, and assumptions. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among other things:

  .   the failure of the Company's stockholders to adopt the merger agreement,

  . a material adverse change in the collectibility of amounts due and to become due under licensing related contracts, accounts receivable, notes receivable and contract rights receivable,

  . the failure to realize currently projected income from the Company's remaining licensing properties.

  . the failure of the Company to find a subtenant for the balance of its leased space and/or the failure of its existing three subtenants to meet their obligations to the Company under their respective subleases,

  .   failure to realize expected tax benefits from the sale of RIL, and

  .   the failure of the Company to satisfy conditions to the merger.

   Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company's expectations.

                              SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

   As of January 31, 2003, to the knowledge of the Company, the persons listed below were the only beneficial owners of more than five percent of the outstanding shares of Company Common Stock. The Company has no other class of voting securities outstanding.

                                                Amount and Nature of
Name and Address of Beneficial Owner            Beneficial Ownership Percent of Class
------------------------------------            -------------------- ----------------
Dimensional Fund Advisors Inc.                        313,342(1)           8.25%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

FMR Corp.                                             379,500(2)           9.99%
  82 Devonshire Street
  Boston, Massachusetts 02109

Hummingbird Management, LLC                           305,600(3)           8.05%
  (formerly Morningside Value Investors, LLC)
  153 East 53rd Street, 55th Floor
  New York, New York 10022

Palisade Capital Management, L.L.C.                   320,400(4)           8.44%
  One Bridge Plaza, Suite 695
  Fort Lee, New Jersey 07024

Robert L. Tuchman                                     255,920(5)           6.48%
  c/o Refac
  The Hudson River Pier--Suite 110
  115 River Road
  Edgewater, New Jersey 07020

--------
(1) Dimensional Fund Advisor's share ownership is based upon the Schedule 13G filed on February 12, 2002.

(2) FMR Corp.'s share ownership is based upon the Schedule 13G filed on February 14, 2002. Such shares are directly held by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR.

(3) Hummingbird Management's share ownership is based on the Schedule 13D filed on September 3, 2002.

(4) Palisade Capital's share ownership is based upon the Schedule 13D filed on April 29, 2002 and amended on October 25, 2002. Of such shares, 7,900 and 1,300 shares are beneficially owned by Steven Berman and Mark S. Hoffman, respectively, both principals of Palisade Capital, and 311,200 shares are directly held by Palisade.

(5) Includes 150,000 shares of Company Common Stock which may be acquired upon the exercise of stock options which are exercisable immediately.

Security Ownership of Management

   The following table shows: (i) the number of shares of Company Common Stock that each of the Company's directors, nominees and executive officers beneficially owned or had the right to acquire beneficial ownership of as of, or within sixty days of, January 31, 2003; and (ii) the percentage of the outstanding shares of Company Common Stock that such ownership constitutes.

                                              Amount and Nature
                                                of Beneficial
Name of Beneficial Owner                          Ownership     Percent of Class
------------------------                      ----------------- ----------------
Neil R. Austrian.............................       10,579(1)            *
Raymond A. Cardonne..........................       45,416(2)         1.18%
Robin L. Farkas..............................       26,598(1)            *
Clark A. Johnson.............................       10,000(1)            *
Mark N. Kaplan...............................       22,828(1)            *
Robert L. Tuchman............................      255,920(3)         6.48%
Ira T. Wender................................       11,000(1)            *
                                                   -------            ----
Officers and Directors as a Group (7 persons)      382,341(4)         9.46%

--------
*  Represents less than 1% of the outstanding shares.

(1) Includes 10,000 shares of Company Common Stock which may be acquired upon the exercise of options which are exercisable immediately.

(2) Includes 42,500 shares of Company Common Stock which may be acquired upon the exercise of options which are exercisable immediately.

(3) Includes 150,000 shares of Company Common Stock which may be acquired upon the exercise of options which are exercisable immediately.

(4) Includes an aggregate of 242,500 shares of Company Common Stock which such persons may acquire upon the exercise of options which are exercisable immediately.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders intended to be presented, pursuant to Rule 14a-8 under the Exchange Act, at the 2003 Annual Meeting of Stockholders of the Company, which is currently scheduled to be held on May 9, 2003, must have been received by the Company at the Company's principal executive offices by January 20, 2003 if they are to be included in the Company's proxy statement and proxy relating to such meeting. The Company's by-laws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the by-laws, not later than February 4, 2003.


                      DESIGNEES TO THE BOARD OF DIRECTORS

   The Merger Agreement provides that from and after the effective time of the merger, the directors of Merger Sub immediately prior to the effective time of the merger will be the directors of the Surviving Corporation and the officers of the Company immediately prior to the effective time of the merger will be the officers of the Surviving Corporation. The Company must also procure, prior to the closing date of the merger, the resignation of its directors as may be necessary to enable Merger Sub's directors to serve as the directors of the Surviving Corporation. Palisade has informed the Company that it intends to nominate Mark S. Hoffman, Richard S. Meisenberg, Melvin Meskin and Jeffrey D. Serkes as new directors (collectively, the "Designees"). In addition, Palisade has indicated that it would like three of the Company's current directors, Clark A. Johnson, Mark N. Kaplan and Robert L. Tuchman, to continue as directors.

   No action is required by the Company's stockholders in connection with the appointment of the Designees to the Board of Directors.

   The following table sets forth the full name, age and five (5) year business experience of each Designee. Palisade has informed the Company that, to the best of its knowledge, none of the persons listed below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Business Experience

Name                      Age Principal Occupation or Employment (1)
----                      --- --------------------------------------
Mark S. Hoffman (2)       41  Managing Director of Palisade Capital Management, LLC

Richard S. Meisenberg (3) 40  Managing Director of Palisade Capital Management, LLC

Melvin Meskin (4)         57  Retired

Jeffrey D. Serkes (5)     43  President of JDS Opportunities, LLC

--------
(1) Unless otherwise noted, the principal occupation or employment of each individual set forth in this table has been such individual's principal occupation or employment for the past five years and no such individual holds another position or office with the Company.

(2) Mark S. Hoffman is a Managing Director of Palisade Capital Management, LLC, an affiliate of Palisade Concentrated Equity Partnership, L.P., which he joined upon its formation in 1995.

(3) Richard S. Meisenberg is a Managing Director of Palisade Capital Management, LLC, an affiliate of Palisade Concentrated Equity Partnership, L.P., which he joined upon its formation in 1995.

(4) Melvin Meskin was, until his retirement on December 31, 2001, Vice President--Finance--National Operations for Verizon, the combined Bell Atlantic/GTE telecommunications company. Mr. Meskin joined New York Telephone in 1970 and held a variety of line and staff assignments with the company over a 31-year career. In 1994, he was named Vice President-Finance and Treasurer for NYNEX Telecommunications. When Bell Atlantic and NYNEX merged, he was appointed Vice President--Finance and Comptroller of Bell Atlantic. Mr. Meskin is a director of Opticare Health Systems, Inc.

(5) Jeffrey D. Serkes is President of JDS Opportunities, LLC, an investment company specializing in real estate investment and development. From August 1994 to May 2002, Mr. Serkes held a variety of financial management positions for IBM, including: Vice President, Finance, Sales & Distribution from June 1999 to May 2002, Vice President and Treasurer from January 1995 to May 1999 and Assistant Treasurer from August 1994 to December 1994. Prior to joining IBM, Mr. Serkes held a variety of treasury management positions with RJR Nabisco, Inc., including Vice President and Deputy Treasurer (August 1993-August 1994), Vice President and Assistant Treasurer (June 1991-August 1993), Director, Capital Markets (July 1989-June 1991) and Manager, Foreign Exchange (June 1987-June 1989).

Other Directorships

                Name            Other Directorships
                ----            -------------------
                Mark S. Hoffman Opticare Health Systems, Inc.
                                Several privately held companies

                Melvin Meskin   Opticare Health Systems, Inc.

   Additional information with respect to current members of the Board of Directors is incorporated herein by reference to the Annual Report on Form 10-K for the year ended December 31, 2001.

                        SECURITY OWNERSHIP OF DESIGNEES

   The following table shows: (i) the number of shares of Company Common Stock that each of the Designees beneficially owned or had the right to acquire beneficial ownership of as of, or within sixty days of, January 31, 2003, and
(ii) the percentage of the outstanding shares of Company Common Stock that such ownership constitutes.

                                      Amount and Nature of
     Name of Beneficial Owner         Beneficial Ownership Percent of Class
     ------------------------         -------------------- ----------------
     Mark S. Hoffman.................       312,500(1)           8.23%
     Richard S. Meisenberg...........       311,200(1)           8.19%
     Melvin Meskin...................           -- (2)             --
     Jeffrey D. Serkes...............           -- (2)             --
     --------------------------------       -------              ----

     Designees as a Group (4 persons)       312,500              8.23%

--------
(1) Includes 311,200 shares directly owned by Palisade Capital, of which the Designee is a managing director.

(2) The Designee does not beneficially own any shares of Company Common Stock.

                      WHERE YOU CAN FIND MORE INFORMATION

   The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at 233 Broadway, New York, New York 10279; 801 Brickell Ave., Suite 1800, Miami, Florida 33131; 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648 or 5670 Wilshire Boulevard, Suite 1100, Los Angeles, California 90036-3648. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may inspect information that the Company files with the American Stock Exchange at the offices of the American Stock Exchange located at 86 Trinity Place, New York, New York 10006. The SEC allows the Company to "incorporate by reference" information into this proxy statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. The following documents are incorporated by reference into this proxy statement and are deemed to be a part of this proxy statement, except for any information superseded by information contained directly in this proxy statement:

             REFAC SEC FILINGS          PERIOD OR DATE FILED
             -----------------          --------------------
             Annual Report on Form 10-K Year ended December 31,
                                        2001.

             Quarterly Reports on Form  Quarters ended March 31,
               10-Q                     2002, June 30, 2002 and
                                        September 30, 2002.

             Current Reports on Form    Filed on August 21, 2002,
               8-K                      October 24, 2002,
                                        November 22, 2002,
                                        December 16, 2002 and
                                        January 24, 2003.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the special meeting shall be deemed to be incorporated by reference into this proxy statement.

   Our stockholders may obtain the above-mentioned documents, without charge, by requesting them in writing or by telephone from the proxy solicitor at the following address:

                           MacKenzie Partners, Inc.
                              105 Madison Avenue
                           New York, New York 10016
               Telephone No.: 1-800-322-2885 and (212) 929-5500
                            Fax No.: (212) 929-0308

   You should rely only on the information contained in this proxy statement or other documents to which we refer to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of the proxy statement to stockholders shall not create any implication to the contrary.

   Your vote is important. To vote your shares, please complete, date, sign and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope. Please call MacKenzie Partners, Inc. if you have any questions about this proxy statement or the merger or need assistance with the voting procedures.

                       INDEX TO FINANCIAL STATEMENTS AND
                         FINANCIAL STATEMENT SCHEDULE

                                                                                                      Page
                                                                                                      ----
Independent Auditors' Report.........................................................................  F-2

Restated Consolidated Balance Sheets as of December 31, 2001 and 2000................................  F-3

Restated Consolidated Statements of Operations for the Fiscal Years ended December 31, 2001, 2000 and
  1999...............................................................................................  F-4

Consolidated Statements of Comprehensive Loss for the Fiscal Years ended December 31, 2001, 2000 and 1999...........................................................................................  F-5

Consolidated Statements of Cash Flows for the Fiscal Years ended December 31, 2001, 2000 and 1999....  F-6

Consolidated Statements of Changes in Stockholders' Equity for the Fiscal Years ended December 31,
  2001, 2000 and 1999................................................................................  F-7

Notes to Consolidated Financial Statements...........................................................  F-8

Condensed Consolidated Balance Sheet (Unaudited) as of September 30, 2002............................ F-18

Condensed Consolidated Statement of Operations (Unaudited) for the nine months ended September 30,
  2002 and 2001...................................................................................... F-19

Condensed Consolidated Statement of Cash Flows (Unaudited) for the nine months ended September 30,
  2002............................................................................................... F-20

Notes to Consolidated Financial Statements (Unaudited)............................................... F-21

                         Independent Auditors' Report

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Refac and Subsidiaries:

   We have audited the accompanying consolidated balance sheets of Refac and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive income (loss), cash flows and stockholders' equity for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Refac and Subsidiaries at December 31, 2001 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

Grant Thornton LLP

   New York, New York
   February 15, 2002, except for
   Notes 1A, 1J, 6A, 6B, 8, 10
   and 12 as to which
   the date is August 5, 2002

     Restated Consolidated Balance Sheets as of December 31, 2001 and 2000

                            Refac and Subsidiaries

                          Consolidated Balance Sheets
                            (Restated, see Note 1A)

                                                                              December 31,
                                                                       --------------------------

                                                                           2001          2000
                                                                       ------------  ------------
ASSETS
Current Assets
   Cash and cash equivalents.......................................... $  8,690,000  $  5,678,000
   Royalties receivable...............................................      754,000     1,114,000
   Accounts receivable................................................    2,890,000     1,070,000
   Investments being held to maturity.................................      200,000     4,649,000
   Inventory..........................................................    2,140,000        91,000
   Prepaid expenses and other current assets..........................      389,000       651,000
                                                                       ------------  ------------
       Total current assets...........................................   15,063,000    13,253,000
                                                                       ------------  ------------
   Property and equipment - net.......................................    1,672,000     1,929,000
   Licensing-related securities.......................................           --     2,096,000
   Investments being held to maturity.................................      445,000       442,000
   Deferred income taxes..............................................      114,000            --
   Other assets.......................................................      265,000       262,000
   Assets being held for sale - Product Group.........................    4,870,000     5,149,000
   Assets being held for sale - Graphic Group.........................    1,583,000     1,417,000
   Assets being held for sale - Consumer Products Group...............      375,000       355,000
                                                                       ------------  ------------
       Total Assets................................................... $ 24,387,000  $ 24,903,000
                                                                       ============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable................................................... $    293,000  $    143,000
   Accrued expenses...................................................      640,000       501,000
   Amounts payable under service agreements...........................      253,000       435,000
   Deferred revenue...................................................      315,000       125,000
   Other liabilities..................................................       89,000        21,000
                                                                       ------------  ------------
       Total current liabilities......................................    1,590,000     1,225,000
                                                                       ------------  ------------
Deferred income taxes.................................................           --       527,000
Other liabilities--deferred compensation..............................      205,000       397,000
                                                                       ------------  ------------
Stockholders' Equity:
   Common stock, $.10 par value; authorized 20,000,000 shares; issued
     5,450,887 in 2001 and 2000.......................................      545,000       545,000
   Additional paid-in capital.........................................    9,984,000     9,984,000
   Retained earnings..................................................   26,312,000    25,228,000
   Accumulated other comprehensive income.............................           --     1,246,000
   Treasury stock, at cost 1,655,626 shares in 2001 and 2000..........  (13,874,000)  (13,874,000)
   Receivable from issuance of common stock...........................     (375,000)     (375,000)
                                                                       ------------  ------------
       Total stockholders' equity.....................................   22,592,000    22,754,000
                                                                       ------------  ------------
       Total Liabilities & Stockholders' Equity....................... $ 24,387,000  $ 24,903,000
                                                                       ============  ============

   The accompanying notes are an integral part of the consolidated financial statements.

   Restated Consolidated Statements of Operations for the Fiscal Years ended
                       December 31, 2001, 2000 and 1999

                            Refac and Subsidiaries

                     Consolidated Statements of Operations
                            (Restated, see Note 1A)

                                                             Years Ended December 31,
                                                      -------------------------------------

                                                          2001         2000         1999
                                                      -----------  -----------  -----------

Revenues
   Licensing-related activities...................... $ 3,012,000  $ 3,950,000  $ 4,128,000
   Realized gains on licensing-related securities....   1,813,000    4,844,000    5,614,000
   Dividend income from licensing-related securities.      15,000      210,000      396,000
   Dividend and interest income......................     649,000      750,000      481,000
                                                      -----------  -----------  -----------
Total revenues.......................................   5,489,000    9,754,000   10,619,000
                                                      -----------  -----------  -----------
Costs and Expenses
   Licensing-related activities......................     672,000    1,398,000    2,125,000
   Selling, general and administrative expenses......     589,000    1,333,000    2,079,000
                                                      -----------  -----------  -----------
Total costs and expenses.............................   1,261,000    2,731,000    4,204,000
                                                      -----------  -----------  -----------
Income before provision for taxes on income..........   4,228,000    7,023,000    6,415,000
Provision for taxes on income........................   1,464,000    2,452,000    2,058,000
                                                      -----------  -----------  -----------
Net income from continuing operations................   2,764,000    4,571,000    4,357,000
Loss from discontinued operations--net of taxes......  (1,680,000)  (1,642,000)    (684,000)
                                                      -----------  -----------  -----------
Net Income........................................... $ 1,084,000  $ 2,929,000  $ 3,673,000
                                                      ===========  ===========  ===========
Basic earnings (loss) per share:
   From continuing operations........................ $      0.73  $      1.20  $      1.15
   From discontinued operations...................... $     (0.44) $     (0.43) $     (0.18)
                                                      -----------  -----------  -----------
   Net income........................................ $      0.29  $      0.77  $      0.97
                                                      ===========  ===========  ===========
Basic weighted average shares outstanding............   3,795,261    3,795,261    3,795,261

Diluted earnings (loss) per share:
   From continuing operations........................ $      0.73  $      1.20  $      1.15
   From discontinued operations...................... $     (0.44) $     (0.43) $     (0.18)
                                                      -----------  -----------  -----------
   Net income........................................ $      0.29  $      0.77  $      0.97
                                                      ===========  ===========  ===========
Diluted weighted average shares outstanding..........   3,802,579    3,797,611    3,804,273



   The accompanying notes are an integral part of the consolidated financial statements.

   Consolidated Statements of Comprehensive Loss for the Fiscal Years ended
                       December 31, 2001, 2000 and 1999

                            Refac and Subsidiaries

                 Consolidated Statements of Comprehensive Loss

                                                 Years Ended December 31,
                                          -------------------------------------
                                              2001         2000         1999
                                          -----------  -----------  -----------
Net income............................... $ 1,084,000  $ 2,929,000  $ 3,673,000
Other comprehensive income, net of tax
   Unrealized holding gain (losses), net.          --       98,000     (982,000)
   Reclassification adjustment, net......  (1,246,000)  (3,064,000)  (4,065,000)
                                          -----------  -----------  -----------
Comprehensive loss....................... $  (162,000) $   (37,000) $(1,374,000)
                                          -----------  -----------  -----------





   The accompanying notes are an integral part of the consolidated financial statements.

       Consolidated Statements of Cash Flows for the Fiscal Years ended
                       December 31, 2001, 2000 and 1999

                            Refac and Subsidiaries

                     Consolidated Statements of Cash Flows

                                                                             Years ended December 31,
                                                                      -------------------------------------
                                                                          2001         2000         1999
                                                                      -----------  -----------  -----------
Cash Flows from Operating Activities
Net income........................................................... $ 1,084,000  $ 2,929,000  $ 3,673,000
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
Depreciation and amortization........................................   1,014,000      824,000      557,000
Realized gains on sale of licensing-related securities...............  (1,813,000)  (4,844,000)  (5,614,000)
Deferred retirement..................................................    (191,000)     (48,000)          --
Deferred income taxes................................................       1,000     (311,000)    (191,000)
Write-down of long-term assets.......................................      28,000      185,000           --
(Increase) decrease in assets, net of effect of purchases:
   Accounts receivable...............................................  (1,460,000)     394,000     (795,000)
   Prepaid expenses and other current assets.........................     100,000       32,000     (325,000)
   Inventory.........................................................  (2,049,000)     (91,000)          --
   Decrease (increase) in security deposit...........................      68,000      (20,000)     100,000
   Other assets......................................................      (3,000)     322,000      212,000
Increase (decrease) in liabilities, net of effect of purchases
   Accounts payable and accrued expenses.............................     257,000     (304,000)     289,000
   Amounts payable under service agreements..........................    (181,000)      18,000      176,000
   Incomes taxes payable.............................................     131,000     (877,000)     640,000
                                                                      -----------  -----------  -----------
Net cash used in operating activities................................  (3,014,000)  (1,791,000)  (1,278,000)
                                                                      -----------  -----------  -----------
Cash Flows from Investing Activities
Proceeds from sales of licensing-related securities..................   2,020,000    5,399,000    6,182,000
Proceeds from (purchase of) investments being held to maturity.......   4,448,000   (1,760,000)     762,000
Payment for purchase of Human Factors Industrial Design, Inc., net
  of cash acquired...................................................    (100,000)          --     (275,000)
Payment for purchase of assets of David Morris Creative, Inc., net of
  cash acquired......................................................          --           --   (1,357,000)
Payment for purchase of Funatik, Inc., net of cash acquired..........          --           --      (50,000)
Proceeds from disposition of fixed assets............................      18,000           --           --
Additions to property and equipment..................................    (360,000)  (1,328,000)  (1,799,000)
                                                                      -----------  -----------  -----------
Net cash provided by investing activities............................   6,026,000    2,311,000    3,463,000
                                                                      -----------  -----------  -----------
Net increase in cash and cash equivalents............................   3,012,000      520,000    2,185,000
Cash and cash equivalents at beginning of period.....................   5,678,000    5,158,000    2,973,000
                                                                      -----------  -----------  -----------
Cash and cash equivalents at end of period........................... $ 8,690,000  $ 5,678,000  $ 5,158,000
                                                                      ===========  ===========  ===========
Income taxes paid.................................................... $   680,000  $ 1,980,000  $ 1,257,000
                                                                      ===========  ===========  ===========

   For supplemental disclosure of non-cash investing and financing activities, see
                 Notes to the Consolidated Financial Statements.

   The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statements of Changes in Stockholders' Equity for the Fiscal Years
                    ended December 31, 2001, 2000 and 1999

                            Refac and Subsidiaries

          Consolidated Statements of Changes in Stockholders' Equity

                                                                                                 Receivable
                                                                                                    from
                                                 Common Stock            Treasury Stock          Issuance of   Additional
-                                             ------------------     ----------------------        Common       Paid-In
                                               Shares      Amount     Shares        Amount          Stock       Capital
Years ended December 31, 2001, 2000, and 1999 ---------   --------   ---------   ------------    -----------  -----------
         Balance, December 31, 1998.......... 5,450,887   $545,000   1,655,626   ($13,874,000)   ($375,000)   ($9,984,000)
         Net income..........................
         Other comprehensive loss............
                                              ---------   --------   ---------   ------------     ---------   -----------
         Balance, December 31, 1999.......... 5,450,887   $545,000   1,655,626   ($13,874,000)   ($375,000)   ($9,984,000)
         Net income..........................
         Other comprehensive loss............
                                              ---------   --------   ---------   ------------     ---------   -----------
         Balance, December 31, 2000.......... 5,450,887   $545,000   1,655,626   ($13,874,000)   ($375,000)   ($9,984,000)
         Net income..........................
         Other comprehensive loss............
                                              ---------   --------   ---------   ------------     ---------   -----------
         Balance, December 31, 2001.......... 5,450,887   $545,000   1,655,626   ($13,874,000)   ($375,000)   ($9,984,000)
                                              ---------   --------   ---------   ------------     ---------   -----------

                                                             Accumulated
                                                                Other
-                                              Retained     Comprehensive
                                               Earnings        Income
Years ended December 31, 2001, 2000, and 1999 -----------   -------------
         Balance, December 31, 1998.......... $18,626,000    $ 9,259,000
         Net income..........................   3,673,000
         Other comprehensive loss............                 (5,047,000)
                                              -----------    -----------
         Balance, December 31, 1999.......... $22,299,000    $ 4,212,000
         Net income..........................   2,929,000
         Other comprehensive loss............                 (2,966,000)
                                              -----------    -----------
         Balance, December 31, 2000.......... $25,228,000    $ 1,246,000
         Net income..........................   1,084,000
         Other comprehensive loss............                 (1,246,000)
                                              -----------    -----------
         Balance, December 31, 2001.......... $26,312,000    $         0
                                              -----------    -----------


   The accompanying notes are an integral part of the consolidated financial statements.

                  Notes to Consolidated Financial Statements

Note 1--Business and Summary of Significant Accounting Policies

   For the past 50 years, Refac (the "Company") has been recognized for its intellectual property licensing activities. In recent years, it has also engaged in product development and graphic design and communications and has invested these creative resources, together with its licensing skills, in certain product development ventures. The Company principally operates in the United States.

  A.  Basis of Presentation

   On March 22, 2002, the Company announced plans to reposition itself for sale or liquidation. Since that date, the Company has disposed or expects to dispose of all of its operating segments with the exception of its licensing business and it has limited the operations of that segment to managing certain existing license agreements and related contracts. The balance sheets and statements of operations for all periods shown reflect the restatement for discontinued operations.

  B.  Principles of Consolidation

   The accompanying consolidated financial statements include the accounts of Refac and all of its majority-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

  C. Securities Acquired in Association with Licensing Activities and Securities Held to Maturity

   The Company categorizes and accounts for its investment holdings as follows:

   Held to maturity securities are recorded at amortized cost. This categorization is used only if the Company has the positive intent and ability to hold these securities to maturity.

   Available for sale securities are securities that do not qualify as either held to maturity or trading securities. Unrealized gains and losses are reported as a separate component of stockholders' equity, net of applicable deferred income taxes on such unrealized gains and losses at current income tax rates. The Company's investments in licensing-related securities are included in this category.

  D.  Derivatives

   Prior to 2001, the Company purchased put and wrote call options to hedge against market fluctuations in its holdings of KeyCorp common stock. The Company recorded these derivative financial instruments at fair value and reported them as available for sale securities.

  E.  Income Taxes

   Deferred income taxes arise from temporary differences in the basis of assets and liabilities for financial reporting and income tax purposes.

  F.  Earnings Per Share

   The following reconciles basic and diluted shares used in earnings per share computations.

                                              2001      2000      1999
                                            --------- --------- ---------
       Basic shares........................ 3,795,261 3,795,261 3,795,261
       Dilution: Stock options and warrants     7,318     2,350     9,012
                                            --------- --------- ---------
       Diluted shares...................... 3,802,579 3,797,611 3,804,273
                                            --------- --------- ---------

   In 2001, 2000 and 1999, options to purchase 640,750, 789,250 and 859,250 shares of common stock, respectively, were not included in the computation of diluted net income per share because the exercise prices of those options were greater than the average market price of the common stock.

  G.  Consolidated Statements of Cash Flows

   The Company considers all highly liquid investments and debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  H.  Revenue Recognition

   Royalty revenue is recognized when the licensee sells the product. Nonrecurring lump sum payments that represent settlements of patent infringement claims are recognized when the settlements occur and collectibility is reasonably assured. Product and graphic design service revenues are recognized as services are performed. Consumer product sales revenues are recognized when title to the goods is transferred.

  I.  Using Estimates in Financial Statements

   In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as revenues and expenses during the reporting period. Actual results could differ from those estimates.

  J.  Intangibles

   Patents are amortized on a straight-line basis over their statutory life or expected useful life, whichever is shorter. Goodwill is amortized on a straight-line basis over periods from 10 years to 25 years. The carrying values of the long-lived assets (including goodwill) are reviewed if the facts and circumstances, such as a current period operating loss combined with a history of such losses, suggest that such assets may be permanently impaired.

   In June 2001, the Financial Accounting Standards Board approved the issuance of SFAS No. 141, "Business Combinations" and SFAS 142, "Goodwill and Other Intangible Assets" which were issued July 20, 2001. The new standards require that all business combinations initiated after June 30, 2001 must be accounted for under the purchase method. In addition, all intangible assets acquired that are obtained through contractual or legal right, or are capable of being separately sold, transferred, licensed, rented or exchanged shall be recognized as an asset apart from goodwill. Goodwill and intangibles with indefinite lives will no longer be subject to amortization, but will be subject to at least an annual assessment for impairment by applying a fair value based test.

   The Company amortized goodwill under its current method through December 31, 2001. Commencing January 1, 2002, it no longer amortized goodwill. In 2001, the goodwill annual and quarterly amortization amounted to $348,000 and $87,000, respectively. As of June 30, 2002, the Company performed a transitional fair value based impairment test and recorded an impairment loss at January 1, 2002, as a cumulative effect of a change in accounting principle. In addition, the Company recorded an impairment loss in the fiscal quarter ending June 30, 2002.

  K.  Property and Equipment

   Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided for on a straight-line basis with the estimated useful lives ranging from three to seven years. Leasehold improvements are amortized over the lives of the respective leases.

  L.  Reclassifications

   Certain reclassifications have been made to the prior period financial statements to conform them to the current presentation.

  M.  Comprehensive Loss

   Comprehensive loss consists of net income or loss for the current period as well as income, expenses, gains and losses arising during the period that are included in separate components of equity. It includes the unrealized gains and losses on the Company's licensing-related securities, net of taxes and foreign currency translation adjustments.

  N.  Inventories

   Inventories consist of finished goods and are valued at the lower of cost or market on a first-in, first-out (FIFO) basis.

  O.  Fair Value of Financial Instruments

   The Company's financial instruments principally consist of cash and cash equivalents and long-term marketable securities. The carrying amount of cash and cash equivalents approximate fair value due to the short-term maturity of the instruments. Long-term marketable securities are recorded at amortized cost, which approximates fair value, due to interest rates on these types of securities approximating current market interest rates.

Note 2--Licensing-Related Securities and Securities Held to Maturity

   Securities held to maturity at December 31, 2001 and 2000 consist of U.S. Treasury Notes, Certificates of Deposit and corporate bonds with an amortized cost of $645,000 and $5,091,000, respectively. These securities mature in 2002 and 2003.

   There were no licensing-related securities at December 31, 2001.

   Licensing-related securities at December 31, 2000 were as follows:

                                                   Carrying   Unrealized
                           Fair Value     Cost      Value     Gain/(Loss)
      December 31, 2000    ----------  ---------  ----------  -----------
      KeyCorp (NYSE: KEY). $2,100,000  $ 208,000  $2,100,000  $1,892,000
      KeyCorp Put Options.     (4,000)   156,000      (4,000)   (160,000)
      KeyCorp Call Options         --   (156,000)         --     156,000
                           ----------  ---------  ----------  ----------
                           $2,096,000  $ 208,000  $2,096,000  $1,888,000
                           ----------  ---------  ----------  ----------

   At December 31, 2000, the Company held 75,000 shares of KeyCorp. The Company also had bought and sold 50,000 put and call options, respectively (50,000 of each option expiring in the first quarter of 2001).

   The realized gains for licensing-related securities accounted for on a first-in, first-out basis for the years ended December 31, 2001, 2000 and 1999 are summarized as follows:

                               2001       2000       1999
                            ---------- ---------- ----------
                    KeyCorp $1,813,000 $4,844,000 $5,614,000
                            ---------- ---------- ----------

Note 3--Income Taxes

   The provision for taxes on income from continuing operations for the years ended December 31, 2001, 2000 and 1999 were as follows:

                                   2001        2000        1999
                                ----------  ----------  ----------
            Federal............ $1,564,000  $2,544,000  $2,254,000
            Deferred...........   (143,000)   (253,000)   (232,000)
            State and local....     21,000     116,000       5,000
            Foreign withholding     22,000      45,000      31,000
                                ----------  ----------  ----------
                                $1,464,000  $2,452,000  $2,058,000
                                ----------  ----------  ----------

   The provision for taxes on income from continuing operations for the years ended December 31, 2001, 2000 and 1999 differed from the amount computed by applying the statutory federal income tax rate of 34% as follows:

                                               2001 2000  1999
                                               ---- ----  ----
                 Statutory Rate...............  34%  34%   34%
                 Dividend received exclusion..  --   (1)%  (2)%
                 State and local..............   1%   2%   --
                                                --   --    --
                 Provision for taxes on income  35%  35%   32%
                                                --   --    --

   The tax effect of temporary differences that gave rise to deferred tax assets and liabilities are as follows:

                                                         December 31
                                                     -------------------
                                                       2001      2000
                                                     -------- ----------
       Assets
          Deferred rent and compensation/retirement. $114,000  $ 186,000
       Liabilities
          KeyCorp common stock basis difference.....       --   (713,000)
                                                     -------- ----------
       Net asset (liability)........................ $114,000 ($ 527,000)
                                                     -------- ----------

Note 4--Property and Equipment

   Property and equipment consists of the following:

                                                  December 31
                                            ----------------------
                                               2001        2000
                                            ----------  ----------
            Leasehold improvements......... $1,186,000  $1,186,000
            Furniture and fixtures.........    730,000     724,000
            Computer software and equipment    298,000     278,000
            Automobile.....................         --      29,000
            Telephone system...............     95,000      95,000
            Office equipment...............     54,000      53,000
            Other equipment................    129,000     120,000
                                            ----------  ----------
                                            $2,492,000  $2,485,000
            Less accumulated depreciation..   (820,000)   (556,000)
                                            ----------  ----------
                                            $1,672,000  $1,929,000
                                            ----------  ----------

Note 5--Stockholders' Equity

  Stock Option Plans

   The Company measures compensation using the intrinsic value approach under Accounting Principles Board (APB) Opinion No. 25.

   In May 1990, shareholders approved the 1990 Stock Option and Incentive Plan (the "1990 Plan") that authorizes the issuance of up to 300,000 shares of common stock, and, in May 1997, the 1990 Plan was amended to provide for a 100,000 increase in the authorized shares. In May 1998, the shareholders approved the 1998 Stock Option and Incentive Plan (the "1998 Plan") that authorizes the issuance of up to 300,000 shares of common stock. Both Plans authorize the issuance of various incentives to employees (including officers and directors who are employees), including stock options, stock appreciation rights, and restricted performance stock awards. The Plans allow the stock option committee to determine type, shares and terms of the grants. As of March 14, 2000, no further grants were allowed under the 1990 Plan. Grants may be made at any time through May 10, 2008 under the 1998 Plan. The term period of the options granted ranges from 5 to 10 years, and the vesting period ranges from 0 to 5 years.

   In addition to the 1990 Plan and the 1998 Plan outlined above, on January 21, 1998, the Company granted an employee options to purchase 50,000 shares of common stock at an exercise price per share of $10.625. In 1996, stock options to purchase 50,000 shares were granted to directors at an exercise price per share of $5.8125. These options expired on February 6, 2001. On April 7, 1997, the Company sold a warrant to Palisade Capital Management, L.L.C. for a price of $103,320 to purchase 200,000 shares of common stock at $8.25 per share. The warrant expired on April 7, 2002. On November 25, 1997, the Company issued non-qualified stock options to 11 employees to purchase 165,000 shares of common stock at an exercise price of $14 per share; 105,000 of these options have been canceled. On March 18, 1998, the exercise prices of 190,000 employee options were reduced to $9.50 per share.

   The table below summarizes all option activity, excluding the warrant sale to Palisade Capital Management, L.L.C.:

                                           Weighted           Weighted           Weighted
                                           Average            Average            Average
                                           Exercise           Exercise           Exercise
                                   2001     Price     2000     Price     1999     Price
                                 --------  -------- --------  -------- --------  --------

Outstanding at beginning of year  646,750   $7.09    699,750   $7.64    711,500   $8.67
Options granted.................   51,500    2.51     93,500    2.94    145,500    4.56
Options exercised...............       --      --         --      --         --      --
Options canceled................ (212,500)   6.47   (146,500)   7.04   (157,250)   9.48
                                 --------   -----   --------   -----   --------   -----
Outstanding at end of year......  485,750    6.88    646,750    7.09    699,750    7.64
                                 --------   -----   --------   -----   --------   -----
Exercisable at end of year        271,500   $8.46    341,925   $8.23    317,070   $8.28
                                 --------   -----   --------   -----   --------   -----

   The following table summarizes option data, excluding the warrant sale to Palisade Capital Management, L.L.C. as of December 31, 2001:

                                     Weighted
                        Outstanding  Average  Weighted Exercisable  Weighted
                             at      Contract Average       at      Average
    Price Range         December 31,   Life   Exercise December 31, Exercise
    Minimum     Maximum     2001     (Years)   Price       2001      Price
    ----------- ------- ------------ -------- -------- ------------ --------
       $2.50    $ 3.75    123,000      8.97     2.79      12,000     $2.83
       $3.76    $ 5.64     68,500      7.88     4.05      32,750     $4.04
       $5.56    $ 8.48     40,500      6.96     6.88      16,200     $6.88
       $8.49    $12.73    253,750      5.66     9.62     210,500     $9.59
                          -------                        -------
                          485,750                        271,500
                          -------                        -------

   The exercise prices of all the options granted (qualified and non-qualified) are at fair value of common stock at date of grant. The fair value of each option grant is estimated as of the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2001, 2000 and 1999, respectively: no dividend yields; expected volatility of 60, 48 and 54 percent; risk-free interest rates of 4.6, 5.7 and
6.5 percent; and expected lives of 5, 5 and 5 years. The weighted-average fair value of options granted was $1.39, $1.44 and $2.48 for the years ended December 31, 2001, 2000 and 1999, respectively.

   The pro forma amounts had options been recorded at fair value, are indicated below:

                                         2001      2000       1999
                                       -------- ---------- ----------
          Pro forma net income........ $778,000 $2,758,000 $3,527,000
          Pro forma earnings per share
             Basic.................... $   0.21 $     0.73 $     0.93
             Diluted.................. $   0.21 $     0.73 $     0.93

  Preferred Stock

   The 6% non-cumulative preferred stock of $100 par value is redeemable at $105 with 5,000 shares authorized and none issued. The serial preferred stock of $5 par value has 100,000 shares authorized and none issued.

Note 6--Commitments and Contingent Liabilities

  A.  Commitments

   The Company has commitments under leases covering its facilities. In May 1999, the Company relocated its corporate offices and creative studio to newly constructed facilities in Edgewater, New Jersey. The lease has an initial term of 10.5 years, which commenced upon the completion of construction in May 1999. The Company has two successive five-year renewal options. The total expected annual payments due under the lease are $567,750 during 2002 and thereafter, with a maximum cost of living increase of 2.5% per annum starting in the fourth lease year. In October 2001, the Company subleased a portion of its Edgewater facility for an annualized payment of $270,000 through May 2005. In connection with the sale of the Company's Graphic Design Group, the Company also entered into a sublease with the acquiring company for 3,492 square feet of commercial rentable space. The sublease expires on November 30, 2009, which is co-terminus with the Company's master lease. The rent for the entire term of the sublease is approximately $80,830 annually, $565,809 on the aggregate. In connection with the relocation, the Company terminated its lease for its corporate offices in New York City and subleased the offices and studio previously occupied by Human Factors Industrial Design, Inc. for the remainder of the lease term. Rent expense covering all Company facilities was approximately $476,000 (net of sublease income of $68,000), $580,000 and $445,000 for the years ended December 31, 2001, 2000 and 1999, respectively. In addition, the Company is liable for escalations as provided in the lease agreements.

  B.  Employment Agreements

   The Company's employment agreement with its President and Chief Executive Officer extends through March 31, 2004. The agreement provides for minimum annual compensation and incentive compensation for repositioning the Company for sale or liquidation. The officer was also granted options to purchase 100,000 shares of common stock pursuant to the Company's 1990 Stock Option Plan. In 1996, the officer exercised these previously granted options to purchase 100,000 shares of common stock. In connection with such exercise, the Company provided the officer with a loan of $375,000. The note, as modified in March 2002, bears interest at the rate of 6% per annum and is payable in ten
(10) equal annual installments commencing on December 31, 2004.

   On March 21, 2002, the Company entered into an employment agreement with its Vice President and Chief Financial Officer, which extends through March 31, 2004. The agreement provides for minimum annual compensation and incentive compensation for repositioning the Company for sale or liquidation.

   The incentive compensation to the two officers for repositioning the Company for sale or liquidation will be an aggregate 20% of the excess, if any, of the fair market value of the cash and securities available to be distributed to the Company's shareholders (or otherwise realized by the shareholders) over $10 million. In addition, in the event of termination of employment of the officers prior to March 31, 2004 without cause or due to other conditions defined in their employment agreements, such officers will be entitled to a lump-sum payment of the remaining compensation under the agreements.

  C.  Deferred Compensation/Post-Retirement Benefits

   On December 13, 1996, the Company entered into a retirement agreement with its then Chairman and Chief Executive Officer. For a period of three years, from July 1, 1997 to June 30, 2001, the former Chairman acted as a consultant. The retirement agreement also provides for an annuity of $100,000 per annum during his life; medical and health benefits for him and his spouse during their lives; and office facilities, equipment and personnel support for two years following his consulting services. In 1996, the Company expensed $445,000 for such retirement benefits, which represented the present value of the expected payments, following the consultancy period, based upon his then estimated life expectancy. During the second half of 2000, the Company began making payments, leaving the balance of $205,000 and $397,000 at December 31, 2001 and 2000, respectively.

  D.  Letters of Credit

   At December 31, 2001, the Company had open letters of credit to purchase goods for $76,000.

Note 7--Concentrations

   The Company has a contract with Patlex Corporation which accounted for approximately 34%, 18% and 14% of the Company's total revenues for 2001, 2000 and 1999, respectively. The most significant of the two patents licensed by Patlex Corporation is the Gas Discharge Laser Patent (U.S. Patent No. 4,704,583), which expires in November 2004. The other patent (U.S. Patent No. 4,746,201) expires in May 2005.

Note 8--Accounting for the Impairment or Disposal of Long-lived Assets

   The Company has historically estimated the recoverability of its long-term assets, including goodwill, by consideration of the estimated future undiscounted cash flow from the operations of the business segments to which those long-term assets relate. These estimates were based upon historical results adjusted for planned reductions in expenses, which have been implemented and reasonable sales goals of the business segments. The Company's goodwill primarily relates to its Creative Consulting Services segment.

   As of January 1, 2002, the Company adopted the provisions of SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

   The Company will evaluate the recoverability of its long-term assets under the provisions of SFAS 144. While such provisions retain the considerations the Company has previously made in evaluating the recoverability of its long-term assets as discussed above, SFAS 144 provides an additional triggering event to require an impairment test -- a current expectation that, more likely than not, a long-term asset or asset group will be sold or disposed of significantly before the end of its previously estimated useful life. Assets that are considered to be "held for sale" are now measured at the lower of carrying amount or fair value, less the costs to sell. Once an asset is determined to be "held for sale", depreciation on such asset ceases. Long-term assets to be disposed of by sale may not be classified as held for sale, however, until the period in which all of the following criteria are met:

  .   management commits to a plan to sell the asset or group,

  . the asset or group is available for immediate sale in its present condition,

  .   actions to complete the plan to sell have been initiated,

  .   it is probable the sale will be completed within one year,

  .   the asset or group is being actively marketed at a reasonable price, and

  . it is unlikely that significant change will be made to the plan or that it will be withdrawn.

   Based upon the above criteria, commencing in the second quarter of 2002, the assets of the creative consulting services and the manufacture and marketing of consumer products groups are considered held for sale and have been evaluated under SFAS 144.

   For financial reporting purposes, the balance sheet has been restated and the assets available for sale have been classified in the consolidated balance sheet as "Assets being held for sale" and are included in the Creative Consulting Services and Manufacture of Consumer Products segments. Such net assets consist of the following:

                                 Graphic    Product   Consumer
                                 Design     Design    Products Consolidated
     December 31, 2001            Group      Group     Group      Group
     -----------------          ---------- ---------- -------- ------------
     Fixed assets, net......... $  110,000 $  288,000 $359,000  $  757,000
     Goodwill, net.............  1,473,000  4,582,000   16,000   6,071,000
     Total assets held for sale $1,583,000 $4,870,000 $375,000  $6,828,000

                                 Graphic    Product   Consumer
                                 Design     Design    Products Consolidated
     December 31, 2000            Group      Group     Group      Group
     -----------------          ---------- ---------- -------- ------------
     Fixed assets, net......... $  123,000 $  430,000 $337,000  $  890,000
     Goodwill, net.............  1,294,000  4,719,000   18,000   6,031,000
     Total assets held for sale $1,417,000 $5,149,000 $355,000  $6,921,000

   In connection with SFAS 144, the following table summarizes the revenues and pretax income (loss) of the reported discontinued operations of the Assets Held for Sale:

                           Graphic     Product      Consumer      Total
     Twelve Months Ended   Design      Design       Products   Discontinued
      December 31, 2001     Group       Group        Group      Operations
     -------------------  ---------- -----------  -----------  ------------
     Revenues............ $2,500,000 $ 2,679,000  $ 3,531,000  $ 8,710,000
     Pretax income (loss)    201,000  (1,268,000)  (1,369,000)  (2,436,000)

                           Graphic     Product      Consumer      Total
     Twelve Months Ended   Design      Design       Products   Discontinued
      December 31, 2000     Group       Group        Group      Operations
     -------------------  ---------- -----------  -----------  ------------
     Revenues............ $2,602,000 $ 3,834,000  $   824,000  $ 7,260,000
     Pretax income (loss)    681,000  (1,090,000)  (2,053,000)  (2,462,000)

                           Graphic     Product      Consumer      Total
     Twelve Months Ended   Design      Design       Products   Discontinued
      December 31, 1999     Group       Group        Group      Operations
     -------------------  ---------- -----------  -----------  ------------
     Revenues............ $  445,000 $ 2,899,000  $   489,000  $ 3,833,000
     Pretax Income (Loss)    119,000  (1,056,000)    (148,000)  (1,085,000)

Note 9--Human Factors Industrial Design, Inc.

   On November 25, 1997, the Company completed the purchase of the outstanding stock of Human Factors Industrial Design, Inc. (now known as RefacDesign's Product Design Group) for $6,000,000, of which $4,500,000 was payable in cash and $1,500,000 in Company stock (valued at $12.565 per share). On December 30, 1998, Human Factors Industrial Design, Inc. was merged into Refac International, Ltd. ("RIL"). The Company may also be required to make a contingent purchase price payment to the former Human Factors Industrial Design, Inc. shareholders if certain earnings targets, as defined in the purchase agreement, are met. Any contingent purchase price payment is accounted for as additional purchase price consideration. In 2001 and 1999, the Company agreed to pay an additional $100,000 and $275,000, respectively, to certain of the original shareholders who relinquished their rights to an additional contingent purchase price payment, which has been recorded as goodwill.

Note 10--David Morris Creative, Inc.

   On November 1, 1999, the Company acquired certain assets and assumed certain liabilities of David Morris Creative, Inc. (now known as RefacDesign's Graphic Design Group) for $1,525,000 in cash. The excess of the aggregate purchase price over the net tangible assets acquired was allocated to goodwill. Based on achieving certain earnings targets during the two year period ended December 31, 2001, the Company is required to make a $250,000 contingent purchase price payment to the former shareholder of David Morris Creative, Inc. This payment is accrued and accounted for as additional purchase price consideration. The operating results of the Graphic Design Group have been included in the Company's consolidated financial statements since the date of acquisition.

   On August 5, 2002, the Company sold selected assets, including certain accounts receivable, the customer lists and goodwill, subject to certain liabilities, of RefacDesign's Graphic Design Group to a company formed by its President and former owner. The purchase price was $371,360 consisting of a lump-sum payment due on or before August 31, 2002 of $54,180 and a 6% promissory note for $317,180, which is payable in sixty (60) equal installments of $6,250 commencing January 1, 2003.

Note 11--Accrued Expenses

   Accrued expenses consist of the following:

                                            December 31
                                         -----------------
                                           2001     2000
                                         -------- --------
                      Deferred rent..... $176,000 $200,000
                      Client retainers..   44,000  132,000
                      Contingent payment  250,000       --
                      Bonus.............    6,000   78,000
                      Other.............  164,000   91,000
                                         -------- --------
                                         $640,000 $501,000
                                         ======== ========

Note 12--Subsequent Event

  Refac Licensing

   The Company formed Refac Licensing, Inc. ("RL") in January 1998, in conjunction with Arlene Scanlan, to operate as a full service trademark licensing agency and consultant for brand and character licensing properties. In connection with such formation, Ms. Scanlan acquired a 19% interest in RL and entered into an employment agreement with RL, which had a term expiring on December 31, 2002. Given the Company's change in direction and lack of operating success in this business, the Company and Ms. Scanlan have agreed to a termination of her employment agreement and stock option agreements to purchase 55,000 shares of the Company's stock as of January 31, 2002 and to a conveyance of her 19% interest in RL to the Company. RL will be liquidated or merged into Refac International, Ltd. ("RIL"), which will assume responsibility for all of the Company's licensing activities. Ms. Scanlan is serving as a consultant to the Company for the balance of 2002 under an agreement, which requires her to devote up to two days per week to the Company's licensing business.

   Condensed Consolidated Balance Sheet (Unaudited) as of September 30, 2002

                            REFAC AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                            SEPTEMBER 30,
                                                                2002
                                                            -------------
       ASSETS
       Current Assets
          Cash and cash equivalents........................ $  5,227,000
          Investments being held to maturity...............    9,116,000
          Royalties receivable.............................      414,000
          Accounts receivable, net.........................    1,275,000
          Notes receivable.................................      296,000
          Income tax receivable............................    1,305,000
          Prepaid expenses.................................      112,000
                                                            ------------
              Total current assets.........................   17,745,000
                                                            ------------
       Property and equipment, net.........................    1,321,000
       Investments being held to maturity..................      447,000
       Notes receivable....................................      374,000
       Deferred incentive compensation.....................    1,600,000
       Deferred income taxes...............................      926,000
       Other assets........................................       11,000
                                                            ------------
              Total Assets................................. $ 22,424,000
                                                            ============

       LIABILITIES AND STOCKHOLDERS' EQUITY
       Current Liabilities
          Accounts payable................................. $    443,000
          Accrued expenses.................................      681,000
          Amounts payable under service agreements.........       17,000
          Deferred revenue.................................       59,000
          Other liabilities................................      103,000
                                                            ------------
              Total current liabilities....................    1,303,000
                                                            ------------
       Incentive compensation payable......................    1,600,000
       Other liabilities--deferred compensation............       78,000

       Stockholders' Equity
          Common stock, $.10 par value.....................      545,000
          Additional paid-in capital.......................    9,991,000
          Retained earnings................................   23,146,000
          Treasury stock, at cost..........................  (13,874,000)
          Receivable from issuance of common stock.........     (365,000)
                                                            ------------
              Total stockholders' equity...................   19,443,000
                                                            ------------
              Total Liabilities & Stockholders' Equity..... $ 22,424,000
                                                            ============

    See accompanying Notes to the unaudited condensed financial statements.

          Condensed Consolidated Statements of Operations (Unaudited) for the nine months ended September 30, 2002 and 2001

                            REFAC AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                                  NINE MONTHS
                                                                              ENDED SEPTEMBER 30,
                                                                           -------------------------
                                                                               2002          2001
                                                                           ------------  -----------
Revenues
   Licensing-related activities...........................................  $ 1,587,000  $ 2,354,000
   Realized gains on licensing-related securities.........................           --    1,813,000
   Dividend income from licensing-related securities......................           --       15,000
   Gains on sale of licensing rights and intellectual properties..........    4,374,000           --
   Dividend and interest income...........................................      221,000      607,000
                                                                           ------------  -----------
Total Revenues............................................................    6,182,000    4,789,000
                                                                           ------------  -----------
Costs and Expenses
   Licensing-related activities...........................................      289,000      494,000
   Selling, general and administrative expenses...........................    1,225,000      456,000
                                                                           ------------  -----------
Total costs and expenses..................................................    1,514,000      950,000
                                                                           ------------  -----------
Income before provision for taxes on income...............................    4,668,000    3,839,000
Provision for taxes on income.............................................    1,766,000    1,309,000
                                                                           ------------  -----------
Net income from continuing operations.....................................    2,902,000    2,530,000
Loss from discontinued operations--net of taxes...........................   (3,985,000)  (1,655,000)
Cumulative effect of change in accounting principle--net of $1,073,000 tax
  benefit.................................................................   (2,083,000)          --
                                                                           ------------  -----------
Net Income (loss)......................................................... ($ 3,166,000) $   875,000
                                                                           ============  ===========
Basic and diluted earnings (loss) per share:
   From continuing operations.............................................  $      0.76  $      0.67
   From discontinued operations...........................................  $     (1.04) $     (0.44)
   From cumulative effect of change in accounting principle...............  $     (0.55)          --
                                                                           ------------  -----------
   Net income (loss)......................................................  $     (0.83) $      0.23
                                                                           ============  ===========
Basic weighted average shares outstanding.................................    3,801,170    3,795,261
Diluted weighted average shares outstanding...............................    3,813,057    3,803,563

    See accompanying Notes to the unaudited condensed financial statements.

          Condensed Consolidated Statement of Cash Flows (Unaudited) for the nine months ended September 30, 2002

                            REFAC AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                                                                  Nine Months
                                                                                              Ended September 30,
                                                                                                     2002
                                                                                              -------------------
Cash Flows from Operating Activities
   Net loss..................................................................................     $(3,166,000)
   Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
       Depreciation and amortization.........................................................         167,000
       Inventory Reserve.....................................................................         657,000
       Loss on disposal of assets............................................................         945,000
       Cumulative effect of changing method of accounting for goodwill.......................       3,156,000
       Additional impairment of goodwill.....................................................       2,811,000
       Impairment of long-lived assets.......................................................          51,000
       Deferred retirement...................................................................        (127,000)
       Deferred income taxes.................................................................        (812,000)
       (Increase) decrease in assets:
          Royalties receivable...............................................................         340,000
          Accounts receivable................................................................       1,615,000
          Notes receivable...................................................................        (670,000)
          Income tax receivable..............................................................      (1,305,000)
          Prepaid expenses and other current assets..........................................          34,000
          Inventory..........................................................................       1,435,000
          Other assets.......................................................................         254,000
          Assets held for sale...............................................................         361,000
       Increase (decrease) in liabilities:
          Accounts payable and accrued expenses..............................................         161,000
          Amounts payable under service agreements...........................................        (236,000)
          Deferred revenue...................................................................        (256,000)
          Other liabilities..................................................................          14,000
                                                                                                  -----------
Net cash provided by operating activities....................................................       5,429,000
                                                                                                  -----------
Cash Flows from Investing Activities
   Purchase of investments being held to maturity............................................      (8,918,000)
   Proceeds from disposition of assets.......................................................          22,000
   Additions to property and equipment.......................................................         (10,000)
                                                                                                  -----------
Net cash used in investing activities........................................................      (8,906,000)
                                                                                                  -----------
Cash Flows from Financing Activities
   Proceeds from repayment of officer loan...................................................          10,000
   Proceeds from exercise of stock options...................................................           7,000
                                                                                                  -----------
Net cash provided from financing activities..................................................          17,000
                                                                                                  -----------
Net (decrease) in cash and cash equivalents..................................................      (3,460,000)
Cash and cash equivalents at beginning of period.............................................       8,687,000
                                                                                                  -----------
Cash and cash equivalents at end of period...................................................     $ 5,227,000
                                                                                                  ===========

    See accompanying Notes to the unaudited condensed financial statements.

            Notes to Consolidated Financial Statements (Unaudited)


1. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to present fairly the consolidated financial position of Refac (the "Company") at September 30, 2002, and the results of its operations, its cash flows and comprehensive losses for the nine-month interim periods presented.

2. The accounting policies followed by the Company are set forth in Note l to the Company's consolidated financial statements for the year ended December 31, 2001, which is included herein.

3. The results of operations for the nine months ended September 30, 2002 are not indicative of the results to be expected for the full year.

4. The following table reconciles the numerators and denominators of the basic and diluted earnings per share computations pursuant to SFAS No. 128, "Earnings Per Share."

                                                  Nine Months Ended
                                                    September 30,
                                                ---------------------
           Description                             2002       2001
           -----------                          ---------- ----------
           Basic shares........................  3,801,170  3,795,261
           Dilution: stock options and warrants     11,887      8,302
           Diluted shares......................  3,813,057  3,803,563
           Income from continuing operations... $2,902,000 $2,530,000
           Basic earnings...................... $     0.76 $     0.67
           Diluted earnings.................... $     0.76 $     0.67

5. On March 22, 2002, the Company announced that it was repositioning itself for sale or liquidation. Since that date, the Company has disposed of its operating segments with the exception of its licensing business and it has limited the operations of that segment to managing certain existing license agreements and related contracts. Currently, the Company's operating assets principally consist of cash, government securities, accounts receivable, notes receivable, contract rights receivable, a claim for a tax refund, agreements related to its licensing business and its leasehold. The balance sheet and statement of operations for the period reflect the restatement for discontinued operations.

   In accordance with SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" the Creative Consulting Services and Manufacture and Marketing of Consumer Products groups are included in the statement of operations as discontinued operations, net of taxes as they have been sold pursuant to the Company's repositioning.

   The Company's operations in the licensing of intellectual property rights are not considered held for sale because of the Company's intent to manage certain outstanding licensing-related agreements through their termination. While the Company's licensing operations are still considered a continuing business, it has not undertaken any new technology licensing projects during the current or preceding three fiscal years and, given its decision to position itself for sale or liquidation, it is highly unlikely that it will undertake any such projects in the future. The statement of operations reflects the results of the licensing of intellectual property rights in its results of continuing operations.

6. Comprehensive income (loss) consists of net income or loss for the current period as well as unrealized gains and losses on the Company's licensing-related securities, net of taxes.

   The components of comprehensive income (loss), net of related tax, for the nine-month periods ended September 30, 2002 and 2001 are as follows:

                                                  Nine Months Ended
                                                    September 30,
                                              -------------------------
       Description                                2002         2001
       -----------                            -----------  ------------
       Net income (loss)..................... ($3,166,000)  $   875,000
       Less: Comprehensive losses, net of tax
       Reclassification adjustment, net......          --    (1,197,000)
       Comprehensive loss.................... ($3,166,000) ($   322,000)

7.  Business Combinations and Intangible Assets--Accounting for Goodwill

   In June 2001, the Financial Accounting Standards Board approved the issuance of SFAS No. 141, "Business Combinations" and in July 2001, SFAS 142, "Goodwill and Other Intangible Assets." The new standards require that all business combinations initiated after June 30, 2001 must be accounted for under the purchase method. In addition, all intangible assets acquired that are obtained through contractual or legal right, or are capable of being separately sold, transferred, licensed, rented or exchanged shall be recognized as an asset apart from goodwill. Goodwill and intangibles with indefinite lives are no longer subject to amortization, but are now subject to at least an annual assessment for impairment by applying a fair value based test. The Company adopted SFAS 142 as of January 1, 2002 and in compliance with this new standard discontinued the amortization of goodwill. With the sale of the Company's Creative Consulting Services and Manufacture and Marketing of Consumer Products groups in the third quarter of 2002, the Company no longer has goodwill on its balance sheet.

   During the quarter ended June 30, 2002, the Company completed the steps required to value the carrying value of goodwill existing at January 1, 2002. As a result, a non-cash charge of $3,156,000, or ($0.83) per share was recorded as a cumulative effect of change in accounting principle in the six months ended June 30, 2002 statement of operations. At June 30, 2002, the Company designated the Creative Consulting Services and Manufacture and Marketing of Consumer Products segments as Assets Held for Sale under provisions of SFAS
144. Based on actual terms of the sale of the Graphic Design Group, which took place on August 5, 2002, and terms that were discussed with a nonaffiliated potential buyer of the Product Design Group, the Company determined the fair value of the reporting units were less than the book values and recorded a goodwill impairment charge of $2,811,000. The Company has recorded this impairment charge, net of tax benefits, in losses from discontinued operations. The Company subsequently sold the Product Design Group on September 20, 2002.

   The following pro forma table shows the effect of amortization expense and the cumulative effect of change in accounting principle on the Company's net income (loss) recorded, as follows:

                                                                       Nine Months Ended
                                                                         September 30,
                                                                    -----------------------
                                                                        2002        2001
                                                                    -----------  ----------
Reported net income (loss)......................................... $(3,166,000) $  875,000
Cumulative effect of change in accounting principle, net of tax....  (2,083,000)         --
Amortization expense...............................................          --     225,000
Adjusted net income (loss)......................................... $(1,083,000) $1,100,000
Reported income (loss) per share:
Basic and Diluted.................................................. $     (0.83) $     0.23
Adjustment for cumulative effect of change in accounting principle:
Basic and Diluted.................................................. $     (0.55)         --
Adjustment for amortization expense:
Basic and Diluted..................................................          --  $     0.06
Adjusted income (loss) per share:
Basic and Diluted.................................................. $     (0.28) $     0.29

8.  Accounting for the Impairment or Disposal of Long-lived Assets

   The Company has historically estimated the recoverability of its long-term assets, including goodwill, by consideration of the estimated future undiscounted cash flow from the operations of the business segments to which those long-term assets relate. The Company's prior period goodwill primarily relates to its Creative Consulting Services segment.

   As of January 1, 2002, the Company adopted the provisions of SFAS 144, and now evaluates the recoverability of its long-term assets under the provisions of SFAS 144. While such provisions retain the considerations the Company has previously made in evaluating the recoverability of its long-term assets as discussed above, SFAS 144 provides an additional triggering event to require an impairment test -- a current expectation that, more likely than not, a long-term asset or asset group will be sold or disposed of significantly before the end of its previously estimated useful life. Assets that are considered to be "held for sale" are measured at the lower of carrying amount or fair value, less the costs to sell. Once an asset is determined to be "held for sale," depreciation on such asset ceases. Long-term assets to be disposed of by sale may not be classified as held for sale, however, until the period in which all of the following criteria are met:

  .   management commits to a plan to sell the asset or group,

  . the asset or group is available for immediate sale in its present condition,

  .   actions to complete the plan to sell have been initiated,

  .   it is probable the sale will be completed within one year,

  .   the asset or group is being actively marketed at a reasonable price, and

  . it is unlikely that significant change will be made to the plan or that it will be withdrawn.

   Based upon the above criteria, the assets of the Creative Consulting Services and the Manufacture and Marketing of Consumer Products Groups became considered held for sale during the second quarter of 2002 and have been evaluated under SFAS 144. In such valuation, the actual terms of the sale of the Graphic Design Group were used (see Note 10 below) and terms that were discussed with a nonaffiliated potential purchaser for the Product Design Group were used.

   In connection with SFAS 144, the following tables summarize the revenues and pretax income (loss) of the reported discontinued operations of the Assets Held for Sale:

                                                     Consumer      Total
     Nine Months Ended     Graphic      Product      Products   Discontinued
     September 30, 2002  Design Group Design Group    Group      Operations
     ------------------  ------------ ------------ -----------  ------------
    Revenues............ $   785,000  $ 1,469,000  $ 2,168,000  $ 4,422,000
    Pretax loss.........  (1,821,000)  (6,122,000)  (1,927,000)  (9,870,000)

                                                     Consumer      Total
     Nine Months Ended     Graphic      Product      Products   Discontinued
     September 30, 2001  Design Group Design Group    Group      Operations
     ------------------  ------------ ------------ -----------  ------------
    Revenues............ $ 1,968,000  $ 2,033,000  $ 1,818,000  $ 5,819,000
    Pretax income (loss)     243,000   (1,244,000)  (1,431,000)  (2,432,000)

   Included in the pretax loss of discontinued operations at September 30, 2002 is an impairment charge to long-lived assets of approximately $51,000 recorded as of June 30, 2002, as the carrying value of fixed assets of the Product Design Group was adjusted to fair value, based upon terms then under discussion with a nonaffiliated potential buyer.

9.  Accounting for Costs Associated with Exit or Disposal Activities

   In June 2002, the Financial Accounting Standards Board issued SFAS 146, "Accounting for Exit or Disposal Activities." SFAS 146 addresses the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including costs related to termination of a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated received under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS 146 requires liabilities associated with exit and disposal activities to be expensed as incurred. SFAS 146 is effective for exit or disposal activities of the Company that are initiated after December 31, 2002.

10.  Sale of the Graphic Design Group

   In furtherance of its plan to reposition itself for sale or liquidation, the Company sold certain assets, including certain accounts receivable, furniture and equipment, customer lists and goodwill, subject to certain liabilities, of the Graphic Design Group to a company formed by its President and former owner. The transaction was effective as of August 1, 2002 and the purchase price was $371,360 consisting of a lump-sum payment due on or before August 31, 2002 of $54,180 and a 6% promissory note for $317,180, which is payable in sixty (60) equal consecutive monthly installments of $6,250 commencing January 1, 2003.

   As part of this transaction, as of July 31, 2002, the employment agreement with the President of the Graphic Design Group and stock options granted to him to purchase 30,000 shares of the Company's stock were terminated in consideration of a lump-sum payment of $96,097. The Company also entered into a sublease with the acquiring company for 3,492 square feet of commercial rentable space. The sublease expires on November 30, 2009, which is co-terminus with the Company's master lease. The rent for the entire term of the sublease is $565,809.

11.  Sale of Licensing-Related Assets

   On August 19, 2002, Refac International, Ltd. ("RIL") sold its Gough licensing property and royalties receivable to Gough Holdings (Engineering), Ltd. for $450,000, payable in five semi-annual installments, without interest, commencing September 30, 2002. This note receivable is reflected on the Company's financial statements at $418,327, which represents its present value using a 6% discount rate.

   On August 19, 2002, RIL sold its Heli-Coil and Dodge licensing rights, related sublicense agreements and monies due thereunder after June 30, 2002 to Newfrey LLC (formerly Emhart LLC) for $4,000,000. The proceeds from this sale were received in August 2002.

12.  OXO International

   On September 20, 2002, RIL amended its agreement with OXO International ("OXO"), a division of World Kitchen, Inc. This amendment, which was approved by the court overseeing OXO's bankruptcy, provides that the Company will receive $550,000 from OXO of which $10,000 is for past due royalties; $180,000 for royalties for the six month period ending December 31, 2002 and $360,000 for royalties for the year ending December 31, 2003. The Company is required to perform certain services, the remainder of which the acquirer of its product design business has agreed to perform.

13.  Sale of the Product Design Group

   On September 20, 2002, RIL sold its Product Design Group to Product Genesis, LLC for a variable purchase price based upon 21/2% of net revenues up to an aggregate of $300,000. Due to the uncertainties of collection of the purchase price, the Company has not allocated any cost basis to this contract right and will record any monies that it may receive from Product Genesis, LLC with respect thereto as income from such discontinued operations. The Company also entered into a sublease with Product Genesis, LLC for 8,769 square feet of commercial rentable space. The sublease expires on November 30, 2009, which is co-terminus with the Company's master lease. The rent for the entire term of the sublease is $1,667,206.

   As a result of the Company's subleases, commencing January 1, 2003, Company's aggregate monthly cash subleasing income from its three subtenants will cover its monthly cash rent payment to the landlord. As of September 30, 2002, the Company still had approximately 10,500 square feet of rentable space, which it is trying to sublease. The Company plans to relocate its offices to smaller facilities.

14.  Sale of Refac International, Ltd.

   On September 30, 2002, the Company completed the transfer of the assets and assumption of the liabilities of its subsidiary, RIL, to the Company, excluding the capital stock of Refac Consumer Products, Inc. ("RCP"), a manufacturer of a line of consumer electronics products, and certain trademarks, patents and a patent application relating to RCP's business. After such transfer, the Company sold RIL to RCP Products, LLC, a limited liability company established by a former employee, for $50,000 plus a variable purchase price based upon 21/2% of the revenues received in excess of $1 million from the sale of its consumer electronics products during the eight year period commencing January 1, 2003, up to a maximum of $150,000 in any given year and a cumulative total of $575,000. Due to the uncertainties of collection of the purchase price, the Company has not allocated any cost basis to this contract right and will record any monies that it may receive from RCP Products, LLC with respect thereto as income from such discontinued operations. In connection with the sale of RIL, the Company recorded a book loss of approximately $625,000 in the third quarter of 2002.

15.  Merger Agreement

   On August 19, 2002, the Company entered into a merger agreement with Palisade Concentrated Equity Partnership, L.P. which provides for the merger of a Palisade subsidiary with the Company. As a result of the merger, Palisade will own approximately 80% of the outstanding stock of the Company. Following the merger, the Company will continue its liquidation of assets announced in March 2002. Palisade intends to use the Company as a vehicle for future acquisitions.

   In the merger, the Company's shareholders will receive $3.60 per share, along with 0.2 shares of new common stock of the Company. In addition, shareholders will have the right to sell the new shares to the Company for a price of up to $5.50 per share, depending upon the Company's liquid distributable assets as of March 31, 2003 and June 30, 2005. This right to sell the shares will be limited to stockholders who hold their shares until the amount of liquid distributable assets at June 30, 2005 is determined. The merger is conditioned, among other things, upon approval by a majority of the Company's shareholders. The Company will schedule a special meeting of its shareholders to vote on the merger.

   In addition, the Board of Directors approved certain amendments to the employment contracts of Mr. Tuchman, the Company's President and CEO, and Mr. Cardonne, the Company's Vice President and CFO, required in connection with the Palisade transaction. Such amendments made certain technical corrections and also restructured the timing of the payments to Mr. Tuchman. Both Mr. Cardonne's amendment and Mr. Tuchman's amended and restated employment agreement become effective upon the completion of the merger. If the merger does not occur, the Company will continue to employ Messrs. Cardonne and Tuchman pursuant to their prior agreements.

16.  Management Incentive Compensation

   Under their respective employment agreements, if the merger with Palisade is not consummated and the Company proceeds with its plan to liquidate, Messrs. Tuchman and Cardonne are entitled to an aggregate of 20% of the cash and the fair market value (as determined by the Board in its sole discretion) of securities available for distribution to stockholders in excess of $10,000,000. As of September 30, 2002, most of the planned actions necessary to complete the liquidation were met as a result of the sale of Company businesses and certain assets. Since the merger has not yet happened, the Company has estimated the incentive compensation payable based upon the Company's unaudited balance sheet as of such date and expected future revenues and costs. The Company currently estimates that the incentive compensation to management will aggregate $1,600,000. Since the employment agreements with Messrs. Tuchman and Cardonne extend through March 31, 2004, and the compensation is generally payable based upon employment through that date, the incentive compensation is being amortized over the eighteen (18) month remaining term of the agreements. The amount estimated for the incentive compensation is subject to quarterly review, and the amount accrued may change as a result of changes to the expected future revenues and costs, as well as to the future realization of assets.

   If the merger is consummated, the accrued incentive compensation will be adjusted to a computed amount based upon the following:

   Mr. Tuchman will be entitled under his employment agreement to the following payments:

                          Payment
           Payment Type   Amount              Payment Date
           ------------  ---------- --------------------------------
           Signing Bonus $  800,000 At the Closing
           Retention....    200,000 First anniversary of the Closing
           Retention....    100,000 January 1, 2004
           Retention....    155,000 March 31, 2004
                         ----------
              Total..... $1,255,000
                         ==========

   Mr. Cardonne will be entitled under his employment agreement to a payment of $313,744 upon the Closing.

   After the merger, Messrs. Tuchman and Cardonne will continue to pursue the Company's efforts to convert its assets to cash and securities and they will become entitled to further incentive compensation if the "eligible consideration", as defined in their employment agreements, exceeds $17,843,602.

17.  Stockholder Rights Plan

   The Company is party to a rights agreement, dated as of April 30, 2002, under which rights were distributed as a dividend to stockholders at the rate of one right for each share of Company Common Stock held by stockholders of record as of the close of business on May 9, 2002. The Rights Plan was adopted to enhance the Company's ability to carry out its plan in a manner that will be fair to all stockholders.

   Each such right initially entitles stockholders to buy one ten-thousandth of a share of preferred stock for $5.95. The rights generally will be exercisable only if a person or group acquires beneficial ownership of 15% or more of the Company's common stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 15% or more of the Company's common stock. Unless previously terminated in accordance with the Plan, the rights expire on April 26, 2012. As required under the merger agreement, the Company has amended its rights agreement to ensure that the rights will not become exercisable as a result of the merger with Palisade.

18.  Refac Licensing

   The Company formed Refac Licensing, Inc. ("RL") in January 1998, in conjunction with Arlene Scanlan, to operate as a full service trademark licensing agency and consultant for brand and character licensing properties. In connection with such formation, Ms. Scanlan acquired a 19% interest in RL and entered into an employment agreement with RL, which had a term expiring on December 31, 2002. Given the Company's change in direction and lack of operating success in this business, the Company and Ms. Scanlan have agreed to a termination of her employment agreement and stock option agreements to purchase 55,000 shares of the Company's stock as of January 31, 2002 and to a conveyance of her 19% interest in RL to the Company. RL will be liquidated or merged into Refac International, Ltd ("RIL"), which will assume responsibility for all of the Company's licensing activities. Although Ms. Scanlan is serving as a consultant to the Company for the balance of 2002 under an agreement, which requires her to devote up to two days per week to the Company's licensing business, the Company does not foresee, based upon the status of its repositioning efforts, a need for her services during the fourth quarter and has written off the remainder of her consulting agreement as of September 30, 2002.

19.  Income Taxes

  Tax Refund Claim

   The Company's claim for a tax refund of $1,305,000 is based upon its expected capital loss generated from the sale of RIL, which can be carried back against capital gains recognized by the Company during the preceding three tax years. This tax benefit is dependent upon the Company's tax basis in RIL which must be calculated under the IRS consolidated tax return regulations. These regulations are complex and require an analysis of the Company's federal consolidated tax returns and related information over the period of time in which RIL has been a member of the Company's consolidated tax group. The refund claim is subject to approval and audit by Internal Revenue Service.

  Deferred Taxes

   Deferred income taxes arise from temporary differences in the basis of assets and liabilities for financial reporting and income tax purposes. The tax effect of temporary differences that gave rise to deferred tax assets are as follows:

                                                                September 30, December 31,
                                                                    2002          2001
                                                                ------------- ------------
Tax paid on assets transferred to the Company from subsidiaries   $818,000      $     --
Deferred rent, compensation and other assets...................    108,000       114,000
                                                                  --------      --------
Net Assets.....................................................   $926,000      $114,000
                                                                  ========      ========

20.  Subsequent Events

  Employment Agreement with Robert L. Tuchman

   On November 20, 2002, Mr. Tuchman's employment agreement was further amended to increase the retention payment due on March 31, 2004 from $155,000 to $200,000.

  Sublease with Product Genesis, LLC

   On November 25, 2002, the Company amended its sublease agreement with Product Genesis, LLC to increase the number of square feet in the sublease from 8,769 to 9,574 and the rent for the entire term from $1,667,206 to $1,763,572. As a result, the Company now has approximately 9,750 square feet of rentable space, which it is trying to sublease.

                                                                        ANNEX A

================================================================================

                         AGREEMENT AND PLAN OF MERGER

                          dated as of August 19, 2002

                                 by and among

                PALISADE CONCENTRATED EQUITY PARTNERSHIP, L.P.

                             PALISADE MERGER CORP.

                                      and

                                     REFAC

================================================================================

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----

                                   ARTICLE I

                                  THE MERGER

      1.01 The Merger...............................................  A-1
      1.02 Effective Time...........................................  A-1
      1.03 Closing..................................................  A-1
      1.04 Effects of the Merger....................................  A-1
      1.05 Further Assurances.......................................  A-2

                                  ARTICLE II

                             CONVERSION OF SHARES

      2.01 Conversion of Capital Stock..............................  A-2
      2.02 Exchange of Certificates.................................  A-6
      2.03 Adjustments..............................................  A-8
      2.04 Lost Certificates........................................  A-8

                                  ARTICLE III

                          CERTAIN GOVERNANCE MATTERS

      3.01 Certificate of Incorporation of the Surviving Corporation  A-8
      3.02 Bylaws of the Surviving Corporation......................  A-9
      3.03 Board of Directors of the Surviving Corporation..........  A-9
      3.04 Board Observers..........................................  A-9
      3.05 Officers of the Surviving Corporation....................  A-9

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      4.01 Organization and Qualification...........................  A-9
      4.02 Capital Stock............................................ A-10
      4.03 Authority Relative to this Agreement..................... A-11
      4.04 Non-Contravention; Approvals and Consents................ A-11
      4.05 Company SEC Reports and Financial Statements............. A-12
      4.06 Absence of Certain Changes or Events..................... A-13
      4.07 Absence of Undisclosed Liabilities....................... A-13
      4.08 Legal Proceedings........................................ A-13
      4.09 Proxy Statement; Other Filings........................... A-13
      4.10 Compliance with Laws and Orders.......................... A-13
      4.11 Compliance with Agreements; Material Contracts........... A-14
      4.12 Taxes.................................................... A-15
      4.13 Company Employee Benefit Plans........................... A-16
      4.14 ERISA Compliance......................................... A-17
      4.15 Environmental Matters.................................... A-18
      4.16 Real Property............................................ A-19

                                                                    Page
                                                                    ----
        4.17 Intellectual Property Rights.......................... A-19
        4.18 Non-Competition Agreements............................ A-20
        4.19 Agreements with Regulatory Agencies................... A-20
        4.20 Rights Agreement...................................... A-20
        4.21 Opinion of Fleet Securities........................... A-20
        4.22 Voting Requirements................................... A-20
        4.23 State Takeover Statutes............................... A-20
        4.24 Brokers and Finders................................... A-21
        4.25 Insurance............................................. A-21
        4.26 Certain Business Practices............................ A-21
        4.27 Investment Company.................................... A-21
        4.28 Employees............................................. A-21
        4.29 Related Party Transactions............................ A-21

                                   ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF PALISADE AND MERGER SUB

        5.01 Organization and Qualification........................ A-22
        5.02 Capital Stock of Merger Sub........................... A-22
        5.03 Authority Relative to this Agreement.................. A-22
        5.04 Non-Contravention; Approvals and Consents............. A-23
        5.05 Proxy Statement....................................... A-23
        5.06 Legal Proceedings..................................... A-23
        5.07 Sufficient Funds...................................... A-23
        5.08 Brokers and Finders................................... A-24
        5.09 Ownership of Company Common Stock..................... A-24

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

        6.01 Conduct of Business of the Company.................... A-24
        6.02 No Solicitation....................................... A-26
        6.03 Tax Matters........................................... A-27

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

        7.01 Access to Information; Confidentiality................ A-27
        7.02 Notification of Certain Matters....................... A-28
        7.03 Preparation of Proxy Statement........................ A-28
        7.04 Approval of Company Stockholders...................... A-28
        7.05 Reasonable Best Efforts; Cooperation.................. A-29
        7.06 Public Announcements.................................. A-29
        7.07 Employee Benefit Plans................................ A-29
        7.08 Directors' and Officers' Indemnification and Insurance A-30
        7.09 Notice and Cure....................................... A-31
        7.10 Liquidation Following Closing......................... A-32
        7.11 Takeover Statutes..................................... A-32
        7.12 Merger Sub Compliance................................. A-32

                                                                            Page
                                                                            ----

                               ARTICLE VIII

                                CONDITIONS

8.01  Conditions to Each Party's Obligation to Effect the Merger........... A-32
8.02  Conditions to Obligations of Palisade and Merger Sub................. A-32
8.03  Conditions to Obligations of the Company............................. A-33

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

9.01  Termination.......................................................... A-34
9.02  Effect of Termination................................................ A-35
9.03  Fees and Expenses.................................................... A-35
9.04  Amendment............................................................ A-36
9.05  Waiver............................................................... A-36

                                   ARTICLE X

                               GENERAL PROVISIONS

10.01 Non-Survival of Representations, Warranties, Covenants and Agreements A-36
10.02 Knowledge............................................................ A-36
10.03 Notices.............................................................. A-37
10.04 Schedules; Entire Agreement.......................................... A-37
10.05 No Third Party Beneficiary........................................... A-37
10.06 No Assignment; Binding Effect........................................ A-38
10.07 Headings............................................................. A-38
10.08 Invalid Provisions................................................... A-38
10.09 Governing Law........................................................ A-38
10.10 Specific Performance................................................. A-38
10.11 Jurisdiction......................................................... A-38
10.12 Interpretation....................................................... A-38
10.13 Counterparts......................................................... A-38

                         AGREEMENT AND PLAN OF MERGER

   THIS AGREEMENT AND PLAN OF MERGER, dated as of August 19, 2002 (this "Agreement"), is made and entered into by and among Palisade Concentrated Equity Partnership, L.P., a Delaware limited partnership ("Palisade"), Palisade Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Palisade ("Merger Sub"), and Refac, a Delaware corporation (the "Company").

   WHEREAS, the general partner of Palisade has determined that it is in the best interests of Palisade to consummate, and has approved, and the respective Boards of Directors of Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which Merger Sub would merge with and into the Company (the "Merger"), with the Company surviving;

   WHEREAS, Palisade, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

   NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER

   1.01 The Merger. At the Effective Time (as defined in Section 1.02), upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the Merger shall be effected, and Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of Merger Sub in accordance with the DGCL. The separate corporate existence of the Company with all its rights, privileges, powers, immunities and franchises shall continue unaffected by the Merger. As a result of the Merger, the outstanding shares of capital stock of the Company shall be converted or canceled in the manner provided in Article II.

   1.02 Effective Time. At the Closing (as defined in Section 1.03), a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by the Company and Merger Sub and thereafter delivered to the Secretary of State of the State of Delaware (the "Secretary of State") for filing, as provided in Section 251 of the DGCL, on the Closing Date (as defined in Section 1.03). The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State (the date and time being referred to herein as the "Effective Time").

   1.03 Closing. The closing of the Merger (the "Closing") will take place at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, NY 10038, or at such other place as the parties hereto mutually agree, on a date and at a time to be specified by the parties, which shall in no event be later than 10:00 a.m., local time, on the third business day following satisfaction of the conditions set forth in Section 8.01, provided that the other closing conditions set forth in Article VIII have been satisfied or, if permissible, waived in accordance with this Agreement, or on such other date as the parties hereto mutually agree (the "Closing Date"). At the Closing there shall be delivered to Palisade, Merger Sub and the Company the certificates and other documents and instruments required to be delivered under Article VIII.

   1.04  Effects of the Merger.  Subject to the foregoing and the provisions of
Article III, the effects of the Merger shall be as provided in the applicable provisions of the DGCL.

   1.05 Further Assurances. Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others (a) to consummate the Merger, (b) to continue the corporate existence of the Surviving Corporation under the laws of the State of Delaware, (c) to vest the Surviving Corporation with full title to all assets, properties, rights, privileges, powers, approvals, immunities and franchises of either of the Company and Merger Sub or (d) to effect the other purposes of this Agreement.

                                  ARTICLE II

                             CONVERSION OF SHARES

   2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Palisade, Merger Sub, the Company or the holder of any of the following securities:

      (a) Capital Stock of Merger Sub. Each issued and outstanding share of the common stock, par value $.001 per share, of Merger Sub (the "Merger Sub Common Stock") shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation (the "Surviving Corporation Stock").

      (b) Cancellation of Treasury Stock and Stock Owned by the Company, Palisade or Merger Sub. All shares of common stock, par value $.10 per share, of the Company ("Company Common Stock") (together with the associated Company Rights (as defined in Section 4.02), if any) that are owned by Palisade, Merger Sub or any parent or subsidiary of Palisade, or by the Company as treasury stock or by any wholly-owned Subsidiary (as defined in Section 4.01) of the Company (collectively, the "Cancelled Shares"), shall be canceled and retired and shall cease to exist and no cash, stock of the Surviving Corporation or other consideration shall be delivered in exchange therefor.

      (c) Merger Consideration. Each share of Company Common Stock (other than the Cancelled Shares) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the following:

          (i) An amount equal to $3.60 in cash without any interest thereon (plus any cash in lieu of fractional shares as described in Section 2.02(e))(the "Cash Consideration"); and

          (ii) 0.2 shares of Surviving Corporation Stock, subject to cash in lieu of fractional shares of the Surviving Corporation Stock, if any, pursuant to Section 2.02(e)(the "Stock Consideration," and together with the Cash Consideration, the "Merger Consideration"), and each such one whole share of Surviving Corporation Stock shall be validly issued, fully paid and nonassesable and shall entitle the holder thereof to a Payment Right described in Section 2.01(d) of this Agreement.

   All of the shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist as of the Effective Time, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, upon the surrender of such certificate in accordance with Section 2.02, without interest.

      (d) Payment Right. Each holder of the shares of Surviving Corporation Stock issued pursuant to Section 2.01(c)(ii) shall be entitled to receive in exchange for each such one whole share $5.50 (subject to Sections 2.01(d)(i) and (ii), below)(the "Payment Right"), if such holder (or such holder's estate or heirs, or any other Person (as defined in Section 4.01) to whom such holder transfers such shares without value) tenders such shares of Surviving Corporation Stock to the Surviving Corporation as provided in
   Section 2.01(f), provided that such holder (or such holder's estate or heirs, or any other Person to whom such holder transfers such shares without value) continues to beneficially own such shares of Surviving Corporation

   Stock obtained pursuant to Section 2.01(c)(ii) during the entire period between the Closing Date and June 30, 2005, and provided further that:

          (i) If the Surviving Corporation has not realized Liquid Distributable Assets (as defined below) of at least $14 million by March 31, 2003, then the Payment Right shall be equal to (A) $5.50 minus (B) an amount equal to the product of (x) the difference between $14 million and the actual amount of Liquid Distributable Assets realized and (y) 1.25, divided by (z) the sum of (1) 697,062 and (2) twenty percent of the number of shares of Company Common Stock issued between the date of this Agreement and the Closing Date pursuant to the exercise of Company Options (as defined in Section 2.01(h)).

          (ii) In addition to (i) above, if the Surviving Corporation has not realized Liquid Distributable Assets of at least $18 million by June 30, 2005, then the Payment Right shall be equal to (A) the lesser of $5.50 and the Payment Right calculated pursuant to 2.01(d)(i) above, minus (B) an amount equal to the June 30, 2005 Deficiency divided by the sum of
       (1) 697,062 and (2) twenty percent of the number of shares of Company Common Stock issued between the date of this Agreement and the Closing Date pursuant to the exercise of Company Options. For purposes of this
       Section 2.01(d)(ii), "June 30, 2005 Deficiency"shall mean the difference between $18 million and the sum of (x) the actual amount of Liquid Distributable Assets realized by June 30, 2005 and (y) the shortfall, if any, between $14 million and the amount of Liquid Distributable Assets realized by March 31, 2003.

      For purposes of this Section 2.01(d), "Liquid Distributable Assets" shall mean an amount of assets generated through (A) the sale of the Surviving Corporation's business segments and assets existing as of the Closing Date, Receivables (as defined below) and tax refunds collected after the Closing Date for taxes paid prior to the Closing Date plus the value of Tax Attributes (as defined below), plus (B) the Company's cash and cash equivalents as of the Closing Date, plus (C) interest earned or imputed on the items set forth in clauses (A) and (B), calculated net of (w) taxes paid, (x) actual operating expenses and liabilities incurred through March 31, 2003 or June 30, 2005, as applicable, (y) any incentive paid or payable to Robert Tuchman and/or Ray Cardonne with respect to the periods from the Closing Date through March 31, 2003, or June 30, 2005, as applicable, net of related tax benefits, and (z) any reserve necessary to cover future costs of completing the sale of business segments and assets of the Surviving Corporation (in calculating such reserves, future expectancies of additional Liquid Distributable Assets shall be taken into account). Notwithstanding the foregoing, Liquid Distributable Assets shall be calculated (1) as if the payment of fees and expenses pursuant to Section 9.03(b) had not occurred and (2) without including any proceeds resulting from exercise of Company Options pursuant to Section 2.01(h).

      For purposes of this Agreement, the terms:

          (I) "Tax Attribute" shall mean, (1) as of March 31, 2003, any item of loss, deduction, expense, credit or other tax attribute held by the Surviving Corporation or its Subsidiaries immediately after March 31, 2003 that is available to offset taxable income of the Company (or, after the Effective Time, the Surviving Corporation) or its Subsidiaries attributable to any taxable period (whether such taxable period begins before, on or after the Closing Date), to the extent such tax attribute has not been used to obtain a tax refund described in Section 2.01(d)(A) above; and (2) as of June 30, 2005, any item of loss, deduction, expense, credit or other tax attribute held by the Surviving Corporation or its Subsidiaries immediately after March 31, 2003 that is actually used (or can be used, upon filing of a tax return for any taxable period ending before, on, or which includes June 30, 2005) to offset taxable income of the Company (or, after the Effective Time, the Surviving Corporation) or its Subsidiaries attributable to any taxable period ending on or before June 30, 2005, or, in the case of a taxable period that includes June 30, 2005, the portion of such taxable period that ends on June 30, 2005, to the extent such tax attribute has not been used to obtain a tax refund described in Section 2.01(d)(A) above. With respect to any taxable period that includes but does not end on June 30, 2005, the amount of taxable income attributable to such taxable period that may be offset by Tax Attributes shall be the amount of taxable income which would be offset if the relevant taxable period had ended on June 30, 2005. For purposes of this Agreement, the amount of any Tax Attribute held by the Surviving Corporation and its Subsidiaries immediately after March 31, 2003 shall be determined as if the taxable period of the Surviving Corporation and its Subsidiaries that includes March 31, 2003 ended on March 31, 2003.

          (II) "Receivables" shall mean (1) as of March 31, 2003, the collection of revenue streams existing as of the Closing Date and the collection, maturity or conversion of the Surviving Corporation's assets existing as of the Closing Date (including, but not limited to, note payments and accounts receivable), and (2) as of June 30, 2005, the amounts actually collected pursuant to clause (1) by the Surviving Corporation through such date.

      The Surviving Corporation shall determine the amounts of Liquid Distributable Assets, which shall include the amount of Liquid Distributable Assets available on the Closing Date, through March 31, 2003, and thereafter through June 30, 2005, as applicable. From and after the Closing Date, Palisade shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain a separate accounting with respect to the Liquid Distributable Assets, and the costs related thereto shall be excluded in determining the amount of Liquid Distributable Assets. To the extent the Surviving Corporation incurs any indebtedness, pays any interest with respect to such indebtedness, acquires any assets, incurs any expenses or takes any other action not directly related to efforts to monetize the Company's assets, or to operate the Company's business, in each case as of the Closing Date, any such indebtedness, interest, expenses or other action shall be excluded under such accounting in determining the amount of Liquid Distributable Assets and Tax Attributes.

      (e) Contingent Fund. From and after the date on which the Liquid Distributable Assets (excluding uncollected Receivables and unused Tax Attributes) exceed $14 million, the Surviving Corporation shall, and Palisade shall cause the Surviving Corporation to, at all times maintain a fund (the "Contingent Fund") comprised of such portion of the Liquid Distributable Assets (collected subsequent and in addition to the $14 million specified in the immediately preceding clause) necessary to make the payments to all Persons entitled thereto pursuant to Section 2.01(d); provided that from time to time the Surviving Corporation may withdraw assets from the Contingent Fund to the extent the Surviving Corporation determines, based upon the books and records of its transfer agent, that, due to the transfer for value of shares of Surviving Corporation Stock issued pursuant to Section 2.01(c)(ii), the assets in the Contingent Fund, in the aggregate, exceed the aggregate amount payable pursuant to Section 2.01(d). In the event the cash in the Contingent Fund shall be insufficient to make the payments to all Persons entitled thereto pursuant to Section 2.01(d), funds of the Surviving Corporation shall be used to make such remaining payments. If there is an acquisition, merger, recapitalization, dissolution or any similar transaction involving the Surviving Corporation before all such payments are made, Palisade shall take such action as may be required to ensure that such payments be paid when due to all Persons entitled thereto, which action may include, without limitation, setting aside funds or requiring the acquiring company to assume in writing the obligations pursuant to Section 2.01(d).

      (f)  Payment of the Payment Amount.

          (i) On or before July 15, 2005, the Surviving Corporation shall calculate the fair market value of the Liquid Distributable Assets and provide written notice of such calculation, along with all material supporting documentation related to such calculation, to the Board Observers (as defined in Section 3.04(a)). The Surviving Corporation shall permit the Board Observers (or their advisors) full access to the books and records of the Surviving Corporation for the purpose of verifying the calculation of Liquid Distributable Assets.

          (ii) If, using the Surviving Corporation's calculation of Liquid Distributable Assets pursuant to paragraph (i) above, the Payment Right per share is less than $5.50, the Board Observers shall promptly review such calculation and, if either Board Observer disagrees with such calculation, such Board Observer shall provide written notice of such disagreement to the Surviving Corporation on or before August 5, 2005. Upon receiving such notice, the Surviving Corporation and the Board Observers shall in good faith work together to resolve such disagreement by August 31, 2005.

          (iii) If the Surviving Corporation and the Board Observers are unable to agree upon the fair market value of the Liquid Distributable Assets by August 31, 2005, the Surviving Corporation shall promptly select an independent nationally-recognized accounting firm or financial advisors reasonably acceptable to the Board Observers to determine such fair market value; provided that such accounting firm or financial advisors shall not, at any time following August 31, 2000, have directly or indirectly been retained by, performed any services for, or otherwise had any relationship with Palisade or the Surviving Corporation or any affiliate, associate or Subsidiary of either of them. Such independent accounting firm or financial advisor shall complete its calculation of the fair market value of the Liquid Distributable Assets on or before October 15, 2005. Such calculation shall be binding upon Palisade, the Surviving Corporation and the Board Observers and shall not be subject to appeal to any Governmental or Regulatory Authority (as defined in Section 4.04(a)), absent fraud or manifest error.

          (iv) As soon as possible, but no later than 10 business days, following the determination of the fair market value of the Liquid Distributable Assets pursuant to paragraphs (i)-(iii) above, the Surviving Corporation shall, and Palisade shall cause the Surviving Corporation to, mail to each holder of Surviving Corporation Stock who is entitled to receive the Payment Right pursuant to Section 2.01(d):
       (A) a letter of transmittal (which shall be in such form and have such other provisions not inconsistent with this Agreement as the Surviving Corporation and the Board Observers may reasonably specify) and (B) instructions for use in exchanging such shares of Surviving Corporation Stock for the amount of the Payment Right, specifying that the Payment Right amount shall be paid only with respect to any such shares of Surviving Corporation Stock exchanged on or before the ninetieth day following the date on which such instructions were first mailed to such holders. Upon the tendering for exchange to the Surviving Corporation of such shares of Surviving Corporation Stock on or before such ninetieth day and such other documents as may reasonably be required, together with such letter of transmittal, duly executed, the holder of such shares shall be entitled to receive a check representing an amount equal to the Payment Amount multiplied by the number of shares of Surviving Corporation Stock tendered by such holder to the Surviving Corporation. The holder of any shares of Surviving Corporation Stock entitled to receive the Payment Right pursuant to Section 2.01(d) who does not tender such shares for exchange to the Surviving Corporation prior to such ninetieth day in accordance with this Section 2.01(f) shall not be entitled to receive any Payment Right amounts with respect to such shares, and to the extent any such shares are tendered to the Surviving Corporation following such ninetieth day, the Surviving Corporation shall promptly return such shares to the holder.

      (g)  Dissenting Shares.

          (i) Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Common Stock the holder of which (x) has not voted in favor of the Merger, (y) has perfected such holder's right to an appraisal of such holder's shares in accordance with the applicable provisions of the DGCL and (z) has not effectively withdrawn or lost such right to appraisal (a "Dissenting Share"), shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.01(c), but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the DGCL; provided, however, that any Dissenting Share held by a Person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the DGCL, shall be deemed to be converted into, as of the Effective Time, the right to receive the Merger Consideration pursuant to Section 2.01(c).

          (ii) The Company shall give Palisade and Merger Sub (x) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of the DGCL relating to the appraisal process received by the Company and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of Palisade, the Company will not voluntarily (A) make any payment with respect to any demands for appraisal or (B) settle or offer to settle any such demands.

      (h) Company Options. Each option to purchase Company Common Stock outstanding immediately prior to the Effective Time (the "Company Option") granted (1) pursuant to the Company's 1998 Stock Incentive Plan or 1990 Stock Option and Incentive Plan (the "Company Option Plans"), or (2) to Karl
   D. Kirk, Paul J. Mulhauser, David Schiff and John Moldauer pursuant to stock option agreements dated November 25, 1997 in connection with the Company's acquisition of an industrial design business, whether or not then exercisable, shall continue to have, and be subject to, except as set forth below, the same terms and conditions set forth in the applicable Company Option Plan and award agreement evidencing such option in effect immediately prior to the Effective Time. Upon the exercise of any Company Option, the holder of such Company Option shall be entitled to receive from Palisade, with respect to each share of Company Common Stock that would have been issued upon such exercise prior to the Effective Time the following: (i) if the Company Option is exercised on or prior to June 30, 2005, the Merger Consideration pursuant to Section 2.01(c) hereof or (ii) if the Company Option is exercised after June 30, 2005, $3.60 in cash and 0.2 shares of Surviving Corporation Stock, subject to Section 2.02(e). Notwithstanding the foregoing, adjustments with respect to any Company Options that are "incentive stock options" as defined in Section 422 of the Code shall be effected in a manner that is consistent with Section 424(a) of the Code and that is most similar to the foregoing treatment of the other Company Options so as to preserve the benefits of such "incentive stock options."

   2.02  Exchange of Certificates.

      (a) Exchange Agent. Palisade shall designate a federally insured bank or trust company reasonably satisfactory to the Company to act as agent (the "Exchange Agent") for the holders of shares of the Company Common Stock ("Shares") in connection with the Merger to receive in trust the funds to which holders of the Shares shall become entitled pursuant to Section 2.01(c). At the Effective Time, Palisade or Merger Sub shall deposit, or cause to be deposited, with the Exchange Agent for the benefit of holders of Shares the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.01(c), including certificates representing shares of Surviving Corporation Stock issuable pursuant to
   Section 2.01(c)(ii) and cash in lieu of fractional shares of the Surviving Corporation Stock pursuant to Section 2.02(e)(the "Exchange Fund"). The Exchange Fund shall be invested as directed by Palisade or the Surviving Corporation pending payment thereof by the Exchange Agent to holders of the Shares, subject to Section 2.02(h) of this Agreement.

      (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Palisade shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented issued and outstanding Shares (the "Certificates"), whose Shares were converted pursuant to Section 2.01 into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Palisade and the Company may reasonably specify), (ii) instructions for use in surrendering the Certificates in exchange for payment of the Merger Consideration and (iii) a form on which such holder shall specify its address to be used by the Surviving Corporation in connection with the payment of the Payment Amount pursuant to Section 2.01(f). Upon surrender of a Certificate for cancellation to the Exchange Agent and such other documents, as may reasonably be required by the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole shares of Surviving Corporation Stock (which shall be in certificated form unless uncertificated book-entry form is requested) representing the Stock Consideration to which such holder shall be entitled, (B) a check representing the amount of the Cash Consideration to which such holder shall be entitled and (C) a check representing the amount of cash in lieu of fractional shares of Surviving Corporation Stock, if any, plus the amount of any dividends (other than stock dividends) and other distributions, if any, pursuant to Section 2.02(c), and, in the case of (B) and (C), after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or will accrue on any cash payable pursuant to this Section 2.02(b). If payment of the Merger

   Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Section 2.02.

      (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of Surviving Corporation Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Surviving Corporation Stock that such holder would be entitled to receive upon surrender of such Certificate until such holder shall surrender such Certificate in accordance with Section 2.02(b). Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Surviving Corporation Stock issuable in exchange therefor, without interest, promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Surviving Corporation Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Surviving Corporation Stock.

      (d) No Further Rights. At and after the Effective Time, each holder of a Certificate or Certificates that represented issued and outstanding Shares immediately prior to the Effective Time shall cease to have any rights as a shareholder of the Company, except for the right to receive the Merger Consideration (without interest thereupon) upon surrender of its Certificate or Certificates or the rights granted by the applicable provisions of the DGCL as contemplated by Section 2.01(g). All Merger Consideration given or paid for the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares represented thereby. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration or transfer of any Shares that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Palisade, the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided herein.

      (e)  No Fractional Shares of Surviving Corporation Stock.

          (i) No certificates or scrip or shares of Surviving Corporation Stock representing fractional shares of Surviving Corporation Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of the Surviving Corporation or a holder of shares of the Surviving Corporation Stock.

          (ii) Notwithstanding any other provision of this Agreement, each holder of shares of the Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of the Surviving Corporation Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Surviving Corporation Stock multiplied by
       (ii) $4.70.

      (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Shares (including interest thereon) six months after the date of the mailing required by Section 2.02(b) shall be delivered to the Surviving Corporation, upon demand thereby, and holders of Certificates previously representing the Shares who have not theretofore complied with this Section 2.02 shall thereafter look only to the Surviving Corporation or Palisade for payment of any claim to the Merger Consideration.

      (g) No Liability. None of Palisade, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Shares or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to the date on which any cash or any dividends or distributions with respect to Shares represented by such Certificates would otherwise escheat to or become the property of any Governmental or Regulatory Authority (as defined in Section 4.04(a)), any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Laws (as defined in Section 4.04(a)), become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

      (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund in United States government securities with a maturity period of 30 days or less or in certificates of deposit issued by any United States bank with at least $5 billion in assets, as directed by Palisade, on a daily basis. Any interest and other income resulting from such investments shall be paid to Palisade upon termination of the Exchange Fund pursuant to Section 2.02(d). In the event the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made by the Exchange Agent thereunder, then Palisade shall promptly deposit cash into the Exchange Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such payment obligations.

      (i) Withholding Rights. Each of the Surviving Corporation and Palisade shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Palisade, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Palisade, as the case may be.

   2.03 Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or similar readjustment of Shares, or stock dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.


   2.04 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Palisade or the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Palisade or the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article.

                                  ARTICLE III

                          CERTAIN GOVERNANCE MATTERS

   3.01  Certificate of Incorporation of the Surviving Corporation.  Except for
Article I, which shall be amended to read "The name of the Corporation is REFAC (the "Corporation").", the certificate of incorporation of Merger Sub in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law. A copy of the certificate of incorporation of Merger Sub is attached to this Agreement as Exhibit 3.01.

   3.02 Bylaws of the Surviving Corporation. The bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law. A copy of the by-laws of Merger Sub is attached to this Agreement as Exhibit 3.02.

   3.03 Board of Directors of the Surviving Corporation. From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until their resignation or removal or until their respective successors are duly elected and qualified. The Company shall, and shall cause each of its Subsidiaries to, procure, prior to the Closing Date, the resignation of each of its directors (or other individuals acting in a similar capacity), effective as of the Effective Time.

   3.04  Board Observers.

      (a) Prior to Closing, the Company shall have the right to designate in a non-voting observer capacity two representatives ("Board Observers") to attend and observe all meetings of the Surviving Corporation's board of directors, and such Board Observers shall be entitled to receive notices of and to attend meetings of the Surviving Corporation's board of directors, concurrently with the members of the Surviving Corporation's board of directors, and in the same manner. Until the amount of the Payment Right is determined, Palisade shall cause there to be at all times two Board Observers; in the event either Board Observer shall be unable or unwilling to serve, his successor shall be chosen by the remaining Board Observer. Such Board Observers agree to be bound by the Confidentiality Agreement (as defined in Section 7.01); provided, however, that the Surviving Corporation may exclude such Board Observers from access to any material or meeting or portions thereof if the Surviving Corporation reasonably believes that such exclusion is necessary to preserve attorney-client privilege. The Surviving Corporation shall pay the Board Observers $1,000 for each meeting of the Surviving Corporation's board of directors attended by the Board Observers and reimburse the Board Observers for reasonable expenses incurred in connection with such meeting.

      (b) From and after the Effective Time, the Company shall indemnify, defend and hold harmless each Board Observer against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments, fines or amounts that are paid in settlement in connection with any pending, threatened or actual claim, action, suit, proceeding or investigation based in whole or in part or arising in whole or part out of the fact that such person is or was a Board Observer to the same extent directors of the Company are permitted to be indemnified on the date hereof pursuant to applicable law and the Company's Certificate of Incorporation and By-Laws. Upon the appointment of any Board Observer, the Surviving Corporation shall reasonably promptly enter into an indemnification agreement with such Board Observer. The Surviving Corporation shall purchase indemnification insurance for such Board Observer if such insurance is available for a nominal fee (not exceeding $7,500 in the aggregate for both Board Observers).

   3.05 Officers of the Surviving Corporation. From and after the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until their resignation or removal or until their respective successors are duly elected and qualified.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company represents and warrants to Palisade and Merger Sub as follows:

   4.01 Organization and Qualification. Each of the Company and its material Subsidiaries (as defined below) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full power and authority to conduct its business as and to the extent now conducted in all material respects and to own, use and lease its material assets and properties. Each of the Company and its material Subsidiaries is in all material respects duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. Schedule 4.01 sets forth the name and jurisdiction of incorporation or organization of each Subsidiary of the Company and the ownership or other interest of the Company and each of its other Subsidiaries therein and, if not wholly-owned, directly or indirectly, by the Company, the other equity holders of such Subsidiaries and their ownership or other interest therein. The Company has heretofore delivered to Merger Sub true and complete copies of the certificates or articles of incorporation, certificates of limited partnership or certificates of formation and by-laws, partnership agreements or operating agreements, or any other comparable organizational documents, each as amended to date, of the Company and any of its material Subsidiaries (collectively, "Organization Documents"). The Organization Documents are in full force and effect. Except as disclosed in
Schedule 4.01, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any Person. As used in this Agreement, any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the aggregate business, condition (financial or otherwise), properties, assets (including intangible assets), liabilities (including contingent liabilities) and results of operations of such entity or the ability of such entity to consummate the transactions contemplated by this Agreement (or, if with respect thereto, of such group of entities taken as a whole). As used in this Agreement, "Subsidiary" means, with respect to any Person, whether incorporated or unincorporated, of which at least fifty percent (50%) of either the equity interests in, or the voting control of, such Person (or a general partner or managing member of such Person) is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party. As used in this Agreement, "Person" means any individual, corporation, partnership, company, limited liability company, joint venture, association, trust, unincorporated organization or other entity or other business association or other entity.

   4.02  Capital Stock.

      (a) The authorized capital stock of the Company consists solely of (x) 20,000,000 shares of Company Common Stock, par value $.10 per share and (y) 100,000 shares designated as Serial Preferred Stock, par value $5 per share and 5,000 shares designated as 6% Preferred Stock, par value $100 per share (together, the "Company Preferred Stock"). As of August 16, 2002, (i) 3,796,511 shares of Company Common Stock were issued and outstanding, (ii) 1,655,626 shares of Company Common Stock were held in the treasury of the Company and (iii) 350,000 shares of Company Common Stock were issuable upon exercise of outstanding options to purchase shares of Company Common Stock. No shares of Company Preferred Stock are issued and outstanding, and 10,000 shares are designated as Series A Preferred Stock ("Company Series A Preferred Stock") and are reserved for issuance in accordance with the Rights Agreement dated as of April 30, 2002, between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Company Rights Agreement"), pursuant to which the Company has issued rights (the "Company Rights") to purchase shares of Company Series A Preferred Stock. All of the issued and outstanding shares of Company Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Other than Company Options, there are no outstanding subscriptions, options, warrants, rights (including phantom stock or stock appreciation rights), calls, preemptive rights or other agreements, contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement, obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of the Company or any of its Subsidiaries (collectively, referred to as "Company Awards") or to grant, extend or enter into any Company Awards with respect thereto or of any other character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to issued or unissued capital stock of the Company or any of its Subsidiaries. Schedule 4.02 sets forth (i) each plan, arrangement or agreement pursuant to which Company Options may be granted or under which Company Options have been granted and are outstanding, (ii) the name of each holder of a Company Option, the number of shares of Common Stock subject to such Company Option, the grant date, exercise price and vesting information, and (iii) a listing of all Company Options which shall vest at the Effective Time of the Merger.

      (b) Except as disclosed in Schedule 4.02, all of the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by the Company (or a Subsidiary which is wholly owned, directly or indirectly, by the Company) and are free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, options, agreements, rights of first refusal, equities and charges of any kind, including any restriction on the right to vote, sell or otherwise dispose of shares (each a "Lien"). Except as disclosed in Schedule 4.02, there are no (i) outstanding Company Options obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other equity interests of any Subsidiary of the Company or to grant, extend or enter into any such Company Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any Person other than the Company or a Subsidiary wholly owned, directly or indirectly, by the Company with respect to the voting of or the right to participate in dividends or other earnings on any capital stock or other equity interests of any Subsidiary of the Company.

      (c) There are, and at the Effective Time there will be, no outstanding contractual obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock or other equity interests of any Subsidiary of the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other Person.

      (d) No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders of the Company or any of its Subsidiaries may vote are issued or outstanding.

   4.03 Authority Relative to this Agreement. The Company has full corporate power and authority to enter into this Agreement and, subject to obtaining the Company Stockholders' Approval (as defined in Section 4.22), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Board of Directors of the Company has (i) unanimously approved and adopted the plan of merger set forth in this Agreement and duly and validly approved the execution, delivery, consummation and performance of this Agreement and the other transactions contemplated by this Agreement, subject (in the case of the consummation of the Merger) to the Company's Stockholders' Approval, (ii) declared that the Merger and this Agreement and the other transactions contemplated by this Agreement are advisable to the Company and its stockholders and (iii) resolved to recommend approval and adoption of this Agreement by the Company's stockholders; provided that any withdrawal or modification of the Board of Directors' approval or recommendation of the Merger or this Agreement permitted by Section 6.02 shall not constitute a breach of this representation. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Palisade and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   4.04  Non-Contravention; Approvals and Consents.

      (a) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, purchase, first offer, first refusal, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of (i) any Organization Document, or (ii) subject to the obtaining of the Company Stockholders' Approval and the taking of the actions described in Section 4.04(b), (x) any statute, law, rule, regulation or ordinance (collectively referred to as "Laws"), or any judgment, decree, order, writ, permit or license (collectively referred to as "Orders"), including any Company Permit (as defined in Section 4.10), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality or self-regulated entity of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (each, a "Governmental or Regulatory Authority"), applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, or (y) assuming the consents set forth in Schedule 4.04(a) are obtained, any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (collectively referred to as "Obligations") to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults under, rights of any Person for payment or reimbursement, purchases, first offers, first refusals, terminations, cancellations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, are not having and would not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement.

      (b) Except (i) for the filing of the Proxy Statement (as defined in Section 4.09) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") and (ii) for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Company and its Subsidiaries are qualified to do business, no consent, approval, authorization, permit or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, are not having and would not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement.

   4.05 Company SEC Reports and Financial Statements. Each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) required to be filed by the Company or any of its Subsidiaries with the SEC (as such documents have since the time of their filing been amended or supplemented prior to the date hereof, the "Company SEC Reports") has been filed. The Company SEC Reports
(i) complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports (the "Company Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Each Subsidiary of the Company is treated as a consolidated subsidiary of the Company in the Company Financial Statements for all periods covered thereby.

   4.06 Absence of Certain Changes or Events. Except as set forth in Schedule 4.06, since June 30, 2002, (i) there have not been any changes, events or developments having, or that would be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries taken as a whole, (ii) none of the actions, events or circumstances listed in Section 6.01 have been taken or occurred or exist, and
(iii) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, except that, in each case of (i), (ii) and (iii) above, the Company is in the process of attempting to monetize its existing assets (through a sale or liquidation of the business or assets of the Company or the capital stock or other equity interests of the Company's Subsidiaries or otherwise (such efforts, the "Liquidation"), and will continue such efforts.

   4.07 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet as of June 30, 2002, included in the Company Financial Statements or as disclosed in Schedule 4.07, neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature, except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice and (ii) which have not been, and would not be reasonably expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole.

   4.08 Legal Proceedings. There are no material actions, suits, arbitrations or proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against, relating to or affecting the Company and its Subsidiaries, nor are there any material Governmental or Regulatory Authority investigations or audits pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against, relating to or affecting, the Company or any of its Subsidiaries or any of their respective assets and properties, and there are no facts or circumstances known to the Company or any of its Subsidiaries that would be reasonably expected to give rise to any such material action, suit, arbitration, proceeding, investigation or audit, and
(ii) neither the Company nor any of its Subsidiaries is subject to any material Order of any Governmental or Regulatory Authority. There are no pending or, to the knowledge of the Company or any of its Subsidiaries, threatened material claims for indemnification by the Company or any of its Subsidiaries in favor of directors, officers, employees and agents of the Company.

   4.09  Proxy Statement; Other Filings.

      (a) None of the information provided by the Company for inclusion in the proxy statement relating to the Company Stockholders' Meeting, as amended and supplemented from time to time (the "Proxy Statement"), at the date of mailing and at the date of the Company Stockholders' Meeting, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information provided in writing by the Company for inclusion in the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

      (b) All documents that the Company is responsible for filing with any Governmental or Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

   4.10 Compliance with Laws and Orders. The Company and its Subsidiaries hold all franchises, grants, authorizations, permits, licenses, variances, exemptions, easements, exceptions, consents, certificates, orders and approvals of all Governmental and Regulatory Authorities necessary for the Company and its Subsidiaries to own, lease and operate their respective properties and for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such Company Permits which, individually or in the aggregate, are not having and would not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except for failures so to comply which, individually or in the aggregate, are not having and would not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, except where such suspension or cancellation, individually or in the aggregate, has not resulted and would not be reasonably expected to result in a material adverse effect on the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries are not in violation of or default under (i) any Law or Order of any Governmental or Regulatory Authority or (ii) any Company Permit, except for violations which, individually or in the aggregate, are not having and would not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

   4.11  Compliance with Agreements; Material Contracts.

      (a) Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company or any of its Subsidiaries any other party thereto, is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, would be reasonably expected to result in a breach or violation of, or default under, (i) its Organization Documents or (ii) any Obligations to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and would not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

      (b) The Company has heretofore made available to Merger Sub and Palisade true, correct and complete copies of all written, and written summaries of all oral, contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company or any Subsidiary is a party affecting the obligations of any party thereunder) to which the Company or any Subsidiary is a party or by which any of their respective properties or assets are bound that involve payments from, have a value to, or would be reasonably expected to result in liabilities to, the Company or any of its Subsidiaries of at least $100,000 (collectively, the "Material Contracts"). Without limiting the generality of the foregoing, the term "Material Contracts" shall include the following:

          (i) each loan agreement, note, bond, mortgage, indenture, guaranty or any other agreement and instrument (the "Debt Instruments") in effect as of the date hereof and pursuant to which any indebtedness for borrowed money or the deferred purchase price for any property constituting obligations of the Company or any of its Subsidiaries is outstanding (the "Debt"), which Debt Instruments, together with the outstanding principal balance thereof and the interest accrued thereon (individually and in the aggregate) as of the date hereof are set forth on Schedule 4.11(b)(i);

          (ii) each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, or other similar arrangement to which the Company or any of its Subsidiaries is a party or an obligor;

          (iii) all letters of credit, guarantees, performance bonds and similar instruments or arrangements for which the Company or any of its Subsidiaries has any obligations (including contingent obligations), which obligations, together with the amounts and beneficiaries thereof are set forth on Schedule 4.11(b)(iii);

          (iv) all agreements that limit or after the Effective Time will limit the freedom of the Company or any of its Subsidiaries to own, operate, transfer, pledge or otherwise dispose of or encumber any Real Property Asset; and

          (v) all agreements of the Company or any of its Subsidiaries to indemnify its current or former directors or officers that are within the scope of Section 7.08(a) hereof.

      (c) Except as set forth in Schedule 4.11(c): (i) each of the Material Contracts constitutes the valid and legally binding obligation of the Company or any of its Subsidiaries, as the case may be, enforceable in accordance with its terms, and is in full force and effect; (ii) there is no material default under any Material Contract either by the Company or any of its Subsidiaries, as the case may be, or, to the Company's (or any of its Subsidiaries') knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder by the Company or any of its Subsidiaries or, to the Company's (or any of its Subsidiaries') knowledge, any other party; (iii) no party to any Material Contract has given notice to the Company (or any of its Subsidiaries) of or made a claim against the Company (or any of its Subsidiaries) with respect to any breach or default thereunder; (iv) each contract or agreement to which the Company or any Subsidiary is a party (other than Material Contracts) constitutes the valid and legally binding obligation of the Company or any of its Subsidiaries, as the case may be, enforceable in accordance with its terms, and is in full force and effect; and (v) there is no default under any such contracts or agreements either by the Company or any of its Subsidiaries, as the case may be, or, to the Company's (or any of its Subsidiaries') knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries or, to the Company's (or any of its Subsidiaries') knowledge, any other party except for such defaults which, individually or in the aggregate, are not having and would not be reasonably expected to have a material adverse effect on the Company and any of its Subsidiaries, taken as a whole.

   4.12  Taxes.

      (a) The Company and each of its Subsidiaries have timely filed all Tax Returns (as defined below) required to be filed by each of them, and any such Tax Returns are true, complete and correct, except to the extent that any failure to file or any inaccuracies in any filed Tax Return are not having and would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole. The Company and each of its Subsidiaries have, within the time and manner prescribed by law paid, withheld or remitted all Taxes due for all taxable periods through the date hereof, except to the extent that any failure to pay, withhold or remit, individually or in the aggregate, has not and would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company for all taxable periods and portions thereof accrued through the date of such financial statements, and all information set forth on such financial statements relating to Tax matters is true and complete in all material respects. Since June 30, 2002, neither the Company nor any of its Subsidiaries has engaged in any material transaction, or taken any other material action, which would result in any obligation to pay a material amount of Taxes, other than in connection with any Liquidation.

      (b) Except as provided in Schedule 4.12, no audits or other administrative proceedings or court proceedings are pending or, to the knowledge of the Company, threatened with respect to any Taxes or Tax Returns of the Company or any of its Subsidiaries, and no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that have not been fully paid or are not adequately reserved for in the most recent financial statements contained in the Company SEC Reports, except to the extent any such proceedings or deficiencies, individually or in the aggregate, have not and would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. No requests for waivers of the time to assess any material Taxes of the Company or any of its Subsidiaries have been granted and remain in effect or are pending.

      (c) Neither the Company nor any affiliated, consolidated, combined or unitary group of which the Company is a member, has waived any statute of limitations or agreed to any extension of time within which to file any Tax Return that has not expired, or agreed to pay any Taxes that have not since been paid, except to the extent that any such waiver or agreement to extend, individually or in the aggregate, has not and would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

      (d) No material Liens for Taxes exist with respect to any assets or properties of the Company and its Subsidiaries, except for statutory Liens for Taxes not yet due and payable, and the Company and its Subsidiaries have no knowledge of any claim relating to Taxes that, if adversely determined, would result in any material Lien that would be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

      (e) Neither the Company nor any of its Subsidiaries (i) is a party to or bound by any written Tax sharing, Tax indemnity or similar agreement with respect to material Taxes pursuant to which it will have any obligation to make any payment after the Closing Date (other than pursuant to an agreement between members of the affiliate group, within the meaning of Section 1504(a) of the Code, filing consolidated income tax returns of which the Company is the common parent, which will terminate on or before the Closing
   Date), or (ii) has any material liability for Taxes of any person (other than members of the affiliated group, within the meaning of Section 1504(a) of the Code, filing consolidated federal income tax returns of which the Company is the common parent) under Treasury Regulation (S) 1.1502-6, Treasury Regulation (S) 1.1502-78 or similar provision of state, local or foreign law, as a transferee or successor, by contract, or otherwise.

      (f) The Company and each of its Subsidiaries have complied in all material respects with all applicable laws relating to the withholding and payment over of material Taxes (including, but not limited to, withholding of Taxes pursuant to Sections 1441, 1442, 3102 and 3402 of the Code or any comparable provision of any state, local or foreign laws), and have, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper taxing authorities all material amounts required to be so withheld and paid over to a taxing authority.

      (g) The Company and each of its Subsidiaries have provided or otherwise made available to Palisade complete and accurate copies of all material (i) Tax Returns, (ii) examination reports, and (iii) statements of deficiencies for all open years.

      (h) Neither the Company nor any of its Subsidiaries has made a distribution or has been the subject of a distribution intended to qualify under Section 355 of the Internal Revenue Code within the last two years.

      (i) Neither the Company nor any of its Subsidiaries has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign law.

      (j) There are no requests for rulings or determinations in respect of any Tax pending between the Company or any of its Subsidiaries and any taxing authority.

      (k) As used in this Agreement, "Taxes" shall include (i) all federal, state, local or foreign taxes, levies, fees, charges or assessments including, without limitation, all net income, gross income, franchise, profits or gross receipts, ad valorem, capital gains, sales, use, real, or personal property, capital stock, license, payroll, estimated withholding, employment, compensation, utility, severance, production, excise, stamp, occupation, transfer and gains taxes, and customs duties, and includes any interest or penalties on or additions to any such taxes and (ii) any transferee liability in respect of any items described in clause (i) above. As used in this Agreement, "Tax Return" means report, return, claim for refund or other written information required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto.

   4.13  Company Employee Benefit Plans.

      (a) Schedule 4.13 sets forth (i) each collective bargaining agreement to which the Company or any Subsidiary of the Company is a party, (ii) with respect to any current or former employee, officer or director of the Company or any Subsidiary of the Company, each change of control, retention or retirement agreement, plan or arrangement in effect, (iii) each stock option or phantom stock plan of the Company or any of its Subsidiaries under which the Company or any of its Subsidiaries has any liability with respect to current or former directors, officers or employees of the Company or any of its Subsidiaries, (iv) each material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, retirement, vacation, severance, salary continuation, sick leave, disability, death benefit, hospitalization, medical, employee loan, educational assistance, or other plan, program or arrangement of the Company or any of its Subsidiaries under which the Company or any of its Subsidiaries has any liability with respect to current or former directors, officers or employees of the Company or any of its Subsidiaries, and (v) each material employment, retention, consulting, individual compensation, termination or severance agreement of the Company or any of its Subsidiaries under which the Company or any of its Subsidiaries has any liability with respect to current or former directors, officers or employees of the Company or any of its Subsidiaries (such agreements, plans, arrangements and programs set forth in (i), (ii), (iii) and (iv) above, collectively the "Company Benefit Plans"). None of the Company Benefit Plans is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      (b) With respect to each Company Benefit Plan a complete and correct copy of each of the following documents (if applicable) has been made available to Palisade: (i) the most recent document constituting the Company Benefit Plan and all amendments thereto, and any related trust documents;
   (ii) the most recent summary plan description, and all related summaries of material modifications; (iii) the most recent IRS determination letter; (iv) the most recent Form 5500 (including schedules and attachments); and (v) a description of any nonwritten Company Benefit Plan.

      (c) Except as contemplated by Sections 2.01(h) and 7.07 of this Agreement and as set forth on Schedule 4.13, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of the Company or any Subsidiary of the Company to any bonus, severance pay, unemployment compensation or any similar payment,
   (ii), accelerate the time of payment or vesting, or increase the amount of any compensation due to, any current or former employee of the Company or any Subsidiary of the Company, or (iii) result in an "excess parachute payment" within the meaning of Section 280G of the Code.

   4.14  ERISA Compliance.

   Except as disclosed in Schedule 4.14:

      (a) With respect to the Company Benefit Plans no event has occurred and, to the knowledge of the Company or any of its Subsidiaries, there exists no condition or set of circumstances, in connection with which the Company or any of its Subsidiaries would be subject to any material liability under ERISA, the Code, or any other applicable law.

      (b) Each Company Benefit Plan has been operated and administered in all material respects in accordance with its terms. The Company Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable laws. Each Company Benefit Plan that is intended to be qualified under Section 401(a) or 501(c)(9) of the Code and any trust qualified under Section 501(a) of the Code so qualifies and has received a favorable determination letter from the IRS to such effect. To the knowledge of the Company, no fact or event has occurred since the date of any determination letter from the IRS which would be reasonably expected to adversely affect such favorable determination. There are no audits or proceedings initiated pursuant to the Employee Plans Compliance Resolution System or similar proceedings pending with the IRS or Department of Labor with respect to any Company Benefit Plan.

      (c) (i) Neither the Company nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA, has incurred any liability under Title IV of ERISA and no condition exists that presents a risk to the Company or any ERISA Affiliate of the Company of incurring any such liability (other than liability for benefits or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No Company Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA nor does the Company have any direct, indirect or contingent liability with respect to any multiemployer plan.

      (d) As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened, which may interfere with the business activities of the Company. As of the date of this Agreement, neither the Company or any of its Subsidiaries nor any of their respective representatives or employees has committed any material unfair labor practice in connection with the operation of the business of the Company, and there is no charge or complaint against the Company by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

      (e) No Company Benefit Plan provides medical or life insurance benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service, other than such coverage as is provided in accordance with Part 6 of Title I of ERISA or Section 4980B of the Code.

      (f) There are no pending or, to the knowledge of the Company, threatened material actions, claims, or proceedings against or relating to any Company Benefit Plan (other than routine benefit claims by Persons entitled to benefits thereunder), and, to the knowledge of the Company, there are no facts or circumstances which would form a reasonable basis for any of the foregoing.

      (g) There are no unfunded Company Benefit Plan obligations with respect to any employee of the Company or any Subsidiary of the Company, which are not fairly reflected by reserves shown on the most recent audited financial statements of the Company.

      (h) Schedule 4.14 lists the number of employees in the aggregate, the number of full-time personnel and the number of contract workers of the Company and its Subsidiaries as of August 16, 2002. Except as disclosed on
   Schedule 4.14, (i) none of the employees is represented by a union, and to Company's knowledge no union organizing efforts have been conducted within the last five years or are now being conducted and (ii) the Company and its Subsidiaries has not as of the date hereof incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may have been amended from time to time, or any similar state law.

   4.15 Environmental Matters. Except as, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole and the operations of the Company and its Subsidiaries have been and are in compliance with all Environmental Laws (as defined below), and with all licenses required by Environmental Laws,
(ii) there are no pending or, to the knowledge of the Company and its Subsidiaries, threatened, Governmental administrative or judicial enforcement actions under or pursuant to Environmental Laws against the Company or any of its Subsidiaries, and (iii) neither the Company nor any of its Subsidiaries is subject to any Environmental Liabilities (as defined below).

   As used in this Agreement, "Environmental Laws" means any and all federal, state, foreign, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, injunctions, orders, decrees, requirements of any Governmental or Regulatory Authority, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health, safety or the environment, as currently in effect and include without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901, et seq., the Clean Water Act, 33 U.S.C. (S)(S) 1251, et seq., the Clean Air Act, 42 U.S.C. (S)(S) 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601, et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)(S) 136, et seq., Occupational Safety and Health Act 29 U.S.C. (S)(S) 651, et seq. and the Oil Pollution Act of 1990, 33 U.S.C. (S)(S) 2701, et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes. As used in this Agreement, "Environmental Liabilities" with respect to any Person means any and all liabilities, whether absolute, accrued, contingent, fixed or otherwise, of or relating to such Person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such Person or any of such Subsidiaries), which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. As used in this Agreement, "Hazardous Materials" means any materials or wastes, defined, listed, classified or regulated as hazardous, toxic, a pollutant or a contaminant in or under any Environmental Laws which includes, without limitation, petroleum, petroleum products, friable asbestos, urea formaldehyde, radioactive materials and polychlorinated biphenyls.

   4.16  Real Property.

      (a) Schedule 4.16(a) contains a true and complete list of all leases (including any amendments, assignments and modifications thereto) (the "Leases") pursuant to which the Company or any Subsidiary of the Company leases real property from a third party (the "Real Property Assets").The Company has made available to Palisade and Merger Sub true, correct and complete copies of all the Leases. Schedule 4.16(a) sets forth the date, term, property, tenant, expiration date and the rent payable under each Lease. Each of the Leases is in full force and effect. There is no default under any Lease either by the Company or any of its Subsidiaries or, to the knowledge of the Company or any of its Subsidiaries, any other party thereto and to the knowledge of the Company no event has occurred that with the lapse of time or the giving of notice or both would constitute a default in any material respect thereunder by the Company or any of its Subsidiaries.

      (b) Neither the Company nor any of its Subsidiaries owns any real property.

      (c) As of the date of this Agreement, the Company or the applicable Subsidiary has good title to its leasehold interest in the applicable Real Property Asset as provided in the applicable Lease, in each case free and clear of all Liens except for (i) Liens, encumbrances, defects, exceptions, easements, rights of way, restrictions, covenants, claims or other charges (collectively "Title Defects") listed or identified in the title report or commitment relating to each Real Property Asset (copies of which have been made available to Palisade and Merger Sub), (ii) easements, rights of way, restrictive covenants and similar encumbrances that are not Title Defects and which do not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole, (iii) taxes or assessments, special or otherwise, not due and payable or being contested in good faith and (iv) mechanics' and materialmen's liens for amounts not yet due and payable (all such matters described in clauses (i) through (iv), "Permitted Liens").

      (d) There are no pending or, to the knowledge of the Company or any of its Subsidiaries, threatened condemnation proceedings against or affecting any Real Property Asset.

   4.17 Intellectual Property Rights. The Company and its Subsidiaries have all right, title and interest in, or a valid and binding license or right to use, all Intellectual Property (as defined below) that individually or in the aggregate is material to the conduct of the businesses of the Company and its Subsidiaries taken as a whole, and the consummation of the Merger will not alter or impair any such rights or interests in any material respect. Schedule 4.17(a) sets forth a complete and accurate list of all registrations and applications for Intellectual Property held by the Company and its Subsidiaries. Schedule 4.17(b) sets forth a complete and accurate list of all material license agreements relating to the Intellectual Property to which the Company or any of its Subsidiaries is a party. The Company and its Subsidiaries are the sole and exclusive owners of all Intellectual Property listed on
Schedule 4.17(a), free and clear of all Liens and free of all material licenses except as set forth on Schedule 4.17(b). There are no oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings presently pending with respect to any Intellectual Property owned by the Company that individually or in the aggregate is material to the conduct of the businesses of the Company and its Subsidiaries taken as a whole. To the Company's knowledge the conduct of the business of the Company and its Subsidiaries and the Intellectual Property does not infringe any Intellectual Property rights of any Person, and neither the Company nor any of its Subsidiaries has received any notice from any other Person pertaining to or challenging the right of the Company or any of its Subsidiaries to use any Intellectual Property within the past three years. Neither the Company nor any of its Subsidiaries has made any claim of a violation or infringement by others of its rights to or in connection with any Intellectual Property within the past three years, and to the Company's knowledge no such right is being infringed by any third party. The Company and its Subsidiaries take all measures that are reasonably necessary to protect the confidentiality of their trade-secrets and other confidential information. For purposes of this Agreement, "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights, and all applications for registration and registrations for such trademarks, copyrights and patents and all brand names, mask works, confidential and proprietary information, including proprietary formulas, designs, know-how and processes, trade secret and related non-disclosure rights and any other proprietary intellectual property rights.

   4.18 Non-Competition Agreements. Except as disclosed in Schedule 4.18, neither the Company nor any of its Subsidiaries is a party to, nor are any of their respective assets or properties subject to, any contract or agreement which purports to restrict or prohibit in any material respect the Company or any of its Subsidiaries (or will so restrict or prohibit Palisade or its affiliates immediately following the consummation of the Merger) from, directly or indirectly, engaging in any business or activity.

   4.19 Agreements with Regulatory Agencies. Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, a "Company Regulatory Agreement"), any Governmental or Regulatory Authority that restricts the conduct of its business or that in any manner relates to its management or its business or would be reasonably expected, following consummation of the Merger, to impair the conduct of the business of the Surviving Corporation, Palisade or any Subsidiary of Palisade, as presently conducted. Neither the Company nor any of its Subsidiaries has been advised by any Governmental or Regulatory Authority that such Governmental or Regulatory Authority is considering issuing or requesting any such Company Regulatory Agreement.

   4.20 Rights Agreement. The Company has amended the Company Rights Agreement or has taken such other action as may be necessary thereunder to (i) render the Company Rights Agreement inapplicable to the approval, execution and delivery of this Agreement and the consummation of the Merger and (ii) ensure that (x) neither Palisade, Merger Sub nor any of their Subsidiaries is an Acquiring Person (as defined in the Company Rights Agreement) pursuant to the Company Rights Agreement and (y) a Stock Acquisition Date or Distribution Date (in each case as defined in the Company Rights Agreement) does not occur by reason of the approval, execution or delivery of this Agreement, or the consummation of the Merger.

   4.21 Opinion of Fleet Securities. The Board of Directors of the Company has received the written opinion of Fleet Securities, Inc. ("Fleet Securities") to the effect that, as of the date of this Agreement, the Merger Consideration is fair from a financial point of view to the stockholders of the Company. The Company has delivered a signed copy of such written opinion to Palisade. Fleet Securities has authorized the inclusion of its opinion in the Proxy Statement.

   4.22 Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock at the Company Stockholders' Meeting called to adopt this Agreement and approve the Merger (the "Company Stockholders' Approval") is the only vote of the holders of any class or series of capital stock of the Company or any of its Subsidiaries necessary to adopt this Agreement and approve the Merger and the transactions contemplated hereby.

   4.23 State Takeover Statutes. Prior to the date hereof, the Board of Directors of the Company has taken all action necessary to exempt under or make not subject to (x) the provisions of Section 203 of the DGCL and

(y) any other state or federal takeover law or state or federal law that purports to limit or restrict business combinations or the ability to acquire or vote shares the execution of this Agreement, the Merger and the transactions contemplated hereby ("Takeover Statutes").

   4.24 Brokers and Finders. No agent, broker, finder, investment banker, financial advisor or other firm or Person, other than Fleet Securities, is entitled to any broker's, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has delivered to Palisade a complete and correct copy of all agreements between the Company and Fleet Securities under which Fleet Securities would be entitled to any payment relating to the Merger or the other transactions contemplated by this Agreement.

   4.25 Insurance. The Company has made available to Palisade or its advisors a list of, and true and complete copies of, all material insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the Company and any of its Subsidiaries, and (i) there is no claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights, (ii) all premiums payable under all such policies and bonds have been timely paid and the Company and its Subsidiaries have otherwise complied in all material respects with the terms and conditions of all such policies and bonds, (iii) such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) remain in full force and effect, (iv) all material fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, except as would not, individually or in the aggregate, have a material adverse effect on the Company or any of its Subsidiaries taken as a whole and (v) neither the Company nor any Subsidiary of the Company has received written notice from any insurance company of any defects or inadequacies in any of its property or assets that would adversely affect the insurability, or increase the costs of insuring, such property or assets except as would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect.

   4.26 Certain Business Practices. None of the Company, any of its Subsidiaries or any directors or officers of the Company or any of its Subsidiaries, nor to the Company's knowledge, agents or employees of the Company or any of its Subsidiaries, has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or (c) made any other unlawful payment.

   4.27 Investment Company. None of the Company or any of its Subsidiaries is (or had been at any point in the past), nor is the Company or any of its Subsidiaries (or had been at any point in the past) controlled by or affiliated with, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

   4.28 Employees. Schedule 4.28 sets forth the following information concerning each employee of the Company and its Subsidiaries whose compensation (including base salary and bonuses) exceeded $50,000 for the calendar year ended December 31, 2001: (a) name; (b) entity employed by; (c) base salary and bonuses paid in 2001; (d) whether or not the employee has an employment contract, and if so, its expiration date; (e) if the employee has been granted Company Options, the number of Shares for which the Company Options are exercisable; and (f) if there is an employment contract, whether it is assignable by its terms.

   4.29 Related Party Transactions. Except as set forth in the Company SEC Reports, since the date of the Company's proxy statement, dated May 20, 2002, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

                                   ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF PALISADE AND MERGER SUB

   Palisade and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

   5.01 Organization and Qualification. Each of Palisade and Merger Sub is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so organized, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and would not be reasonably expected to have a material adverse effect on Palisade or Merger Sub. Merger Sub is a direct, wholly-owned subsidiary of Palisade and was formed solely for the purpose of engaging in the transactions contemplated by the Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Each of Palisade and Merger Sub is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, (i) are not having and would not be reasonably expected to have a material adverse effect on Palisade or Merger Sub, and (ii) would not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of Palisade and Merger Sub to perform their obligations hereunder. Attached hereto as Exhibits 3.01 and 3.02 are true, complete and correct copies of the Certificate of Incorporation and By-Laws of Merger Sub as of the date of this Agreement, and Palisade shall provide to the Company immediately prior to the Effective Time true, complete and correct copies of any amendment to the Certificate of Incorporation or By-Laws of Merger Sub.

   5.02 Capital Stock of Merger Sub. The authorized capital stock of Merger Sub consists of 20,000,000 shares of Merger Sub Common Stock and 1,000,000 shares of preferred stock, par value $0.001 per share. There are no outstanding shares of preferred stock of Merger Sub. There are 2,837,000 shares of Merger Sub Common Stock issued and outstanding, and no shares of Merger Sub Common Stock held in the treasury of Merger Sub. There are no outstanding subscriptions, options, warrants, rights (including phantom stock or stock appreciation rights), calls, preemptive rights or other agreements, contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement, obligating Merger Sub to issue or sell any shares of capital stock of Merger Sub (collectively, referred to as "Merger Sub Options") or to grant, extend or enter into any Merger Sub Option with respect thereto or of any other character to which Merger Sub is a party or by which Merger Sub is bound relating to issued or unissued capital stock of Merger Sub.

   5.03 Authority Relative to this Agreement. Each of Palisade and Merger Sub has full organizational power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the Merger. The execution, delivery and performance of this Agreement by Palisade and Merger Sub and the consummation by Palisade and Merger Sub of the Merger have been duly and validly approved by their respective Boards of Directors and the general partner, and no other proceedings on the part of Palisade or Merger Sub is necessary to authorize the execution, delivery and performance of this Agreement by Palisade and Merger Sub and the consummation by Merger Sub of the Merger. This Agreement has been duly and validly executed and delivered by Palisade and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Palisade and Merger Sub enforceable against Palisade and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   5.04  Non-Contravention; Approvals and Consents.

      (a) The execution and delivery of this Agreement by each of Palisade and Merger Sub do not, and the performance by each of Palisade and Merger Sub of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Palisade or Merger Sub, any of the terms, conditions or provisions of (i) the organizational documents of Palisade or Merger Sub, or
   (ii) subject to the taking of the actions described in Section 5.04(b), (x) any Laws or Orders of any Governmental or Regulatory Authority applicable to Palisade or Merger Sub or any of the respective assets or properties of Palisade or Merger Sub or any of their Subsidiaries, or (y) any Obligations to which Palisade is a party or by which Palisade or any of the respective assets or properties of Palisade is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on Palisade or Merger Sub or on the ability of Palisade and Merger Sub to consummate the transactions contemplated by this Agreement.

      (b) Except for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or its Subsidiaries are qualified to do business, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Obligation to which Palisade is a party or by which Palisade or any of its assets or properties is bound for the execution and delivery of this Agreement by each of Palisade and Merger Sub, the performance by each of Palisade and Merger Sub of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on Palisade or Merger Sub or on the ability of Palisade and Merger Sub to consummate the transactions contemplated by this Agreement.

   5.05 Proxy Statement. None of the information provided in writing by Palisade for inclusion in the Proxy Statement at the date of mailing and at the date of the Company Stockholders' Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Palisade makes no representation or warranty with respect to any information supplied by the Company which is contained in the Proxy Statement.

   5.06 Legal Proceedings. There are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Palisade or Merger Sub, threatened against, relating to or affecting, nor to the knowledge of Palisade or Merger Sub, are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Palisade, Merger Sub or any of their respective assets and properties which, if determined adversely to Palisade or Merger Sub, individually or in the aggregate, would be reasonably expected to have a material adverse effect on Palisade or Merger Sub or on the ability of Palisade and Merger Sub to consummate the transactions contemplated by this Agreement, and there are no facts or circumstances known to Palisade or Merger Sub that would be reasonably expected to give rise to any such action, suit, arbitration, proceeding, investigation or audit, and Palisade is not subject to any Order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or would be reasonably expected to have a material adverse effect on Palisade or on the ability of Palisade and Merger Sub to consummate the transactions contemplated by this Agreement.

   5.07 Sufficient Funds. Palisade and Merger Sub will have available on the Closing Date sufficient funds to pay the Merger Consideration set forth in
Section 2.01(c) with respect to all shares of Company Common

Stock entitled thereto and all of its fees and expenses in connection with this Agreement and the transactions contemplated hereby, except as provided in
Section 9.03(b). Palisade and Merger Sub shall not use any of the Company's assets to pay the Merger Consideration. There are no debt financing or other financing commitments or agreements applicable to the Surviving Corporation arising out of or relating to this Agreement or any of the transactions contemplated hereby. A true and complete limited partnership agreement of Palisade has been provided to the Company.

   5.08 Brokers and Finders. No agent, broker, finder, investment banker, financial advisor or other firm or Person is entitled to any broker's, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Palisade.

   5.09 Ownership of Company Common Stock. Except as disclosed on Schedule 13D (and any amendments thereto) filed by Palisade and its affiliates with the SEC, none of Palisade, Merger Sub or any of their affiliates owns any shares of Company Common Stock.

                                  ARTICLE VI

                           COVENANTS OF THE COMPANY

   6.01 Conduct of Business of the Company. Except as (i) otherwise expressly permitted by this Agreement, (ii) expressly contemplated by the exceptions to clauses (a) through (r) below or (iii) consented to by Palisade in writing, during the period from the date of this Agreement to the Closing Date, the Company agrees that it shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, will use its best efforts to, and will cause each of its Subsidiaries to, preserve intact the business organization of the Company and each of its Subsidiaries. Subject to the above exceptions, during the period from the date of this Agreement to the Closing Date, the Company agrees that it shall not, and shall cause each of its Subsidiaries not to, without the prior written consent of Palisade:

      (a)  amend or propose to amend its Organization Documents;

      (b) (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,
   (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than in connection with any Liquidation) or (iv) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any option with respect thereto;

      (c) issue, sell, grant, pledge or otherwise encumber, or authorize or propose such action to be taken with respect to, any shares of its capital stock or any Company Option (other than the issuance of Company Common Stock, pursuant to the exercise of Company Options outstanding on the date of this Agreement);

      (d) adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment, consulting or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of the Company or any of its Subsidiaries (other than in connection with any Liquidation);

      (e) except in the ordinary course of business, increase in any manner the compensation of any director, officer or employee of the Company or any of its Subsidiaries, provided that the Company may enter into retention bonus arrangements or agreements with any officer or employee if the value of such arrangement or agreement does not exceed $15,000;

      (f) increase in any manner the fringe benefits of any director, officer or employee of the Company or any of its Subsidiaries or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee of the Company or any of its Subsidiaries, provided that the Company shall pay the fees and expenses of the special committee of its Board of Directors formed in connection with the Company's pursuit of the transactions contemplated by this Agreement and its pursuit of the Liquidations;

      (g) other than as set forth on Schedule 6.01(g), enter into or modify any employment, severance, termination or similar agreement or arrangement with any director, officer, consultant or employee of the Company or any of its Subsidiaries, or otherwise increase or accelerate any requirement to provide to any such person any severance, termination or similar payment or benefit (other than in connection with any Liquidation), provided that the Company may enter into severance arrangements or agreements with any officer or employee if the value of such arrangement or agreement does not exceed $15,000;

      (h) directly or indirectly acquire any interest in, make any investment in or make any capital contribution to (including, without limitation, by merger, consolidation, or acquisition or disposition of stock or assets) any Person or any division thereof;

      (i) directly or indirectly acquire, enter into an option to acquire, lease or agree to manage, in whole or in part, any properties or material assets of any Person;

      (j) (i) incur or assume any indebtedness for borrowed money or guarantee any such indebtedness of another Person, other than indebtedness or guarantees of indebtedness owing to the Company or any wholly-owned Subsidiary of the Company, (ii) issue or sell any debt securities or rights to acquire debt securities, (iii) make any loans, advances or capital contributions to any other Person other than to the Company or to any of its wholly-owned Subsidiaries or (iv) enter into any interest rate cap, interest rate collar, interest rate swap, currency hedging transaction or any other agreement relating to a similar transaction;

      (k) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, (i) in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Company Financial Statements or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (ii) the repayment of outstanding indebtedness under the Debt Instruments as and when the same becomes due or
   (iii) in connection with any Liquidation;

      (l) waive any claims or rights, other than in the ordinary course of business for amounts not exceeding $10,000 for any individual claim or right, or $50,000 in the aggregate for all such claims or rights (other than in connection with any Liquidation);

      (m) make any change in any method of accounting or accounting practice or policy except as required by any changes in GAAP;

      (n) create or incur any Lien on any property or assets of the Company or any of its Subsidiaries, other than Permitted Liens (other than in connection with any Liquidation);

      (o) amend or otherwise modify in any material respect any of the terms or conditions of any indebtedness, guarantees of indebtedness or any other securities of the Company or any of its Subsidiaries (other than in connection with any Liquidation);

      (p) execute any definitive or binding agreement relating to Heli-Coil and Dodge licensing rights; provided that any such agreement may be executed if the cash amount to be received by the Company and its Subsidiaries is greater than or equal to 95% of the cash amount indicated in the description of such agreement in Schedule 4.06 to this Agreement;

      (q) take any action that would be reasonably expected to cause the condition set forth in Section 8.02(a) hereof not to be satisfied at the Effective Time; or

      (r) enter into or authorize or propose to enter into any contract, agreement, commitment or arrangement to do or engage in any of the foregoing.

   6.02  No Solicitation.

      (a) From and after the date of this Agreement until the Closing Date, the Company agrees that it, its Subsidiaries and affiliates (as defined in the Exchange Act) and their respective directors, officers, advisors, employees, representatives and other agents shall not directly or indirectly
   (i) solicit, initiate, encourage, facilitate the submission of or entertain any proposals or offers relating to, (ii) provide any information to any third party in response to any submissions, proposals or offers relating to, or whose purpose in receiving such information might relate to, (iii) engage in any negotiations or discussions with any Person relating to, or (iv) otherwise cooperate in any way with any Person in connection with any acquisition, merger, recapitalization, dissolution or any similar transaction involving all or substantially all of the Company, its business or assets (other than in connection with any Liquidation) or 80% or more of the Company's capital stock or other equity interests, other than the Merger (an "Alternative Transaction"). The Company shall promptly notify Palisade (and continuously update such information as reasonably necessary) of the receipt of any such proposals or offers made on or prior to the Closing Date (including the terms and conditions of such proposal or offer and the identity of any Person making such proposal or offer), of the status of the consideration thereof by the Company's Board of Directors and of any actions taken in connection therewith. From and after the date of this Agreement until the Closing Date, the Company agrees that it, its subsidiaries and affiliates and their respective directors, officers, advisors, employees, representatives and other agents shall not directly or indirectly take any other action (or fail to take any required action) or permit any person on its behalf to take any other action (or fail to take any required action) that would be materially inconsistent with, materially delay or materially adversely affect the consummation of the Merger. Nothing contained in this paragraph, however, shall prevent the Company's Board of Directors, if it determine in good faith that its fiduciary duty so requires, after consultation with its outside legal counsel, from (i) participating in negotiations or discussions with a third party or parties with respect to an Alternative Transaction proposed in writing by a third party which had not been directly or indirectly solicited, initiated or encouraged by the Company, its Subsidiaries or affiliates, or their respective directors, officers, advisors, employees, representatives and other agents on or after the date of this Agreement, provided that (A) the Company's Board of Directors determines (after consultation with the Company's outside financial advisors) that such third party is capable of making a Superior Offer (as defined below) and (B) the Company shall promptly notify Palisade (and update such notification as necessary) of the receipt of any such offer (including the terms and conditions of such offer and the identity of any Person making such offer), of the status of the Company's Board of Directors' consideration thereof and of any actions taken in connection therewith, or (ii) providing information to a third party in response to a written proposal for an Alternative Transaction or written indication of interest from a third party which had not been directly or indirectly solicited, initiated or encouraged by the Company, its Subsidiaries or affiliates, or their respective directors, officers, advisors, employees, representatives and other agents (but not taking any other action proscribed by this Section 6.02) on or after the date hereof, provided that (A) the Company's Board of Directors determines that such third party is capable of making a Superior Offer following receipt of such information and (B) the Company shall promptly notify Palisade (and continuously update such notification as reasonably necessary) of the receipt of the Alternative Transaction proposal or request to receive such information (including the terms and conditions of such proposal or request and the identity of any Person making such proposal or request), of the status of the consideration thereof by the Company's Board of Directors and of any action taken in connection therewith. For purposes of this Agreement, the term "Superior Offer" shall mean a bona fide written offer (other than with respect to any Liquidation) made by a third party (x) to purchase the Company or its business or assets or 80% or more of the Company's capital stock or other equity that the Company's Board of Directors, after consultation with its outside financial advisor, determines in good faith to be more favorable economically to the Company and its stockholders than that provided for in this Agreement and (y) that the Company's Board of Directors determines in good faith is likely to result in a transaction that will actually be consummated.

      (b) The Company agrees that upon the execution of this Agreement, it shall immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company, its Subsidiaries or affiliates, or their respective directors, officers, advisors, employees, representatives, or other agents with any parties conducted heretofore with respect to any of the foregoing, promptly inform the foregoing persons (if any) of the obligations undertaken in this Section 6.02, and request that such parties promptly return all documents (and all copies thereof) furnished to them by the Company, its Subsidiaries or any of the foregoing persons.

      (c) Except as expressly permitted by Section 6.02, the Company agrees that its Board of Directors shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Palisade or Merger Sub, the approval or recommendation by the Company's Board of Directors of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to an Alternative Transaction. Notwithstanding the foregoing, upon having received a proposal that the Company's Board of Directors determines to be a Superior Offer, the Company's Board of Directors may (i) withdraw or modify in a manner adverse to Palisade or Merger Sub its approval or recommendation of the Merger or this Agreement, (ii) approve or recommend the Superior Offer, (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to the Superior Offer and/or (iv) terminate this Agreement pursuant to Section 9.01(d)(i), and shall promptly notify Palisade in writing of any such determination; provided, however, that the Company may take any such action only (x) after providing reasonable written notice to Palisade of its intent to do so and
   (y) if Palisade does not make, within five (5) business days of receipt of such notice an offer that the Company's Board of Directors determines in good faith, after consultation with its financial advisor, to be at least as favorable to the Company's stockholders from a financial point of view as such Superior Offer, and then only upon termination of this Agreement pursuant to Section 9.01(d)(i).

      (d) Nothing contained in this Section 6.02 or Section 7.04 shall prohibit the Company from taking or disclosing to its stockholders a position contemplated by Rule 14e-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith judgment of the Company's Board of Directors, after consulting with the Company's legal advisors, is necessary under applicable law.

   6.03 Tax Matters. The Company agrees that during the period from the date of this Agreement to the Effective Time, the Company and its Subsidiaries shall: (i) properly prepare, in the ordinary course of business, and timely file (taking into account extensions) all material Tax Returns required to be filed by it (or them) on or before the Closing Date ("Post-signing Returns");
(ii) consult with Palisade with respect to all material matters contained in such Post-signing Returns; (iii) pay all material Taxes due and payable in respect of such material Post-signing Returns that are so filed; (iv) properly reserve (and reflect such reserve in its books and records and financial statements), in accordance with past practice and in the ordinary course of business, for all material Taxes payable by it (or them) for which no Post-signing Return is due prior to the Effective Time; (v) notify Palisade of any material federal, state or foreign suit, claim, action, investigation, proceeding or audit pending against or with respect to the Company or any of its Subsidiaries in respect of any material Tax matter (collectively, "Tax Actions"), including (without limitation) Tax liabilities and refund claims, and not settle or compromise any such material Tax Action without notifying Palisade; (vi) not make or revoke any material Tax election or adopt or change a material tax accounting method without notifying Palisade; and (vii) terminate all material Tax sharing agreements to which the Company or any of its Subsidiaries is a party.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

   7.01 Access to Information; Confidentiality. The Company agrees that throughout the period from the date hereof to the Effective Time, it shall, and shall cause its Subsidiaries to, provide Palisade and its representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and their respective assets, properties, books and records, but only to the extent that such access does not unreasonably interfere with the business and operations of the Company and its Subsidiaries. No information or knowledge obtained thereby shall affect or be deemed to modify any representation or warranty by any party hereunder. Palisade and Merger Sub will hold, and will cause its representatives to hold, any non-public information obtained pursuant to Section 7.01(a) in strict confidence, pursuant to the terms and conditions set forth in the letter agreement between the Company and Palisade Capital, dated as of June 5, 2002 (the "Confidentiality Agreement").

   7.02 Notification of Certain Matters. Each party shall give prompt notice to the other if any of the following occurs after the date of this Agreement:
(i) receipt of any notice or other communication in writing from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (ii) receipt of any notice from any Governmental or Regulatory Authority in connection with the transactions contemplated by this Agreement, or (iii) the commencement of any legal proceedings (or, to its knowledge, any investigation or threatened commencement of any legal proceeding) involving or affecting the notifying party or any of its Subsidiaries, or any of its properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of such notifying party or of any of its Subsidiaries, or the Merger or the other transactions contemplated by this Agreement.

   7.03  Preparation of Proxy Statement.

      (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and shall file with the SEC the preliminary Proxy Statement relating to the Company Stockholders' Approval (as defined in Section 4.22). Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information, and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Proxy Statement. The Proxy Statement shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, Palisade or the Company shall promptly inform the other of such occurrences and cooperate in filing with the SEC and/or mailing to the shareholders of the Company such amendment or supplement to the Proxy Statement. As promptly as practicable after comments are received from the SEC with respect to the preliminary Proxy Statement and after the furnishing by the Company and Palisade of all information required to be contained therein, the Company shall file with the SEC the definitive Proxy Statement and shall mail the definitive Proxy Statement to the Company's stockholders.

      (b) None of the preliminary Proxy Statement, the definitive Proxy Statement or any amendments or supplements thereto shall be filed with the SEC or mailed or delivered to the Company Stockholders until Palisade shall have been given a reasonable opportunity to review such preliminary Proxy Statement, definitive Proxy Statement or amendment or supplement thereto, as the case may be; provided that, notwithstanding such review, the Company will retain full responsibility for the accuracy and completeness thereof, except as to material relating to Palisade or any of its affiliates which has been supplied by Palisade to the Company in writing for inclusion therein.

      (c) The Proxy Statement shall include the recommendation of the Board of Directors of the Company to the stockholders of the Company that they vote in favor of the adoption of this Agreement and the Merger; provided, however, that the Board of Directors of the Company may withdraw, modify or change any such recommendation to the extent permitted under Section 6.02. In addition, the Proxy Statement will include a copy of the written opinion of Fleet Securities referred to in Section 4.21.

   7.04 Approval of Company Stockholders. The Company shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meeting") for the purpose of voting on the adoption of this Agreement and the approval of the Merger as soon as reasonably practicable after the date hereof. The Company shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the adoption of this Agreement and the approval of the Merger, and shall take all other action reasonably necessary or advisable to secure the Company Stockholders' Approval, except to the extent that the Board of Directors of the Company determines in good faith, after consultation with the Company's legal counsel, that doing so would cause the Board of Directors of the Company to breach its fiduciary duties to the Company's stockholders under applicable Law.

   7.05 Reasonable Best Efforts; Cooperation. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable best efforts to do, or cause to be done, all actions, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to satisfy the conditions set forth in Article VIII and to consummate and make effective the Merger and the transactions contemplated herein, including, but not limited to, (i) the obtaining of all consents, approvals or actions of, making of all filings with and giving all notices to Governmental or Regulatory Authorities or any other public or private third parties required of Palisade or the Company to consummate the Merger and (ii) the providing of such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request.

   7.06 Public Announcements. So long as this Agreement is in effect neither the Company, Palisade nor Merger Sub shall issue or cause the publication of any press release or of any other public announcement with respect to the Merger or the transactions contemplated by this Agreement without the prior consent of the other parties hereto, provided that a party may make such a disclosure, without such consent, if it has reasonably determined that such a disclosure must be made in order to comply with applicable law or the rules of any national securities exchange or the National Association of Securities Dealers, Inc. and, prior to such a disclosure, if practicable, it promptly advises the other parties hereto and consults with such parties concerning the information proposed to be disclosed and provides such other parties with a reasonable opportunity to review such disclosure.

   7.07  Employee Benefit Plans.

   To the extent disclosed in accordance with Section 4.13:

      (a) Palisade and the Surviving Corporation shall cause the Company Benefit Plans in effect at the date of this Agreement to remain in effect until the second anniversary of the Effective Time or, to the extent such Company Benefit Plans are not continued, the Surviving Corporation will maintain until such date benefit plans which are no less favorable, in the aggregate, to the employees of the Company at the Effective Time ("Affected Employees") who are covered by such Company Benefit Plans; provided, however, that nothing contained herein shall be construed as requiring the Surviving Corporation to continue any specific plan.

      (b) The Surviving Corporation shall honor without modification all employee severance plans (or policies) and employment and severance agreements of the Company or any of its Subsidiaries.

      (c) The Surviving Corporation shall provide severance pay in accordance with the terms of applicable Company Benefit Plans in effect on the date hereof to any Company employee who is not party to an employment, severance, change in control or similar agreement and who is terminated by the Surviving Corporation during the period beginning on the Closing Date and ending one year following the Closing Date.

      (d) Palisade acknowledges that for purposes of all of the Company Benefit Plans, the consummation of the transactions contemplated by this Agreement will constitute a "Change in Control" of the Company and a "Company Sale" (as such terms are defined in the applicable Company Benefit Plans). Palisade agrees (i) to cause the Surviving Corporation after consummation of the transactions contemplated by this Agreement to pay all amounts provided under such Company Benefit Plans, as a result of a Change in Control of the Company and/or Company Sale in accordance with their terms, and (ii) to cause the

   Surviving Corporation to honor, all rights, privileges and modifications to or with respect to any such Company Benefit Plans which became effective as a result of such Change in Control.

      (e) The Surviving Corporation shall give the Affected Employees full credit for purposes of eligibility, vesting and the determination of the level of benefits under any employee benefit plans or arrangements maintained by the Surviving Corporation or any Subsidiary of the Surviving Corporation for such Affected Employees' service with the Company or any Subsidiary of the Company to the same extent recognized by the Company immediately prior to the Effective Time; provided, however, that such service need not be credited to benefit accrual under any defined benefit pension plan to the extent that it would result in a duplication of benefits.

      (f) The Surviving Corporation shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in the year in which the Effective Time occurs for purposes of satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

   7.08  Directors' and Officers' Indemnification and Insurance.

      (a) Palisade and Merger Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors, officers, employees, fiduciaries or agents (the "Indemnified Parties") of the Company and its Subsidiaries as provided in its certificate of incorporation or bylaws or existing indemnification contracts shall survive the Merger and shall continue in full force and effect in accordance with their terms.

      (b) It is understood and agreed that the Company shall, and from and after the Effective Time, the Surviving Corporation shall, indemnify, defend and hold harmless the Indemnified Parties against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments, fines or amounts that are paid in settlement in connection with any pending, threatened or actual claim, action, suit, proceeding or investigation based in whole or in part or arising in whole or part out of the fact that such Person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise or by reason of anything done or not done by such Person in any such capacity whether pertaining to any matter existing or occurring at or prior to the Effective Time or any acts or omissions occurring or existing at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent that a corporation is permitted to indemnify its current or former directors, officers, employees or agents under applicable law (and the Company and the Surviving Corporation, as the case may be, shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent that a corporation may do so with respect to its current or former directors, officers, employees or agents under applicable law). In the event any such claim, action, suit, proceeding or investigation (each a "Claim"), is brought against any Indemnified Parties (whether arising before or after the Effective Time) in which there exists no actual or potential conflict that makes representation of both the indemnifying party and the Indemnified Party inappropriate under applicable standards of professional conduct, the indemnifying party shall have the right to assume and direct all aspects of the defense thereof, including settlement, and the Indemnified Party shall cooperate in the defense of any such matter, provided that the indemnifying party shall reimburse the Indemnified Party's reasonable out-of-pocket expenses in connection therewith. The Indemnified Party shall have the right to participate with its own counsel and at its own expense in (but not

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

   control) the defense of any such matter in which there exists no such actual or potential conflict. In the event any Claim is brought against an Indemnified Party (whether arising before or after the Effective Time) in which an actual or potential conflict exists between the interests of the indemnifying party and the Indemnified Party, the Indemnified Party may assume and direct all aspects of the defense thereof, including settlement, and may retain counsel and the Company (or, after the Effective Time, the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel as promptly as statements therefore are received. The indemnifying party may not settle any Claim unless (i) the Indemnified Party gives its prior written consent, which shall not be unreasonably withheld or (ii) the terms of the settlement provide that the Indemnified Party shall have no responsibility for the discharge of any settlement amount and impose no other obligations or duties on the Indemnified Party and the settlement provides the Indemnified Party with a full release with respect to such matter. In no event shall the indemnifying party be liable for any settlement effected without its prior written consent; provided that if such indemnifying party elected not to assume and direct the defense of such action, such indemnifying party's consent to such settlement shall not be unreasonably withheld or delayed. Any Indemnified Party wishing to claim indemnification under this Section 7.08(b) shall promptly notify the Surviving Corporation upon learning of any claim, action, suit, proceeding or investigation giving rise to such claim for indemnification (but the failure to so promptly notify shall not relieve the indemnifying party from any liability which it may have under this Section 7.08(b) except to the extent prejudiced by such failure), and shall deliver to the Surviving Corporation the undertaking contemplated by Section 145(e) of the DGCL. If the indemnifying party does not assume the defense of any Claim, or if, after commencing or undertaking such defense or withdraws from the defense thereof, the Indemnified Parties as a group may retain only one law firm in each jurisdiction to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties in which case the Indemnified Parties may retain separate counsel. The Company (or, after the Effective Time, the Surviving Corporation) shall pay all reasonable fees and expenses of counsel retained by the Indemnified Parties pursuant to the preceding sentence as promptly as statements therefor are received.

      (c) The Surviving Corporation shall, until the sixth anniversary of the Effective Time, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by the Company as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time; provided that if such insurance cannot reasonably be obtained for an annual premium of 200% of the last annual premium paid by the Company prior to the date of this Agreement, then the Surviving Corporation shall only be required to obtain, and cause to be maintained in effect, as much of such insurance as may be obtained at an annual premium of 200% of the last such annual premium.

      (d) The provisions of this Section 7.08 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Party may have under the organizational documents of the Surviving Corporation, under the DGCL or otherwise.

      (e) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.08.

   7.09 Notice and Cure. Each of Palisade and the Company will notify the other promptly in writing of, and contemporaneously will provide the other with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of Palisade or the Company, as the case may be, under this Agreement to be breached or that renders or will render untrue any representation or warranty of Palisade or the Company, as the case may be, contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each of Palisade and the Company also will notify the other promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by Palisade or the Company, as the case may be, in this Agreement, whether occurring or arising prior to, on or after the date of this Agreement. No notice given pursuant to this Section 7.09 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

   7.10 Liquidation Following Closing. Palisade shall use its reasonable best efforts to cause the Liquidation of all of the Liquidated Distributable Assets from and after the Closing and to maximize the amount realized pursuant to such Liquidation.

   7.11 Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Palisade and the Company and its respective general partner and the Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

   7.12 Merger Sub Compliance. Palisade shall guarantee and cause Merger Sub to comply with all of Merger Sub's obligations under or related to this Agreement.

                                 ARTICLE VIII

                                  CONDITIONS

   8.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger and consummate the other transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

      (a) Stockholder Approval. This Agreement and the consummation of the Merger shall have been adopted and approved by the requisite vote of the stockholders of the Company under the DGCL and the Company's Certificate of Incorporation.

      (b) No Injunctions or Restraints. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

   8.02 Conditions to Obligations of Palisade and Merger Sub. The obligations of Palisade and Merger Sub to effect the Merger and consummate the other transactions contemplated by this Agreement are further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Palisade and Merger Sub in their sole discretion):

      (a) Representations and Warranties. (i) Each of the representations and warranties made by the Company in Sections 4.01 (Organization and Qualification), 4.02 (Capital Stock), 4.03 (Authority Relative to this Agreement) and 4.24 (Brokers and Finders) shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date) and (ii) each of the representations and warranties made by the Company in this Agreement (other than those set forth in

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

   Sections 4.01 (Organization and Qualification), 4.02 (Capital Stock), 4.03 (Authority Relative to this Agreement) and 4.24 (Brokers and Finders)) shall be true and correct in all respects (but without regard to any materiality qualifications or references to material adverse effect contained in any specific representation or warranty) as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date; provided, however, that the condition set forth in clause (ii) of this Section 8.02(a) shall be deemed to have been satisfied unless (A) the individual impact of an inaccuracy in or a breach of each such representation or warranty (x) results in, or would be reasonably expected to result in, liability to or payments from (or the failure to disclose liability to or payment from) the Company and its Subsidiaries exceeding $100,000 or (y) results in the imposition of (or the failure to disclose the existence of) any non-monetary obligation to which the Company, any of its Subsidiaries or any of their respective businesses, assets or properties are subject and (B) the aggregate impact of all such inaccuracies or breaches described in clause (A) above is having or is reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. The Company shall have delivered to Palisade a certificate, dated the Closing Date and executed on behalf of the Company by its Chairman of the Board, President or any Vice President, to such effect.

      (b) Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties required of the Company or any of its Subsidiaries in any material respect to consummate the Merger and the other transactions contemplated hereby, shall have been obtained, all in form and substance reasonably satisfactory to Palisade, and no such consent, approval or action of any federal, state or other regulatory body shall contain any term or condition which would be reasonably expected to result in a material diminution of the benefits of the Merger to Palisade or the Surviving Corporation.

      (c) Performance of Obligations. The Company shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or prior to the Closing, and the Company shall have delivered to Palisade a certificate, dated the Closing Date and executed on behalf of the Company by its Chairman of the Board, President or any Vice President, to such effect.

      (d) Certificates and Other Deliveries. The Company shall have delivered to Palisade (i) certificates executed by the Company by its Chief Executive Officer, President or Chief Financial Officer to the effect that the conditions set forth in Sections 8.02(a) and (b) hereof have been satisfied and (ii) duly adopted resolutions of the Board of Directors of the Company and the consents of its stockholders, in each case approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby.

      (e) Dissenting Shares. The aggregate number of Dissenting Shares shall not exceed ten percent (10%) of the total number of Shares (other than Cancelled Shares) outstanding on the Closing Date.

   8.03 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger and consummate the other transactions contemplated by this Agreement are further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

      (a) Representations and Warranties. Each of the representations and warranties made by Palisade and Merger Sub in Sections 5.01 (Organization and Qualification), 5.02 (Capital Stock of Merger Sub), 5.03 (Authority Relative to this Agreement) and 5.07 (Sufficient Funds) shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date) and (ii) each of the representations and warranties made by Palisade and Merger Sub in this Agreement (other than those set forth in Sections
   5.01 (Organization and Qualification) and 5.03 (Authority Relative to this Agreement)) shall be true and correct in all respects (but without regard to any materiality qualifications or references to material adverse effect contained in any specific representation or warranty) as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date; provided that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of all such representations and warranties results in, or would be reasonably expected to have, a material adverse effect (i) on Palisade or Merger Sub or (ii) on the validity or enforceability of this Agreement or on the ability of Palisade and Merger Sub to perform their obligations hereunder. Palisade and Merger Sub shall each have delivered to the Company a certificate, dated the Closing Date and executed on behalf of Palisade by its Chairman of the Board, President or any Vice President and on behalf of Merger Sub by its Chairman of the Board, President or any Vice President, to such effect.

      (b) Performance of Obligations. Palisade and Merger Sub shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Palisade or Merger Sub at or prior to the Closing, and Palisade and Merger Sub shall each have delivered to the Company a certificate, dated the Closing Date and executed on behalf of Palisade by its Chairman of the Board, President or any Vice President and on behalf of Merger Sub by its Chairman of the Board, President or any Vice President, to such effect.

      (c) Certificates and Other Deliveries. Palisade shall have delivered, or caused to be delivered, to the Company (i) a certificate executed on its behalf by its general partner to the effect that the conditions set forth in Sections 8.03(a) and (b) have been satisfied and (ii) duly adopted resolutions of the general partner of Palisade and of the Board of Directors of Merger Sub approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, each certified by their respective authorized representatives.

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

   9.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, by action taken or authorized by the general partner or Board of Directors of the terminating party, as the case may be:

      (a)  by mutual written agreement of Palisade and the Company;

      (b)  by either the Company or Palisade, if:

          (i) at any time after December 31, 2002 (the "Termination Date"), the Merger shall not have been consummated on or prior to such date; provided that the right to terminate the Agreement pursuant to this
       Section 9.01(b)(i) shall not be available to any party whose breach of or failure to perform any provision of this Agreement results in the failure of the Merger to be consummated by such time; provided further, that the Termination Date may be extended for up to three months by Palisade or the Company by written notice to the other if the Merger would have been consummated by the Termination Date but for the failure to obtain any regulatory approval necessary to consummate the Merger and such regulatory approval can reasonably be expected to be obtained within such three-month period; provided further, that the Termination Date shall be extended to January 31, 2003, without the taking of any further action by Palisade or the Company, if the SEC has not advised the Company prior to October 31, 2002 that the SEC has no further comments on the Proxy Statement/Prospectus;

          (ii) upon a vote at a duly held Company Stockholders' Meeting or an adjournment thereof at which the Company Stockholders' Approval shall have been voted upon, the Company Stockholders' Approval shall not have been obtained; or

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

          (iii) any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued any Law or Order making illegal or otherwise preventing or prohibiting the Merger and such Order shall have become final and nonappealable.

      (c)  by Palisade, if:

          (i) (x) the Company's Board of Directors shall have (A) failed to make the recommendation contemplated by Section 7.03(c) in the Proxy Statement, (B) withdrawn or modified adversely to Palisade its approval or recommendation of the Merger, or (C) approved or recommended an Alternative Transaction to its stockholders, or (y) a tender offer or exchange offer for any outstanding shares of capital stock of the Company is commenced and the Board of Directors of the Company shall (within 5 days after commencement of such tender offer) fail to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) or (z) the Company shall have entered into any written agreement with respect to an Alternative Transaction (whether or not binding), other than a confidentiality agreement; or

          (ii) a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred, which breach or failure to perform renders any of the conditions set forth in Sections 8.01 or 8.02 incapable of being satisfied; provided that if such breach or failure to perform is curable by the Company prior to the Termination Date through the exercise of reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts, Palisade may not terminate this Agreement under this Section 9.01(c)(ii);

      (d)  by the Company, if:

          (i) prior to obtaining the Company Stockholders' Approval, the Company's Board of Directors shall have determined, under circumstances not involving any breach of the provisions of Section 6.02, to recommend a Superior Offer to its stockholders or to enter into a binding written agreement with respect to a Superior Offer; provided that the Company has complied with all of the provisions of Section 6.02; or

          (ii) a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Palisade or Merger Sub set forth in this Agreement shall have occurred, which breach or failure to perform renders any of the conditions set forth in Sections 8.01 or 8.03 incapable of being satisfied; provided that if such breach or failure to perform is curable by Palisade or Merger Sub prior to the Termination Date through the exercise of reasonable best efforts, then for so long as the Palisade or Merger Sub continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 9.01(d)(ii).

      The party desiring to terminate this Agreement pursuant to this Section
   9.01 (other than pursuant to Section 9.01(a)) shall give written notice of such termination to the other parties.

   9.02 Effect of Termination. If this Agreement is validly terminated by either the Company or Palisade pursuant to Section 9.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either the Company or Palisade (or any of their respective representatives or affiliates), except (i) that the provisions of Sections 7.01(b) (Confidentiality), 7.06 (Public Announcements), and Article X (General Provisions) will continue to apply following any such termination, (ii) that nothing contained herein shall relieve any party hereto from liability for breach of its representations, warranties, covenants or agreements contained in this Agreement and (iii) as provided in Section 9.03.

   9.03  Fees and Expenses.

      (a) Except as provided in this Section 9.03, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

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

      (b) On the Closing Date, the Company shall reimburse Palisade for reasonable fees and expenses of legal counsel incurred by Palisade in connection with the Merger, provided that such reimbursement shall not exceed $125,000.

      (c)  In the event that Palisade terminates this Agreement pursuant to
   Section 9.01(c)(i), or the Company terminates this Agreement pursuant to
   Section 9.01(d)(i), then the Company shall pay to Palisade, following two business days after such termination, a fee in an amount equal to $500,000. In the event that either party terminates this Agreement pursuant to Section 9.01(b)(ii) or Palisade terminates this Agreement Pursuant to Section 9.01(c)(ii), the Company shall pay to Palisade $300,000 following two business days after such termination (inclusive of any amount paid pursuant to Section 9.03(b)), and such payment shall constitute liquidated damages for such termination. The prevailing party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the reasonable costs and expenses (including attorneys' and expert witness' fees and expenses) incurred in connection with such action.

   9.04 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of Merger Sub and the Company, and the general partner of Palisade, at any time prior to the Effective Time, whether prior to or after adoption of this Agreement at the Company Stockholders' Meeting, but after such adoption and approval only to the extent permitted by applicable law. Any such amendment after the Effective Time (to the extent permitted by applicable law) shall be subject to the prior approval of (i) the general partner of Palisade, (ii) the board of directors of the Surviving Corporation and (iii) the Board Observers. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

   9.05 Waiver. At any time prior to the Effective Time any party hereto, by action taken by or on behalf of its respective Boards of Directors and the general partner, may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                                   ARTICLE X

                              GENERAL PROVISIONS

   10.01 Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger but shall terminate at the Effective Time, except for the agreements contained in Article II (Conversion of Shares) and in Sections 7.07 (Employee Benefit Plans) and 7.08 (Indemnification and Insurance), which shall survive the Effective Time; provided that the Confidentiality Agreement shall survive the termination of this Agreement pursuant to the terms thereof.

   10.02 Knowledge. With respect to any representations or warranties contained herein which are made to the knowledge of the Company, Palisade or Merger Sub or any of their respective Subsidiaries, as the case may be, the actual knowledge of the senior officers (including without limitation the Chief Executive Officer, Chief Financial Officer, the general counsel and the chief environmental, tax and employee benefits officer) of the Company, Palisade or Merger Sub, as the case may be, shall be imputed to the Company, Palisade, Merger Sub or the Subsidiary.

   10.03 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

      If to Palisade or Merger Sub, to:

          Palisade Capital
          One Bridge Plaza
          Fort Lee, NJ 07024
          Telephone: (201) 585-7733
          Facsimile: (201) 585-9798
          Attention: Mark Hoffman

      with a copy to:

          Cadwalader, Wickersham & Taft
          100 Maiden Lane
          New York, NY 10038
          Telephone: (212) 504-6177
          Facsimile: (212) 504-6666
          Attention: Michael C. Ryan, Esq.

      If to the Company, to:

          Refac
          115 River Road
          Edgewater, NJ 07020
          Telephone: (201) 943-4400
          Facsimile: (201) 943-7400
          Attention: Robert L. Tuchman, President and CEO

      with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          Four Times Square
          New York, NY 10036
          Telephone: (212) 735-2760
          Facsimile: (917) 777-2760
          Attention: Stephen M. Banker, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10.03, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 10.03, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this
Section 10.03). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

   10.04 Schedules; Entire Agreement. References in this Agreement to "Schedules" refer to the schedules delivered by Company to Palisade as of the date of this Agreement. This Agreement (including the Schedules) supersedes all prior discussions and agreements both written and oral among the parties hereto with respect to the subject matter hereof, and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof and thereof, except for the Confidentiality Agreement.

   10.05 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as provided in

(i) Sections 2.01(d) and 2.01(f)(which are intended to be for the benefit of the Persons entitled to the Payment Right, and may be enforced by any of such Persons) and (ii) Section 7.08 (which is intended to be for the benefit of the Persons entitled to therein, and may be enforced by any of such Persons), it is not the intention of the parties to confer third party beneficiary rights upon any other Person.

   10.06 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Merger Sub may assign any or all of its rights, interests and obligations hereunder to another direct or indirect wholly owned Subsidiary of Palisade, provided that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein and Palisade shall guarantee the performance of such Subsidiary pursuant to such contract. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

   10.07 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

   10.08 Invalid Provisions. If any provision of this Agreement (other than any provision of Article II) is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the legal, invalid or unenforceable provision or by its severance herefrom and
(iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

   10.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

   10.10 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   10.11 Jurisdiction. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not initiate any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of New York or a New York state court.

   10.12 Interpretation. Any statute, regulation, or other law defined or referred to herein (or in any agreement or instrument that is referred to herein) means such statute, regulation or other law as, from time to time, may be amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a Person are also to its predecessors and permitted successors and assigns.

   10.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

   IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.

                                              PALISADE CONCENTRATED EQUITY
                                                PARTNERSHIP, L.P.

                                              By: Palisade Concentrated
                                                    Holdings, L.L.C.,
                                                  General Partner

                                              By: /s/  STEVEN BERMAN
                                                  -----------------------------
                                                  Steven Berman, Member

                                              PALISADE MERGER CORP.

                                              By: /s/  STEVEN BERMAN
                                                  -----------------------------
                                                  Steven Berman, President

                                              REFAC

                                              By: /s/  ROBERT L. TUCHMAN
                                                  -----------------------------
                                                  Robert L. Tuchman, President
                                                    and CEO

                                                                       ANNEX A1

              AMENDMENT NO.1 TO THE AGREEMENT AND PLAN OF MERGER

   THIS AMENDMENT NO.1 TO THE AGREEMENT AND PLAN OF MERGER (this "Amendment") is dated as of October 21, 2002, by and among Palisade Concentrated Equity Partnership, L.P., a Delaware limited partnership ("Palisade"), Palisade Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Palisade ("Merger Sub"), and Refac, a Delaware corporation (the "Company").

                                  WITNESSETH:

   WHEREAS, Palisade, Merger Sub and the Company have entered into the Agreement and Plan of Merger, dated as of August 19, 2002 (the "Agreement");

   WHEREAS, pursuant to Section 9.04 of the Agreement, the Agreement may be amended by a written instrument duly executed by or on behalf of each party thereto; and

   WHEREAS, Palisade, Merger Sub and the Company desire to amend the Agreement on the terms hereinafter set forth.

   NOW, THEREFORE, Palisade, Merger Sub and the Company, intending to be legally bound, hereby agree to the following amendments to the Agreement:

    1. Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

    2. Amendment to Section 2.01(f)(iv) of the Agreement. Section 2.01(f)(iv) of the Agreement shall be amended and restated in its entirety to read as follows:

      "As soon as possible, but no later than 10 business days, following the determination of the fair market value of the Liquid Distributable Assets pursuant to paragraphs (i)-(iii) above, the Surviving Corporation shall, and Palisade shall cause the Surviving Corporation to, mail to each holder of Surviving Corporation Stock who is entitled to receive the Payment Right pursuant to Section 2.01(d): (A) a letter of transmittal (which shall be in such form and have such other provisions not inconsistent with this Agreement as the Surviving Corporation and the Board Observers may reasonably specify), (B) instructions for use in exchanging such shares of Surviving Corporation Stock for the amount of the Payment Right, specifying that the Payment Right amount shall be paid only with respect to any such shares of Surviving Corporation Stock exchanged on or before the ninetieth day following the date on which such instructions were first mailed to such holders and (C) a form of affidavit, to be used by beneficial owners to certify their continuous share ownership during the period required under
   Section 2.01(d) (the "Affidavit"). Upon the tendering for exchange to the Surviving Corporation of such shares of Surviving Corporation Stock on or before such ninetieth day and such other documents as may reasonably be required, together with such letter of transmittal, duly executed, the holder of such shares shall be entitled to receive a check representing an amount equal to the Payment Amount multiplied by the number of shares of Surviving Corporation Stock tendered by such holder to the Surviving Corporation; provided, that to be eligible to receive the Payment Right pursuant to this Section 2.01(f), each holder who is not the record holder of its shares must also submit to the Surviving Corporation with such shares
   (1) a duly completed and signed Affidavit and (2) one or more broker's statements indicating that such holder was the beneficial holder of such shares as of each of the Closing Date and June 30, 2005. The holder of any shares of Surviving Corporation Stock entitled to receive the Payment Right pursuant to Section 2.01(d) who does not tender such shares for exchange to the

                                     A1-1

   Surviving Corporation on or before such ninetieth day in accordance with this Section 2.01(f) shall not be entitled to receive any Payment Right amounts with respect to such shares, and to the extent any such shares are tendered to the Surviving Corporation following such ninetieth day, the Surviving Corporation shall promptly return such shares to the holder."

    3. Limited Effect. Except as expressly specified herein, the terms and provisions of the Agreement shall continue and remain in full force and effect and shall remain the valid and binding obligation of the parties thereto in accordance with its terms.

    4. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

    5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

   IN WITNESS WHEREOF, each party hereto has caused this Amendment to the Agreement and Plan of Merger to be duly executed as of the day and year first above written.

                                         PALISADE CONCENTRATED
                                           EQUITY PARTNERSHIP, L.P.

                                         By:  PALISADE CONCENTRATED
                                         HOLDINGS, L.L.C., GENERAL PARTNER

                                         By:    /s/  STEVEN BERMAN
                                             -----------------------------
                                               Name:  Steven Berman
                                               Title: Member

                                              PALISADE MERGER CORP.

                                         By:    /s/  STEVEN BERMAN
                                             -----------------------------
                                               Name:  Steven Berman
                                               Title: President

                                              REFAC

                                         By:    /s/  ROBERT L. TUCHMAN
                                             -----------------------------
                                               Name:  Robert L. Tuchman
                                               Title: President and CEO

                                     A1-2

                                                                       ANNEX A2

              AMENDMENT NO.2 TO THE AGREEMENT AND PLAN OF MERGER

   THIS AMENDMENT NO.2 TO THE AGREEMENT AND PLAN OF MERGER (this "Amendment") is dated as of December 12, 2002, by and among Palisade Concentrated Equity Partnership, L.P., a Delaware limited partnership ("Palisade"), Palisade Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Palisade ("Merger Sub"), and Refac, a Delaware corporation (the "Company").

                                  WITNESSETH:

   WHEREAS, Palisade, Merger Sub and the Company entered into an Agreement and Plan of Merger, dated as of August 19, 2002, which was amended pursuant to Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 21, 2002 (as amended, the "Agreement");

   WHEREAS, pursuant to Section 9.04 of the Agreement, the Agreement may be amended by a written instrument duly executed by or on behalf of each party thereto; and

   WHEREAS, Palisade, Merger Sub and the Company desire to amend the Agreement on the terms hereinafter set forth.

   NOW, THEREFORE, Palisade, Merger Sub and the Company, intending to be legally bound, hereby agree to the following amendments to the Agreement:

    1. Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

    2. Amendment to Section 9.01(b)(i) of the Agreement. Section 9.01(b)(i) of the Agreement shall be amended and restated in its entirety to read as follows:

      "at any time after March 31, 2003 (the "Termination Date"), the Merger shall not have been consummated on or prior to such date; provided that the right to terminate the Agreement pursuant to this Section 9.01(b)(i) shall not be available to any party whose breach of or failure to perform any provision of this Agreement results in the failure of the Merger to be consummated by such time;"

    3. Limited Effect. Except as expressly specified herein, the terms and provisions of the Agreement shall continue and remain in full force and effect and shall remain the valid and binding obligation of the parties thereto in accordance with its terms.

    4. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

    5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

                           [SIGNATURE PAGE FOLLOWS]


                                     A2-1

   IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed as of the day and year first above written.


                                         PALISADE CONCENTRATED EQUITY
                                           PARTNERSHIP, L.P.

                                         By:  PALISADE CONCENTRATED
                                              HOLDINGS, L.L.C., GENERAL PARTNER

                                         By:    /s/  STEVEN BERMAN
                                             -----------------------------
                                               Name:  Steven Berman
                                               Title: Member

                                         PALISADE MERGER CORP.

                                         By:    /s/  STEVEN BERMAN
                                             -----------------------------
                                               Name:  Steven Berman
                                               Title: President

                                         REFAC

                                         By:    /s/  ROBERT L. TUCHMAN
                                             -----------------------------
                                               Name:  Robert L. Tuchman
                                               Title: President and CEO

                                     A2-2

                                                                       ANNEX A3

              AMENDMENT NO. 3 TO THE AGREEMENT AND PLAN OF MERGER

   THIS AMENDMENT NO. 3 TO THE AGREEMENT AND PLAN OF MERGER (this "Amendment") is dated as of January 23, 2003, by and among Palisade Concentrated Equity Partnership, L.P., a Delaware limited partnership ("Palisade"), Palisade Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Palisade ("Merger Sub"), and Refac, a Delaware corporation (the "Company").

                                  WITNESSETH:

   WHEREAS, Palisade, Merger Sub and the Company entered into an Agreement and Plan of Merger, dated as of August 19, 2002, which was amended pursuant to Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 21, 2002 and Amendment No. 2 to the Agreement and Plan of Merger, dated as of December 12, 2002 (as amended, the "Agreement");

   WHEREAS, pursuant to Section 9.04 of the Agreement, the Agreement may be amended by a written instrument duly executed by or on behalf of each party thereto; and

   WHEREAS, Palisade, Merger Sub and the Company desire to amend the Agreement on the terms hereinafter set forth.

   NOW, THEREFORE, Palisade, Merger Sub and the Company, intending to be legally bound, hereby agree to the following amendments to the Agreement:

    1. Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

    2. Amendment to Section 2.01(d) of the Agreement. Section 2.01(d) of the Agreement shall be amended and restated in its entirety to read as follows:

      "Payment Right. Each holder of the shares of Surviving Corporation Stock issued pursuant to Section 2.01(c)(ii) shall be entitled to receive in exchange for each such one whole share the amount determined pursuant to clauses (i)-(iii) below (the "Payment Right"), if such holder (or such holder's estate or heirs, or any other Person (as defined in Section 4.01) to whom such holder transfers such shares without value) tenders such shares of Surviving Corporation Stock to the Surviving Corporation as provided in
   Section 2.01(f), provided that such holder (or such holder's estate or heirs, or any other Person to whom such holder transfers such shares without value) continues to beneficially own such shares of Surviving Corporation Stock obtained pursuant to Section 2.01(c)(ii) during the entire period between the Closing Date and June 30, 2005, and provided further that:

      (i) If the Surviving Corporation has not realized Liquid Distributable Assets (as defined below) of at least $14 million by March 31, 2003, then the Payment Right shall be equal to (A) $5.50 minus (B) an amount equal to the product of (x) the difference between $14 million and the actual amount of Liquid Distributable Assets realized and (y) 1.25, divided by (z) the sum of (1) 697,062 and (2) twenty percent of the number of shares of Company Common Stock issued between August 19, 2002 and the Closing Date pursuant to the exercise of Company Options (as defined in Section 2.01(h)).

      (ii) If the Surviving Corporation has not realized Liquid Distributable Assets of at least $18 million by June 30, 2005, then the Payment Right shall be equal to (A) the lesser of $5.50 and the Payment Right calculated pursuant to 2.01(d)(i) above, minus (B) an amount equal to the June 30, 2005 Deficiency divided by the sum of (1) 697,062 and (2) twenty percent of the number of shares of Company Common Stock issued between August 19, 2002 and the Closing Date pursuant to the exercise of Company Options. For

                                     A3-1
   purposes of this Section 2.01(d)(ii), "June 30, 2005 Deficiency" shall mean the difference between $18 million and the sum of (x) the actual amount of Liquid Distributable Assets realized by June 30, 2005 and (y) the shortfall, if any, between $14 million and the amount of Liquid Distributable Assets realized by March 31, 2003.

      (iii) If the Surviving Corporation has realized Liquid Distributable Assets as of June 30, 2005 in excess of $18 million, then the Payment Right shall be equal to (A) the lesser of $5.50 and the Payment Right calculated pursuant to 2.01(d)(i) above, plus (B) a number equal to (1) 60% of such excess divided by (2) the sum of 697,062 and twenty percent of the number of shares of Company Common Stock issued between August 19, 2002 and the Closing Date pursuant to the exercise of Company Options (as defined in Section 2.01(h)).

      For purposes of this Section 2.01(d), "Liquid Distributable Assets" shall mean an amount of assets generated through (A) the sale of the Surviving Corporation's business segments and assets existing as of the Closing Date, Receivables (as defined below) and tax refunds collected after the Closing Date for taxes paid prior to the Closing Date plus the value of Tax Attributes (as defined below), plus (B) the Company's cash and cash equivalents as of the Closing Date, plus (C) interest earned or imputed on the items set forth in clauses (A) and (B), calculated net of (w) taxes paid, (x) actual operating expenses and liabilities incurred through March 31, 2003 or June 30, 2005, as applicable, (y) any incentive paid or payable to Robert Tuchman and/or Ray Cardonne with respect to the periods from the Closing Date through March 31, 2003, or June 30, 2005, as applicable, net of related tax benefits, and (z) any reserve necessary to cover future costs of completing the sale of business segments and assets of the Surviving Corporation (in calculating such reserves, future expectancies of additional Liquid Distributable Assets shall be taken into account, and any possible claim by the Internal Revenue Service that has neither been asserted nor threatened shall not be taken into account; asserted or threatened claims by the Internal Revenue Service shall be taken into account only if asserted in writing or, if oral, reduced to writing within 20 days, and only to the extent of a reasonable estimate of the ultimate liability, after discussion with the Board Observers). Notwithstanding the foregoing, Liquid Distributable Assets shall be calculated (1) as if the payment of fees and expenses pursuant to Section 9.03(b) had not occurred and (2) without including any proceeds resulting from exercise of Company Options pursuant to Section 2.01(h).

          For purposes of this Agreement, the terms:

          (I) "Tax Attribute" shall mean, (1) as of March 31, 2003, any item of loss, deduction, expense, credit or other tax attribute held by the Surviving Corporation or its Subsidiaries immediately after March 31, 2003 that is available to offset taxable income of the Company (or, after the Effective Time, the Surviving Corporation) or its Subsidiaries attributable to any taxable period (whether such taxable period begins before, on or after the Closing Date), to the extent such tax attribute has not been used to obtain a tax refund described in Section 2.01(d)(A) above; and (2) as of June 30, 2005, any item of loss, deduction, expense, credit or other tax attribute held by the Surviving Corporation or its Subsidiaries immediately after March 31, 2003 that is actually used (or can be used, upon filing of a tax return for any taxable period ending before, on, or which includes June 30, 2005) to offset taxable income of the Company (or, after the Effective Time, the Surviving Corporation) or its Subsidiaries attributable to any taxable period ending on or before June 30, 2005, or, in the case of a taxable period that includes June 30, 2005, the portion of such taxable period that ends on June 30, 2005, to the extent such tax attribute has not been used to obtain a tax refund described in Section 2.01(d)(A) above. With respect to any taxable period that includes but does not end on June 30, 2005, the amount of taxable income attributable to such taxable period that may be offset by Tax Attributes shall be the amount of taxable income which would be offset if the relevant taxable period had ended on June 30, 2005. For purposes of this Agreement, the amount of any Tax Attribute held by the Surviving Corporation and its Subsidiaries immediately after March 31, 2003 shall be determined as if the taxable period of the Surviving Corporation and its Subsidiaries that includes March 31, 2003 ended on March 31, 2003.

                                     A3-2

          (II) "Receivables" shall mean (1) as of March 31, 2003, the collection of revenue streams existing as of the Closing Date and the collection, maturity or conversion of the Surviving Corporation's assets existing as of the Closing Date (including, but not limited to, note payments and accounts receivable), and (2) as of June 30, 2005, the amounts actually collected pursuant to clause (1) by the Surviving Corporation through such date.

      The Surviving Corporation shall determine the amounts of Liquid Distributable Assets, which shall include the amount of Liquid Distributable Assets available on the Closing Date, through March 31, 2003, and thereafter through June 30, 2005, as applicable. From and after the Closing Date, Palisade shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain a separate accounting with respect to the Liquid Distributable Assets, and the costs related thereto shall be excluded in determining the amount of Liquid Distributable Assets. To the extent the Surviving Corporation incurs any indebtedness, pays any interest with respect to such indebtedness, acquires any assets, incurs any expenses or takes any other action not directly related to efforts to monetize the Company's assets, or to operate the Company's business, in each case as of the Closing Date, any such indebtedness, interest, expenses or other action shall be excluded under such accounting in determining the amount of Liquid Distributable Assets and Tax Attributes."

    3. Amendment to Section 2.01(f)(ii) of the Agreement. Section 2.01(f)(ii) of the Agreement shall be amended and restated in its entirety to read as follows:

      "The Board Observers shall promptly review such calculation and, if either Board Observer disagrees with such calculation, such Board Observer shall provide written notice of such disagreement to the Surviving Corporation on or before August 5, 2005. Upon receiving such notice, the Surviving Corporation and the Board Observers shall in good faith work together to resolve such disagreement by August 31, 2005."

    4. Limited Effect. Except as expressly specified herein, the terms and provisions of the Agreement shall continue and remain in full force and effect and shall remain the valid and binding obligation of the parties thereto in accordance with its terms.

    5. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

    6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

                           [SIGNATURE PAGE FOLLOWS]

                                     A3-3

   IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed as of the day and year first above written.

                                         PALISADE CONCENTRATED EQUITY
                                           PARTNERSHIP, L.P.

                                         By:  PALISADE CONCENTRATED
                                              HOLDINGS, L.L.C., GENERAL PARTNER

                                         By:    /s/  STEVEN BERMAN
                                             -----------------------------
                                               Name:  Steven Berman
                                               Title: Member

                                         PALISADE MERGER CORP.

                                         By:    /s/  STEVEN BERMAN
                                             -----------------------------
                                               Name:  Steven Berman
                                               Title: President

                                         REFAC

                                         By:    /s/  ROBERT L. TUCHMAN
                                             -----------------------------
                                               Name:  Robert L. Tuchman
                                               Title: President and CEO

                                     A3-4

                                                                        ANNEX B

[LOGO] Fleet M&A Advisors
A Division of Fleet Securities

                                                               January 23, 2003

Special Committee of the
Board of Directors
REFAC
The Hudson River Pier
115 River Road
Edgewater, NJ 07020-1099

Gentlemen:

   We understand that Refac (the "Company"), Palisade Concentrated Equity Partnership, L.P., a Delaware limited partnership ("Acquiror") and Palisade Merger Corp., a Delaware corporation (a wholly owned subsidiary of Acquiror, "Merger Sub") have entered into an Agreement and Plan of Merger dated August 19, 2002 (the "Original Agreement"), as amended by Amendment No. 1 to the Agreement and Plan of Merger dated October 21, 2002 ("Amendment 1") and Amendment No. 2 to the Agreement and Plan of Merger dated December 12, 2002 ("Amendment 2"). The Company has advised us that the Original Agreement will be further amended by Amendment No. 3 to the Agreement and Plan of Merger among the Company, the Acquiror and Merger Sub, a draft of which was provided to FSI on January 16, 2003 ("Amendment 3"). We have been advised by the Company, and we have assumed for purposes of this opinion, that Amendment 3 will be finalized and executed substantially in the form previously provided to FSI. The Original Agreement, as amended by Amendment 1 and Amendment 2, and as it shall be further amended pursuant to Amendment 3, is hereinafter referred to as the "Agreement". The Agreement provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Upon consummation of the Merger, the Company will become an 80% owned subsidiary of Acquiror. Under the terms set forth in the Agreement, at the effective time of the Merger, each of the outstanding shares of common stock of the Company, par value $0.10 per share ("Company Common Stock") other than certain shares to be canceled pursuant to the Agreement and shares held by stockholders who properly exercise dissenters' rights ("Dissenting Shares") will be converted into the right to receive $3.60 in cash and 0.2 of a share of new Company common stock, as may be adjusted in accordance with the Agreement (the "Merger Consideration"). All outstanding options to purchase Company Common Stock would become exercisable for the Merger Consideration. After June 30, 2005, stockholders who receive new Company common stock in the Merger shall have the right, under specific circumstances, to sell such new shares to the Company for an open-ended amount that is dependent upon the amount of the Company's liquid distributable assets as of June 30, 2005. The terms and conditions of the Merger, including the right to sell such shares to the Company, are set out more fully in the Agreement.

   You have asked us whether, in our opinion, the Merger Consideration is fair from a financial point of view and as of the date hereof, to the "Holders of Company Common Stock". The "Holders of Company Common Stock" shall be defined as all holders of Company Common Stock other than Acquiror, Merger Sub, any affiliates of Acquiror or Merger Sub or any holders of Dissenting Shares.

   For purposes of this opinion we have, among other things:

    (i) reviewed certain publicly available financial statements and other business and financial information of the Company;

    (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the Company's management;

   (iii) reviewed certain financial forecasts and other forward looking financial information prepared by the Company's management and tax analyses performed by and/or on behalf of the Company's management;

    (iv) held discussions with the management of the Company concerning the business, past and current operations, financial condition and future prospects of the Company;

    (v)  reviewed the financial terms and conditions set forth in the Agreement;

    (vi) reviewed the stock price and trading history of the Company;

   (vii) compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other publicly traded companies that we deemed comparable to the Company;

  (viii) compared the financial terms of the Merger with the financial terms, to the extent publicly available, of other transactions that we deemed relevant;

    (ix) prepared a discounted cash flow analysis of the Company;

    (x)  participated in discussions with representatives of the Company;

    (xi) reviewed the terms of certain agreements for the disposition of certain of the Company's assets;

   (xii) reviewed the employment and incentive compensation agreements between the Company and Robert L. Tuchman and Raymond A. Cardonne, Jr., and;

  (xiii) reviewed such other materials, made such other studies and inquiries, and took into account such other matters as we deemed relevant, including our assessment of general economic, market and monetary conditions.

   In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by the Company's management) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of the Company's management that it is not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company, nor were we furnished with any such evaluation or appraisal, with the exception of analyses prepared by the Company's management with respect to liquidation values on which we have relied in preparing our analysis without independent verification for purposes of this opinion. With respect to the financial forecasts and projections (and the assumptions and bases therefor) for the Company that we have reviewed, upon the advice of the Company's management, we have assumed that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments as to the future financial condition and performance of the Company, and we have further assumed that such projections and forecasts will be realized in the amounts and in the time periods currently estimated. We have assumed that the Merger will be consummated upon the terms set forth in the Agreement without material alteration thereof. In addition, we have assumed that the historical financial statements of the Company reviewed by us have been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied. We have relied as to all legal matters relevant to rendering our opinion on the advice of counsel.

   The preparation of a fairness opinion is a complex process that is not necessarily susceptible to partial analysis or summary description. In arriving at our opinion, we did not attribute any particular weight to any analysis or factor considered, but rather made qualitative judgements as to the significance and relevance of each analysis or factor. Accordingly, we believe that our analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create an incomplete view of the processes underlying our opinion.

   This opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view, and as of the date hereof, to the Holders of Company Common Stock of the Merger Consideration. We do not express any opinion as to (i) the value of any employee agreement or other arrangement entered into in connection with the Merger or (ii) any tax or other consequences that might result from the Merger. We were not asked to and did not participate in the negotiations between the Company and the Acquiror, solicit third party offers to acquire the Company Common Stock or propose any other alternatives available to the Company. Our opinion does not address the relative merits of the Merger or the other business strategies that the Company's Board of Directors or the Special Committee has considered or may be considering, nor does it address the decision of the Company's Board of Directors or the Special Committee to proceed with the Merger.

   In connection with the preparation of our opinion, we were not authorized to solicit, and did not solicit, third-parties regarding alternatives to the Merger.

   We were engaged by the Special Committee to render our opinion and will receive a fee for our services, a significant portion of which is contingent upon the delivery of this opinion, and the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement. In the ordinary course of business we or our affiliates may trade in the debt or equity securities of the Company for our own accounts and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

   Our opinion expressed herein is provided for the information of the Board of Directors of the Company in connection with its evaluation of the Merger. Our opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote, or take any other action, with respect to the Merger. This opinion may not be summarized, described or referred to or furnished to any party except with our express prior written consent.

   Based upon and subject to the foregoing considerations, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair to the Holders of Company Common Stock from a financial point of view.

                                             Very truly yours

                                             FLEET SECURITIES, INC.

                                             /S/  FLEET SECURITIES, INC.
                                             -------------------------------

                                                                        ANNEX C

                              SECTION 262 OF THE
                            GENERAL CORPORATION LAW
                           OF THE STATE OF DELAWARE

262  APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to (S)251(g) of this title), (S)252, (S)254, (S)257, (S)258, (S)263 or (S)264 of this title:

   (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

   (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
       (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

   (3) In the event of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

   (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by the separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

   (2) If the merger or consolidation was approved pursuant to (S)228 or (S)253 of this title, then, either constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only to be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings any may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
    (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                       ANNEX D1

                         CERTIFICATE OF INCORPORATION
                                      OF
                             PALISADE MERGER CORP.

   The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

   First. The name of the Corporation is Palisade Merger Corp. (the "Corporation").

   Second. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, in the County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

   Third. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

   Fourth. The total number of shares of stock which the Corporation shall have authority to issue is 20,000,000 shares of Common Stock, par value of $0.001 per share, and 1,000,000 shares of Preferred Stock, par value $0.001 per share, making a total of 21,000,000 shares of stock.

   The Board of Directors shall have the power by resolution to issue from time to time in whole or in part the kinds and classes of shares of stock herein authorized. The voting powers and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Preferred Stock and the Common Stock are as follows:

   A. Preferred Stock

      (a) The Board of Directors is hereby authorized by resolution to divide and issue the shares of Preferred Stock in classes or series and to fix the voting powers and any designations, preferences, qualifications, limitations, restrictions and relative, participating, conditional or other special rights of any such class or series of Preferred Stock as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. The Board of Directors is hereby further authorized by resolution (i) to increase or decrease the authorized number of shares of each class or series (but not below the number of shares then outstanding), and (ii) unless stockholder approval is otherwise required by the laws of the State of Delaware, to modify or adjust the voting powers, the stated value, the dividend rate, the liquidation preferences, the redemption price and the conversion price of any class or series, or any or all of the foregoing, so as to maintain the relative rights of any such class or series with those of the other classes or series of stock of the Corporation.

      (b) The holders of Preferred Stock of any class or of any series thereof shall be entitled to receive dividends at such rates, on such conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors, payable in preference to, or in such relation to, the dividends payable on any other class or classes or of any other series of stock, and cumulative or non-cumulative as shall be so stated and expressed. When dividends upon the Preferred Stock, if any, to the extent of the preference to which such stock is entitled, shall have been paid or declared and set apart for payment, a dividend on the remaining class or classes or series of stock may then be paid out of the remaining assets of the Corporation available for dividends as provided by law.

      (c) The holders of Preferred Stock of any class or of any series thereof shall be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

                                     D1-1

      (d) Any Preferred Stock of any class or of any series thereof may be made convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

      (e) Any Preferred Stock of any class or of any series thereof may be made redeemable for cash, property or rights, including securities of any other corporation, at the option of either the holder or the Corporation or upon the happening of a specified event, at such time or times, such price or prices, or such rate or rates, and with such adjustments, as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

      (f) The holders of Preferred Stock of any class or of any series thereof shall have full, limited, multiple, fractional, conditional or no voting rights as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

    B. Common Stock

      (a) The holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors.

      (b) In the event of voluntary or involuntary liquidation of the Corporation, the holders of shares of Common Stock shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its stockholders after all amounts to which the holders of shares of Preferred Stock are entitled have been paid or set aside in cash for payment.

      (c) Each holder of record of each share of Common Stock shall be entitled to one vote for each such share standing in such holder's name on the books of the Corporation.

   Fifth. The name and address of the incorporator is Michael C. Ryan, Esq., 100 Maiden Lane, New York, New York 10038.

   Sixth. Unless and to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

   Seventh. In furtherance and not in limitation of the powers conferred by the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation shall be authorized to make, alter, or repeal the By-Laws of the Corporation as and to the extent permitted therein.

   Eighth. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. No repeal or modification of this Article Eighth shall adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

   Ninth. The Corporation shall indemnify and advance expenses to any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify and advance expenses to any current or former employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the

                                     D1-2

Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), to the fullest extent permissible under Delaware law, as then in effect. Any repeal or modification of this Article Ninth shall not adversely affect any right or protection of any indemnified person existing at the time of such repeal or modification. The rights to indemnification and to the advancement of expenses conferred in this Article Ninth shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.

   Tenth. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
(S)291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under (S)279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

   Eleventh. The Corporation shall not be subject to or governed by Section 203 of the Delaware General Corporation Law.

   IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on August 15, 2002.


                                                       /S/  MICHAEL C. RYAN
                                                  -----------------------------
                                                      Michael C. Ryan, Esq.
                                                        Sole Incorporator

                                     D1-3

                                                                       ANNEX D2

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                             PALISADE MERGER CORP.

                               -----------------

                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

                               -----------------

   Palisade Merger Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

   1. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on August 15, 2002.

   2. That the following resolution was adopted by a unanimous written consent of the Board of Directors of the Corporation, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and directing that such amendment be submitted to the stockholders of the Corporation for their approval. The resolution is as follows:

      "RESOLVED, that the Board of Directors deems it advisable, and the Board hereby recommends that the Certificate of Incorporation of the Corporation be amended by replacing the entire Article Sixth in the Certificate of Incorporation with a new Article Sixth as follows:

          Sixth. The directors of the Corporation shall be divided into three classes, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of directors to expire at the annual meeting of stockholders next ensuing, the initial term of office of the second class of directors to expire one year thereafter and the initial term of office of the third class of directors to expire two years thereafter, in each case upon the election and qualification of their successors. Commencing with the 2003 annual meeting of stockholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected to a term of office to expire at the third succeeding annual meeting of stockholders after their election, and upon the election and qualification of their successors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain the number of directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Unless and to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

   3. The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and by the written consent of the sole stockholder of the Corporation, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                                     D2-1

   IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President on January 6, 2002.

                                              PALISADE MERGER CORP.

                                              By:      /S/  STEVEN BERMAN
                                                  -----------------------------
                                                          Steven Berman
                                                            President

                                     D2-2

                                                                        ANNEX E

                                    BY-LAWS

                                      OF

                             PALISADE MERGER CORP.

                                   ARTICLE I

                                    OFFICES

   Section 1.1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the principal place of business in such state of the corporation or individual acting as the Corporation's registered agent in Delaware.

   Section 1.2. Other Offices. In addition to its registered office in the State of Delaware, the Corporation may have an office or offices in such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                  ARTICLE II

                            MEETING OF STOCKHOLDERS

   Section 2.1. Time and Place. All meetings of the stockholders of the Corporation shall be held at such time and place, either within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

   Section 2.2. Annual Meeting. The annual meeting of stockholders of the Corporation shall be held at such date, time and place, either within or without the State of Delaware, as shall be determined by the Board of Directors and stated in the notice of meeting.

   Section 2.3. Special Meetings of Stockholders. Special meetings of stockholders for any purpose or purposes if not otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Board of Directors, the President, or the Secretary and shall be called by the President or Secretary at the request of stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at a meeting of stockholders. Such request shall state the purpose or purposes of the proposed meeting. The time of any such special meeting shall be fixed by the officer calling the meeting and shall be stated in the notice of such meeting, which notice shall specify the purpose or purposes thereof. Business transacted at any special meeting shall be confined to the purposes stated in the notice of meeting and matters germane thereto.

   Section 2.4. Notice of Meetings. Notice of the time and place of every annual or special meeting of the stockholders shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, in the manner prescribed by Section 6.1 of these By-Laws, except that where the matter to be acted upon is a merger or consolidation of the Corporation, or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty nor more than sixty days prior to such meeting.

   Section 2.5. Quorum and Adjournment of Meetings. The holders of at least 55% of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by the Certificate of Incorporation. If the holders of the requisite number of shares shall not be present in person or represented by proxy at any meeting of the stockholders at which action is to be taken by the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until holders of the requisite number of shares of stock entitled to vote shall be present or represented by proxy. At such adjourned meeting at which such holders of the requisite number of shares of capital stock shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

   Section 2.6. Vote Required. At any meeting of stockholders, directors shall be elected by a plurality of votes, and all other matters shall be decided by a vote of the holders of at least 55% of the shares of capital stock issued and outstanding, cast by the stockholders present in person or represented by proxy and entitled to vote, unless the matter is one for which, by express provisions of statute, of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the determination of such matter.

   Section 2.7. Voting. At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. To determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date which shall be not more than sixty days nor less than ten days before the date of such meeting. Except as otherwise provided by the Certificate of Incorporation or by statute, each stockholder of record shall be entitled to one vote for each outstanding share of capital stock standing in his or her name on the books of the Corporation as of the record date. A complete list of the stockholders entitled to vote at any meeting of stockholders arranged in alphabetical order with the address of each and the number of shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, at the locations specified by the Delaware General Corporation Law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

   Section 2.8. Proxies. Each proxy shall be in writing executed by the stockholder giving the proxy or his or her duly authorized attorney. No proxy shall be valid after the expiration of three years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or his or her legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

   Section 2.9. Consents. The provision of these By-Laws covering notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted. Where corporate action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

                                  ARTICLE III

                                   DIRECTORS

   Section 3.1. Board of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things on its behalf as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

   Section 3.2. Number; Election and Tenure. The number of directors shall be fixed initially by the incorporator of the Corporation and thereafter such number may be increased from time to time by the stockholders or by the Board of Directors or may be decreased by the stockholders. Except as provided by law or these By-Laws, directors shall be elected each year at the annual meeting of stockholders. The directors of the Corporation shall be divided into three classes, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of directors to expire at the annual meeting of stockholders next ensuing, the initial term of office of the second class of directors to expire one year thereafter and the initial term of office of the third class of directors to expire two years thereafter, in each case upon the election and qualification of their successors. Commencing with the 2003 annual meeting of stockholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected to a term of office to expire at the third succeeding annual meeting of stockholders after their election, and upon the election and qualification of their successors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain the number of directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

   Section 3.3. Resignation and Removal. A director may resign at any time by giving written notice to the Board of Directors or to the President of the Corporation. Such resignation shall take effect upon receipt thereof by the Board of Directors or by the President, unless otherwise specified therein. Any one or more of the directors may be removed for cause at any time by the affirmative vote of a majority of the then existing shares outstanding at any meeting of the stockholders called for such purpose.

   Section 3.4. Vacancies. A vacancy occurring for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director, or by the stockholders.

   Section 3.5. Compensation. Each director shall receive for services rendered as a director of the Corporation such compensation as may be fixed by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE IV

                             MEETINGS OF THE BOARD

   Section 4.1. Time and Place. Meetings of the Board of Directors shall be held at such places, within or without the State of Delaware, and within or without the United States of America, as shall be determined in accordance with these By-Laws.

   Section 4.2. Annual Meeting. Immediately after and at the place of the annual meeting of the stockholders, or at such other place as the Board of Directors may designate, a meeting of the newly elected Board of Directors for the purpose of organization and the election of officers and otherwise may be held. Such meeting may be held without notice.

   Section 4.3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice, at such time and place as shall, from time to time, be determined by the Board of Directors.

   Section 4.4. Special Meetings. Special meetings of the Board of Directors may be held at any time and place as shall be determined by resolution of the Board of Directors or upon the call of the President, the Secretary, or any member of the Board of Directors on two days notice to each director by mail or on one day's notice personally or by telecopy, telephone or telegraph. Meetings of the Board of Directors may be held at any time without notice if all the directors are present, or if those not present waive notice of the meeting in writing, either before or after the meeting.

   Section 4.5. Quorum and Voting. A majority of the entire Board of Directors shall constitute a quorum at any meeting of the Board of Directors and the act of a majority of the directors shall be the act of the Board of Directors, except as may otherwise be specifically provided by law, the Certificate of Incorporation or by these By-Laws. If at any meeting of the Board of Directors there shall be less than a quorum present, the director or directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained.

   Section 4.6. Consents. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent to such action in writing, and such writing or writings are filed with the minutes of the proceedings of the Board of Directors.

   Section 4.7. Telephonic Meetings of Directors. The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting.

                                   ARTICLE V

                            COMMITTEES OF THE BOARD

   Section 5.1. Designation and Powers. The Board of Directors may in its discretion designate one or more committees. Each committee shall consist of one or more of the directors of the Corporation. Such committee or committees shall have duties and powers not inconsistent with the laws of the State of Delaware, the Certificate of Incorporation, these By-Laws, and the respective resolution or resolutions of the Board of Directors.

                                  ARTICLE VI

                                    NOTICES

   Section 6.1. Delivery of Notices. Notices to directors and stockholders shall be in writing and may be delivered personally or by mail. Notice by mail shall be deemed to be given at the time when deposited in the United States mail, postage prepaid, and addressed to directors or stockholders at their respective addresses appearing on the books of the Corporation, unless any such director or stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him or her be mailed or delivered to some other address, in which case the notice shall be mailed to or delivered at the address designated in such request. Notice to directors may also be given by telegram or by telecopy.

   Section 6.2. Waiver of Notice. Whenever notice is required to be given by statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Attendance of a person at a meeting of stockholders, directors or any committee of directors, as the case may be, shall constitute a waiver of notice of such meeting, except where the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or committee of directors need be specified in any written waiver of notice.

                                  ARTICLE VII

                                   OFFICERS

   Section 7.1. Executive Officers. At the annual meeting of directors the Board of Directors shall elect a Chairman of the Board, President, Secretary and Treasurer and may elect one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers and such other officers as the Board of Directors may from time to time designate or the business of the Corporation may require. Except for the Chairman of the Board, no executive officer need be a member of the Board. Any number of offices may be held by the same person, except that the office of Secretary may not be held by the Chairman of the Board or the President.

   Section 7.2. Other Officers and Agents. The Board of Directors may also elect such other officers and agents as the Board of Directors may at any time or from time to time determine to be advisable, such officers and such agents to serve for such terms and to exercise such powers and perform such duties as shall be specified at any time or from time to time by the Board of Directors.

   Section 7.3. Tenure; Resignation; Removal; Vacancies. Each officer of the Corporation shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal; provided, that if the term of office of any officer elected or appointed pursuant to Section
7.2 of these By-Laws shall have been fixed by the Board of Directors, he or she shall cease to hold such office no later than the date of expiration of such term regardless of whether any other person shall have been elected or appointed to succeed him or her. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors; provided, that any such removal shall be without prejudice to the rights, if any, of the officer so employed under any employment contract or other agreement with the Corporation. An officer may resign at any time upon written notice to the Board of Directors. If the office of any officer becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors may choose a successor or successors to hold office for such term as may be specified by the Board of Directors.

   Section 7.4. Compensation. Except as otherwise provided by these By-Laws, the salaries of all officers and agents of the Corporation appointed by the Board of Directors shall be fixed by the Board of Directors.

   Section 7.5. Authority and Duties. All officers as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws. In addition to the powers and duties hereinafter specifically prescribed for the respective officers, the Board of Directors may from time to time impose or confer upon any of the officers such additional duties and powers as the Board of Directors may see fit, and the Board of Directors may from time to time impose or confer any or all of the duties and powers hereinafter specifically prescribed for any officer upon any other officer or officers.

   Section 7.6. Chairman of the Board. The Chairman of the Board of Directors, who shall be a director, shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. As director, he or she shall perform such other duties as may be assigned from time to time by the Board of Directors.

   Section 7.7. President. The President shall be the chief executive officer of the Corporation. He or she shall perform such duties as may be assigned to him or her by the Board of Directors, and in the event of disability or absence of the Chairman of the Board, perform the duties of the Chairman of the Board, including presiding at meetings of stockholders and directors. He or she shall from time to time report to the Board of Directors all matters within his or her knowledge which the interest of the Corporation may require to be brought to their notice, and shall also have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors. The President shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the Vice President and the other officers such of his or her powers and such of his or her duties as he or she may deem to be advisable.

   Section 7.8. The Vice President(s). The Vice President, or if there be more than one, the Vice Presidents, shall perform such duties as may be assigned to them from time to time by the Board of Directors or as may be designated by the President. In case of the absence or disability of the President the duties of the office shall, if the Board of Directors or the President has so authorized, be performed by the Vice President, or if there be more than one Vice President, by such Vice President as the Board of Directors or President shall designate.

   Section 7.9. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors or by any officer of the Corporation authorized by the Board of Directors to make such designation. The Treasurer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office and shall perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors or by the President or any Vice President.

   Section 7.10. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for any committee when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and, when necessary, of the Board of Directors. The Secretary shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office and he or she shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the President or by any Vice President.

                                 ARTICLE VIII

                             CERTIFICATES OF STOCK

   Section 8.1. Form and Signature. The certificates of stock of the Corporation shall be in such form or forms not inconsistent with the Certificate of Incorporation as the Board of Directors shall approve. They shall be numbered, the certificates for the shares of stock of each class to be numbered consecutively, and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the President or a Vice President and the Treasurer (or any Assistant Treasurer) or the Secretary (or any Assistant Secretary); provided, however, that where any such certificate is signed by a transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of the Corporation, and registered by a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation.

   Section 8.2. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representatives, to advertise the same in such manner as it shall require, and to give a bond in such sum as the Board of Directors may direct, indemnifying the Corporation, any transfer agent and any registrar against any claim that may be made against them or any of them with respect to the certificate alleged to have been lost or destroyed.

   Section 8.3. Registration of Transfer. Upon surrender to the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

                                  ARTICLE IX

                              GENERAL PROVISIONS

   Section 9.1. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

   Section 9.2. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

   Section 9.3.  Dividends.   Dividends upon the capital stock of the
Corporation shall in the discretion of the Board of Directors from time to time be declared by the Board of Directors out of funds legally available therefor after setting aside of proper reserves.

   Section 9.4. Checks and Notes. All checks and drafts on the bank accounts of the Corporation, all bills of exchange and promissory notes of the Corporation, and all acceptances, obligations and other instruments for the payment of money drawn, signed or accepted by the Corporation, shall be signed or accepted, as the case may be, by such officer or officers, agent or agents as shall be thereunto authorized from time to time by the Board of Directors or by officers of the Corporation designated by the Board of Directors to make such authorization.

   Section 9.5. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

   Section 9.6. Voting of Securities of Other Corporations. In the event that the Corporation shall at any time own and have power to vote any securities (including but not limited to shares of stock) of any other issuer, such securities shall be voted by such person or persons, to such extent and in such manner, as may be determined by the Board of Directors.

   Section 9.7. Transfer Agent. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock. It may appoint one or more transfer agents and one or more registrars and may require all stock certificates to bear the signature of either or both.

   Section 9.8. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware".

                                   ARTICLE X

                                INDEMNIFICATION

   Section 10.1.  Indemnification.

      (a) Actions, Suits or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (funds paid or required to be paid to any person as a result of the provisions of this Section 10.1 shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any such other corporation, partnership, joint venture, trust or enterprise) to the fullest extent permissible under Delaware law, as then in effect, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

      (b) Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (funds paid or required to be paid to any person as a result of the provisions of this Section 10.1 shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any such other corporation, partnership, joint venture, trust or enterprise) to the fullest extent permitted under Delaware law, as then in effect, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) Indemnification for Expenses of Successful Party. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) or (b) of this Section 10.1, or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      (d) Determination of Right to Indemnification. Any indemnification under paragraph (a) or (b) of this Section 10.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this
   Section 10.1. Such determination shall be made (1) by the Board of Directors by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.

      (e) Advancement of Expenses. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 10.1. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      (f) Other Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section
   10.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

      (g) Insurance. By action of the Board of Directors, notwithstanding an interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation shall have the power to indemnify such person against such liability under the provisions of this Section 10.l.

      (h) Continuation of Rights to Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section
   10.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (i)  Protection of Rights Existing at Time of Repeal or
   Modification. Any repeal or modification of this Section 10.1 shall not adversely affect any right or protection of an indemnified person existing at the time of such repeal or modification.

                                  ARTICLE XI

                                  AMENDMENTS

   Section 11.1. By the Stockholders. These By-Laws may be altered, amended or repealed in whole or in part, and new By-Laws may be adopted, by the affirmative vote of the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, if notice thereof shall be contained in the notice of the meeting.

   Section 11.2. By the Board of Directors. These By-Laws may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors if notice thereof shall be contained in the notice of the meeting.

[LOGO OF REFAC APPEARS HERE]
                                                                       EXHIBIT B

                                      REFAC

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
          FOR THE SPECIAL MEETING OF STOCKHOLDERS ON FEBRUARY 28, 2003

          The undersigned, revoking all proxies heretofore given, hereby appoints ROBERT L. TUCHMAN, MARK N. KAPLAN and IRA T. WENDER, or any of them, with the power of substitution, proxies for the undersigned to vote at the Special Meeting of Stockholders of Refac (the "Company") to be held on February 28, 2003 at 10:00 a.m., New York City time, at the Board of Governors' Room of the American Stock Exchange, 86 Trinity Place, New York, New York, and at any adjournments thereof, according to the votes the undersigned might cast with all the powers the undersigned would possess if personally present, for the following proposal proposed by management of the Company.

                       (Please sign and date reverse side)

                          [LOGO OF REFAC APPEARS HERE]

                   Please date, sign and mail your proxy card
                            back as soon as possible!

                    Special Meeting of Stockholders of Refac

                                 --------------

                                   10:00 a.m.

                            Board of Governors' Room

                             American Stock Exchange

                                86 Trinity Place
                               New York, New York

                 Please Detach and Mail in the Envelope Provided

[X] Please mark your vote as in this example.

                THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS
                     THAT YOU VOTE "FOR" PROPOSAL (1) BELOW

(1)  Adoption of the Agreement and Plan of Merger, dated as of August 19, 2002,     FOR    AGAINST   ABSTAIN
     as amended, by and among Refac, Palisade Concentrated Equity Partnership,      [_]      [_]       [_]
     L.P. and Palisade Merger Corp.

(2) For the transaction of such other business as may properly come before the Special Meeting and at any adjournment or adjournments thereafter.

Receipt of the Notice of Special Meeting of Stockholders and Proxy Statement is hereby acknowledged.

THE PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND IN THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL (2) ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL (1) ABOVE.

Please fill out, date, sign and mail this proxy card in the accompanying envelope. No postage is required.

SIGNATURE                                       DATED
          --------------------------                 --------------------------
SIGNATURE                                       DATED
          --------------------------                 --------------------------
(if held jointly)

TITLE (see below)
                  ---------------------------------

NOTE: If stock is registered in the names of two or more joint owners of trustees, each joint owner or trustee should sign this proxy. When signing as executor, administrator, trustee, guardian, agent or attorney, please give your full title as such